UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule §240.14a-12

ROYALTY PHARMA PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
[ ], 2025
Dear Fellow Shareholders:
On behalf of the board of directors of Royalty Pharma plc (the “Board”) and the senior leadership team, it is our pleasure to invite you to our 2025 Annual General Meeting and Special Meeting of Shareholders (the “Annual Meeting”) of Royalty Pharma plc (“Royalty Pharma” or the “Company”), which will be held at 110 East 59th Street, New York, NY 10022 at [ ] a.m. (U.S. Eastern Time) on [ ], 2025.
The Internalization Transaction
On January 10, 2025, we announced our agreement to acquire our external manager, RP Management, LLC (“RPM”). Royalty Pharma Holdings Ltd. (“RPH”), our subsidiary, entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with Royalty Pharma, LLC (“RP LLC”), RPM, and the sellers named therein (the “Sellers”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers (the “Transaction”). The aggregate consideration to be paid to the Sellers in the Transaction will consist of (i) $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RPM and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date, subject to customary adjustments and (ii) 24,530,266 non-voting shares of RPH (the “Share Consideration”). In addition, RPH agreed to assume RPM’s $380 million term loan facility and all outstanding indebtedness thereunder.
The Proposals
At the Annual Meeting, you will be asked to:
(1)
vote to direct the chairman, if he determines that there are insufficient votes cast in favor of the Internalization Proposal, to adjourn the Annual Meeting to such time and place (which place may include electronic platforms) that he, in his absolute discretion, considers fit, to permit solicitation of additional votes (the “Adjournment Proposal”);

(2)
vote on a proposal to consummate the Purchase Agreement and each other agreement contemplated by the Purchase Agreement to be entered into in connection with the transactions contemplated by the Purchase Agreement (collectively, the “Transaction Documents”) and grant allotment authority for the issuance of additional Class A ordinary shares of the Company sufficient to allow for the exchange of a number of class B ordinary shares of RPH equivalent to the Share Consideration (the “Internalization Proposal”);

(3)	approve, on a non-binding advisory basis, the compensation that may become payable to our named executive officers in connection with the Transaction (the “Say-on-Golden-Pay Proposal”);
(4)	adopt the 2025 Equity Incentive Plan (the “EIP Proposal”);
(5)	approve the terms of the agreements and counterparties pursuant to which we may purchase our Class A ordinary shares;
(6)	approve the election of each of the eight director nominees of Royalty Pharma by separate ordinary resolutions;
(7)	approve on a non-binding advisory basis the compensation of our named executive officers (the “Say-on-Pay Proposal”);
(8)	ratify on a non-binding advisory basis the appointment of an independent registered public accounting firm;
(9)	vote to receive the U.K. Annual Report and Accounts;
(10)
approve on a binding basis our U.K. directors’ remuneration policy, included in the U.K. directors’ remuneration report contained in the U.K. Annual Report and Accounts (the “U.K. Directors’ Remuneration Policy”);

(11)	vote on a non-binding advisory basis to approve the U.K. directors’ remuneration report in the U.K. Annual Report and Accounts (the “U.K. Directors’ Remuneration Report”);
(12)	vote to approve the re-appointment of the U.K. statutory auditor;

(13)	vote to authorize the Board to determine the remuneration of the U.K. statutory auditor;
(14)	vote to authorize the Board to allot shares; and
(15)	vote to authorize the Board to allot shares without rights of pre-emption.
The Company’s Board unanimously recommends that shareholders vote “FOR” the approval of the proposals.
The consummation of the Transaction is conditioned upon the approval of the Internalization Proposal but is not conditioned upon the approval of any other proposal. The Internalization Proposal is not conditioned upon the approval of any other proposal, but the EIP Proposal is conditioned upon the approval of the Internalization Proposal. Each proposal is more fully described in the accompanying Proxy Statement, which you are encouraged to carefully read. In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may be properly presented at the Annual Meeting.
Your Vote is Important
The accompanying Notice of Annual General Meeting and Special Meeting and Proxy Statement describe the matters to be voted on at the Annual Meeting.
We encourage you to read the proxy materials and vote your shares as soon as possible. Shareholders may vote via the Internet, by telephone or by completing and returning a proxy card.
We are excited about the tremendous opportunities ahead for Royalty Pharma to drive value creation and long-term growth. Through our work, we are committed to deliver positive impacts to all our shareholders.
On behalf of the Board, we appreciate your investment and thank you for your ongoing support of Royalty Pharma.
Sincerely,

Pablo Legorreta
Chairman and Chief Executive Officer

Notice of the Annual General Meeting and Special Meeting of Shareholders of Royalty Pharma plc
To Be Held on [ ], 2025
You are cordially invited to attend the annual general meeting and special meeting of shareholders (the “Annual Meeting”) of Royalty Pharma plc.

Time and Date	Location	Record Date	CA Record Date
[ ] a.m. (U.S. Eastern Time) on [ ], 2025	110 East 59th Street, New York, NY 10022	[ ]	[ ]

Items of Business
At the Annual Meeting, we plan to ask you to:
(1)
vote to direct the chairman, if he determines that there are insufficient votes cast in favor of the Internalization Proposal, to adjourn the Annual Meeting to such time and place (which place may include electronic platforms) that he, in his absolute discretion, considers fit, to permit solicitation of additional votes;

(2)
vote on a proposal to enter into that certain Membership Interests Purchase Agreement, dated as of January 10, 2025, as may be amended from time to time, by and among Royalty Pharma, LLC, RP Management, LLC, Royalty Pharma Holdings Ltd., and the sellers named therein (the “Purchase Agreement”) and each other agreement contemplated by the Purchase Agreement to be executed in connection with the transaction contemplated by the Purchase Agreement (collectively, the “Transaction Documents”) and grant allotment authority for the issue of such number of additional Class A ordinary shares of the Company as will be sufficient to allow for the exchange in full of an aggregate number of 24,530,266 class B ordinary shares of RPH into such Class A ordinary shares of the Company;

(3)	approve, on a non-binding advisory basis, the compensation that may become payable to our named executive officers in connection with the Transaction;
(4)	vote on a proposal to adopt the 2025 Equity Incentive Plan;
(5)	vote to approve the terms of the agreements and counterparties pursuant to which we may purchase our Class A ordinary shares;
(6)	approve the election of each of the eight director nominees of Royalty Pharma by separate ordinary resolutions;
(7)	approve on a non-binding advisory basis the compensation of our named executive officers;
(8)	ratify on a non-binding advisory basis the appointment of an independent registered public accounting firm;
(9)	vote to receive the U.K. Annual Report and Accounts;
(10)	approve on a binding basis our U.K. Directors’ Remuneration Policy (the “U.K. Directors’ Remuneration Policy Proposal”);
(11)	vote on a non-binding advisory basis to approve the U.K. Directors’ Remuneration Report in the U.K. Annual Report and Accounts;
(12)	vote to approve the re-appointment of the U.K. statutory auditor;
(13)	vote to authorize the Board to determine the remuneration of the U.K. statutory auditor;
(14)	vote to authorize the Board to allot shares; and
(15)	vote to authorize the Board to allot shares without rights of pre-emption.

Proxy Voting
This year’s Annual Meeting will be particularly significant and your vote is extremely important. Whether or not you plan to attend the Annual Meeting in person, we urge you to mark, date, sign and return the enclosed proxy card in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or, if you prefer to, vote by telephone at 1-800-690-6903 or by using the Internet at www.proxyvote.com, so that your shares may be represented at the meeting.
In order to consummate the transactions contemplated by the Purchase Agreement, a simple majority of the votes cast, whether in person or by proxy, at the Annual Meeting must be cast in favor of adopting and approving the Purchase Agreement.
Resolutions 1-14 will be proposed as an ordinary resolution (meaning that each such resolution will be approved if a simple majority of votes cast, whether in person or by proxy, for or against a resolution, are cast in favor of the resolution). Resolution 15 will be proposed as a special resolution (meaning that it will be approved if at least 75% of the votes cast, whether in person or by proxy, are cast in favor of the special resolution). The text of the proposed resolutions 2, 14 and 15 set out in the accompanying Proxy Statement is incorporated by reference into this notice.
Each Class A ordinary share and each Class B ordinary share that you own represents one vote. A list of shareholders will be available commencing [  ], 2025 at our principal executive offices during normal business hours. In the event there is no quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.
A shareholder of record is entitled to appoint one or more proxies in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different shares). Such proxy need not be a shareholder of record of Royalty Pharma but must attend the Annual Meeting and vote as instructed by or on behalf of the shareholder of record for such vote to be counted. The proxy may exercise a shareholder’s right to attend the meeting, ask questions and vote at the Annual Meeting.
Please refer to the section “Summary” of the Proxy Statement for further information and full details on how to attend and vote (or appoint a proxy to do so on your behalf) at the Annual Meeting.
This Notice of Annual General Meeting and Special Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about [  ], 2025 at www.proxyvote.com.
During the Annual Meeting, our Board (or the chairman of the Annual Meeting) will present to our shareholders our U.K. statutory accounts together with our U.K. statutory reports, including the strategic report, the directors’ report, the directors’ remuneration report and the independent auditor’s report for the fiscal year ended December 31, 2024 (our “U.K. Annual Report and Accounts”).
The proxy materials include this notice, the Proxy Statement, our Annual Report on Form 10-K, U.K. Annual Report and Accounts and the enclosed proxy card. The Proxy Statement provides information about the agenda and related matters for the Annual Meeting. It also describes how our Board operates, includes information about its director candidates, and includes information about the other items of business to be conducted at the Annual Meeting.
If you attend the Annual Meeting, you will be asked to present valid picture identification before being admitted along with proof of share ownership (or a proxy from the record holder). Cameras, recording devices and other electronic devices will not be permitted. The Annual Meeting may not be recorded.
If it is determined that a change in the date, time or location of the Annual Meeting is advisable or required, an announcement of such changes will be made through a press release, additional proxy materials filed with the U.S. Securities and Exchange Commission (the “SEC”), and on the Investors section of our website. Please check this website in advance of the meeting date if you are planning to attend in person.

The above proposals are more fully described in the accompanying Proxy Statement, which also includes, as Annex A, a copy of the Purchase Agreement. We urge you to carefully read the accompanying Proxy Statement in its entirety, including the Annexes.
By Order of the Board,

George Lloyd
Executive Vice President, Investments & Chief Legal Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL GENERAL MEETING AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [  ], 2025
The Notice of Annual General Meeting and Special Meeting of Shareholders, Proxy Statement, Annual Report on Form 10-K and U.K. Annual Report and Accounts are available at www.proxyvote.com. Information contained on such website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

ANNEXES
i

ADDITIONAL INFORMATION
This document incorporates important business and financial information about Royalty Pharma from documents that we have not included in or delivered with this document. (See “Where You Can Find More Information; Incorporation by Reference” beginning on page 140). Copies of these documents incorporated by reference may be requested in print, at no cost, by telephone at +1 (212) 883-0200 or by mail at Royalty Pharma plc, 110 East 59th Street, New York, NY, 10022, USA, Attention: Investor Relations. If you wish to request documents, you should do so by    , 2025, in order to receive them before the Annual Meeting.
For additional questions about the transaction, assistance in submitting proxies or voting, or additional copies of the Proxy Statement or the enclosed proxy card, please contact our Investor Relations department:
Royalty Pharma plc
110 East 59th Street
New York, New York 10022
Attention: Investor Relations
(212) 883-0200

FREQUENTLY USED TERMS
Throughout this Proxy Statement, references to “Royalty Pharma plc” or “Royalty Pharma” refer to Royalty Pharma plc, a company incorporated under the laws of England and Wales, and not its consolidated subsidiaries, and references to “we,” “us,” “our” and the “Company” refer collectively to Royalty Pharma plc and its consolidated subsidiaries.
In addition, throughout this Proxy Statement, except as otherwise indicated:
“Akin Gump” means Akin Gump Strauss Hauer & Feld LLP, counsel to RP LLC and RPM.
“Annual Meeting” means the special meeting and annual general meeting of Royalty Pharma’s shareholders that are the subject of this Proxy Statement.
“Annual Report” means Royalty Pharma’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 12, 2025.
“Business” means the business and assets of RP LLC and its subsidiaries, after giving effect to the consummation of the New RPM Reorganization, but, for the avoidance of doubt, excluding the Excluded Business.
“Business Entities” means RPM, RP LLC and their respective subsidiaries.
“Cash Consideration” means $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RPM and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date, subject to customary adjustments, as more fully described in the section titled “Allocation of Purchase Price and Post-Closing Adjustments”.
“Central Bank” means the Central Bank of Ireland.
“Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of Royalty Pharma.
“Class B ordinary shares” means the Class B ordinary shares, par value $0.000001 per share, of Royalty Pharma.
“Class E ordinary shares” means the non-voting Class E ordinary shares of RPH. Upon vesting, such Class E ordinary shares of RPH will be redesignated as equivalent class B ordinary shares of RPH on a one-for-one basis. RPH class B ordinary shares are exchangeable on a one-for-one basis for the Company's Class A ordinary shares.
“Closing Consideration” means the aggregate consideration for the sale, transfer and delivery of the Units of RP LLC by the Sellers to the Buyer in an amount equal to the Cash Consideration, plus the Share Consideration.
“Davis Polk” means Davis Polk & Wardwell LLP, counsel to Royalty Pharma with respect to the Transaction.
“Deloitte” means Deloitte & Touche LLP, Royalty Pharma’s independent registered public accounting firm.
“Excluded Business” means the business of RPM that is primarily related to (i) the business of providing management, administration, or general partner services, or services similar to the foregoing, to Old RPI or any of its subsidiaries and (ii) certain other legacy assets, subject in each case to certain exceptions.
“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.
“Innisfree” means Innisfree M&A Incorporated, Royalty Pharma’s proxy solicitor.
“Morgan Stanley” means Morgan Stanley & Co. LLC, financial advisor to Royalty Pharma with respect to the Transaction.
“Mr. Legorreta” means Mr. Pablo Legorreta.
“New RPM Reorganization” means the corporate reorganization to be undertaken prior to the closing of the Transaction between RPM and the Sellers in accordance with the Purchase Agreement.

“Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of January 10, 2025, as it may be amended from time to time, by and among RP LLC, RPM, Sellers, Mr. Legorreta and RPH, a copy of which is included as Annex A.
“Requisite Approvals” means (a) approval and authorization by ordinary resolution of the shareholders of Royalty Pharma of the entry into the Purchase Agreement, the other documents to be executed in connection with the transactions contemplated by the Purchase Agreement and the Transaction and the grant of allotment authority for the issue of such number of additional Class A ordinary shares of Royalty Pharma as will be sufficient to allow for the exchange in full of an aggregate number of class B ordinary shares of RPH equivalent to the number of Class E ordinary shares issued pursuant to the Share Consideration into such Class A ordinary shares, (b)(i) approval and authorization delivered as of the date hereof by ordinary resolution of the shareholders of RPH of the entry into the Purchase Agreement, the other documents to be executed in connection with the transactions contemplated by the Purchase Agreement and the Transaction and the grant of allotment authority for the issue of the Class E ordinary shares pursuant to the Share Consideration, and (ii) approval by special resolution of the shareholders of RPH of the adoption of the amended and restated articles of association of RPH in form and substance reasonably satisfactory to RPH and Seller Representative, and (c) approval by separate class consent of the holder of the Class C ordinary share of $1.00 in the capital of RPH of the adoption of the amended and restated articles of association of RPH.
“Restrictive Covenants Agreements” means those certain Restrictive Covenants Agreements to be entered into at the closing of the transactions contemplated by the Purchase Agreement, between RPH and each of the executive officers of Royalty Pharma in the form attached as Annex B.
“Royalty Pharma” means Royalty Pharma plc, a company incorporated under the laws of England and Wales.
“RP LLC” means Royalty Pharma, LLC, a Delaware limited liability company.
“RP MIP” means RP MIP Holdings, LLC, a Delaware limited liability company.
“RPH” means Royalty Pharma Holdings Ltd., a limited company formed under the laws of England and Wales.
“RPH Class C Special Interest” means RPI EPA Vehicle, LLC’s ownership of RPH's Class C ordinary share.
“RPM” means RP Management, LLC, a Delaware limited liability company.
“RPM Credit Documents” means that certain Loan Agreement, dated as of December 11, 2023, between Bank of America, N.A. and RPM and related documents.
“RPM I” means RPM I, LLC, a Delaware limited liability company.
“Sellers” means each of Mr. Legorreta, RPM I and RP MIP, as owners of the equity securities of RPM as of the date of the Purchase Agreement and the then-current owners of the equity securities of RP LLC as of immediately prior to the closing of the Transaction.
“Seller Representative” means Mr. Legorreta, as the representative of the Sellers.
“U.K. Companies Act” means the U.K. Companies Act 2006.

SUMMARY
This summary highlights selected information contained elsewhere in this Proxy Statement, particularly with respect to the Annual Meeting and the Transaction, but does not include all of the information that you should consider and that may be important to you. You should carefully read this entire Proxy Statement, including the Annexes, to fully understand, among other things, the proposed Transaction before voting on the proposals to be considered at the Annual Meeting. Please see the section entitled “Where You Can Find Additional Information; Incorporation by Reference” beginning on page 140 of this Proxy Statement.
THE ANNUAL MEETING
Date, Time, Place and Purpose (Page 17)
Royalty Pharma’s 2025 Annual Meeting which will start at [ ] a.m., U.S. Eastern Time, on , 2025, and will be held at 110 East 59th Street, New York, NY 10022. References in this Proxy Statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.
At the Annual Meeting, you will be asked to:
(1)
vote to direct the chairman, if he determines that there are insufficient votes cast in favor of the Internalization Proposal, to adjourn the Annual Meeting to such time and place (which place may include electronic platforms) that he, in his absolute discretion, considers fit, to permit solicitation of additional votes (the “Adjournment Proposal”);

(2)
vote on a proposal to consummate the Purchase Agreement and the Transaction Documents and grant allotment authority for the issue of such number of additional Class A ordinary shares of the Company as will be sufficient to allow for the exchange in full of an aggregate number of class B ordinary shares of RPH equivalent to the Share Consideration into such Class A ordinary shares of the Company (the “Internalization Proposal”);

(3)	approve on a non-binding advisory basis the compensation that may become payable to our named executive officers in connection with the Transaction (the “Say-on-Golden-Pay Proposal”);
(4)	vote on a proposal to adopt the 2025 Equity Incentive Plan (the “EIP Proposal”);
(5)	vote to approve the terms of the agreements and counterparties pursuant to which we may purchase our Class A ordinary shares (the “Share Buyback Proposal”);
(6)	approve the election of each of the eight director nominees of Royalty Pharma by separate ordinary resolutions (the “Election of Directors Proposal”);
(7)	approve on a non-binding advisory basis the compensation of our named executive officers (the “Say-on-Pay Proposal”);
(8)	ratify on a non-binding advisory basis the appointment of an independent registered public accounting firm (the “Appointment of an Independent Registered Public Accounting Firm Proposal”);
(9)	vote to receive the U.K. Annual Report and Accounts (the “U.K. Annual Report and Accounts Proposal”);
(10)	approve on a binding basis our U.K. Directors’ Remuneration Policy (the “U.K. Directors’ Remuneration Policy Proposal”);
(11)	vote on a non-binding advisory basis to approve the U.K. Directors’ Remuneration Report (the “U.K. Directors’ Remuneration Report Proposal”);
(12)	vote to approve the re-appointment of the U.K. statutory auditor (the “Re-Appointment of the U.K. Auditor Proposal”);
(13)	vote to authorize the Board to determine the remuneration of the U.K. statutory auditor (the “Determination of the Remuneration of the U.K. Auditor Proposal”);
(14)	vote to authorize the Board to allot shares (the “Share Allotment Proposal”); and
(15)	vote to authorize the Board to allot shares without rights of pre-emption (the “Board’s Allotment of Shares without Rights of Pre-emption Proposal”).

Record Date and Quorum (Page 17)
If you are a shareholder of record or beneficial owner of Royalty Pharma Class A ordinary shares and Class B ordinary shares at the close of business on    , 2025, which we refer to as the “Record Date,” you are entitled to notice of, and to vote at, the Annual Meeting. In addition, provisions under our Articles of Association allow shareholders of record as of 9:00 a.m., U.S. Eastern Time, on     , 2025 to vote at the Annual Meeting (the “CA Record Date”). Each Class A ordinary share and each Class B ordinary share entitles its holder to one vote on all matters on which holders of such shares have the right to vote. As of the Record Date, there were [ ] Class A ordinary shares and [ ] Class B ordinary shares outstanding and entitled to vote. There must be a quorum of at least two qualifying persons, present in person or by proxy, who together represent at least one-third of the voting rights attached to the shares entitled to vote, present for any business to be transacted at the Annual Meeting. A shareholder present in person, or by proxy, at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Shareholders do not have cumulative voting rights.
Required Votes (Page 18)
Adoption of the (1) Adjournment Proposal, the (2) Internalization Proposal, the (3) Say-on-Golden-Pay Proposal, the (4) EIP Proposal, the (5) Share Buyback Proposal, the (6) Election of Directors Proposal, the (7) Say-on-Pay Proposal, the (8) Appointment of an Independent Registered Public Accounting Firm Proposal, the (9) U.K. Annual Report and Accounts Proposal, the (10) U.K. Directors’ Remuneration Policy Proposal, the (11) U.K. Directors’ Remuneration Report Proposal, the (12) Re-Appointment of the U.K. Auditor Proposal, the (13) Determination of the Remuneration of the U.K. Auditor Proposal and the (14) Share Allotment Proposal each require a simple majority of votes cast, whether in person or by proxy, to be cast in favor of the proposal. The Board’s Allotment of Shares without Rights of Pre-Emption Proposal will be proposed as a special resolution, meaning that it will be approved if at least 75% of the votes cast, whether in person or by proxy, are cast in favor of the proposal.
Common Stock Ownership of Directors and Executive Officers (Page 17)
As of the Record Date, the directors and executive officers of Royalty Pharma beneficially owned and were entitled to vote, in the aggregate, [ ] Class A ordinary shares and [ ] Class B ordinary shares, or approximately [ ]% of Royalty Pharma’s outstanding Class A ordinary shares and [ ]% of Royalty Pharma’s Class B ordinary shares. We currently expect that each of these individuals will vote all of his or her Class A ordinary shares and Class B ordinary shares in favor of each of the proposals. Each of the directors and executive officers of Royalty Pharma has entered into a voting agreement to vote in favor of the proposal to adopt and approve the Purchase Agreement. A more detailed description of the agreement obligating certain shareholders to vote in favor of the proposal to adopt and approve the Purchase Agreement is contained in the section entitled “The Internalization Proposal—Interests of Certain Persons in the Proposal—Voting Agreements” beginning on page 46.
Voting, Proxies and Revocation (Page 19)
Any shareholder of record entitled to vote at the Annual Meeting may vote via the Internet, by telephone, or by completing and returning the enclosed proxy card. If you hold your shares in “street-name” through a broker, bank, or other nominee, you must provide the bank, broker, trustee or other nominee with instructions on how to instruct a proxy to vote the shares. If you fail to submit a proxy or to vote in person at the Annual Meeting, or do not provide your bank, broker, trustee or other nominee with voting instructions, as applicable, your shares will not be voted on the proposal to adopt the Purchase Agreement and approve the Transaction.
You have the right to revoke a proxy, at any time before it is voted at the Annual Meeting, by submitting another timely, later-dated proxy by mail, by delivering timely written notice of revocation in accordance with our Articles of Association or by voting during the Annual Meeting and voting in person or via the Internet. If your shares are held beneficially in street-name, you may revoke your proxy instructions by following the instructions provided by your bank, broker, trustee, nominee or depositary, as applicable.

PARTIES TO THE TRANSACTION
Royalty Pharma Holdings Ltd. (Page 22)
RPH is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. Since its predecessor’s founding in 1996, RPH has been a pioneer in the royalty market, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. It has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies, which includes royalties on more than 35 commercial products, including Vertex’s Trikafta, GSK’s Trelegy, Roche’s Evrysdi, Johnson & Johnson’s Tremfya, Biogen’s Tysabri and Spinraza, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Novartis’ Promacta, Pfizer’s Nurtec ODT, Gilead’s Trodelvy, among others, and 14 development-stage product candidates. It funds innovation in the biopharmaceutical industry both directly and indirectly – directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators.
RPH’s principal executive offices are located at 110 East 59th Street, New York, NY 10022, and its telephone number is (212) 883-0200.
Royalty Pharma, LLC (Page 23)
As of the date of the Purchase Agreement, RP LLC is a wholly owned subsidiary of RPM. Following the completion of the New RPM Reorganization, (i) RP LLC and its subsidiaries will hold all of the assets related to the Business other than the assets related to the Excluded Business, and (ii) each Seller will be the record and beneficial owners of 100% of the equity interests of RP LLC. In addition, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers.
RP Management, LLC (Page 23)
RPM is the Company’s external advisor which provides the Company with all advisory and day-to-day management services. RPM manages the Company’s business and assets and sources and evaluates new investment opportunities. RPM is an “investment adviser” registered with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Investment Advisers Act of 1940 (the “Investment Advisers Act”). Royalty Pharma currently pays RPM a quarterly management fee of 6.5% of cash receipts from royalty investments for such quarter and 0.25% of the value of security investments under GAAP as of the end of such quarter. RPM pays the compensation of the Company’s executive officers.
RPM’s principal executive offices are located at 110 East 59th Street, New York, NY 10022, and its telephone number is (212) 883-0200.
The Sellers (Page 23)
The Sellers include each of Mr. Legorreta, an individual, RPM I, LLC, a Delaware limited liability company, and RP MIP Holdings, LLC, a Delaware limited liability company, as the owners of the equity securities of RPM as of the date of the Purchase Agreement and the then-current owners of the equity securities of RP LLC as of immediately prior to the closing date. Mr. Legorreta is the Seller Representative.

THE TRANSACTION
A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement. We encourage you to read the entire Purchase Agreement carefully because it is the principal document governing the Transaction. For more information on the Purchase Agreement, see the section entitled “The Purchase Agreement” beginning on page 49.
Completion of the Transaction (Page 50)
The Purchase Agreement provides that, subject to the satisfaction or waiver of the conditions contemplated in the Purchase Agreement, the Sellers will sell and transfer, and the Buyer will purchase, all of the units in RP LLC in exchange for the Closing Consideration upon the terms and subject to the conditions set forth in the Purchase Agreement and, following the Transaction, RP LLC will be a wholly owned subsidiary of RPH.
We expect to complete the Transaction by the end of the second quarter of 2025. The Transaction is subject to U.S. antitrust approval, however, and it is possible that factors outside the control of the parties to the Purchase Agreement could result in the Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the Annual Meeting and the completion of the Transaction. We expect to complete the Transaction promptly following the receipt of all required approvals.
Effects of the Transaction (Page 49)
The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers. The aggregate consideration to be paid to the Sellers in the Transaction will consist of (i) $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RPM and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date, subject to customary adjustments (the “Cash Consideration”) and (ii) 24,530,266 non-voting Class E ordinary shares of RPH (the “Share Consideration”). In addition, RPH agreed to assume RPM’s $380 million term loan facility and all outstanding indebtedness thereunder (the “RPM Debt Assumption”).
The Share Consideration received by Mr. Legorreta is subject to vesting on a straight-line basis over five years and any unvested shares are subject to forfeiture if he (i) resigns or voluntarily ceases to have a business relationship with Royalty Pharma during that period (other than a resignation for “good reason”), (ii) is terminated as a service provider of Royalty Pharma for “cause”, or (iii) breaches certain restrictive covenant obligations.
The Share Consideration received by the equityholders of RPM, other than Mr. Legorreta, are subject to the same vesting schedule as applicable to their current equity interests in RP MIP (with all units vesting on or prior to January 1, 2034), and are subject to forfeiture if the executive’s employment terminates for any reason, subject to certain exceptions.
Recommendation of the Board (Page 30)
All of the disinterested directors on the Board (i) determined that it is fair to and in the best interests of RPH for the benefit of its shareholders as a whole and Royalty Pharma for the benefit of its shareholders as a whole for RPH to enter into the Purchase Agreement, (ii) approved and declared advisable the Purchase Agreement and the execution, delivery and performance by RPH of the Purchase Agreement and the transactions contemplated thereby, (iii) directed that the approval of the Purchase Agreement (including the transactions contemplated thereby) be submitted to a vote at a meeting of the shareholders of Royalty Pharma, and (iv) recommended that the shareholders of Royalty Pharma approve the Purchase Agreement and approve the transactions thereby on the terms and subject to the conditions set forth in the Purchase Agreement.
You should read “Proposal 2—The Internalization Proposal—The Board’s Reasons for the Approval of the Internalization Transaction,” beginning on page 30 for a more detailed discussion of the factors that the Royalty Pharma Board considered in deciding to recommend the approval of the Purchase Agreement.
Interests of Certain Persons in the Proposal (Page 44)
In considering the recommendation of the Board that you approve the Purchase Agreement and vote in favor of the Internalization Proposal, you should be aware that the executive officers and directors of the Company have certain interests in the transactions that are or may be different from, or in addition to, the interests of the

Company’s shareholders generally. The Company’s named executive officers, which include all of the Company’s executive officers, each of whom are also officers of RPM, are Pablo Legorreta (Chairman and Chief Executive Officer), Terrance Coyne (Executive Vice President & Chief Financial Officer), Christopher Hite (Executive Vice President & Vice Chairman), George Lloyd (Executive Vice President, Investments & Chief Legal Officer), and Marshall Urist, M.D., Ph.D. (Executive Vice President, Research & Investments). The Board was aware of these interests and considered them, among other matters, in approving the Purchase Agreement and the transactions contemplated by it, including the Internalization, and in making their recommendation that the Company’s shareholders adopt the Purchase Agreement. These interests include the following:
•
Transaction Consideration and Vesting Conditions. Pursuant to the terms of the Purchase Agreement, each of the named executive officers will be entitled to receive an allocable portion of the Cash Consideration and the Share Consideration. Any Share Consideration received by the named executive officers in connection with the Transaction shall be subject to vesting in accordance with the terms and conditions of the Purchase Agreement. Information regarding the estimated Cash Consideration and the estimated number of non-voting Class E ordinary share of RPH that are expected to be delivered to each named executive officer, and the estimated value thereof, is under “The Internalization Proposal—Interests of Certain Persons in the Proposal—Transaction Consideration and Vesting Conditions.”

•
Qualifying Offers. The Purchase Agreement provides that Royalty Pharma will, or will cause, one of its Affiliates to, deliver an offer of employment to each named executive officer pursuant to an offer letter agreement in substantially the form of the Form Offer Letter (as defined in the Purchase Agreement), providing for terms of employment to be effective as of, and contingent upon the occurrence of, the Closing (a “Qualifying Offer”), as further described in “The Internalization Proposal—Interests of Certain Persons in the Proposal—Qualifying Offers.”

•
Equity Plan. The Purchase Agreement contemplates that Royalty Pharma will adopt a customary equity incentive plan at the closing of the Transaction, subject to approval by Royalty Pharma shareholders and compliance with applicable law and listing standards, pursuant to which the Management Development and Compensation Committee of Royalty Pharma will be authorized to grant restricted Class A ordinary shares of Royalty Pharma and/or equity or equity-based incentive awards covering Class A ordinary shares of Royalty Pharma as determined by the Management Development and Compensation Committee of Royalty Pharma to be appropriate (the “2025 Equity Incentive Plan”), as further described in “The Internalization Proposal—Interests of Certain Persons in the Proposal—Equity Plan.” Proposal 4 seeks approval from the Company’s shareholders of the 2025 Equity Incentive Plan.

•
Indemnification. For a period of six years following the closing of the Transaction, RPH must, and must cause RP LLC and its subsidiaries to, indemnify, defend and hold harmless (and advance payment for legal and other expenses as incurred following receipt by RPH of reasonably detailed statements therefor) to the fullest extent permitted by applicable law, all current and former directors, officers, employees, fiduciaries and agents of the Business Entities from and against any and all liabilities (including attorney’s fees and expenses, subject to receipt by RPH of reasonably detailed statements therefor), penalties, judgments, fines and amounts paid in settlement in connection with any actual or threatened proceeding arising out of matters occurring, arising or existing on or prior to the closing (except to the extent relating to the Excluded Business) as further described in “The Internalization Proposal—Interests of Certain Persons in the Proposal—Indemnification.”

•
Voting Agreements. Members of the Board and members of the senior management of RPM have entered into Voting Agreements pursuant to which such individuals agreed to vote their shares (subject to certain exceptions) in favor of the Transaction at the Annual Meeting, as further described in “The Internalization Proposal—Interests of Certain Persons in the Proposal—Voting Agreements.”

Opinion of Royalty Pharma’s Financial Advisor (page 32)
Morgan Stanley was retained by Royalty Pharma to act as its financial advisor and to render a fairness opinion in connection with the proposed Transaction. Royalty Pharma selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and experience in recent transactions in Royalty Pharma’s industry and its knowledge of Royalty Pharma’s business and affairs. On January 9, 2025, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Share Consideration, the Cash Consideration and the RPM Debt Assumption (collectively, the “Consideration”) to be paid by RPH pursuant to the Purchase Agreement was fair from a financial point of view to Royalty Pharma.
The full text of Morgan Stanley’s written opinion to the Board, dated January 9, 2025, is attached to this Proxy Statement as Annex C, and is incorporated by reference into this Proxy Statement in its entirety. Royalty Pharma shareholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness from a financial point of view to Royalty Pharma, as of the date of the opinion, of the Consideration to be paid by RPH pursuant to the Purchase Agreement. Morgan Stanley’s opinion did not address any other aspects of the proposed Transaction and did not and does not constitute a recommendation as to how the shareholders of Royalty Pharma should vote at the shareholders’ meeting to be held in connection with the proposed Transaction.
For more information, please see the section entitled “The Transaction — Opinion of Royalty Pharma’s Financial Advisor” beginning on page 32 of this Proxy Statement and Annex C to this Proxy Statement.
Conditions to Closing of the Transaction (Page 54)
Conditions to Each Party’s Obligations. The obligations of the parties to consummate the closing of the Transaction is subject to the satisfaction or waiver of the following conditions as of the closing of the Transaction:
•
no law or order preventing or prohibiting the consummation of the Transaction may have been issued, enacted or promulgated by any court of competent jurisdiction or other governmental authority and remain in effect;

•
the waiting period (or any extension thereof) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) relating to the Transaction must have expired or been terminated;

•
duly executed copies of the consents set forth in an exhibit to the Purchase Agreement attached hereto as Annex A must have been obtained, must not have been amended, modified, revoked or rescinded and must be in full force and effect;

•	the New RPM Reorganization must have been consummated; and
•	all Requisite Approvals must have been obtained, must not have been amended, modified, revoked or rescinded and must be in full force and effect.
Conditions to RPH’s Obligations. The obligations of RPH to consummate the closing of the Transaction is subject to the satisfaction or waiver of the following conditions:
•
RP LLC’s and the Sellers’ representations and warranties being true and correct, subject to various materiality and other qualifiers, as of the date of the Purchase Agreement and at and as of the closing of the Transaction (or in the case of representations and warranties that are made as of another specified time, as of such time);

•
RP LLC, RPM, the Sellers and the Seller Representative must have performed and complied in all material respects with all covenants of the Purchase Agreement required to be performed and complied with by such parties as of the closing of the Transaction;

•	no event or events may have occurred since the date of the Purchase Agreement which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;
•	the Sellers must have caused the delivery of all required closing deliverables at or prior to the closing of the Transaction;

•
RP LLC and each applicable subsidiary must have been registered with the SEC as an “investment adviser” under the Investment Advisers Act, as amended, and the rules and regulations promulgated thereunder, and must have made available to RPH prior to the date of closing of the Transaction a true and correct copy of the Form ADV (Part 1 and Part 2A and Part 2B) of RP LLC then in effect; and

•
each manager, director, officer or employee of RP LLC or its affiliates who is required to be registered or licensed in connection with their duties to the Business must have become registered or licensed as an investment adviser representative or equivalent with any governmental authority.

Conditions to Sellers and RP LLC’s Obligations. In addition, the obligations of the Sellers and RP LLC to consummate the closing of the Transaction is subject to the satisfaction or waiver of the following conditions:
•
RPH’s representations and warranties being true and correct, subject to various materiality and other qualifiers, as of the date of the Purchase Agreement and at and as of the closing of the Transaction (or in the case of representations and warranties that are made as of another specified time, as of such time);

•	RPH must have performed and complied in all material respects with all covenants of the Purchase Agreement required to be performed and complied with by RPH as of the closing of the Transaction;
•	RPH must have caused delivery of all required closing deliverables at or prior to the closing of the Transaction; and
•	Royalty Pharma must have delivered, or caused one of its affiliates to deliver, a Qualifying Offer to named executive officers.
Termination (Page 56)
RPH and the Seller Representative may terminate the Purchase Agreement by mutual written consent at any time prior to the closing. In addition, either the Seller Representative or RPH may terminate the Purchase Agreement at any time prior to closing:
•
if the closing has not been consummated on or before 5:00 p.m. Eastern Time on August 1, 2025 (the “Outside Date”); provided, that the right to terminate the Purchase Agreement will not be available to any party whose breach of any provision of the Purchase Agreement has been a principal cause of, or resulted in, the failure of the closing to occur on or before such date;

•
if a governmental authority has issued or enacted any law or order, in any case having the effect of restraining, enjoining or otherwise prohibiting the closing, which order is final and non-appealable, as applicable; provided, that the right to terminate the Purchase Agreement will not be available to any party whose breach of any provision of the Purchase Agreement has been a principal cause of, or resulted in, the issuance or enactment of such law or order; or

•	upon breach of any representation, warranty or covenant by the other party under certain conditions.
The Seller Representative may also terminate the Purchase Agreement upon a breach of any representation, warranty or covenant by RPH such that the closing conditions set forth in the Purchase Agreement would not be satisfied as of the time such representation or warranty will have become untrue or as of the time of such breach; provided that if the failure to be true or such breach is curable by RPH prior to the Outside Date through the exercise of reasonable efforts, then the Seller Representative may not terminate the Purchase Agreement prior to the earlier to occur of (i) 20 days following notice from the Seller Representative to RPH of such failure to be true or such breach or (ii) one business day prior to the Outside Date.
Regulatory Approvals (page 32)
Under the provisions of the HSR Act, the Transaction may not be completed until notification and report forms have been timely filed with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and the U.S. Federal Trade Commission (the “FTC”), and the applicable waiting period has expired or been terminated. RPH and RP LLC each filed their respective notification and report forms under the HSR Act with the Antitrust Division and the FTC on January 27, 2025.
The Purchase Agreement also provides for a number of additional regulatory approvals in connection with the New RPM Reorganization, including the following approvals:

•
approval by the Central Bank to the change in indirect ownership of RP Management (Ireland) Limited (“RPMI”) arising by virtue of the acquisition of an indirect holding of more than 10% of RPMI by New S-Corp (as defined in the Purchase Agreement) and New Partnership (as defined in the Purchase Agreement);

•	approval by the Central Bank of RP LLC and Royalty Pharma II, LLC (“New RPM Sub-Manager”) to act as Non-EU AIFM and discretionary investment manager of Irish collective investment schemes;
•
approval by the Central Bank of the establishment of a newly established Irish collective asset management vehicle (“2011 ICAV”) as an authorized Irish Qualifying Investor Fund with the ability to acquire and hold all assets currently held within Royalty Pharma Investments (“RPI”); and

•
approval by the Central Bank pursuant to its Change of Service Provider or “COSP” process to the novation of the management agreements of 2011 ICAV, Royalty Pharma Investments ICAV (“2015 ICAV”), Royalty Pharma Investments 2019 ICAV (“2019 ICAV”), Royalty Pharma Investments 2023 ICAV (“2023 ICAV”) and Royalty Pharma Investments 2024 ICAV (“EPA ICAV”) and of the updates to the prospectus, related addenda or other Central Bank approved offering document of each of the above entities previously mentioned.

Appraisal Rights (page 44)
Shareholders are not entitled to dissenters’ right of appraisal or similar right with respect to the Transaction.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following are some questions that you may have regarding the Annual Meeting and the Transaction and answers to those questions. We encourage you to read carefully the remainder of this Proxy Statement because the information in this section does not include all the information that you should consider and that might be important to you with respect to the Annual Meeting and the Transaction. Additional important information is also contained in the appendices to, and the documents that we incorporate by reference into, this Proxy Statement.
What items will be voted on at the Annual Meeting?
Shareholders will (1) vote to approve the Adjournment Proposal, (2) vote on the Internalization Proposal, (3) approve the Say-on-Golden-Pay Proposal, (4) vote on the EIP Proposal, (5) vote to approve the Share Buyback Proposal, (6) approve the Election of Directors Proposal, (7) approve the Say-on-Pay Proposal, (8) ratify on a non-binding advisory basis the Appointment of an Independent Registered Public Accounting Firm Proposal, (9) vote to receive the U.K. Annual Report and Accounts, (10) vote on a binding basis our U.K. Directors’ Remuneration Policy Proposal, (11) vote on a non-binding advisory basis to approve the U.K. Directors’ Remuneration Report Proposal, (12) vote to approve the Re-Appointment of the U.K. Auditor Proposal, (13) vote to authorize the Determination of the Remuneration of the U.K. Auditor Proposal, (14) vote to authorize the Share Allotment Proposal and (15) vote to authorize the Board’s Allotment of Shares without Rights of Pre-emption Proposal.
The EIP Proposal is conditioned upon the approval of the Internalization Proposal. No other proposals are conditioned upon the approval of any other proposal.
What are the Board’s voting recommendations on each item?
The Board unanimously recommends that shareholders vote “FOR” the approval of the Adjournment Proposal, “FOR” the approval of the Internalization Proposal, “FOR” the approval of the Say-on-Golden-Pay Proposal, “FOR” the approval of the EIP Proposal, “FOR” the approval of the Share Buyback Proposal, “FOR” the approval of the Election of Directors Proposal, “FOR” the approval of the Say-on-Pay Proposal, “FOR” the approval of the Appointment of an Independent Registered Public Accounting Firm Proposal, “FOR” the approval of the U.K. Annual Report and Accounts Proposal, “FOR” the approval of the U.K. Directors’ Remuneration Policy Proposal, “FOR” the approval of the U.K. Directors’ Remuneration Report Proposal, “FOR” the approval of the Re-Appointment of the U.K. Auditor Proposal, “FOR” the approval of the Determination of the Remuneration of the U.K. Auditor Proposal, “FOR” the approval of the Share Allotment Proposal and “FOR” the approval of the Board’s Allotment of Shares without Rights of Pre-emption Proposal,.
What will happen in the Transaction?
Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions set forth therein, RPH will acquire all of the equity interests of RP LLC from the Sellers. The consummation of the Transaction is conditioned upon the approval of the Internalization Proposal but is not conditioned upon the approval of any other proposal.
Will there be a change to the Board or management of RPH following the closing of the Transaction?
No, there will not be a change to the Board or our executive officers. However, the existing employees of RPM (including each of our named executive officers), unless agreed by RPH and RPM, will each become employees of a subsidiary of RPH following the close of the Transaction, rather than being employees of an externally managed company.
What conditions must be satisfied to complete the Transaction?
There are a number of closing conditions set forth in the Purchase Agreement, including the expiration of the applicable waiting period under the HSR Act and all Requisite Approvals having been obtained. For a summary of the conditions that must be satisfied or waived prior to completion of the Transaction, please see the section entitled “The Transaction Agreements—Conditions to Closing of the Transaction.”
When and where will the Annual Meeting be held?
The Annual Meeting will start at [ ] a.m. U.S. Eastern Time on   , 2025 and will be held at 110 East 59th Street, New York, NY 10022 (the “Meeting Location”).

Registration begins at [ ] a.m., U.S. Eastern Time, on   , 2025 and to attend the Annual Meeting you will be asked to present a valid picture identification and proof of share ownership as of the Record Date or CA Record Date. If you hold shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the Record Date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m. U.S. Eastern Time on  , 2025. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
Cameras, recording devices and other electronic devices will not be permitted. As always, we encourage you to vote your shares prior to the Annual Meeting.
If it is determined that a change in the date, time or location of the Annual Meeting is advisable or required, an announcement of such changes will be made through a press release, additional proxy materials filed with the SEC, and on the Investor Relations section of our website. Please check this website in advance of the meeting date if you are planning to attend in person.
Who is entitled to vote, and how many votes do I have?
You can vote at the Annual Meeting or any adjournment or postponement thereof if you are a shareholder of record or beneficial owner of our shares on the Record Date. In addition, provisions under our Articles of Association allow shareholders of record as of the CA Record Date to vote at the Annual Meeting.
Beneficial owners must comply with the Record Date, as the CA Record Date only applies to shareholders of record. As of the Record Date, there were     Class A ordinary shares and     Class B ordinary shares outstanding. Each of those shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.
What is the difference between holding shares as a shareholder of record or as a beneficial owner?
If your shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.
Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker, trustee or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. The 16-digit control number on your proxy card, Notice of Annual General Meeting and Special Meeting or voting instruction card will allow you to vote your shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to instruct a proxy to vote your shares.
Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold shares on behalf of their beneficial owners may not give a proxy to Royalty Pharma plc to vote those shares with respect to any proposals other than Proposals 8 and 12, without specific voting instructions from such beneficial owners.
Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Royalty Pharma plc or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.
How do I vote if I am a shareholder of record?
We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. Shareholders of record may revoke their proxy at any time before it is voted at the Annual

Meeting by submitting another timely, later-dated proxy by mail, delivering timely written notice of revocation in accordance with our Articles of Association, or voting during the Annual Meeting and voting in person or via the Internet. If your shares are held beneficially in street-name, you may revoke your proxy instructions by following the instructions provided by your bank, broker, trustee, nominee or depositary, as applicable.
Vote your shares as follows:
•	Vote by Internet. Prior to the Annual Meeting, shareholders of record and beneficial owners of our shares can vote via the Internet 24 hours a day until 11:59 p.m., U.S. Eastern Time, on , 2025.
•	Vote by Telephone. Shareholders of record can call toll-free at 1-800-690-6903 to vote.
•
Vote by Mail. If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card or voting instruction form, date and sign it, and return it in the enclosed postage paid envelope.

•	Vote During the Annual Meeting. You may attend the Annual Meeting and vote during the meeting.
Even if you plan to attend the meeting in person, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on a proposal, the shares represented by your properly completed, unrevoked proxy card will be voted as recommended by the Board with respect to such proposal. If you do not return a properly completed proxy card and do not vote in person attending the Annual Meeting, by telephone or on the Internet, your shares will not be voted.
In the case of Internet or telephone voting, you should have your proxy card in hand when you access the web site or call and retain the card until you have completed the voting process. If you vote by Internet or telephone, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet or telephone vote (as applicable)). Even if you plan to attend the meeting in person, we encourage you to vote by proxy as soon as possible.
How do I vote if I am a beneficial holder of shares held in “street-name”?
If your shares are held by a broker, trustee or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Everyone will be required to present a valid picture identification to enter the Annual Meeting. The 16-digit control number on your proxy card, Notice of Annual General Meeting and Special Meeting or voting instruction card will allow you to vote your shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to instruct a proxy to vote your shares.
Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold shares on behalf of their beneficial owners may not give a proxy to Royalty Pharma plc to vote those shares with respect to any proposals other than Proposals 8 and 12 without specific voting instructions from such beneficial owners.
Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Royalty Pharma plc or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.
See “Is my vote important and how are the votes counted?” below for the right of brokers, banks and other holders of record to vote on routine matters for which they have not received voting instructions.

May I change my vote?
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	Submitting another timely, later-dated proxy by mail;
•	Delivering timely written notice of revocation in accordance with our Articles of Association; or
•
Voting during the Annual Meeting and voting in person or via the Internet. If your shares are held beneficially in street-name, you may revoke your proxy instructions by following the instructions provided by your bank, broker, trustee, nominee or depositary, as applicable.

Attendance at the Annual Meeting in person alone is not sufficient to revoke a prior properly submitted proxy.
What if I receive more than one proxy card, direction card and/or voting instruction card?
This means that you have multiple accounts holding Royalty Pharma shares. These may include accounts with Royalty Pharma’s transfer agent, and/or accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote separately the shares held in each account. Please follow the voting instructions provided on each proxy card, direction card and/or voting instruction card to ensure that all of your shares are voted.
You are encouraged to have all accounts registered in the same name and address whenever possible. If you receive more than one voting instruction card, please contact the broker, bank or other holder of record holding your shares to determine whether you can consolidate your accounts.
What is householding?
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for Proxy Statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and annual report to those shareholders. This process, which is commonly referred to as “house holding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize house holding, some intermediaries may be house holding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent.
If you hold your shares through an intermediary that sent a single Proxy Statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at: 110 East 59th Street, New York, New York, 10022, USA or fax a request to +1 (212) 883-2260. You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card.
If you hold your shares through an intermediary that is utilizing house holding and you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.
If you hold your shares in street-name, you may receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings on request. You may need to contact your broker directly if you want to discontinue duplicate mailings to your household. You can also consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. Holders in street-name can register for electronic delivery directly with their bank, brokerage firm, or other nominee. Electronic delivery of shareholder communications helps save the Company money by reducing printing and postage costs.
What is a broker non-vote?
If you are a street-name shareholder whose shares are held through a broker, bank or other nominee, you must provide the bank, broker, trustee or other nominee with instructions on how to instruct a proxy to vote your shares. If the street-name shareholder does not provide voting instructions, the broker, bank or other nominee is not permitted to vote your shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street-name fails to provide instructions to the broker, bank or other nominee as to how to vote on matters deemed “non-routine.”
We believe that each of the Adjournment Proposal, the Internalization Proposal, the Say-on-Golden-Pay Proposal, the EIP Proposal, the Share Buyback Proposal, the Election of Directors Proposal, the Say-on-Pay Proposal, the U.K. Annual Report and Accounts Proposal, the U.K. Directors’ Remuneration Policy Proposal, the U.K. Directors’ Remuneration Report Proposal, the Determination of the Remuneration of the U.K. Auditor Proposal, the Share Allotment Proposal and the Board’s Allotment of Shares without Rights of Pre-emption Proposal are “non-routine” matters and, as a result, your broker, bank or other nominee cannot vote your shares without your instruction on any of these proposals presented at the Annual Meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares. Broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for purposes of determining the number of votes cast at the Annual Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker, bank or other nominee to vote your shares in accordance with directions you provide.
How many votes are needed to approve the proposals to be voted on at the Annual Meeting?
At the close of business on the Record Date for the Annual Meeting, there were [ ] Class A ordinary shares outstanding and [ ] Class B ordinary shares outstanding. The following are the voting requirements to approve the proposals presented in this Proxy Statement and the discretionary authority of brokers, banks or other nominees with respect to each proposal:

	Vote Required	Broker Discretionary Voting Allowed
The Adjournment Proposal	Majority of the votes cast	No
The Internalization Proposal	Majority of the votes cast	No
The Say-on-Golden-Pay Proposal	Majority of the votes cast	No
The EIP Proposal	Majority of the votes cast	No
The Share Buyback Proposal	Majority of the votes cast	No
The Election of Directors Proposal	Majority of the votes cast	No
The Say-on-Pay Proposal	Majority of the votes cast	No
The Appointment of an Independent Registered Public Accounting Firm Proposal	Majority of the votes cast	Yes
U.K. Annual Report and Accounts Proposal	Majority of the votes cast	No
The U.K. Directors’ Remuneration Policy Proposal	Majority of the votes cast	No
The U.K. Directors’ Remuneration Report Proposal	Majority of the votes cast	No
The Re-Appointment of the U.K. Auditor Proposal	Majority of the votes cast	Yes
The Determination of the Remuneration of the U.K. Auditor Proposal	Majority of the votes cast	No
The Share Allotment Proposal	Majority of the votes cast	No
The Board’s Allotment of Shares without Rights of Pre-emption Proposal	75% of the votes cast	No

For purposes of the approval of the proposals above, broker non-votes, if any, and the failure to vote are not votes that are present in person or by proxy and, accordingly, will not be counted in determining the outcome of such proposals.
For purposes of the approval of the proposals above, abstentions will be counted in connection with the determination of whether a valid quorum is established, as will broker non-votes. Abstentions will not be taken into account in determining the outcome of the proposals.
What constitutes a “quorum” for the Annual Meeting?
There must be a quorum of at least two qualifying persons, present in person or by proxy, who together represent at least one-third of the voting rights attached to the shares entitled to vote, present for any business to be transacted at the Annual Meeting. A shareholder present in person, or by proxy, at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes.

Is my vote important and how are the votes counted?
Your vote is very important. Each Class A ordinary share and each Class B ordinary share that you own at the close of business on the Record Date represents one vote. In addition, provisions under our Articles of Association allow shareholders of record as of the CA Record Date to vote at the Annual Meeting. If you do not vote your shares, you will not have a say on the important issues to be voted on at the meeting.
How will my shares be voted on other matters not included in this Proxy Statement that may be presented at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the Annual Meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and will be voted at the postponed or adjourned meeting unless it is revoked. You will still be able to change or revoke your proxy until it is voted. See “May I change my vote?” above.
Who pays for the solicitation of proxies by Royalty Pharma?
We do. The Proxy accompanying this Proxy Statement is solicited by our Board. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors, officers or other employees participate in this solicitation, they will not receive any additional compensation for their services. Innisfree assists us with the solicitation for a fee of $[ ], plus reasonable out-of-pocket expenses.
How do I contact Royalty Pharma’s Corporate Secretary?
You may contact Royalty Pharma’s Company Secretary by sending correspondence to: Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE.
Who can help answer my questions?
If you have questions about the proposals or if you need additional copies of this Proxy Statement or the enclosed proxy card you should contact:
Royalty Pharma plc
Attn: Investor Relations
110 East 59th Street,
New York, NY 10022
(212) 883-0200
You may also contact Royalty Pharma’s proxy solicitor at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Individuals, please call toll free: (877) 456-3513

Banks and brokers please call toll-free: (212) 750-5833
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”
The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities, market growth, and plans for capital deployment, plus the benefits of the Transaction, including cash savings, enhanced alignment with shareholders, increased investment returns, expectations regarding management continuity, transparency and governance, and the benefits of simplification to its structure. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective assets, our industry, our beliefs and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. You should evaluate all forward-looking statements made in this Proxy Statement in the context of the numerous risks outlined in Part I under Item 1A. under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and as updated by our Quarterly Reports on Form 10-Q along with other public filings we made with the SEC. We undertake no duty to update any of these forward-looking statements in this Proxy Statement, except as otherwise required by law.

NON-GAAP MEASURES
This Proxy Statement includes certain non-GAAP liquidity measures as defined under Item 10(e) of Regulation S-K. We believe such measures provide meaningful information about our liquidity, together with a reconciliation of those measures, to the most directly comparable U.S. GAAP measures.
The table below presents Adjusted EBITDA and Portfolio Cash Flow for 2024 and 2023, each as calculated according to their respective definition in our Credit Agreement (in thousands):

	Years Ended December 31,
	2024	2023
Portfolio Receipts	$2,801,446	$3,048,713
Payments for operating and professional costs	(236,225)	(243,012)
Adjusted EBITDA (non-GAAP)	$2,565,221	$2,805,701
Interest paid, net	(113,088)	(97,564)
Portfolio Cash Flow (non-GAAP)	$2,452,133	$2,708,137

Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures that exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. We caution readers that amounts presented in accordance with our definitions of Adjusted EBITDA and Portfolio Cash Flow may not be the same as similar measures used by other companies or analysts. We compensate for these limitations by using the non-GAAP measures as supplements to GAAP measures and by presenting the reconciliation of the non-GAAP measures to their most comparable GAAP measure, being Net cash provided by operating activities.
A reconciliation of Adjusted EBITDA and Portfolio Cash Flow to Net cash provided by operating activities, the closest GAAP measure, is presented below (in thousands):

	Years Ended December 31,
	2024	2023
Net cash provided by operating activities (GAAP)	$2,768,986	$2,987,802
Adjustments:
Proceeds from available for sale debt securities(1),(2)	19,786	1,440
Distributions from equity method investees(2)	23,641	43,882
Interest paid, net(2)	113,088	97,564
Development-stage funding payments - ongoing	2,000	2,000
Development-stage funding payments - upfront and milestone	—	50,000
Distributions to legacy non-controlling interests - Portfolio Receipts(2)	(362,280)	(376,987)
Adjusted EBITDA (non-GAAP)	$2,565,221	$2,805,701
Interest paid, net(2)	(113,088)	(97,564)
Portfolio Cash Flow (non-GAAP)	$2,452,133	$2,708,137

(1)
In the fourth quarter of 2023, we began receiving quarterly repayments on tranche one of the Cytokinetics Commercial Launch Funding. In the fourth quarter of 2024, we began receiving quarterly repayments on the MorphoSys Development Funding Bonds. Repayments for both funding instruments are presented as Proceeds from available for sale debt securities on the statements of cash flows.

(2)	The table below shows the line item for each adjustment and the direct location for such line item on the statements of cash flows.

Reconciling Adjustment	Statements of Cash Flows Classification
Interest paid, net	Operating activities (Interest paid less Interest received)
Distributions from equity method investees	Investing activities
Proceeds from available for sale debt securities	Investing activities
Distributions to legacy non-controlling interests - Portfolio Receipts	Financing activities

THE ANNUAL MEETING
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Royalty Pharma plc for use at our 2025 Annual Meeting of Shareholders.
Date, Time and Place
Royalty Pharma’s 2025 Annual Meeting which will start at [ ] a.m., U.S. Eastern Time, on    , 2025, and will be held at 110 East 59th Street, New York, NY 10022. References in this Proxy Statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.
Purpose
At the Annual Meeting, you are being asked to: (1) vote to approve the Adjournment Proposal, (2) consider and vote on the Internalization Proposal, (3) approve the Say-on-Golden-Pay Proposal, (4) vote on the EIP Proposal, (5) vote to approve the Share Buyback Proposal, (6) approve the Election of Directors Proposal, (7) approve the Say-on-Pay Proposal, (8) ratify on a non-binding advisory basis the Appointment of an Independent Registered Public Accounting Firm Proposal, (9) vote to receive the U.K. Annual Report and Accounts, (10) vote on a binding basis our U.K. Directors’ Remuneration Policy Proposal, (11) vote on a non-binding advisory basis to approve the U.K. Directors’ Remuneration Report Proposal, (12) vote to approve the Re-Appointment of the U.K. Auditor Proposal, (13) vote to authorize the Determination of the Remuneration of the U.K. Auditor Proposal, (14) vote to authorize the Share Allotment Proposal, and (15) vote to authorize the Board’s Allotment of Shares without Rights of Pre-emption Proposal.
Record Date, Quorum Requirements and Effect of Abstention and Broker Non-Votes
We have fixed the close of business on    , 2025 as the Record Date for the Annual Meeting, and only holders of record of Royalty Pharma Class A ordinary shares and Class B ordinary shares are entitled to vote at the Annual Meeting.
There must be a quorum of at least two qualifying persons, present in person or by proxy, who together represent at least one-third of the voting rights attached to the shares entitled to vote, present for any business to be transacted at the Annual Meeting. A shareholder present in person, or by proxy, at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. If less than a quorum is represented at the Annual Meeting, the meeting will be adjourned by the chair of the meeting, or as otherwise provided in our Articles of Association, to such other day and such other time and place or electronic platform as determined in accordance with our Articles of Association.
Each of Royalty Pharma’s Class A ordinary shares and Class B ordinary shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.
As of the Record Date, the directors and executive officers of Royalty Pharma beneficially owned and were entitled to vote, in the aggregate, [ ] shares of our Class A ordinary shares and [ ] shares of our Class B ordinary shares, or approximately [ ]% of Royalty Pharma’s outstanding Class A ordinary shares and [ ]% of Royalty Pharma’s Class B ordinary shares. We currently expect that each of these individuals will vote all of his or her Class A ordinary shares and Class B ordinary shares in favor of each of the proposals. Each of the directors and officers of Royalty Pharma has entered into a voting agreement to vote in favor of the proposal to adopt and approve the Purchase Agreement. A more detailed description of the agreement obligating certain shareholders to vote in favor of the proposal to adopt and approve the Purchase Agreement is contained in the section entitled “ The Internalization Proposal—Interests of Certain Persons in the Proposal—Voting Agreements” beginning on page 46.
If you hold shares in “street-name” through a broker, in some cases, your shares may be voted even if you do not provide your bank, broker, trustee or other nominee with voting instructions. At the Annual Meeting, a broker will not have discretionary authority to vote on any of the proposals in the absence of timely instructions from the beneficial owners, except for Proposals 8 and 12.

Required Votes
The votes required and the method of calculation for the proposals to be considered at the Annual Meeting are as follows:
Adoption of the Adjournment Proposal, the Internalization Proposal, the Say-on-Golden Pay Proposal, the EIP Proposal, the Share Buyback Proposal, the Election of Directors Proposal, the Say-on-Pay Proposal, the Appointment of an Independent Registered Public Accounting Firm Proposal, the U.K. Annual Report and Accounts Proposal, the U.K. Directors’ Remuneration Policy Proposal, the U.K. Directors’ Remuneration Report Proposal, the Re-Appointment of the U.K. Auditor Proposal, the Determination of the Remuneration of the U.K. Auditor Proposal and the Share Allotment Proposal each require a simple majority of the votes cast, whether in person or by proxy, to be cast in favor of the proposal. The Board’s Allotment of Shares without Rights of Pre-Emption Proposal will be proposed as a special resolution, meaning that it will be approved if at least 75% of the votes cast, whether in person or by proxy, are cast in favor of the proposal.
Question and Answer Session
We have structured our Annual Meeting so that it provides shareholders with the ability to ask questions in accordance with the meeting rules and procedures, which will be made available at our Annual Meeting.
Delivery of Proxy Materials
These materials were first sent or made available to shareholders on, or about,    , 2025. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you revoke it.
If your shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.
Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker, trustee or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. The 16-digit control number on your proxy card, Notice or voting instruction card will allow you to vote your shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to instruct a proxy to vote your shares.
Each shareholder will receive one copy of the Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other person) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, “street-name” shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. If you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the bank, broker, trustee or other nominee with instructions on how to instruct a proxy to vote the shares.
Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold shares on behalf of their beneficial owners may not give a proxy to Royalty Pharma plc to vote those shares with respect to any proposals other than Proposals 8 and 12, without specific voting instructions from such beneficial owners.

Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Royalty Pharma plc or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.
Procedural Matters
You can vote at the Annual Meeting or any adjournment or postponement thereof if you are a shareholder of record or beneficial owner of our shares on    , 2025 (the “Record Date”). In addition, provisions under our Articles of Association allow shareholders of record as of [ ] a.m., U.S. Eastern Time, on    , 2025 to vote at the Annual Meeting (the “CA Record Date”).
Beneficial owners must comply with the Record Date, as the CA Record Date only applies to shareholders of record. As of the Record Date, there were    Class A ordinary shares and    Class B ordinary shares outstanding. Each of those shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.
Voting Procedures
Registered shareholders may vote their shares in person, by phone, via the Internet or by mail, as described below. If a body corporate, the registered shareholder may appoint a corporate representative to attend the meeting in person and vote their shares.
Beneficial owners whose shares are held in a brokerage account may vote by using the voting instruction form provided by the broker or by phone, the Internet or in person as described below.
Beneficial owners whose shares are held by a bank, and who have the power to direct the voting of the shares, can vote using the proxy or voting information form provided by the bank or, if made available by the bank, by phone, the Internet or in person as described below.
Beneficial owners whose shares are held in a trust under an arrangement that provides the beneficial owner with the power to direct the voting of the shares in accordance with the provisions of such arrangement.
A beneficial owner can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the shares for him or her (typically a broker, bank or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its rights as a record holder to grant proxies or to vote at the Annual Meeting. Any person who completes a proxy card and returns it, gives a voting instruction or otherwise votes at the Annual Meeting in respect of shares registered in the name of a depositary or its nominee will, for the purposes of our Articles of Association, be doing so on behalf of the relevant depositary or its nominee as the registered holder of such shares.
Vote by Internet
Prior to the Annual Meeting – Shareholders of record and beneficial owners of our shares can vote via the Internet 24 hours a day until 11:59 p.m., U.S. Eastern Time, on    , 2025.
Voting via the Internet is permitted regardless of whether shareholders receive the Annual Meeting materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Vote by Phone
Prior to the Annual Meeting – Shareholders of record can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote by Mail
Prior to the Annual Meeting – If you received this Proxy Statement by mail, simply sign and date the enclosed legal proxy card or voting instruction form and mail it according to the instructions in your proxy materials. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.
Tabulation of Votes
Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections.
Revocation of Proxies
Shareholders of record may revoke their proxy at any time before it is voted at the Annual Meeting by either:
•	Submitting another timely, later-dated proxy by mail;
•	Delivering timely written notice of revocation in accordance with our Articles of Association; or
•
Voting during the Annual Meeting and voting in person or via the Internet. If your shares are held beneficially in street-name, you may revoke your proxy instructions by following the instructions provided by your bank, broker, trustee, nominee or depositary, as applicable.

Annual Meeting Admission
Participation at the Annual Meeting is limited to (a) a beneficial owner on the Record Date; and/or (b) a shareholder of record as of [ ] a.m., U.S. Eastern Time on the CA Record Date. Beneficial owners must comply with the Record Date, as the CA Record Date only applies to shareholders of record.
Registration begins at [ ] a.m., U.S. Eastern Time, on    , 2025, and you will be asked to present a valid picture identification and proof of share ownership as of the Record Date or CA Record Date. If you hold shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the Record Date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m., U.S. Eastern Time, on    , 2025. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Cameras, recording devices and other electronic devices will not be permitted.
If it is determined that a change in the date, time or location of the Annual Meeting is advisable or required, an announcement of such changes will be made through a press release, additional proxy materials filed with the SEC, and on the Investor Relations section of our website. Please check this website in advance of the meeting date if you are planning to attend in person.
Announcement of the Voting Results
We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC shortly after the Annual Meeting. The results of the polls taken on the resolutions at the Annual Meeting and any other information required under the U.K. Companies Act will be made available on our website at www.royaltypharma.com under “Investors” as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.
Other Information
If you have questions about the Transaction or any of the other proposals set forth in this Proxy Statement or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Royalty Pharma Investor Relations and Communications by telephone (at +1 (212) 883-6637 or by email at ir@royaltypharma.com).

PROPOSAL 1: VOTE TO APPROVE THE ADJOURNMENT PROPOSAL
Overview
Subject to its prior withdrawal by the chairman, the Adjournment Proposal will be voted upon by shareholders at the Annual Meeting in the event that it is expected that there will not be a sufficient number of votes cast in favor of, or otherwise in connection with, the Internalization Proposal, to consummate the Transaction.
If Royalty Pharma’s shareholders approve the Adjournment Proposal, the chairman of the Annual Meeting shall adjourn the Annual Meeting and may use the additional time to solicit additional votes to approve the Internalization Proposal. If the Annual Meeting is adjourned, shareholders who have already submitted their proxies will be able to revoke them before their use at the adjourned meeting.
If the Annual Meeting is adjourned as a result of the Adjournment Proposal being approved, appropriate notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the Annual Meeting.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Accordingly, a shareholder's failure to vote by proxy or to vote in person at the Annual Meeting, as well as any broker non-votes, will not be taken into account in determining the outcome of the Adjournment Proposal. The approval of this resolution by the Company’s shareholders will not be a substitute for any approvals that may be required for a specific transaction under any applicable Nasdaq listing rules. Our Board believes that approving the Adjournment Proposal is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 2: THE INTERNALIZATION PROPOSAL
The following is a description of the material aspects of the Transaction. While we believe that the following description covers the material aspects of the Transaction, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire document, including the full text of the documents described below that are attached as Annexes to this Proxy Statement.
Terms of the Transaction
The following description covers in bullet point format the most material terms of the proposed transaction and does not contain all of the information that may be important to you. You should carefully read this entire Proxy Statement, including the Annexes.
•
On January 10, 2025, RPH, a subsidiary of Royalty Pharma, entered into the Purchase Agreement with RP LLC, RPM, and the Sellers, pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers.

•
The aggregate consideration to be paid to the Sellers in the Transaction will consist of (i) $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RPM and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date, subject to customary adjustments and (ii) 24,530,266 non-voting Class E ordinary shares of RPH. In addition, RPH agreed to assume RPM’s $380 million term loan facility and all outstanding indebtedness thereunder. For more information about the transactions contemplated by the Purchase Agreement, please see the section entitled “The Transaction Agreements.”

•	The Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations.
•
The Purchase Agreement may be terminated at any time prior to the closing of the Transaction by mutual written consent of RPH and the Seller Representative. In addition, the Purchase Agreement may be terminated by either the Seller Representative or RPH if the closing has not been consummated on or before 5:00 p.m. Eastern Time on August 1, 2025. For more information about the termination rights under the Purchase Agreement, please see the section entitled “The Transaction Agreements.”

•	Pursuant to the terms of the Purchase Agreement, Royalty Pharma will, or will cause one of its Affiliates to, extend Qualifying Offers to each named executive officer.
•
Pursuant to the terms of the Purchase Agreement, Mr. Legorreta acknowledged and agreed that the Share Consideration he receives in connection with the Transaction will be subject to vesting in accordance with the terms and conditions of the Purchase Agreement, and any Share Consideration delivered directly or indirectly to the other named executive officers will be subject to vesting in accordance with the terms and conditions of the Purchase Agreement.

•
Our Board considered various factors in determining whether to approve the Purchase Agreement and the transactions contemplated thereby, including, among other things, that the Transaction is expected to have certain financial benefits, simplifies the Company’s corporate structure and all employees will become part of the integrated company. For more information about the Board’s reasons for approving the Purchase Agreement, see the section entitled “The Board’s Reasons for the Approval of the Internalization Transaction.”

Parties to the Transaction
Royalty Pharma Holdings Ltd. (“RPH”)
RPH is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. Since its predecessor’s founding in 1996, RPH has been a pioneer in the royalty market, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. It has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies, which includes royalties on more than 35 commercial products, including Vertex’s Trikafta, GSK’s Trelegy, Roche’s Evrysdi, Johnson & Johnson’s Tremfya, Biogen’s Tysabri and Spinraza, AbbVie and

Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Novartis’ Promacta, Pfizer’s Nurtec ODT, Gilead’s Trodelvy, among others, and 14 development-stage product candidates. It funds innovation in the biopharmaceutical industry both directly and indirectly – directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators.
RPH’s principal executive offices are located at 110 East 59th Street, New York, NY 10022, and its telephone number is (212) 883-0200.
Royalty Pharma, LLC (“RP LLC”)
As of the date of the Purchase Agreement, RP LLC is a wholly owned subsidiary of RPM. Following the completion of the New RPM Reorganization, (i) RP LLC and its subsidiaries will hold all of the assets related to the Business other than the assets related to the Excluded Business, and (ii) each Seller will be the record and beneficial owners of 100% of the equity interests of RP LLC. In addition, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers.
RP Management, LLC (“RPM”)
RPM is the Company’s external advisor which provides the Company with all advisory and day-to-day management services. RPM manages the Company’s business and assets and sources and evaluates new investment opportunities. RPM is an “investment adviser” registered with the SEC under the Investment Advisers Act. Royalty Pharma currently pays RPM a quarterly management fee of 6.5% of cash receipts from Royalty Investments, or Portfolio Receipts for such quarter, and 0.25% of the value of security investments under GAAP as of the end of such quarter. RPM pays the compensation of the Company’s executive officers.
RPM’s principal executive offices are located at 110 East 59th Street, New York, NY 10022, and its telephone number is (212) 883-0200.
The Sellers (the “Sellers”)
The Sellers include each of Mr. Legorreta, an individual, RPM I, LLC, a Delaware limited liability company, and RP MIP Holdings, LLC, a Delaware limited liability company, as the owners of the equity securities of RPM as of the date of the Purchase Agreement and the then-current owners of the equity securities of RP LLC as of immediately prior to the closing date. Mr. Legorreta is the Seller Representative.
Background of the Transaction
The following chronology summarizes the key meetings and events that led to the signing of the Purchase Agreement. The following chronology does not purport to catalogue every conversation of, or among, the Board, RPM, Royalty Pharma’s representatives, RPM’s representatives and/or their respective advisors or other parties.
The Board and Royalty Pharma’s management regularly review and assess Royalty Pharma’s operations, performance, opportunities, prospects and strategic direction, including in light of industry, economic and financial market conditions and opportunities. In connection with this review and assessment, and with the assistance of legal and financial advisors, the Board and Royalty Pharma’s management have, from time to time, considered potential strategic alternatives for Royalty Pharma, including ways to strengthen Royalty Pharma’s business and maximize shareholder value. During the course of these conversations, representatives of RPM and the Board would from time to time discuss potential opportunities for RPM to further its partnership with Royalty Pharma, including a potential transaction involving Royalty Pharma acquiring RPM (referred to as the “Internalization”).
On September 13, 2024, Royalty Pharma’s Chief Executive Officer and RPM’s majority owner, Mr. Legorreta, contacted Royalty Pharma board members Dave Hodgson and Henry Fernandez to request that the Board convene a special committee comprised of independent directors so that RPM could discuss potential ways that RPM could be a constructive partner in driving Royalty Pharma’s shareholder value. On September 16, 2024, Mr. Legorreta and Mr. Fernandez had a preliminary discussion regarding next steps for this process. In this conversation, Mr. Fernandez indicated that it was his preference not to form a special committee because it was important for all of the Independent Directors to have the opportunity to participate in discussions regarding the transaction. Shortly thereafter, Mr. Fernandez relayed the substance of this discussion with Mr. Legorreta to other members of the Board (other than Mr. Legorreta) (referred to as the “Independent Directors”).

On September 21, 2024, Mr. Legorreta contacted the Independent Directors regarding the prospect of the Internalization and shared a presentation that Mr. Legorreta proposed to present to the Independent Directors regarding the Internalization at the Board’s next regularly scheduled meeting on September 26, 2024.
On September 26, 2024, the Board held a regularly scheduled meeting, which was attended by the Independent Directors, members of Royalty Pharma’s management, representatives of RPM and representatives from Davis Polk & Wardwell LLP (“Davis Polk”), potential outside legal counsel to the Board. At the September 26 meeting, Mr. Legorreta and other members of Royalty Pharma’s management and representatives of RPM delivered a presentation regarding the Internalization that included, among other things, Royalty Pharma’s current structure, a summary of recent investor feedback about Royalty Pharma’s current structure, certain financial forecasts prepared by the managements of RPM and Royalty Pharma and the strategic rationale for the Internalization. Following discussion, the Independent Directors met in executive session with representatives of Davis Polk present. During executive session, the Independent Directors assessed Davis Polk’s independence, determined that Davis Polk was independent and determined to engage Davis Polk as counsel to the Board in connection with the Internalization. Representatives of Davis Polk then reviewed with the Independent Directors their ﬁduciary duties and other legal matters in the context of a review of the Internalization. The Independent Directors then discussed the additional information that the Independent Directors required to evaluate whether the Internalization was in the best interests of the Royalty Pharma shareholders. The Independent Directors designated Davis Polk to inform RPM of the Independent Directors’ feedback on the Internalization. Davis Polk relayed such feedback to RPM’s outside legal counsel, Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), promptly following the meeting.
On September 30, 2024, Davis Polk contacted Royalty Pharma’s management requesting further information on the mechanics of the Internalization in order for the Independent Directors to evaluate the Internalization.
On October 3, 2024, the Board held a meeting, which was attended by the Independent Directors and representatives from Davis Polk and, at the invitation of the Independent Directors, Morgan Stanley. At the October 3 meeting, representatives of Morgan Stanley delivered a presentation regarding Morgan Stanley’s capabilities and preliminary considerations for Royalty Pharma with respect to the Internalization. Following the presentation, the Independent Directors asked Morgan Stanley questions regarding its capabilities. During executive session with representatives of Davis Polk present, Davis Polk reported to the Independent Directors that prior to the October 3 meeting, Davis Polk held discussions with Morgan Stanley regarding any conflicts of interest and had concluded, from a legal perspective, that Morgan Stanley did not have any disabling conflicts, at which point, the Independent Directors determined that Morgan Stanley was independent and decided to engage Morgan Stanley as financial advisor to the Board in connection with the Internalization and authorized Mr. Hodgson to negotiate an engagement letter with Morgan Stanley.
On October 12, 2024, Mr. Legorreta delivered to the Independent Directors a proposal for the terms of the Internalization (the “First Proposal”) and materials which summarize the First Proposal and outline RPM’s rationale and financial analysis of the Internalization. The First Proposal provided, among other matters, that (i) Royalty Pharma’s subsidiary, RPH, would acquire RPM, (ii) RPH would acquire substantially all of the RPM management team’s profits interest (the “EPAs”) in investments made by Royalty Pharma since February 2020 held by RPI EPA Holdings, LP (“EPA Holdings”), (iii) EPA Holdings’ entitlement to profits interest in future investments made by Royalty Pharma would terminate and (iv) Royalty Pharma would adopt a new share-based compensation program to replace the current profits interest-based compensation plan (including the grant of new equity incentive awards relating to Royalty Pharma Class A ordinary shares to the management team in connection with the consummation of the Internalization) (the “New Equity Program”). The First Proposal contemplated an aggregate upfront purchase price paid by Royalty Pharma consisting of: $380 million paid in cash to retire RPM debt; the issuance of $1.22 billion of Class B shares of RPH in exchange for 100% of the outstanding membership interests of RPM; and an upfront payment (plus certain additional contingent payments) to purchase the EPAs from EPA Holdings. The First Proposal also provided that, with respect to the equity consideration, Mr. Legorreta’s Class B shares of RPH would be subject to forfeiture on a straight-line basis over five years if he voluntarily ceased to have a business relationship with Royalty Pharma during that period, and that the Class B shares of RPH received by RPM equityholders other than Mr. Legorreta would vest over nine years on the same schedule as their current profits interests in RPM. The First Proposal also contemplated that Royalty Pharma would undertake a $1.0 billion repurchase of Class A ordinary shares.

On October 17, 2024, the Board held a meeting, which was attended by the Independent Directors, members of Royalty Pharma’s management and representatives from Morgan Stanley, Davis Polk and Evercore, financial advisor to RPM. At the October 17 meeting, representatives of RPM delivered a presentation regarding the Internalization, including details describing the First Proposal, RPM’s valuation of RPM and the EPAs and RPM’s proposal for the New Equity Program. Following discussion between representatives of RPM and the Independent Directors, the Independent Directors conveyed to RPM that it would carefully consider the information provided and would evaluate the First Proposal with the Board’s legal and financial advisors. During executive session with representatives of Morgan Stanley and Davis Polk present, the Independent Directors instructed Morgan Stanley to evaluate the First Proposal and RPM’s financial analysis presented at the meeting.
Later on October 17, 2024, RPM provided the Board’s advisors access to a virtual data room with certain non-public information of RPM.
On October 30, 2024, the Board held a meeting, which was attended by the Independent Directors and representatives from Morgan Stanley and Davis Polk. At the October 30 meeting, representatives of Morgan Stanley delivered a presentation regarding the Internalization, including a summary of the First Proposal, initial Morgan Stanley perspectives, a framework for evaluating and assessing the First Proposal, and a review of an illustrative workplan and next steps. The Independent Directors discussed with Morgan Stanley bifurcating its analysis of the Internalization from the purchase of the EPAs and related matters, on the basis that the Internalization should be evaluated independently of the other transactions. Following discussion, the Independent Directors designated Mr. Hodgson to lead negotiations with RPM on behalf of the Independent Directors and to convey to RPM such bifurcation, and Mr. Hodgson relayed the same to Mr. Legorreta promptly following the meeting.
On November 11, 2024, Mr. Hodgson held a meeting with representatives from Morgan Stanley. At the November 11 meeting, representatives of Morgan Stanley delivered a presentation on workstreams and responsibilities regarding the Internalization, as well as a review of valuation methodology and potential sensitivities. Following discussion, Mr. Hodgson instructed Morgan Stanley to present the materials to the Independent Directors at the Board’s meeting later that week.
On November 14, 2024, the Board held a meeting, which was attended by the Independent Directors and representatives from Morgan Stanley and Davis Polk. At the November 14 meeting, representatives of Morgan Stanley delivered a presentation regarding the Internalization, including further evaluation of the First Proposal and RPM’s proposed valuation of RPM. The Independent Directors asked questions regarding key inputs of RPM’s valuation analysis and underlying assumptions, including discount rates and the calculated discounted cash flow mechanics. Morgan Stanley then discussed its analysis and valuation of both Royalty Pharma and RPM and considerations for the resulting exchange ratio for the equity portion of the consideration. Following discussion, the Independent Directors determined that an additional meeting with the Independent Directors would be required to discuss key sensitivities pertaining to RPM’s profit and loss forecast, and requested that Morgan Stanley prepare additional materials reflecting the Independent Directors’ feedback at the meeting. The Independent Directors also designated Mr. Hodgson to prepare illustrative terms reflecting the Independent Directors’ views of the Internalization to discuss with RPM and gather additional information required for the evaluation of the First Proposal.
On November 20, 2024, Morgan Stanley delivered to Mr. Hodgson materials reflecting the feedback provided to Morgan Stanley from the Independent Directors at the November 14 meeting. The Morgan Stanley materials contained detail regarding a relative valuation approach to RPM valuation, an illustrative sensitivity analysis of the potential impact on valuation for Royalty Pharma and RPM, benchmarking of management fees for alternative asset managers and detail on RPM’s profit and loss forecast.
On November 21, 2024, Mr. Hodgson held a meeting with Mr. Legorreta and other representatives of RPM. At the November 21 meeting, Mr. Hodgson walked through illustrative terms of the Internalization, including (i) a lock-up on new shares issued, (ii) vesting terms of equity consideration in connection with the Internalization substantially consistent with the First Proposal, (iii) non-competes applicable to Mr. Legorreta, senior management and other employees of RPM, (iv) potential terms of a new equity incentive pool for Royalty Pharma management and capital allocation matters including dividend payout and (v) a proposed valuation of RPM by the Independent Directors of 4% of pro forma fully diluted shares outstanding plus the assumption of the existing $380 million of

RPM debt. A discussion ensued, during which Mr. Legorreta and other representatives of RPM and Mr. Hodgson asked questions of each other. Following discussion, Mr. Hodgson proposed that the parties hold a subsequent meeting the following week to continue discussing such illustrative terms.
On November 26, 2024, Mr. Hodgson held a meeting with Mr. Legorreta and other representatives of RPM. At the November 26 meeting, the parties continued discussing illustrative terms of the Internalization. Following discussion, Mr. Hodgson told Mr. Legorreta and the other representatives of RPM that he would meet with the other Independent Directors the following week to discuss RPM’s feedback on the illustrative terms and to further evaluate the First Proposal.
On December 2, 2024, the Board held a meeting, which was attended by the Independent Directors and Davis Polk. At the December 2 meeting, Mr. Hodgson provided the other Independent Directors a summary of the meetings held with Mr. Legorreta and other representatives of RPM on November 21 and November 26, including RPM’s feedback on the illustrative terms discussed at such meetings. Morgan Stanley’s November 20 materials were also shared with the Independent Directors in advance of the meeting. The Independent Directors had a discussion regarding such terms, the First Proposal and the impact of the Internalization on Royalty Pharma and RPM, including a comparison of the pro forma adjusted EBITDA attributable to (i) the Internalization, (ii) the acquisition of the EPAs and (iii) the overall proposed transactions as a whole. Following discussion, the Independent Directors designated Mr. Hodgson to convey to RPM their feedback on the First Proposal, including reiterating the Independent Directors’ proposed valuation of RPM of 4% of pro forma fully diluted shares outstanding plus the assumption of the existing $380 million of RPM debt and the Independent Directors’ determination to proceed solely with the Internalization and not the purchase of the EPAs and the related adoption of the New Equity Program. Mr. Hodgson shared such feedback with Mr. Legorreta and other representatives of RPM promptly following the meeting.
On December 9, 2024, Mr. Hodgson received from Mr. Legorreta and other representatives of RPM a revised proposal for the financial terms of the Internalization (the “Second Proposal”) and materials which summarized the Second Proposal and outlined RPM’s rationale and financial analysis of the Internalization. The Second Proposal provided, among other matters, that (i) based on feedback from the Board, RPM would focus on the Internalization and defer discussions of an acquisition of the EPAs, (ii) the Board’s proposed valuation of RPM did not take into account the value of vesting and that a discounted cash flow analysis supports a value for vesting of an additional 1% of pro forma fully diluted shares outstanding, resulting in RPM’s proposed valuation of 5% of pro forma fully diluted shares outstanding, plus the assumption of $380 million of RPM debt, (iii) of such resulting equity value of 5% of pro forma fully diluted shares outstanding, $150 million would be paid in cash at closing of the Internalization and (iv) Royalty Pharma would undertake share repurchases of up to $2 billion. Mr. Hodgson promptly shared the Second Proposal and other materials received by RPM with the other Independent Directors and requested from Mr. Legorreta and other representatives of RPM a revised proposal reflecting all terms of the Internalization.
On December 14, 2024, representatives of RPM and Akin Gump sent to Davis Polk a revised proposal for the terms of the Internalization (the “Third Proposal”) and an initial draft purchase agreement. The Third Proposal provided, among other matters, (i) financial terms consistent with the Second Proposal (comprised of (a) the assumption by RPH of $380 million of RPM debt, (b) the payment of $150 million in cash and (c) the issuance to the RPM equityholders of a number of Class B Shares of RPH equal to 5% of the fully diluted shares of Class A ordinary shares as of the date the transaction is announced, less a number of Class A ordinary shares equal to $150 million divided by the 10-day VWAP ending two days prior to the public announcement of the Internalization), (ii) that the closing of the Internalization would take place on December 31, 2025 (or, at Royalty Pharma’s election, promptly following the satisfaction of the closing conditions of the purchase agreement, but in that case Royalty Pharma would pay the RPM equityholders, promptly following the completion of the annual financial statements of Royalty Pharma for 2025, an amount equal to the net income that RPM would have realized between the closing date and December 31, 2025 had the Internalization not taken place (the “2025 Management Fee Payment”), (iii) that Royalty Pharma would undertake a $1 to 2 billion share buyback program and (iv) other terms consistent with the First Proposal. On the following day, representatives of Davis Polk shared the Third Proposal and initial draft purchase agreement with the Independent Directors in advance of the next Board meeting.
On December 16, 2024, the Board held a meeting, which was attended by the Independent Directors and representatives from Morgan Stanley and Davis Polk. At the December 16 meeting, representatives of Morgan

Stanley delivered a presentation regarding the Internalization, including an update on the recent discussion with RPM, the Third Proposal, an overview of the relative valuation approach to the Internalization, a framework for response to the Third Proposal and next steps. In particular, the Independent Directors discussed with representatives of Morgan Stanley (i) the 2025 Management Fee Payment, (ii) an evaluation of RPM’s discounted cash flow analysis supporting a value for vesting equal to an additional 1% of Class A ordinary shares and (iii) a comparison of the First Proposal and the Third Proposal, noting that the consideration provided in the Third Proposal constituted 5% of Class A ordinary shares whereas the consideration provided in the First Proposal constituted approximately 6.9% of Class A ordinary shares. Following discussion, the Independent Directors determined, among other matters, that the 2025 Management Fee Payment was unacceptable and the payment of upfront cash should be fixed at $200 million (inclusive of the management fee for 2025) irrespective of the Internalization closing date, and that the issuance to the RPM equityholders of Class B Shares of RPH should be reverted to 4% of pro forma fully diluted Class A ordinary shares pending further review by the Independent Directors. The Independent Directors authorized Mr. Hodgson to share such feedback with representatives of RPM on behalf of the Independent Directors, which Mr. Hodgson relayed promptly following the meeting.
Between December 16, 2024 and December 19, 2024, Davis Polk had multiple conversations with Akin Gump and representatives of RPM regarding the Third Proposal, who requested that the Board provide a revised proposal reflecting the Independent Directors’ latest feedback. Davis Polk promptly shared such request with Mr. Hodgson, who authorized Davis Polk to revise the Third Proposal reflecting the Independent Directors’ feedback provided at the December 16 Board meeting.
On December 19, 2024, Davis Polk sent to Akin Gump a revised proposal on behalf of the Independent Directors, which included certain placeholders for discussion. Davis Polk, representatives of RPM and Akin Gump discussed such proposal on December 20, 2024. Following such discussions, and internal discussions and review of such proposal between Davis Polk and Mr. Hodgson, on December 22, 2024, Davis Polk sent to Akin Gump a further revised proposal for the Internalization (the “Fourth Proposal”) on behalf of the Independent Directors. The Fourth Proposal provided, among other matters, (i) the payment of an amount equal to $200 million in cash, less any management fee payments made to RPM in respect of calendar year 2025 prior to the closing of the Internalization, (ii) the issuance to the RPM equityholders of Class B Shares of RPH equal to 4% of the pro forma fully diluted Class A ordinary shares, (iii) that the valuation of the RPM membership interests would be on a cash-free, debt-free basis (other than the assumed RPM debt), assuming normalized working capital, subject to diligence, and the purchase price would be subject to a customary pre-closing estimate and post-closing purchase price adjustment mechanic, with each RPM equityholder responsible for his or her pro rata share of any post-closing purchase price adjustment and (iv) that certain restrictive covenants would apply to Mr. Legorreta and each RPM equityholder, including existing employment-related restrictive covenants and new customary selling equityholder restrictive covenants, including non-competition and non-solicitation, for a period ending four years after closing of the Internalization, in the case of Mr. Legorreta, and 18 months after the closing of the Internalization, in the case of each other RPM equityholder.
Also on December 22, 2024, the Independent Directors decided to engage Deloitte & Touche LLP (“Deloitte”) as an advisor to the Board to conduct tax and financial due diligence regarding the Internalization and authorized Mr. Hodgson to negotiate an engagement letter with Deloitte.
On December 24, 2024, Davis Polk sent Akin Gump certain legal and regulatory due diligence requests.
On December 25, 2024, representatives of Akin Gump sent to Davis Polk a revised proposal for the Internalization (the “Fifth Proposal”) on behalf of RPM. The Fifth Proposal accepted the economic terms contained in the Fourth Proposal and provided, among other matters, additional details regarding employment agreements of Mr. Legorreta and named executive officers of Royalty Pharma other than Mr. Legorreta. Davis Polk promptly shared the Fifth Proposal with Mr. Hodgson, who shared the Fifth Proposal with the remaining Independent Directors. Given alignment on economic terms, the Independent Directors instructed Davis Polk to proceed with revising the purchase agreement to reflect the terms of the Fifth Proposal and the Independent Directors’ feedback. The Independent Directors who were members of the management development and compensation committee of the Board also consulted Semler Brossy, the management and development committee’s regular compensation consultant, in connection with the proposed management compensation arrangements related to the Internalization.

On December 29, 2024, representatives of RPM provided responses to Davis Polk’s legal and regulatory due diligence requests and made available certain non-public information of RPM in the virtual data room.
On December 30, 2024, the audit committee of the Board, which consisted entirely of Independent Directors, held a meeting, which was attended by representatives from Deloitte and Davis Polk. At the December 30 meeting, Deloitte presented to the audit committee of the Board an update to its tax and financial due diligence. Following discussion, the audit committee of the Board requested that Deloitte present its findings later that week.
On December 31, 2024, Davis Polk sent a revised draft of the purchase agreement to Akin Gump. The revised purchase agreement, among other matters, (i) provided terms consistent with the Fifth Proposal, (ii) provided that as a condition to RPH’s willingness to enter into the purchase agreement, Mr. Legorreta and certain indirect equityholders of RPM would enter into a voting and support agreement with RPH pursuant to which such persons would agree to vote their Class A ordinary shares in favor of, and support the consummation of, the Internalization in accordance with the terms of the purchase agreement, and (iii) increased each RPM equityholder’s maximum liability with respect to indemnification obligations owed to RPH under the purchase agreement.
On January 3, 2025, the audit committee of the Board held a meeting, which was attended by representatives from Deloitte and Davis Polk. At the January 3 meeting, Deloitte presented to the audit committee of the Board its tax and financial due diligence findings. Following discussion, the audit committee of the Board determined that no material red flags resulted from Deloitte’s tax and financial due diligence regarding the Internalization.
Also on January 3, 2025, Morgan Stanley shared with the Independent Directors the forecasts for both RPM and Royalty Pharma that were received on December 28, 2024 and December 30, 2024 from the managements of RPM and Royalty Pharma, respectively, which represented updates pertaining to Portfolio Receipts based on the latest Wall Street analysts’ consensus forecast and certain other matters. The Independent Directors approved Morgan Stanley’s use of such forecasts.
On January 4, 2025, Davis Polk sent initial drafts of the voting agreement and the form of restrictive covenants agreement to Akin Gump.
On January 5, 2025, Akin Gump sent a revised draft of the purchase agreement to Davis Polk. The revised draft of the purchase agreement, among other matters, (i) shortened the survival of the indemnification period for covenants from indefinite survival to the date that is four years from the closing date, (ii) revised the restrictive covenants to conform to the terms of the restrictive covenants in Royalty Pharma’s existing management agreements of RPM and (iii) reinserted a closing condition that Royalty Pharma shall have entered into employment agreements with certain executive officers of Royalty Pharma. Davis Polk promptly shared the revised draft of the purchase agreement with Mr. Hodgson, who shared the revised draft of the purchase agreement with the remaining Independent Directors.
On January 6, 2025, the Board held a meeting, which was attended by the Independent Directors and representatives from Morgan Stanley and Davis Polk. At the January 6 meeting, representatives of Morgan Stanley delivered a presentation regarding the Internalization, including updates from the prior Board meeting, an overview of valuation approach, a review of preliminary valuation of Royalty Pharma and RPM and preliminary pro forma analysis of the Internalization. In addition, Morgan Stanley reviewed with the Independent Directors the updated forecasts prepared by the managements of RPM and Royalty Pharma. Representatives of Davis Polk discussed the current status of the transaction documents regarding the Internalization. Following discussion, the Independent Directors authorized Davis Polk to finalize the Internalization transaction documents ahead of the next Board meeting on January 9, 2025 to review the Internalization.
Later on January 6, 2025, Akin Gump sent to Davis Polk an initial draft of RPM’s confidential disclosure letter to the purchase agreement (the “confidential disclosure letter”).
On January 7, 2025, Akin Gump sent to Davis Polk a revised draft of the voting agreement and Davis Polk sent to Akin Gump a revised draft of the confidential disclosure letter.
Also on January 7, 2025, Morgan Stanley delivered a customary relationship disclosure letter to Davis Polk, which was dated as of December 30, 2024, and contained substantially similar relationship disclosures as those previously discussed between Morgan Stanley and Davis Polk prior to the October 3 board meeting, who in turn provided the letter to the Independent Directors, providing information regarding certain of Morgan Stanley’s relationships with Royalty Pharma, RPM and certain of their affiliates and entities related to Mr. Legorreta. The Independent Directors concluded that Morgan Stanley was independent and that such relationships would not interfere with Morgan Stanley’s ability to provide advisory services to Royalty Pharma.
Over the course of January 7, 2025 through the morning of January 9, 2025, (i) Morgan Stanley shared with the Independent Directors the final forecasts for both RPM and Royalty Pharma reflecting ordinary course updates, which were prepared by the managements of RPM and Royalty Pharma and were approved by the Independent Directors, (ii) the Board’s advisors continued to negotiate with RPM and its advisors the proposed terms of the purchase agreement and other transaction documents, including the voting agreement and the restrictive covenants agreement, and (iii) Davis Polk and Akin Gump continued to exchange drafts of the transaction documents and the confidential disclosure letter. The negotiations covered various aspects of the transaction, including, among other things: the closing conditions to the purchase agreement, the restriction on the conduct of RPM’s business until completion of the transaction, the representations and warranties to be made by the parties, the restrictive covenants of Mr. Legorreta and each other seller and the indemnification obligations of the parties to the purchase agreement. Later that morning of January 9, 2025, the Board held a meeting at which the Independent Directors and representatives of Morgan Stanley and Davis Polk were present. Prior to the meeting, representatives of Davis Polk provided the Independent Directors with, among other documents, an essentially complete version of the purchase agreement and a near final draft of the confidential disclosure letter, and Morgan Stanley reviewed with the Independent Directors the relationship disclosure letter that had previously been provided by representatives of Morgan Stanley with respect to any material relationships with Royalty Pharma, RPM and certain of their affiliates and entities related to Mr. Legorreta. The Independent Directors discussed, among other matters, the economic negotiations between RPM and the Independent Directors. Morgan Stanley then reviewed its financial analysis of the consideration to be paid under the purchase agreement. At the request of the Independent Directors, Morgan Stanley rendered an oral opinion of Morgan Stanley, subsequently confirmed by delivery of a written opinion dated January 9, 2025, to the Board to the effect that, as of the date of the written opinion and based on and subject to the assumptions, limitations, qualifications and other matters considered as described in such written opinion, the consideration to be paid pursuant to the purchase agreement is fair, from a financial point of view, to Royalty Pharma. Morgan Stanley’s opinion is more fully described in the section of this Proxy Statement titled “The Transaction—Opinion of Royalty Pharma’s Financial Advisor” beginning on page 32 of this Proxy Statement and Annex C to this Proxy Statement. Representatives of Davis Polk (i) presented a summary of the purchase agreement and (ii) confirmed that all financial and other material terms of the transaction had been agreed upon and that the parties would imminently be prepared to execute the purchase agreement and related transaction documents. The Independent Directors then met in executive session with representatives of Davis Polk present to discuss the Internalization. After further discussion and consideration of the purchase agreement and the other transactions contemplated by the purchase agreement (including the factors described in the section to this Proxy Statement entitled “Proposal 1—The Internalization Proposal—The Board’s Reasons for the Approval of the Internalization Transaction,”) the Independent Directors unanimously (i) determined that it is fair to, and in the best interests of RPH, Royalty Pharma and the shareholders of Royalty Pharma for RPH to enter into the purchase agreement, (ii) approved, adopted and declared advisable the purchase agreement and the execution, delivery and performance by RPH of the purchase agreement and the transactions contemplated thereby, (iii) directed that the approval and adoption of the purchase agreement (including the transactions contemplated thereby) be submitted to a vote at a meeting of the shareholders of Royalty Pharma and (iv) recommended that the shareholders of Royalty Pharma approve adoption of the purchase agreement and approve the transactions thereby on the terms and subject to the conditions set forth in the purchase agreement.
On the afternoon of January 9, 2025 through the morning of January 10, 2025, representatives of Davis Polk and Akin Gump finalized the purchase agreement and the confidential disclosure letter. Later that same morning, RPH, RPM, Mr. Legorreta, the other sellers, the Independent Directors, certain members of Royalty Pharma’s management and other parties executed and delivered, as applicable, the purchase agreement and the voting agreement.
On the morning of January 10, 2025, prior to the commencement of trading of Royalty Pharma Class A ordinary shares on NASDAQ, Royalty Pharma released a press release announcing the execution of the purchase agreement.

The Board’s Reasons for the Approval of the Internalization Transaction
On January 9, 2025, all of the disinterested directors on the Board (i) determined that it is fair to and in the best interests of RPH for the benefit of its shareholders as a whole and Royalty Pharma for the benefit of its shareholders as a whole for RPH to enter into the Purchase Agreement, (ii) approved and declared advisable the Purchase Agreement and the execution, delivery and performance by RPH of the Purchase Agreement and the transactions contemplated thereby, (iii) directed that the approval of the Purchase Agreement (including the transactions contemplated thereby) be submitted to a vote at a meeting of the shareholders of Royalty Pharma, and (iv) recommended that the shareholders of Royalty Pharma approve the Purchase Agreement and approve the transactions thereby on the terms and subject to the conditions set forth in the Purchase Agreement.
Accordingly, the Board recommends that you vote “FOR” the Internalization Proposal.
In reaching its recommendation, the Board consulted with and received the advice of its independent financial and legal advisors and discussed certain matters with the managements of RPM and Royalty Pharma. The following are some of the significant factors that supported the Board’s recommendation that the shareholders of Royalty Pharma approve the Purchase Agreement and the transactions contemplated thereby (which are not necessarily presented in order of relative importance):
•	the Transaction is expected to have financial benefits including:
○
cash savings are expected to be greater than $100 million in 2026 and greater than $175 million in 2030, compared to the status quo, with cumulative savings of greater than $1.6 billion over ten years. These savings will increase Portfolio Cash Flow that can be redeployed into value-enhancing royalty acquisitions and returned to shareholders;

○	being immediately accretive to Portfolio Cash Flow per share;
○	enhancing profitability profile;
•	the Transaction simplifies Royalty Pharma’s corporate structure, and the new integrated structure will reduce complexity, ease comparability with other companies, and enhance transparency;
•
extinguishing the management fee largely for equity further strengthens alignment between management and shareholders, with a majority of the total consideration expected to be paid for the acquisition of RPM consisting of equity vesting over 5 to 9 years, and immediately enhancing returns to shareholders on investments;

•
all employees of RPM, unless otherwise agreed by RPM and RPH, will become part of the integrated company, ensuring long-term continuity of personnel and operations, with 5 to 9 year vesting of the equity consideration to maximize retention of senior management;

•	the Board will have greater oversight over executive compensation and succession, furthering Royalty Pharma's commitment to robust governance practices;
•
internalizing RPM, with all the benefits described above, has the potential to expand Royalty Pharma’s shareholder base and enhance the company’s valuation over time, addressing feedback from investors that the externally managed structure was an impediment to investing in Royalty Pharma;

•
the financial analyses of Morgan Stanley and its oral opinion rendered to the Board on January 9, 2025, which was subsequently confirmed by delivery of a written opinion dated January 9, 2025, that, as of such date, based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Consideration to be paid by RPH pursuant to the Purchase Agreement was fair from a financial point of view to Royalty Pharma, as more fully described in the section titled “The Transaction—Opinion of Royalty Pharma’s Financial Advisor”; and

•	Royalty Pharma’s legal and financial advisors assisted the Board throughout the process and negotiations and updated the Board directly and regularly.
The Board, in consultation with its legal, financial and other advisors, also considered the following specific aspects of the Purchase Agreement and the Transaction Documents (which are not necessarily presented in order of relative importance):

•
the Board’s belief that the terms of the Purchase Agreement, including Royalty Pharma’s representations, warranties and covenants and the conditions to each party’s obligations, are reasonable and favorable to Royalty Pharma, in the aggregate;

•	the fact that Royalty Pharma’s shareholders will have the opportunity to vote on the Internalization Transaction Proposal;
•
the Board’s belief that the terms of each of the Transaction Documents to be entered into upon consummation of the Transaction, including the Amended and Restated Management Agreements, Support Services Agreement, Amended and Restated Exchange Agreement, Amended and Restated Registration Rights Agreement and the Restrictive Covenants Agreements, are reasonable and favorable to Royalty Pharma, in the aggregate; and

•	the outside date under the Purchase Agreement of August 1, 2025 allows for sufficient time to complete the Transaction.
In the course of its deliberations, the Board also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):
•
the risk that the integration of Royalty Pharma and RP LLC may not be as successful as expected and that the anticipated benefits of the Transaction may not be realized in full or in part in the expected time frame;

•
the risk that the Transaction may not be completed despite the parties’ efforts or that completion of the Transaction may be delayed, even if the requisite approvals are obtained from Royalty Pharma Shareholders, including the possibility that conditions to the parties’ obligations to complete the Transaction may not be satisfied, and the potential resulting disruptions to Royalty Pharma’s business;

•
the risk that the parties might not receive the necessary regulatory approvals, contractual consents and clearances to complete the Transaction or that governmental authorities could attempt to condition their approval or clearance of the Transaction on compliance with certain burdensome conditions;

•	the risk that Royalty Pharma’s Shareholders may not approve the Internalization Proposal;
•
the amount of time it could take to complete the regulatory process for the Transaction, the potential for diversion of management focus for an extended period and employee attrition, the potential inability to hire new employees and the possible adverse effects of the announcement and pendency of the transactions on regulators and other business relationships, in particular if the Transaction is not completed; and

•	the risks of the type and nature described in the sections entitled “Cautionary Statement Regarding Forward-Looking Information.”
The Board considered all of these factors as a whole and concluded that the uncertainties, risks and potentially negative factors relevant to the transactions were outweighed by the potential benefits that it expected Royalty Pharma Shareholders would achieve as a result of the Transaction. The foregoing discussion of the information and factors considered by the Board is not exhaustive. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Transaction and the complexity of these matters, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the Board may have viewed factors differently or given different weight or merit to different factors.
The foregoing discussion of information and factors considered by the Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Information.”
Accounting Treatment
The Transaction will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated Closing Consideration is based upon management’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed. We expect to finalize the allocation of the Closing Consideration as soon as practicable after completion of the Transaction. Additional information that existed as of the acquisition date but at that time was unknown may become known during the remainder of the measurement period, a period not to exceed 12 months from the acquisition date.
Regulatory Approvals
Under the provisions of the HSR Act, the Transaction may not be completed until notification and report forms have been timely filed with the Antitrust Division and the FTC, and the applicable waiting period has expired or been terminated. The Transaction is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC.
RPH and RP LLC each filed their respective Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC on January 27, 2025. The 30-day waiting period with respect to the Transaction, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expires at 11:59 p.m. Eastern Time on February 26, 2025, unless extended or terminated.
At any time before or after consummation of the Transaction, notwithstanding the expiration of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transaction. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Transaction on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.
The Purchase Agreement also provides for a number of additional regulatory approvals in connection with the New RPM Reorganization, including the following approvals:
•
approval by the Central Bank to the change in indirect ownership of RPMI arising by virtue of the acquisition of an indirect holding of more than 10% of RPMI by New S-Corp (as defined in the Purchase Agreement) and New Partnership (as defined in the Purchase Agreement);

•	approval by the Central Bank of RP LLC and New RPM Sub-Manager to act as Non-EU AIFM and discretionary investment manager of Irish collective investment schemes;
•	approval by the Central Bank of the establishment of 2011 ICAV as an authorized Irish Qualifying Investor Fund with the ability to acquire and hold all assets currently held within RPI; and
•
approval by the Central Bank pursuant to its Change of Service Provider or “COSP” process to the novation of the management agreements of 2011 ICAV, 2015 ICAV, 2019 ICAV, 2023 ICAV and EPA ICAV and of the updates to the prospectus, related addenda or other Central Bank approved offering document of each of the above entities previously mentioned.

Opinion of Royalty Pharma’s Financial Advisor
Morgan Stanley was retained by Royalty Pharma to act as its financial advisor and to render a fairness opinion in connection with the proposed Transaction. Royalty Pharma selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and experience in recent transactions in Royalty Pharma’s industry and its knowledge of Royalty Pharma’s business and affairs. On January 9, 2025, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the Share Consideration, the Cash Consideration and the RPM Debt Assumption (collectively, the “Consideration”) to be paid by RPH pursuant to the Purchase Agreement was fair from a financial point of view to Royalty Pharma.
The full text of Morgan Stanley’s written opinion to the Board, dated January 9, 2025, is attached to this Proxy Statement as Annex C, and is incorporated by reference into this Proxy Statement in its entirety. Royalty Pharma shareholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion was directed to the

Board and addressed only the fairness from a financial point of view to Royalty Pharma, as of the date of the opinion, of the Consideration to be paid by RPH pursuant to the Purchase Agreement. Morgan Stanley’s opinion did not address any other aspects of the proposed Transaction and did not and does not constitute a recommendation as to how the shareholders of Royalty Pharma should vote at the shareholders’ meeting to be held in connection with the proposed Transaction.
In arriving at its opinion, Morgan Stanley:
•	reviewed certain publicly available financial statements and other business and financial information of Royalty Pharma;
•	reviewed certain internal financial statements and other financial and operating data concerning RPM and Royalty Pharma;
•
reviewed certain financial projections prepared by the managements of RPM and Royalty Pharma (as more fully described in the section entitled “Certain Unaudited Financial Projections” beginning on page 41 of this Proxy Statement);

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of RPM and Royalty Pharma;
•
discussed the past and current operations and financial condition and the prospects of RPM and Royalty Pharma, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with the managements of RPM and Royalty Pharma;

•
discussed the past and current operations and financial condition and the prospects of Royalty Pharma, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with Royalty Pharma management;

•	reviewed the pro forma impact of the Transaction on Royalty Pharma’s cash flow, consolidated capitalization and certain financial ratios;
•	reviewed the reported prices and trading activity for the Class A ordinary shares;
•
compared the financial performance of RPM and Royalty Pharma and the prices and trading activity of the Class A ordinary shares with that of certain other publicly-traded companies comparable with Royalty Pharma and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	participated in certain discussions and negotiations among representatives of RPM and Royalty Pharma and their financial and legal advisors;
•	reviewed the Purchase Agreement and certain related documents; and
•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley have deemed appropriate.
Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by RPM and Royalty Pharma, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of RPM and Royalty Pharma of the future financial performance of RPM and Royalty Pharma. Morgan Stanley assumed, at the direction of the Board, for each of RPM, RP LLC and Royalty Pharma and its subsidiaries, a tax rate of 0% for the time period covered by the financial projections. The Board informed Morgan Stanley that the Cash Consideration is subject to adjustment, including a reduction for the aggregate amount of management fee payments made to RP LLC, RPM and their respective subsidiaries pursuant to certain management agreements in respect of calendar year 2025 prior to the closing of the Transaction and directed Morgan Stanley to assume the Cash Consideration, including the adjustments, is $200,000,000 for purposes of its opinion. Morgan Stanley also assumed at the direction of the Board that Class E ordinary shares, which are convertible into non-voting Class B ordinary shares of RPH on a one-for-one basis upon vesting, are economically equivalent to Class B ordinary shares. In addition, Morgan Stanley assumed at the direction of Royalty Pharma management that Class B ordinary shares, which are convertible into Class A ordinary shares on a one-for-one basis, are economically equivalent to Class A ordinary shares. Royalty Pharma indicated that the Excluded Business will be excluded from the New RPM Reorganization and the Transaction and Royalty Pharma directed Morgan Stanley to exclude the Excluded Business from the financial analysis of the Transaction. In addition, Morgan Stanley assumed that the Transaction will be consummated in accordance with the terms set forth in the Purchase Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the New RPM Reorganization will be completed in accordance with the terms set forth in the Purchase Agreement and that the definitive Purchase Agreement did not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley also assumed that RPH will assume the obligations of RPM under the RPM Credit Documents in accordance with the terms set forth in the Purchase Agreement without material modification thereto. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. Morgan Stanley is not legal, tax or regulatory advisors. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Royalty Pharma and RPM and their legal, tax or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of RP LLC’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid in the Transaction. Morgan Stanley did not express any view on, and its opinion did not address, the New RPM Reorganization, or any other term or aspect of the Purchase Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Purchase Agreement or entered into or amended in connection therewith. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of RPM, RP LLC or Royalty Pharma, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion did not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of January 9, 2025. Events occurring after January 9, 2025 may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm Morgan Stanley’s opinion.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its oral opinion and written opinion delivered to the Board on January 9, 2025. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, Morgan Stanley considered the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analyses.
Considering any portion of such analyses and factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analyses are not in themselves meaningful methods of using the data referred to below.
Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 8, 2025, the last trading day prior to the date of the meeting of the Board at which Morgan Stanley rendered its oral opinion and is not necessarily indicative of current market conditions. Capitalization information for Royalty Pharma, including fully-diluted number of shares outstanding and balance sheet information, was provided on January 8, 2025 by Royalty Pharma management to Morgan Stanley, and was approved by the Board for Morgan Stanley’s use in its financial analyses.
In performing its financial analyses summarized below and in arriving at its opinion, at the direction of the Board, Morgan Stanley used and relied upon the Royalty Pharma financial projections and the RPM financial projections (as more fully described in the section entitled “Certain Unaudited Financial Projections” beginning on page 41 of this Proxy Statement), each of which were approved by the Board for Morgan Stanley’s use in connection with its financial analyses and which are described below.
For purposes of the analyses summarized below, the implied value of the Consideration to be paid by the Buyer was assumed to be $843 million, consisting of $200 million in Cash Consideration (less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RPM and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date and subject to adjustment as set forth in the Purchase Agreement), $643 million in share consideration that will vest over 5 to 9 years, based on 24,530,266 Class E ordinary shares issued multiplied by the $26.20 per share closing price of Class A ordinary shares on January 8, 2025, and the assumption of $380 million of indebtedness of RPM.
Analyses Relating to RPM
Discounted Cash Flow Analysis and Implied Relative Ownership
Morgan Stanley also performed a discounted cash flow, which we refer to as DCF, analysis for RPM, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company.
Morgan Stanley calculated ranges of implied equity values for RPM based on the estimated cash flows contained in the RPM financial projections (as more fully described in the section entitled “Certain Unaudited Financial Projections” beginning on page 41 of this Proxy Statement).
For purposes of its DCF analyses, Morgan Stanley calculated a terminal value for RPM as of December 31, 2034, by applying a range of perpetual growth rates of (1%) to 1%, selected based on Morgan Stanley’s experience and professional judgment, to the terminal year unlevered free cash flows. The unlevered free cash flows from calendar years 2025 to 2034 and the terminal value assumed no taxes, as directed by the Board, and were then discounted to present values as of December 31, 2024 using a mid-year discounting convention, a range of discount rates of 7.4% to 8.0% (which Morgan Stanley derived based on Royalty Pharma’s assumed weighted average cost of capital using its experience and professional judgment given the related nature of Royalty Pharma’s and RPM’s businesses), as directed by the Board, to calculate an implied equity value for RPM and an implied aggregate value for RPM.
Based on the above-described analyses, Morgan Stanley derived an implied equity value range of RPM of approximately $2.0 billion to approximately $2.7 billion and an implied aggregate value range of RPM of approximately $2.4 billion to approximately $3.1 billion.
Morgan Stanley compared these ranges to the (i) implied aggregate value of the Transaction of $1.2 billion, consisting of $200 million in Cash Consideration and $643 million in share consideration that will vest over 5 to 9 years, based on 24,530,266 Class E ordinary shares issued multiplied by the $26.20 per share closing price of Class A ordinary shares on January 8, 2025 and (ii) implied equity value of the Transaction of $843 million, which is calculated by reducing the implied aggregate value of the Transaction by the assumption of $380 million of indebtedness of RPM.
Morgan Stanley calculated the estimated implied ownership percentage range for RPM’s equityholders implied by the discounted cash flow analyses based on the above-described analyses and as described below in the section entitled “— Analyses Relating to Royalty Pharma — Discounted Cash Flow Analysis.” Morgan Stanley calculated the low end of the implied ownership percentage range by dividing the lowest implied equity value for RPM less $200 million in Cash Consideration to be paid to RPM equityholders at the completion of the Transaction, by the highest implied equity value for Royalty Pharma. Morgan Stanley calculated the high end of the implied ownership percentage range by dividing the highest implied equity value for RPM less $200 million in Cash Consideration to be paid to RPM equityholders at the completion of the Transaction, by the lowest implied equity value for Royalty Pharma. This analysis resulted in an implied adjusted ownership percentage range for RPM’s equityholders (rounded to one decimal place) of 7.4% to 14.2%, which Morgan Stanley compared to the ownership percentage for RPM’s equityholders implied by the Share Consideration of 4.0%.
Selected Precedent Transactions Analysis
Morgan Stanley performed a selected precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley selected certain transactions involving the acquisition of alternative asset management companies since 2019 for which relevant financial information was publicly available.
For these transactions, Morgan Stanley reviewed the consideration paid and calculated the ratio of the aggregate value of each transaction to the EBITDA of the target company for the last twelve months (excluding earnouts), which we refer to as “LTM AV/EBITDA”, based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:
The metrics for each of the precedent transactions are summarized as follows:

Announce Date	Acquiror	Target	LTM AV / EBITDA Transaction Multiple (x)
September 6, 2023	Bridgepoint Group plc	Energy Capital Partners	15.2x
May 15, 2023	TPG Inc.	Angelo Gordon	17.9x
November 10, 2021	EQT AB	LSP	18.8x
January 26, 2021	EQT AB	Exeter Property Group	23.4x
March 13, 2019	Brookfield Asset Management, Inc.	Oaktree Capital Group, LLC	12.9x
Median			17.9x

Based on its professional judgment and taking into consideration, among other things, (i) the observed multiples for the selected transactions listed above (which indicated a median LTM AV/EBITDA multiple of 17.9x), (ii) the business, financial and operating characteristics of the target companies in such transactions as compared to RPM and (iii) the prevailing market trends for the valuation and performance of alternative asset management companies at the time of each transaction as compared to the current prevailing market trends. Morgan Stanley selected a representative range of LTM/AV EBITDA multiples from 15.0x to 19.0x and applied this range of financial multiples to RPM’s LTM EBITDA as of September 30, 2024 of $113 million. Based on this analysis, Morgan Stanley derived a range of implied equity value of RPM of approximately $1.3 billion to approximately $1.8 billion and a range of implied aggregate value of RPM of approximately $1.7 billion to approximately $2.2 billion. Morgan Stanley compared these ranges to the (i) implied aggregate value of the Transaction of $1.2 billion, consisting of $200 million in Cash Consideration and $643 million in Share Consideration that will vest over 5 to 9 years, based on 24,530,266 Class E ordinary shares issued multiplied by the $26.20 per share closing price of Class A ordinary shares on January 8, 2025 and (ii) implied equity value of the Transaction of $843 million, which is calculated by reducing the implied aggregate value of the Transaction by the assumption of $380 million of indebtedness of RPM.
No company or transaction utilized in the precedent transaction analysis is identical to RPM or the proposed Transaction. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, that are beyond the control of RPM, such as the impact of competition on the business of RPM or the industry generally, industry growth and the absence of any adverse material change in the financial condition of RPM or the industry or in the financial markets in general, which could affect the relative value of the companies and the aggregate value of the transactions to which they are being compared.
Comparable Company Analysis
For reference purposes only, Morgan Stanley reviewed and compared certain financial information for RPM to corresponding financial information, ratios and public market multiples for certain publicly held companies in the alternative asset management industry. Although none of the following companies are identical to RPM, Morgan Stanley selected these companies because they had publicly traded equity securities and were deemed to be similar to RPM in one or more respects, including operating in the alternative asset management industry.
RPM Selected Publicly Traded Companies
•	The Blackstone Group L.P.
•	KKR & Co. Inc.
•	Apollo Global Management, LLC
•	Brookfield Asset Management
•	Ares Management Corporation
•	Blue Owl Capital Inc.
•	TPG Inc.
•	The Carlyle Group L.P.
For each of the selected companies, Morgan Stanley calculated the company’s share price as of January 8, 2025 as a multiple of its estimated 2025 pre-tax earnings per share, which we refer to as its “price to pre-tax earnings multiple,” based on consensus third party research estimates for forecasted information compiled by Morgan Stanley.
Using consensus third party research estimates for the selected companies, Morgan Stanley observed that the price to pre-tax earnings multiples for the selected companies ranged from 9.6x – 28.6x for calendar year 2025 with a peer median of 23.7x. Based on Morgan Stanley’s analyses of the various selected publicly traded companies and on professional judgments and adjustments made by Morgan Stanley, Morgan Stanley selected a representative range of multiples of 9.0x – 15.0x applied to RPM’s estimated 2025 pre-tax earnings of $142 million. Based on this analysis, Morgan Stanley derived a range of implied equity value of RPM of approximately $1.3 billion to approximately $2.1 billion and a range of implied aggregate value of RPM of approximately $1.7 billion to approximately $2.5 billion. Morgan Stanley compared these ranges to the (i) implied aggregate value of the Transaction of $1.2 billion, consisting of $200 million in Cash Consideration and $643 million in Share Consideration that will vest over 5 to 9 years, based on 24,530,266 Class E ordinary shares issued multiplied by the $26.20 per share closing price of Class A ordinary shares on January 8, 2025 and (ii) implied equity value of the Transaction of $843 million, which is calculated by reducing the implied aggregate value of the Transaction by the assumption of $380 million of indebtedness of RPM.
Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to RPM’s business. Accordingly, Morgan Stanley’s comparison of selected companies to RPM and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and RPM.
Analyses Relating to Royalty Pharma
Discounted Cash Flow Analysis
Morgan Stanley performed a DCF analysis for Royalty Pharma, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company.
Morgan Stanley calculated a range of implied equity values per ordinary share based on the estimated cash flows contained in the Royalty Pharma financial projections (as more fully described in the section entitled “Certain Unaudited Financial Projections” beginning on page 41 of this Proxy Statement).
For purposes of its DCF analyses, Morgan Stanley calculated a terminal value for Royalty Pharma as of December 31, 2034, by applying a range of perpetual growth rates of (1%) to 1%, selected based on Morgan Stanley’s experience and professional judgment, to the terminal year unlevered free cash flow. The unlevered free cash flows from calendar years 2025 to 2034 and the terminal value assumed no taxes, as directed by the Board, and were then discounted to present values as of December 31, 2024 using a mid-year discounting convention, a range of discount rates of 7.4% to 8.0% (which Morgan Stanley derived based on Royalty Pharma’s assumed weighted average cost of capital using its experience and professional judgment), adjusted by Royalty Pharma’s estimated net debt of $7.8 billion as of December 31, 2024, as provided by Royalty Pharma’s management and approved by the Board.
Based on the above-described analysis, Morgan Stanley derived a range of implied equity values per share of Class A ordinary shares of $25.50 per share to $38.50 per share, rounded to the nearest $0.25 per share which was compared to the closing price per share of Class A ordinary shares of $26.20 as of January 8, 2025.
Selected Public Trading Multiples Analysis
Using publicly available information, Morgan Stanley compared selected financial data of Royalty Pharma with similar data for companies selected by Morgan Stanley, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of Morgan Stanley’s analysis and based on its experience and professional judgment, may be considered similar in certain respects to those of Royalty Pharma based on business sector participation, financial metrics and form of operations. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect Royalty Pharma.
These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of Morgan Stanley’s analysis and based on its experience and professional judgment, may be considered similar in certain respects to those of Royalty Pharma based on business sector participation, financial metrics and form of operations. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect Royalty Pharma.
Using publicly available information, Morgan Stanley calculated and compared, using Wall Street consensus estimates, for each selected company listed above and for Royalty Pharma, 2025 estimated non-GAAP price-earnings ratio, which we refer to as “non-GAAP P/E multiples.”

This analysis indicated the following 2025 estimated non-GAAP P/E multiples:

2025E Non-GAAP P/E
Amgen Inc.	12.8x
Gilead Sciences, Inc.	11.8x
Merck & Co Inc.	10.5x
Biogen Inc.	9.1x
Pfizer Inc.	9.1x
The Bristol-Myers Squibb Company	8.1x
GSK plc	8.1x
Median	9.1x

Based on the results of this analysis and Morgan Stanley’s experience and professional judgment, Morgan Stanley selected a multiple reference range of 8.0x to 10.0x for 2025 estimated non-GAAP P/E applied to Royalty Pharma’s portfolio cash flow per share (a similar metric to non-GAAP earnings per share for Royalty Pharma) of $4.18 for 2025, which resulted in an implied price per share range of $33.50 to $41.75 rounded to the nearest $0.25 per share.
Historical Trading Ranges
For reference purposes only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical trading data of Class A ordinary shares for the 52-week period ending January 8, 2025, and noted that, during such period, the highest intraday trading price per share of Class A ordinary shares was $31.66 and the lowest intraday trading price per share of Class A ordinary shares was $24.05.
Equity Research Analysts’ Price Targets
For reference purposes only, and not as a component of its fairness analysis, Morgan Stanley reviewed the price targets prepared and published by eight equity research analysts, as published in Bloomberg, for Class A ordinary shares as of January 8, 2025 and the range, each not rounded, of the (i) discounted price targets for Class A ordinary shares of $25.91 per share to $47.20 per share, which were discounted using a 8.1% discount rate based on Royalty Pharma’s cost of equity and (ii) undiscounted price targets for Class A ordinary shares of $28.00 per share to $51.00 per share.
The price targets published by equity research analysts do not necessarily reflect current market trading prices for Class A ordinary shares and these estimates are subject to uncertainties, including the future financial performance of Royalty Pharma and future financial market conditions.
Illustrative Pro Forma Discounted Cash Flow Analyses
For reference purposes only and as described more fully below, Morgan Stanley conducted pro forma DCF analyses of Royalty Pharma assuming completion of the Transaction. Morgan Stanley’s pro forma DCF analyses used certain financial projections prepared by the managements of RPM and Royalty Pharma (as more fully described in the section entitled “Certain Unaudited Financial Projections” beginning on page 41 of this Proxy Statement). These pro forma DCF analyses reflected (i) ranges of DCF derived equity values for each of RPM and Royalty Pharma, as described above under “— Analyses Relating to RPM” and “— Analyses Relating to Royalty Pharma,” minus (ii) the Cash Consideration to be paid to RPM equityholders at the completion of the Transaction. Morgan Stanley then divided the resulting implied total equity value ranges by Royalty Pharma’s pro forma fully diluted shares outstanding, reflecting the newly issued shares of the Transaction (as provided by Royalty Pharma’s management). Morgan Stanley then compared these pro forma implied equity value per share to the stand-alone implied equity values per share, as described above under “— Analyses Relating to RPM” and “— Analyses Relating to Royalty Pharma,” respectively. Based on this analyses, Morgan Stanley estimated that the Transaction would be 4% to 12% accretive to Royalty Pharma’s DCF equity value per share at the values implied by the DCF analyses.
General
In connection with the review of the proposed Transaction by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of RPM or Royalty Pharma. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RPM or Royalty Pharma. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to Royalty Pharma of the Consideration to be paid by RPH pursuant to the Purchase Agreement and in connection with the delivery of its opinion, dated January 9, 2025, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which Class A ordinary shares might actually trade.
The Consideration to be paid by RPH pursuant to the Purchase Agreement was determined through arm’s-length negotiations between RPM and Royalty Pharma and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to Royalty Pharma or the Board or that any specific consideration constituted the only appropriate consideration for the Transaction.
Morgan Stanley’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the Purchase Agreement and the transactions contemplated thereby. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the Consideration pursuant to the Purchase Agreement or of whether the Board would have been willing to agree to different consideration.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of RPM, Royalty Pharma, RP LLC, selected entities related to Mr. Legorreta, which we refer to as the “Legorreta Related Entities,” or any other company, or any currency or commodity, that may be involved in the proposed Transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Royalty Pharma in connection with the Transaction, may have committed and may commit in the future to invest in private equity funds managed by RPM, Royalty Pharma, RP LLC, the Legorreta Related Entities or their affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by RPM, Royalty Pharma, RP LLC, the Legorreta Related Entities or their affiliates.
Under the terms of its engagement letter, Morgan Stanley provided the Board with financial advisory services and a fairness opinion, described in this section and attached to this Proxy Statement as Annex C, in connection with the proposed Transaction, and Royalty Pharma has agreed to pay Morgan Stanley a fee for its services of up to $11 million, $7 million of which is payable upon the consummation of the proposed Transaction and the remainder of which is payable to Morgan Stanley in Royalty Pharma’s sole and absolute discretion based on the overall services provided by Morgan Stanley in connection with Morgan Stanley’s engagement. Royalty Pharma has also agreed to reimburse Morgan Stanley for certain of its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Royalty Pharma has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents, and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages and liabilities, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.
As of December 30, 2024, Morgan Stanley holds an aggregate interest of between 8% and 9% of Class A ordinary shares and between 10% and 11% in the common stock of ProKidney Corp., a Legorreta Related Entity, which interests are held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts, or (iii) ordinary course trading activities, including hedging activities.
In the two years prior to December 30, 2024, Morgan Stanley and its affiliates provided financing services to Royalty Pharma and received fees of approximately between $2.0 million and $3.0 million for such services, and Morgan Stanley or an affiliate thereof is a lender to Royalty Pharma with respect to its revolving credit facility and is expected to receive customary fees in connection therewith. In the two years prior to December 30, 2024, Morgan Stanley did not receive any payments from Legorreta Related Entities. As of December 30, 2024, Morgan Stanley has been engaged for a financing assignment for a party related to Royalty Pharma, unrelated to the proposed Transaction, for which Morgan Stanley expects to receive customary fees if such transaction was completed. Morgan Stanley expects that such fees would be significantly less than the fees Morgan Stanley would receive from Royalty Pharma in the proposed Transaction. Morgan Stanley and its affiliates may in the future also seek to provide other financial advisory and financing services to Royalty Pharma, RPM, RP LLC, the Legorreta Related Entities and their respective affiliates, and would expect to receive fees for the rendering of these services.
The Business of RP LLC
Following the completion of the New RPM Reorganization, RP LLC and its subsidiaries will (i) hold all of the assets related to the Business other than the assets related to the Excluded Business, (ii) provide the Company with all advisory and day-to-day management services and (iii) manage the Company’s business and assets and sources and evaluate new investment opportunities.
RP LLC units do not trade on an established public trading market. Following the completion of the New RPM Reorganization, the Sellers will be the record and beneficial owners of 100% of the equity interests of RP LLC. Upon the closing of the Transaction, RPH will acquire all of the equity interests of RP LLC from the Sellers.
Certain Unaudited Financial Projections
Royalty Pharma does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of the Transaction, the managements of RPM and Royalty Pharma prepared non-public financial projections (i) for Royalty Pharma on a standalone basis for the calendar years 2025 through 2034 (the “Royalty Pharma financial projections”) and (ii) for RPM for the calendar years 2025 through 2034 (the “RPM financial projections” and together with the Royalty Pharma financial projections, the “financial projections”), which were provided to the Royalty Pharma Board for its evaluation of the Transaction and provided to, and approved by the Royalty Pharma Board for use by, Morgan Stanley, Royalty Pharma’s financial advisor, for purposes of performing its financial analyses in connection with rendering its opinion to the Royalty Pharma Board, subject to the assumptions and limitations described in its opinion as further described in the section entitled “—Opinion of Financial Advisor to Royalty Pharma.”
A summary of the financial projections is not being included in this Proxy Statement to influence your decision whether to vote for or against the Share Issuance Proposal and the Transactions, but is being included because such financial projections were made available to the Royalty Pharma Board and Morgan Stanley. The inclusion of this information should not be regarded as an indication that the Royalty Pharma Board, Royalty Pharma (or any of its affiliates, officers, directors, advisors or other representatives), Morgan Stanley or any other person considered, or now considers, the financial projections to be necessarily predictive of actual future events or results of Royalty Pharma’s or RPM’s respective operations and should not be relied upon as such. The assumptions used by the management of RPM and Royalty Pharma in developing the Royalty Pharma financial projections and the RPM financial projections, are subjective in many respects. There can be no assurance that the projections contained in the financial projections will be realized or that actual results will not vary materially from those forecasted. The financial projections cover multiple years and such information by its nature becomes less predictive with each successive year. As a result, the financial projections summarized in this Proxy Statement should not be relied on as necessarily predictive of actual future events.
In addition, neither the Royalty Pharma financial projections nor the RPM financial projections were prepared with a view to publicly disclosing such information or to complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information. Neither Royalty Pharma’s independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial projections summarized in this Proxy Statement, nor have they expressed any opinion or provided any other form of assurance with respect to such information or the achievability of the projections contained therein.
The managements of RPM and Royalty Pharma developed the Royalty Pharma financial projections and the RPM financial projections, respectively, utilizing reasonably available estimates and judgments at the time of its preparation. The Royalty Pharma financial projections and the RPM financial projections are based on numerous variables and assumptions that were deemed to be reasonable as of the date on which such projections were finalized. However, such assumptions are inherently uncertain and difficult or impossible to predict or estimate and most of them are beyond Royalty Pharma’s control.
The managements of RPM and Royalty Pharma made the following material assumptions in developing the internal financial forecasts upon which the Royalty Pharma financial projections and RPM financial projections are based: (i) the forecasts for investments existing as of December 2024 were estimated consistent with Royalty Pharma’s critical accounting policies and primarily derived from sell side research analyst consensus forecasts; (ii) Royalty Pharma will make $2.5 billion of new investments annually and these new investments are estimated to generate a 12% internal rate of return; (iii) the management fee paid to RPM would continue on its current terms; and (iv) no income tax paid by either Royalty Pharma or RPM. The financial projections also reflect assumptions regarding the continuing nature of certain business decisions that, in reality, are subject to change. The RPM financial projections and the Royalty Pharma financial projections are generally based on information known to RPM management and Royalty Pharma management, respectively, as of December 2024.
Important factors that may affect actual results and cause the projections contained in the financial projections not to be achieved include, but are not limited to: (i) risks and uncertainties relating to Royalty Pharma’s and RPM’s businesses (including risks related to sales of biopharmaceutical products for which Royalty Pharma receives royalties, the growth of the royalty market, the ability to achieve strategic and financial objectives and risks associated with Royalty Pharma’s and RPM’s existing and future services and business models), (ii) the timing and risks associated with the integration of RPM and Royalty Pharma, (iii) the retention of key employees of RPM, (iv) industry performance, (v) the legal and regulatory environment, (vi) general business and economic conditions and (vii) other factors described in this Proxy Statement or described or referenced in Royalty Pharma’s filings with the SEC, including Royalty Pharma’s annual report on Form 10-K for the fiscal year ended December 31, 2023, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The financial projections summarized in this Proxy Statement constitute “forward-looking statements” and actual results may differ materially and adversely from those projected. For more information, please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the summaries of the financial projections reflect assumptions that are subject to change and do not reflect revised prospects for Royalty Pharma’s or RPM’s respective businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared.
Neither Royalty Pharma nor RPM, or any of their respective affiliates, officers, directors, advisors or other representatives, can give any assurance that actual results will not differ from the Royalty Pharma financial projections or the RPM financial projections, nor does any such party undertake any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing, or developments or events occurring, after the date on which the financial projections were finalized, or that may occur in the future, even if any or all of the assumptions underlying the financial projections turn out to be incorrect. Royalty Pharma does not intend to make available publicly any update or other revision to the financial projections, except as otherwise required by applicable law. None of Royalty Pharma or any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Royalty Pharma shareholder or any other person regarding the ultimate performance of Royalty Pharma or RPM compared to the information contained in the financial projections, or that the projections contained in the financial projections will be achieved.
In light of the foregoing factors as well as the uncertainties inherent in the financial projections, and given that the Annual Meeting will be held several months after the financial projections were prepared, Royalty Pharma shareholders are cautioned not to place undue, if any, reliance on the information presented in this summary of the financial projections, and Royalty Pharma urges all Royalty Pharma shareholders to review Royalty Pharma’s most recent SEC filings for a description of Royalty Pharma’s reported financial results. The inclusion of this information in this Proxy Statement does not constitute an admission or representation by Royalty Pharma or its advisors or representatives or any other person that the information is material, particularly in light of the inherent risks and uncertainties associated with such forecasts.
Royalty Pharma Financial Projections
The Royalty Pharma financial projections are made on a stand-alone basis, assuming Royalty Pharma would continue as an independent company, and do not give effect to the Transaction or any changes to Royalty Pharma’s operations or strategy that may be implemented after the consummation of the Transaction, including potential synergies to be realized as a result of the Transaction, or to any costs incurred in connection with the Transaction. Furthermore, the Royalty Pharma financial projections do not take into account the effect of any failure of the Transaction to be completed and should not be viewed as accurate or continuing in that context.
The following table presents a summary of the Royalty Pharma financial projections:

(Dollars in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Portfolio Receipts(1)	$3,008	$3,214	$3,567	$3,895	$4,285	$4,691	$5,061	$5,407	$5,829	$6,087
Adjusted EBITDA(2)	$2,734	$2,956	$3,282	$3,584	$3,942	$4,315	$4,656	$4,974	$5,362	$5,600
Portfolio Cash Flow(3)	$2,465	$2,678	$2,968	$3,236	$3,593	$3,979	$4,327	$4,678	$5,126	$5,435
Unlevered Free Cash Flow(4)	$349	$270	$468	$875	$1,264	$1,519	$1,703	$2,071	$2,398	$2,566

For the purposes of the above:
(1)
Portfolio Receipts is calculated as the sum of the following line items from Royalty Pharma’s GAAP statements of cash flows: Cash collections from financial royalty assets, cash collections from intangible royalty assets, other royalty cash collections, proceeds from available for sale debt securities and distributions from equity method investees less distributions to legacy non-controlling interests—Portfolio Receipts. Portfolio Receipts represent contractual distributions of royalty receipts, milestones and other contractual receipts to Royalty Pharma Select Finance Trust, a Delaware Statutory Trust and certain investors that represented 82% of the aggregate limited partnership interests in various partnerships that owned Royalty Pharma Investments, an Irish Unit Trust.

(2)	Adjusted EBITDA is defined as Portfolio Receipts minus payments for operating and professional costs.
(3)	Portfolio Cash Flow is defined as Adjusted EBITDA minus interest paid or received, net.
(4)	Unlevered Free Cash Flow is defined as Adjusted EBITDA minus profits interest payments, taxes, investments, milestone payments and other committed outlays to partners.
RPM Financial Projections
The RPM financial projections are made on a stand-alone basis, assuming RPM would continue as an independent company, and do not give effect to the Transaction or any changes to RPM’s operations or strategy that may be implemented after the consummation of the Transaction, including potential synergies to be realized as a result of the Transaction, or to any costs incurred in connection with the Transaction. Furthermore, the RPM financial projections do not take into account the effect of any failure of the Transaction to be completed and should not be viewed as accurate or continuing in that context.
The following table presents a summary of the RPM financial projections:

(Dollars in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$230	$211	$234	$255	$281	$307	$331	$354	$381	$398
Pre-Tax Income	$142	$117	$134	$150	$170	$190	$209	$225	$248	$225
Unlevered Free Cash Flow(1)	$142	$117	$134	$150	$170	$190	$209	$225	$248	$225

For the purposes of the above:
(1)	Unlevered Free Cash Flow is defined as Revenue minus operating expenses, taxes and other cash flows.
ROYALTY PHARMA DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE ON WHICH SUCH FINANCIAL PROJECTIONS WERE FINALIZED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Number of Securities Authorized
Upon completion of the Transaction, 24,530,266 Class E ordinary shares of RPH will be issued to the Sellers. Upon vesting, such Class E ordinary shares of RPH will be redesignated as equivalent class B ordinary shares of RPH on a one-for-one basis. RPH class B ordinary shares are exchangeable on a one-for-one basis for the Company’s Class A ordinary shares.
Dissenters’ Right of Appraisal
Shareholders are not entitled to dissenters’ right of appraisal or similar right with respect to this proposal.
Interests of Certain Persons in the Proposal
In considering the recommendation of the Board that the Company’s shareholders approve the transaction and vote in favor of the Internalization Proposal, the Company’s shareholders should be aware that the executive officers and directors of the Company have certain interests in the transactions that are or may be different from, or in addition to, the interests of the Company’s shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Purchase Agreement and the transactions contemplated by it, including the Internalization, and in making their recommendation that the Company’s shareholders adopt the Purchase Agreement.
These interests are described in more detail below, and certain of them are quantified in the tabular disclosure below, including compensation that may become payable in connection with the Internalization to the Company’s named executive officers. The dates used below to quantify these interests have been selected for illustrative purposes only in accordance with SEC rules, are based on a number of stated assumptions and do not necessarily reflect the dates on which certain events will occur.
The Company’s named executive officers, which reflect all of the Company’s executive officers, are set forth below, each of whom are also officers of RPM:
•	Pablo Legorreta – Chairman and Chief Executive Officer;
•	Terrance Coyne – Executive Vice President & Chief Financial Officer;
•	Christopher Hite – Executive Vice President & Vice Chairman;
•	George Lloyd – Executive Vice President, Investments & Chief Legal Officer; and
•	Marshall Urist, M.D., Ph.D. – Executive Vice President, Research & Investments
Transaction Consideration and Vesting Conditions
Mr. Legorreta and RPM I, which is indirectly beneficially owned by Mr. Legorreta, are Sellers in the Transaction and will receive an allocable portion of the Cash Consideration and the Share Consideration. In addition, each other named executive officer currently holds Class B units of RP MIP (“Class B Units”), which is also a Seller in the Transaction. The Class B Units entitle the applicable named executive officer to a portion of certain profits of RPM and, as a result, such named executive officers will be entitled to receive an allocable portion of the Cash Consideration and the Share Consideration through distributions from RP MIP, subject to the terms and conditions of the governing documents of RP MIP and the Class B Units. The Class B Units were issued to the named executive officers (other than Mr. Legorreta) in early 2024, with a view to further institutionalizing RPM and creating an orderly path for long-term succession and management continuity. The Class B Units generally vest over a 10-year service period following January 1, 2024.

Pursuant to the terms of the Purchase Agreement, any Share Consideration received by the named executive officers in connection with the Transaction shall be subject to vesting in accordance with the terms and conditions of the Purchase Agreement, as described in more detail below.
Mr. Legorreta’s direct and indirect equity interests in RPM are not currently subject to vesting conditions. However, pursuant to the Purchase Agreement, Mr. Legorreta has agreed that any Share Consideration delivered to him (including any Share Consideration delivered to RPM I) shall vest on a straight-line basis over five years. In the event Mr. Legorreta (i) resigns or voluntarily ceases to have a business relationship with RPM, the Company or their respective subsidiaries other than for “good reason,” (ii) is terminated as a service provider for “cause” or (iii) materially breaches the restrictive covenant obligations set forth in the Purchase Agreement and fails to cure such breach with a specified period, any unvested portion of the Share Consideration shall be forfeited. If Mr. Legorreta’s business relationship terminates for any other reason, including due to death, disability, without “cause” or for “good reason”, then the applicable Share Consideration shall vest in full.
As noted above, the Class B Units held by each other named executive officer are currently subject to certain vesting and forfeiture conditions. To the extent Share Consideration is delivered to RP MIP and the named executive officers continue to hold Class B Units following the Closing, the Class B Units held by the named executive officers shall remain subject to the same vesting and forfeiture conditions as set forth in such individual’s applicable grant agreement (including the applicable vesting schedule). Any Class B Units held by such named executive officer (and the corresponding portion of the Share Consideration) that has previously vested in accordance with its terms will not be subject to forfeiture. In the event that the employment of such named executive officer terminates due to such individual’s death, disability, termination without “cause” or resignation for “good reason,” any Class B Units held by such named executive officer (and the corresponding portion of the Share Consideration) which would have otherwise vested within five years following the date of such termination will immediately and automatically vest. In the event any distributions of Share Consideration are made by RP MIP to the named executive officers before such individual’s corresponding Class B Units have vested, such Share Consideration will be subject to the same vesting conditions as applicable to the corresponding Class B Units, as described herein. In the event any named executive officer is reallocated a portion of the Share Consideration otherwise attributable to Mr. Legorreta, any such reallocated interests will also be subject to vesting and forfeiture (provided that any such vesting and forfeiture terms will be no more favorable to the named executive officer than the vesting and forfeiture terms that would have applied had such Share Consideration remain held, directly or indirectly, by Mr. Legorreta).
Any portion of the Share Consideration that is forfeited (including as a result of the forfeiture of the corresponding Class B Units) as a result of the failure to achieve the applicable vesting condition will automatically revert to RPH and become deferred shares of RPH, subject to certain exceptions.
The following table sets forth the number of equity interests with respect to RPM held by each named executive officer (which includes ownership of RPM held indirectly through RP MIP Units) and an estimate of (i) the named executive officer’s allocable portion of the Cash Consideration to be delivered in connection with the Transaction and (ii) the number of non-voting Class E ordinary shares of RPH to be delivered or deliverable to such named executive officer in connection with the Transaction.

Name	RPM Units	RP MIP Class B Units	Cash Consideration	Class E Ordinary Shares
Pablo Legorreta(a)	443,321,887	—	[ ]	[ ]
Terrance Coyne	—	26,377,103	[ ]	[ ]
Christopher Hite	—	26,377,103	[ ]	[ ]
George Lloyd	—	26,377,103	[ ]	[ ]
Marshall Urist, M.D., Ph.D.	—	26,377,103	[ ]	[ ]

(a)	Includes units of RPM indirectly held by Mr. Legorreta through RPM I.
Qualifying Offers
Pursuant to the terms of the Purchase Agreement, Royalty Pharma has agreed to extend, or cause one of its Affiliates to extend, Qualifying Offers to each named executive officer. Specifically, the Qualifying Offer to Mr. Legorreta shall include a base salary of $1.5 million and the Qualifying Offer to each other named executive officer shall include compensation levels consistent with current compensation levels. In addition, the Qualifying Offers shall provide that, in the event of the applicable named executive officer’s termination without “cause” or resignation for “good reason” following the Closing, each named executive officer will be entitled to receive continued payment of the named executive officer’s base salary for one year (subject to his execution of a release of claims and continued compliance with restrictive covenant obligations).
Pursuant to the terms of the Qualifying Offers, each named executive officer remains subject to their existing restrictive covenant obligations, including covenants with respect to confidentiality, non-competition and non-solicitation.
Equity Plan
In order to allow for the implementation of an equity-based incentive compensation program for the Company’s employees following the Closing, the Purchase Agreement contemplates that the Company will adopt an equity incentive plan, subject to approval by the Company’s shareholders in accordance with applicable law and listing requirements. In furtherance of this provision, the Board has recommended that shareholders approve the EIP Proposal, as set forth in more detail under Proposal 4. Each of the named executive officers would be eligible to participate in the 2025 Equity Incentive Plan, provided that any awards under such plan to the named executive officers must be approved by the Board (or the applicable committee thereof).
Indemnification
For a period of six years following the closing of the Transaction, RPH must, and must cause RP LLC and its subsidiaries to, indemnify, defend and hold harmless (and advance payment for legal and other expenses as incurred following receipt by RPH of reasonably detailed statements therefor) to the fullest extent permitted by applicable law, all current and former directors, officers, employees, fiduciaries and agents of the Business Entities (each, a “D&O Indemnitee”) from and against any and all liabilities (including attorney’s fees and expenses, subject to receipt by RPH of reasonably detailed statements therefor), penalties, judgments, fines and amounts paid in settlement in connection with any actual or threatened proceeding arising out of matters occurring, arising or existing on or prior to the closing (except to the extent relating to the Excluded Business) (each, a “D&O Claim”) to the extent that any such D&O Claim is based on, or arises out of, or relates to (i) the fact that such D&O Indemnitee is or was a director, officer, employee, or agent of one or more of the Business Entities at any time prior to the closing of the Transaction; (ii) the fact that such D&O Indemnitee is or was serving at the request of one or more of the Business Entities as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the closing of the Transaction; or (iii) actions taken (or failed to be taken) by such D&O Indemnitee at the request of any of the Business Entities, including any and all such losses arising out of or relating to this Agreement or the Transactions, in each case, to the same extent that any of the Business Entities would have been required to indemnify or advance expenses to such D&O Indemnitee under the Fundamental Documents of any of the Business Entities in effect as of the date hereof, regardless of whether such D&O Claim is asserted or claimed prior to, at or after the Closing.
Voting Agreements
Members of the Board and members of the senior management of RPM have entered into Voting Agreements pursuant to which such individuals agreed to vote their shares (subject to certain exceptions) in favor of the Transaction at the Annual Meeting.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Transaction for each of our named executive officers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the Transaction-related compensation that may be payable to those named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in the footnotes to the table below. As a result, the actual amounts, if any, to be received by a named executive officer in connection with the Transaction may differ materially from the amounts set forth below.

The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive, assuming:
•	that the Transaction is consummated on [ ], 2025 (such date is assumed solely for purposes of this disclosure required by Item 402(t) of Regulation S-K);
•	the employment of each such named executive officer is terminated without “cause” on such date;
•
a per share price of the Company’s Class A ordinary shares, which is the average closing market price of such shares over the first five business days following the first public announcement of the Transaction; and

•	a non-voting Class E ordinary share of RPH has the same value as a Class A ordinary share of the Company.
The calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this Proxy Statement, including in connection with the final Qualifying Offers or as a result of the vesting or forfeiture of Class B Units. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Pablo Legorreta	1,500,000	[ ]	[ ]
Terrance Coyne	1,323,000	[ ]	[ ]
Christopher Hite	1,323,000	[ ]	[ ]
George Lloyd	1,323,000	[ ]	[ ]
Marshall Urist, M.D., Ph.D.	1,323,000	[ ]	[ ]

(1)
The cash amounts payable to the named executive officers consist of one year of continued base salary in the event of a termination without cause or resignation for good reason under the terms of the applicable Qualifying Offer. All components of the cash amounts are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment following the closing of the Transaction) and are subject to the named executive officer’s execution and nonrevocation of a release of claims and continued compliance with restrictive covenants.

(2)
Reflects the estimated value of the above-described accelerated vesting of the applicable named executive officer’s unvested portion of the Share Consideration, assuming that the named executive officer experiences a qualifying termination of employment following the Closing. All components of such value are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment following the closing of the Transaction). This column does not include the value of any other Share Consideration or any Cash Consideration which may be delivered to a named executive officer in accordance with the terms of the Purchase Agreement and the applicable RP MIP governing documents. Information regarding the aggregate value of all Cash Consideration and Share Consideration which may be delivered to the named executive officers is described in the table under “—Transaction Consideration and Vesting Conditions” above.

Recommendation and Required Vote
The Company’s shareholders are asked to approve and authorize the entry into the Purchase Agreement and the Transaction Documents and the grant of allotment authority for the issue of such number of additional Class A ordinary shares of the Company as will be sufficient to allow for the exchange in full of an aggregate number of class B ordinary shares of RPH equivalent to the Share Consideration into such Class A ordinary shares of the Company.
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution.
Vote to approve the Transaction
This resolution is divided into two parts. The first is required under the U.K. Companies Act to approve the acquisition by RPH of RP LLC, as described in the section of this Proxy Statement entitled “Proposal 2: The Internalization Proposal.”
As Mr. Legorreta is both a Seller under the Purchase Agreement and also the chief executive officer, chairman and a director of Royalty Pharma and a director of RPH, the Transaction constitutes a “substantial property transaction” under the U.K. Companies Act, and accordingly requires, and is conditional upon, shareholder approval at the Annual Meeting before completion.

In addition to providing information about the Transaction, this section (“Proposal 2: The Internalization Proposal”) sets out the background to and reasons for the Transaction, and the Board’s considerations in reaching its recommendation.
Royalty Pharma is also seeking additional authority to allot and issue Class A ordinary shares to permit Royalty Pharma to issue Class A ordinary shares in exchange for any class B ordinary shares of RPH that may fall to be issued to the Sellers under the arrangements detailed in the Purchase Agreement and the Amended and Restated Exchange Agreement (as further described in the section entitled “Proposal 2: The Internalization Proposal—The Transaction Agreements”).
Under the U.K. Companies Act, directors are, with certain exceptions, unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by the company’s articles of association. The purpose of the second part of this resolution is to give the Board authority to allot and issue additional Class A ordinary shares as will be sufficient to allow for the exchange in full of an aggregate number of class B ordinary shares of RPH equivalent to the Share Consideration into such Class A ordinary shares.
Royalty Pharma therefore proposes that the shareholders at the Annual Meeting provide the Board with an authorization, additional to that provided in Proposal 14, to allot shares in Royalty Pharma and to grant rights to subscribe for or to convert any security into shares in Royalty Pharma up to a maximum aggregate nominal amount of $3,000.00 in connection with the transactions contemplated by the Purchase Agreement. If granted, this authorization will expire on 5 January 2030.
The following resolution is therefore submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that:
a)
the purchase by Royalty Pharma Holdings Ltd, a subsidiary of the Company, of the entire issued company units of Royalty Pharma, LLC pursuant to a purchase agreement entered into between, among others, Royalty Pharma, LLC, RP Management, LLC and Royalty Pharma Holdings Ltd (the “Purchase Agreement”), which is attached as Annex A to the Company’s Proxy Statement of which this resolution forms part, and the other transactions contemplated by the Purchase Agreement including the execution, delivery and performance of each of the Documents and the consummation of the Closing (in each case, as defined in the Purchase Agreement) be and are hereby approved, including in accordance with section 190 of the Companies Act 2006 (as applicable); and

b)
the directors of the Company be and are hereby generally and unconditionally authorized for the purposes of section 551 of the Companies Act 2006, in addition to any prior authority conferred upon the directors of the Company, to exercise all the powers of the Company, in connection with the exchange of shares in the capital of Royalty Pharma Holdings Ltd resulting from transactions contemplated by the Purchase Agreement for shares in the capital of the Company and arrangements entered into in connection therewith, to allot Class A ordinary shares in the capital of the Company or grant rights to subscribe for or convert any security into Class A ordinary shares in the capital of the Company on and subject to such terms as the directors of the Company shall, in their discretion, consider appropriate up to an aggregate nominal amount of $3,000, provided that (unless previously revoked, varied or renewed by the Company) this authority will expire on 5 January 2030, save that the directors of the Company may, notwithstanding such expiry, make offers or agreements which would or might require Class A ordinary shares in the capital of the Company to be allotted, or rights to subscribe for or convert securities into Class A ordinary shares in the capital of the Company to be granted, after its expiry and the directors of the Company may allot Class A ordinary shares in the capital of the Company or grant rights to subscribe for or convert securities into Class A ordinary shares in the capital of the Company pursuant to such offers or agreements as if this authority had not expired.”

Accordingly, the Board recommends that you vote “FOR” the Internalization Proposal.

THE TRANSACTION AGREEMENTS
Description of the Purchase Agreement
The following summary describes certain material provisions of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and which is incorporated by reference into this Proxy Statement. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that may be important to you. We encourage you to read the Purchase Agreement carefully and in its entirety, as it is the legal document governing the Transaction.
The Purchase Agreement is included in this Proxy Statement to provide you with information regarding its terms and is not intended to provide any factual information about Royalty Pharma, RPM or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this Proxy Statement or in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 140. The representations, warranties, covenants and agreements contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of specific dates and solely for the benefit of parties to the Purchase Agreement and:
—	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;
—
in many cases are subject to important qualifications and limitations, including certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself;

—	may only be true as of a given date; and
—	may apply standards of materiality in a way that is different from what may be viewed as material by you or other shareholders.
Accordingly, you should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Royalty Pharma, RPM or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Royalty Pharma’s public disclosures. Accordingly, the representations and warranties and other provisions of the Purchase Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this Proxy Statement and in the documents incorporated by reference into this Proxy Statement. See the section entitled “Where You Can Find More Information” beginning on page 140.
The following is a description of the material aspects of the Transaction. While we believe that the following description covers the material aspects of the Transaction, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire document, including the full text of the documents described below that are attached as Annexes to this Proxy Statement.
Effects of the Transaction
The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers. The aggregate consideration to be paid to the Sellers in the Transaction will consist of (i) $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RPM and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date, subject to customary adjustments for cash, debt and working capital of RP LLC at the closing of the Transaction and (ii) 24,530,266 non-voting Class E ordinary shares of RPH. In addition, RPH agreed to assume RPM’s $380 million term loan facility and all outstanding indebtedness thereunder.
The Share Consideration received by Mr. Legorreta is subject to vesting on a straight-line basis over five years and any unvested shares are subject to forfeiture if he (i) resigns or voluntarily ceases to have a business relationship with Royalty Pharma during that period (other than a resignation for “good reason”), (ii) is terminated as a service provider of Royalty Pharma for “cause”, or (iii) breaches certain restrictive covenant obligations.

The Share Consideration received by the equityholders of RPM, other than Mr. Legorreta, are subject to the same vesting schedule as applicable to their current equity interests in RP MIP (with all units vesting on or prior to January 1, 2034), and are subject to forfeiture if the executive’s employment terminates for any reason, subject to certain exceptions.
Completion of the Transaction
Unless the parties agree otherwise, the closing of the Transaction will take place remotely by the electronic exchange of documents as soon as possible but in any event no later than the third business day after the conditions described below under the subsection “—Conditions to Closing of the Transaction” have been satisfied, or, to the extent permitted under applicable law, waived in writing by the party to the Purchase Agreement entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at closing, but subject to the satisfaction or, to the extent permitted under applicable law, waiver in writing of such conditions by the party or parties entitled to the benefit of such conditions) or on such other date as the Seller Representative and RPH mutually agree in writing.
We expect to complete the Transaction by the end of the second quarter of 2025. The Transaction is subject to U.S. antitrust approval and certain other regulatory approvals, and it is possible that factors outside the control of the parties to the Purchase Agreement could result in the Transaction being completed at a later time, or not at all. There may be a substantial amount of time between the Annual Meeting and the completion of the Transaction. We expect to complete the Transaction promptly following the receipt of all required approvals.
Post-Closing Adjustments
The Closing Consideration is subject to certain adjustments, with any upward or downward adjustments to the Closing Consideration to be made against the Cash Consideration. The estimated Closing Consideration adjustments made at closing, will be trued-up promptly following the closing to account for the actual amounts of such adjustments as of the closing. To the extent the final Closing Consideration after accounting for all adjustments is less than or greater than the estimated Closing Consideration determined on the closing, such further adjustments will be made in cash.
Ancillary Agreements
The Purchase Agreement contemplates entry into Amended and Restated Management Agreements, a Support Services Agreement, an Amended and Restated Exchange Agreement and an Amended and Restated Registration Rights Agreement at the closing of the Transaction, on terms reasonably satisfactory to the parties. A more detailed description of the Restrictive Covenants Agreement is contained in the section entitled “The Transaction Agreements—Restrictive Covenants Agreements.”
Amended and Restated Management Agreements
Subject to and effective upon the consummation of the Transaction, and in accordance with Section 205(a)(2) of the Advisers Act, each existing investment advisory agreements between RPM and its “clients” (as defined under the Advisers Act), including that certain Amended and Restated Management Agreement, dated as of October 3, 2022, between RPM and the Company, will be assigned to New RPM or New RPM Sub-Manager and amended and restated in form and substance reasonably satisfactory to RPH and the Seller.
Support Services Agreement
At the closing of the Transaction, RP LLC, Royalty Pharma II, LLC and RPM will enter into a services agreement for certain services to be provided by RP LLC to RPM in respect of the Excluded Business, in form and substance reasonably satisfactory to RPH and the Seller Representative.
Amended and Restated Exchange Agreement
Upon the consummation of the Transaction, the Sellers and the parties to the existing Exchange Agreement, dated as of December 31, 2024 (the “Existing Exchange Agreement”), will amend and restate the Existing Exchange Agreement in respect of the class B ordinary shares of RPH to allow for the exchange on a one-for-one basis for Royalty Pharma's Class A ordinary shares, in form and substance reasonably satisfactory to RPH and the Seller Representative.

Amended and Restated Registration Rights Agreement
The Amended and Restated Registration Rights Agreement, effective upon the consummation of the Transaction, will amend and restate that certain Registration Rights Agreement, dated June 18, 2020, among Royalty Pharma and Sellers to, among other things, add certain of the Sellers (or their beneficial owners) as holders under the Registration Rights Agreement, and make other conforming changes reflecting the redesignation of Class E ordinary shares of RPH to class B ordinary shares of RPH, in form and substance reasonably satisfactory to RPH and the Seller Representative.
Representations and Warranties
Under the Purchase Agreement, RPM, RP LLC and their respective subsidiaries made customary representations and warranties relating to: organization and capitalization, authorization, non-contravention, subsidiaries, financial statements, subsequent events, no undisclosed liabilities, legal compliance, title to properties, tax matters, intellectual properties, contracts and commitments, insurance, litigation, employees and independent contractors, employee benefits, environmental and safety, data privacy and computer systems, real estate, clients and funds, related party transactions, significant business partners, brokers, and no reliance.
Under the Purchase Agreement, the Sellers made customary representations and warranties relating to: organization and capitalization, authorization, non-contravention, litigation, brokers, and no reliance.
Under the Purchase Agreement, RPH made customary representations and warranties relating to: organization, authorization, non-contravention, brokers, sufficiency of funding, legal proceedings, and no reliance.
Covenants of the Parties
Conduct of the Business
The Purchase Agreement contains certain covenants restricting the conduct of RPM and RP LLC between the date of the Purchase Agreement and the closing of the Transaction. Except (x) as otherwise agreed by RPH in writing, (y) in connection with or in furtherance of the New RPM Reorganization, or (z) as otherwise expressly contemplated by the Purchase Agreement, each of RPM and RP LLC have agreed to (i) conduct its business in the ordinary course of business, (ii) use commercially reasonable efforts to preserve its business organizations intact and maintain in effect all of its material permits necessary for the Business, and (iii) use commercially reasonable efforts to keep available the services of its directors, officers, key employees and key consultants and maintain its existing relations and goodwill with investors, customers, clients, vendors and suppliers.
From the date of the Purchase Agreement until the closing of the Transaction, except (i) if RPH has provided its prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (ii) in connection with or in furtherance of the New RPM Reorganization or set forth in the Purchase Agreement or (iii) as expressly contemplated by the Purchase Agreement, RPM and RP LLC may not, and must cause each of their respective subsidiaries not to:
•	amend in any respect that would be adverse to RPH its organizational documents (whether by merger, consolidation or otherwise);
•	establish or acquire any subsidiary, joint venture, partnership or similar arrangement;
•
(A) split, combine or reclassify any shares of its capital stock, equity securities or other ownership interests or (B) enter into any agreement with respect to the voting of its capital stock, equity securities or other ownership interests;

•	amend in any respect that would be adverse to RPH any term of any of the equity interests of RP LLC (in each case, whether by merger, consolidation or otherwise);
•	make any capital expenditures or incur any liability in respect thereof other than in the ordinary course of business;

•
(A) enter into, amend or modify in any material respect, voluntarily terminate or renew any material contract, other than in the ordinary course of business; provided that RP LLC and its subsidiaries must not fail to exercise a right to extend or renew a material contract or any rights thereunder without prior consultation with RPH or (B) waive, release or assign any material rights, claims or benefits of RP LLC or any of its subsidiaries;

•
except as required by applicable law or the terms of certain employee benefit plans as in effect on the date hereof or otherwise contemplated by the Purchase Agreement, (A) grant any equity or equity-based, severance, retention or termination payments or awards to (or discretionarily accelerate the vesting or payment of any such arrangements), or enter into or amend any equity or equity-based, severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former service provider, (B) increase the compensation or benefits provided to any current or former service provider, (C) establish, adopt, enter into or amend any employee benefit plan (other than in the ordinary course of business), (D) hire or terminate the employment of any key employee, other than a termination for cause, or (E) engage in any reduction in force, group termination, furlough or similar action with respect to any employees of the Business Entities;

•
except for non-exclusive licenses granted in the ordinary course of business, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of, create or incur any lien (other than a permitted lien) on, or otherwise fail to take any action reasonably necessary to maintain, enforce or protect any material owned intellectual property (except for any registered intellectual property expiring at the end of its statutory term that is not capable of renewal);

•	otherwise do anything that would cause any of the matters prohibited by the Purchase Agreement to occur; or
•	agree, resolve or commit to do any of the foregoing.
Furthermore, from the date of the Purchase Agreement until the closing of the Transaction, except (i) if RPH has provided its prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (ii) in connection with or in furtherance of the New RPM Reorganization or set forth in the Purchase Agreement or (iii) as expressly required by the Purchase Agreement, each Seller must not:
•	amend in any respect that would be adverse to RPH its organizational documents (whether by merger, consolidation or otherwise);
•
(A) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any equity interests of RP LLC or (B) enter into any agreement with respect to the voting of any equity interests of RP LLC;

•
(A) issue, sell or otherwise deliver, or authorize the issuance, sale or other delivery of, or grant any award relating to, any equity interest of RP LLC or (B) amend in any respect that would be adverse to RPH any term of any of the equity interests of RP LLC (in each case, whether by merger, consolidation or otherwise);

•	transfer any of the equity interests of RP LLC to any other person; or
•	agree, resolve or commit to do any of the foregoing.
Regulatory Efforts
In addition, under the Purchase Agreement, each of RPH, RP LLC, RPM, and the Sellers are required to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under law to consummate and make effective the transactions contemplated by the Purchase Agreement, including (i) preparing and filing as promptly as practicable with any governmental authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents pursuant to any laws; (ii) using reasonable best efforts to obtain any required consents, approvals or authorizations under the HSR Act; and (iii) using reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority pursuant to any laws, in each case, that are necessary, proper or advisable to consummate and make effective the transactions contemplated by the Purchase Agreement.

Tax Covenants
The Purchase Agreement contains covenants pursuant to which the parties generally agree (i) to prepare and file tax all tax returns consistent with the intended U.S. federal income tax treatment of the transaction (which is generally intended to be tax-free to RPM and the Sellers to the extent of the Share Consideration), (ii) to allocate responsibility for transfer taxes equally between the parties, other than with respect to transfer taxes incurred in connection with the New RPM Reorganization, which will be borne 100% by the Seller), (iii) on the allocation of responsibility, with respect to RP LLC and its subsidiaries, for the preparation and filing of tax returns, the conduct of tax audits and other tax contests, and the rights to certain tax refunds, and (iv) to cooperate on tax matters. The Purchase Agreement also contains a covenant prohibiting RPH from taking certain actions with respect to pre-closing tax matters of RP LLC and its subsidiaries without the consent of the Seller Representative, including with respect to the amendments of or similar actions with respect to pre-closing tax returns, extending or waiving the statute of limitations with respect to pre-closing tax period, making, rescinding or changing tax elections or accounting methods with respect to pre-closing tax periods, making or initiating any voluntary contacts (including any voluntary disclosure agreement or similar process) with a governmental authority.
RPM Reorganization
The Purchase Agreement also contains a covenant requiring RPM and the Sellers to take all steps necessary to effect the New RPM Reorganization. In particular, RPM must keep RPH reasonably informed in respect of the actions of the New RPM Reorganization, including providing updates upon RPH’s reasonable request, and must reasonably consult with RPH with respect to the form of the conveyancing and assumption instruments or other contracts, documents or instruments providing for or relating to the New RPM Reorganization, including providing RPH with a reasonable opportunity to review and comment in advance on such documentation.
In addition, the New RPM Reorganization is expected to require a number of approvals and consents, including, among others, (i) consent of the majority of the disinterested members of the Board as a “client” of RPM under the Investment Advisers Act for the assignments and novations with respect to certain management agreements between RPM and certain other parties, (ii) consent of the majority of the disinterested members of the boards of 2015 ICAV, 2019 ICAV, 2023 ICAV and EPA ICAV, each as a “client” of RPM under the Investment Advisers Act for the novations to the management agreements and changes of control triggered by the New RPM Reorganization, (iii) approval by the Central Bank to the change in indirect ownership of RPMI, (iv) approval by the Central Bank of the establishment of 2011 ICAV as an authorized Irish Qualifying Investor Fund with the ability to acquire and hold all assets currently held within RPI, (v) consent and waiver by BoA for the assignment of the RPM Debt (as defined below) and (vi) consent of the applicable lenders to consummate the 2011 ICAV Restructuring (as defined in the Purchase Agreement) pursuant to the terms of the existing credit facilities of RPH and RPI Intermediate Finance Partnership, LP.
Qualifying Offers
The Purchase Agreement provides that Royalty Pharma will, or will cause one of its affiliates to, deliver a Qualifying Offer to each named executive officer, providing for terms of employment consistent with the Purchase Agreement.
Equity Incentive Plan
The Purchase Agreement contemplates that Royalty Pharma will adopt the 2025 Equity Incentive Plan, subject to approval by Royalty Pharma shareholders and compliance with applicable law and listing standards, pursuant to which the Management Development and Compensation Committee of Royalty Pharma will be authorized to grant restricted Class A ordinary shares of Royalty Pharma and/or equity or equity-based incentive awards covering Class A ordinary shares of Royalty Pharma as determined by the Management Development and Compensation Committee of Royalty Pharma to be appropriate.
Restrictive Covenants
Under the Purchase Agreement, Mr. Legorreta has agreed to certain restrictive covenant obligations, including non-compete, non-solicit and confidentiality obligations that will remain in effect for a period beginning on the Closing Date and ending on the fourth anniversary thereof.

Credit Assumption
The Purchase Agreement provides that for a period ending on the first anniversary of the Closing Date, RPH must not and must not cause Royalty Pharma to repay, prepay, refinance or otherwise replace the indebtedness under the assumption of the RPM Credit Document in accordance with the terms set forth in the Purchase Agreement (the “RPM Credit Document Assumption”), or enter into any amendment or other documentation in connection with the RPM Credit Document Assumption that releases Mr. Legorreta as a guarantor thereunder.
Indemnification
The Purchase Agreement contains customary indemnification obligations that are binding on the Sellers and RPH. In particular, the Sellers are obligated to, from and after the closing of the Transaction, subject to certain limitations set forth in the Purchase Agreement, severally (and not jointly) based on the amount of Closing Consideration received by each Seller, indemnify, defend and hold harmless RPH and its direct and indirect successors, assigns, officers, directors, managers, affiliates, members, shareholders, and employees (excluding, in each instance, the Sellers and their respective direct or indirect equityholders, in each case in their respective capacities as such) (collectively, the “Buyer Group”) against any damages that any member of the Buyer Group may suffer, sustain or become subject to as a result of, or arising from or in connection with:
•	the breach or inaccuracy by RP LLC or RPM of any representation or warranty contained in the Purchase Agreement, other than certain tax representations;
•	the breach or failure by RP LLC, RPM or Seller Representative to perform any covenant or obligation of RP LLC, RPM or Seller Representative contained in the Purchase Agreement;
•
any cost, expense or other liability arising from the New RPM Reorganization, or any liability to the extent related to the Excluded Business or any liability of any Business Entity other than RP LLC and its subsidiaries; or

•	certain indemnified taxes.
Under the Purchase Agreement, each of the Sellers must, severally and not jointly, indemnify, defend and hold harmless the Buyer Group against any damages that any member of the Buyer Group may suffer, sustain or become subject to as the result of, arising from or in connection with:
•	the breach or inaccuracy by such Seller of any representation or warranty contained in Article IV of the Purchase Agreement; or
•	the breach or failure by such Seller to perform any covenant or obligation of such Seller contained in the Purchase Agreement.
For the avoidance of doubt, in the case of damages in respect of the representations, warranties or covenants of a Seller, such Seller will be solely responsible for such damages and the other Sellers will have no indemnification obligation with respect to such damages, pursuant to the Purchase Agreement.
In addition, RPH is obligated to indemnify, defend and hold harmless the Sellers and their direct or indirect heirs, successors, assigns, officers, directors, managers, affiliates, members, shareholders, and employees (excluding, however, in each instance the RPH, RP LLC, its subsidiaries and any other member of the Buyer Group in their respective capacities as such) against any damages which they may suffer, sustain or become subject to as the result of, arising from or in connection with:
•	the breach or inaccuracy by Buyer of any representation or warranty contained in the Purchase Agreement; or
•	the breach or failure by Buyer to perform any covenant or obligation of Buyer contained in the Purchase Agreement.
Conditions to Closing of the Transaction
The obligations of the parties to consummate the closing of the Transaction are subject to the satisfaction or waiver of the following conditions as of the closing of the Transaction:

•
no law or order preventing or prohibiting the consummation of the Transaction may have been issued, enacted or promulgated by any court of competent jurisdiction or other governmental authority and remain in effect;

•	the waiting period (or any extension thereof) required under the HSR Act relating to the Transaction must have expired or been terminated;
•
duly executed copies of the consents, listed below, must have been obtained, must not have been amended, modified, revoked or rescinded and must be in full force and effect (except as otherwise provided by the New RPM Reorganization);

○
consent of the majority of the disinterested members of the Board as a “client” of RPM under the Investment Advisers Act for the assignments and novations with respect to the management agreements between RPM and (i) the Company, (ii) RPH, (iii) RP Development Funding, LLC, and (iv) Royalty Pharma USA, LLC (“RP USA”). Consent must be obtained prior to the first assignment or novation triggered by the New RPM Reorganization;

○
consent of the majority of disinterested members of the boards of the following: (i) 2015 ICAV, (ii) 2019 ICAV, (iii) 2023 ICAV, (iv) 2011 ICAV, and (v) EPA ICAV, each as a “client” of RPM under the Investment Advisers Act for the novations to the management agreements and changes of control triggered by the New RPM Reorganization. Consent must be obtained from each client prior to the first assignment or novation triggered by the New RPM Reorganization;

○	consent of the majority of disinterested limited partners of (i) RPI US Partners 2019, LP (“US Partners 2019”) as a “client” of RPM under the Investment Adviser’s Act and
(ii) RPI International Holdings 2019, LP (“International Holdings 2019”) as the sole limited partner of RPI International Partners 2019, LP (“International Partners 2019”) to provide the consent of International Partners 2019 as a “client” of RPM under the Investment Advisers Act, in each case for the assignments and changes of control with respect to the management agreements between RPM and each of US Partners 2019 and RPI International Partners 2019. Consent must be obtained prior to the first assignment trigged by the New RPM Reorganization;
○
consent of the counterparties to each management agreement being assigned or novated under the New RPM Reorganization, including (i) RP PLC, (ii) RPH, (iii) RP USA, (iv) RP Development Funding, LLC, (v) 2011 ICAV, (vi) 2015 ICAV, (vii) 2019 ICAV, (viii) 2023 ICAV, and (ix) EPA ICAV;

○
consent and waiver by Bank of America, N.A. (“BoA”) for the assignment of that certain loan in the principal amount of $380 million (the “RPM Debt”) made pursuant to that certain Loan Agreement (the “Loan Agreement”), dated as of December 11, 2023, by and between RPM and BoA, in connection with the New RPM Reorganization pursuant to the Loan Agreement and related loan documents; and

○
consent of the applicable lenders to consummate the 2011 ICAV Restructuring (as defined in the Purchase Agreement) pursuant to the terms of the existing credit facilities of RPH and RPI Intermediate Finance Partnership, LP.

•	the New RPM Reorganization must have been consummated; and
•	all Requisite Approvals must have been obtained, must not have been amended, modified, revoked or rescinded and must be in full force and effect.
In addition, the obligation of RPH to consummate the closing of the Transaction is subject to the satisfaction or waiver of the following conditions:
•
RP LLC’s representations and warranties being true and correct, subject to various materiality and other qualifiers, as of the date of the Purchase Agreement and at and as of the closing of the Transaction (or in the case of representations and warranties that are made as of another specified time, as of such time);

•
RP LLC, RPM and each Seller must have performed and complied in all material respects with all covenants of the Purchase Agreement required to be performed and complied with by such party as of the closing of the Transaction;

•
no event or events have occurred since the date of the Purchase Agreement which have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business Entities;

•	the Sellers must have caused the delivery of all of their required closing deliverables at or prior to the closing of the Transaction;
•
RP LLC and each applicable subsidiary must have been registered with the SEC as an “investment adviser” under the Investment Advisers Act, as amended, and the rules and regulations promulgated thereunder, and must have made available to RPH prior to the date of closing of the Transaction a true and correct copy of the Form ADV (Part 1 and Part 2A and Part 2B) of RP LLC then in effect; and

•
each manager, director, officer or employee of RP LLC or its affiliates who is required to be registered or licensed in connection with their duties to the Business must have become registered or licensed as an investment adviser representative or equivalent with any governmental authority.

In addition, the obligations of the Sellers and RP LLC to consummate the closing of the Transaction are subject to the satisfaction or waiver of the following conditions:
•
RPH’s representations and warranties being true and correct, subject to various materiality and other qualifiers, as of the date of the Purchase Agreement and at and as of the closing of the Transaction (or in the case of representations and warranties that are made as of another specified time, as of such time);

•	RPH must have performed and complied in all material respects with all covenants of the Purchase Agreement required to be performed and complied with by RPH as of the closing of the Transaction;
•	RPH must have caused delivery of all of its required closing deliverables at or prior to the closing of the Transaction; and
•	Royalty Pharma must have delivered, or caused one of its affiliates to deliver, a Qualifying Offer to each named executive officer.
Termination
The Purchase Agreement may be terminated at any time prior to the closing as follows:
•	by mutual written consent of RPH and the Seller Representative;
•
by either the Seller Representative or RPH if the closing has not been consummated on or before the Outside Date; provided, that the right to terminate the Purchase Agreement will not be available to any party whose breach of any provision of the Purchase Agreement has been a principal cause of, or resulted in, the failure of the closing to occur on or before such date;

•
by either the Seller Representative or RPH, if a governmental authority has issued or enacted any law or order, in any case having the effect of restraining, enjoining or otherwise prohibiting the closing, which order is final and non-appealable, as applicable; provided, that the right to terminate the Purchase Agreement will not be available to any party whose breach of any provision of the Purchase Agreement has been a principal cause of, or resulted in, the issuance or enactment of such law or order;

•
by the Seller Representative, upon a breach of any representation, warranty or covenant by RPH such that the closing conditions set forth in the Purchase Agreement would not be satisfied as of the time such representation or warranty will have become untrue or as of the time of such breach; provided that if the failure to be true or such breach is curable by RPH prior to the Outside Date through the exercise of reasonable efforts, then the Seller Representative may not terminate the Purchase Agreement prior to the earlier to occur of (i) 20 days following notice from the Seller Representative to RPH of such failure to be true or such breach or (ii) one business day prior to the Outside Date; or

•	by RPH or the Seller Representative upon a material, uncured breach of any representation, warranty or covenant by the other parties under certain conditions.
Voting Agreements
Members of the Board and members of the senior management of RPM have entered into Voting Agreements pursuant to which such individuals agreed to vote their shares (subject to certain exceptions) in favor of the Transaction at the Annual Meeting. A more detailed description of the Voting Agreements is included in the section titled “The Annual Meeting—Record Date, Quorum Requirements and Effect of Abstention and Broker Non-Votes”.
Restrictive Covenants Agreement
Each of the executive officers of Royalty Pharma will enter into a Restrictive Covenants Agreement, in the form attached as Annex B, with RPH at the closing of the Transaction. The Restrictive Covenants Agreement will contain non-competition, non-solicitation and non-hire provisions binding on the executives for a period of 18 months following the closing of the Transaction. In addition, for a period of 18 months following the closing of the Transaction, each executive will agree to be bound by certain confidentiality obligations, subject to certain exceptions. However, the Restrictive Covenants Agreement will not prevent the executive officers of Royalty Pharma from conducting business with the Excluded Business or from investing in or owning less than 5% of the equity interests of certain competing funds, subject to certain limitations.

PROPOSAL 3: SAY-ON-GOLDEN-PAY PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company’s shareholders are required to be given an opportunity to cast a non-binding, advisory vote to approve certain compensation that will or may become payable to the named executive officers of the Company in connection with the Transaction (the “Say-on-Golden-Pay Proposal”). The Say-on-Golden-Pay Proposal gives the Company’s shareholders the opportunity to cast such a vote. This compensation is summarized in the section titled “Golden Parachute Compensation” on page 46 of this Proxy Statement, and the accompanying and related narrative disclosure and footnotes.
The Board encourages you to review carefully the compensation-related disclosure contained herein. The vote on the Say-on-Golden-Pay Proposal is a vote separate and apart from the vote on the Internalization Proposal, and approval of the Say-on-Golden-Pay Proposal is not a condition to the completion of the Transaction. Accordingly, you may vote to approve the Internalization Proposal and vote not to approve the Say-on-Golden-Pay Proposal and vice versa. Because the vote on the Say-on-Golden-Pay Proposal is advisory only, it will not be binding on the Company. Accordingly, if the Internalization Proposal is approved and the Transaction is completed, the compensation will or may be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Say-on-Golden-Pay Proposal. However, the Company seeks the support of its shareholders and believes that shareholder support is appropriate because the Company has a comprehensive executive compensation program designed to link the compensation of its executives with the Company’s performance and the interests of its shareholders.
Recommendation and Required Vote
The Board unanimously recommends that you vote “FOR” the Say-on-Golden-Pay Proposal, on a non-binding advisory basis, the compensation summarized in the section titled “Golden Parachute Compensation” on page 46 of this Proxy Statement and the accompanying and related narrative disclosures and footnotes.
In considering the recommendation of the Board, you should be aware that certain directors and executive officers of Royalty Pharma may have interests in the proposed Transaction that are different from, or in addition to, any interests they might have as shareholders, as described starting on page 46. For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution.
The Board recommends that you vote “FOR” the Say-on-Golden-Pay Proposal.

PROPOSAL 4: APPROVAL OF THE ROYALTY PHARMA PLC 2025 EQUITY INCENTIVE PLAN
On February 10, 2025, the Board adopted the Royalty Pharma plc 2025 Equity Incentive Plan (the “2025 Plan”), subject to approval by Royalty Pharma’s shareholders and the consummation of the Transaction.
Background
Following the consummation of the Transaction, the grant of equity incentive awards is expected to be a key element of our non-senior management employee compensation program that helps create a strong link between the interests of our executives and employees with those of our shareholders. Accordingly, the Board believes it is critical to ensure that we have a long-term equity incentive program in place to make grants of equity incentive awards to our employees and other eligible service providers. The Company currently maintains an equity incentive compensation plan, the Royalty Pharma plc 2020 Independent Director Equity Incentive Plan (the “Director Plan”), which is only available for grants of equity awards to certain non-employee directors. If the 2025 Plan is approved, we will continue to maintain the Director Plan for grants of equity awards to non-employee directors and the 2025 Plan will be used for grants of equity awards to employees, consultants and other individual service providers (other than our non-employee directors).
We believe that approving the 2025 Plan, which reflects certain corporate governance best practices as described below, will allow us to utilize equity awards to retain and attract the services of our non-senior management employees essential to Company’s long-term growth and financial success and to further align their interests with those of our shareholders.
The maximum number of our Class A ordinary shares requested for shareholder approval under the 2025 Plan (subject to adjustment in the event of various corporate events described in the 2025 Plan) is equal to 2,000,000 Class A ordinary shares. The Board believes the number of Class A ordinary shares underlying the 2025 Plan represents a reasonable amount of potential equity dilution and is committed to effectively managing our share reserves for equity compensation while minimizing shareholder dilution.
In determining the number of Class A ordinary shares to be requested for shareholder approval under this Proposal 4, the Board considered the advice of Semler Brossy, the Management Development and Compensation Committee (the “Committee”) independent compensation consultant. If shareholders do not approve the 2025 Plan, then we will be unable to grant equity-based compensation to our employees, thereby limiting our ability to attract and retain key talent.
Considerations for the Approval of the 2025 Plan
Corporate Governance Best Practices
The 2025 Plan incorporates certain corporate governance best practices to further align our compensation program with the interests of our shareholders. The following is a list of some of these best practices, which are intended to protect the interests of our shareholders:

✔
No evergreen provision. The 2025 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.

✔
No repricing of options or SARs. Repricing of options and share appreciation rights (“SARs”) is not permitted without shareholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.

✔
No discounted options or share appreciation rights. Options and SARs must have an exercise or hurdle price per share that is no less than the fair market value of our Class A ordinary shares on the date of grant.

✔	No “liberal” change in control definition. The change in control definition under the 2025 Plan is only triggered in those instances where an actual change in control occurs (defined below).

✔
No tax gross-ups. No participant is entitled under the 2025 Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the 2025 Plan.

✔
Clawback of awards. Awards granted under the 2025 Plan will be subject to any clawback or recoupment policies that are in effect from time to time, including the Royalty Pharma Plc Financial Restatement Compensation Recoupment Policy.

✔	No dividend equivalents on options or share appreciation rights. Grants of options and SARs may not include a right to receive dividends or dividend equivalents.

Share Usage
When determining the number of Class A ordinary shares authorized for issuance under the 2025 Plan, our Board and the Committee carefully considered the potential dilution to our current shareholders as measured by our “burn rate,” “overhang” and projected future share usage needs for the Company to be able to make competitive grants to participants. The Class A ordinary shares requested for issuance under the 2025 Plan would represent approximately 0.34% of the Company’s outstanding shares as of December 31, 2024 after taking into consideration the issuance of Share Consideration in the Transaction.
Burn Rate
Our three-year average burn rate has historically been de-minimus (less than 0.05%), demonstrating the limited nature of our prior historical equity compensation program. We anticipate that the 2025 Plan, if approved, would continue to be used primarily for annual equity awards for employees who are not executive officers and result in minimal future dilution. We are committed to effectively monitoring our equity compensation share reserve, including our burn rate, to ensure that we maximize shareholder value by granting the appropriate number of equity awards necessary to attract, reward and retain employees.
Overhang as of December 31, 2024
The following table sets forth certain information as of December 31, 2024 unless otherwise noted, with respect to the Company’s outstanding equity awards. The closing price per share of our Class A ordinary shares on December 31, 2024 was $25.51.

Shares requested for approval under the 2025 Plan	2,000,000
Shares available for grant under the Director Plan	409,177
Shares subject to outstanding restricted share units (“RSUs”) under the Director Plan	65,051
Class A ordinary shares outstanding as of December 31, 2024	445,984,254
Class B ordinary shares outstanding as of December 31, 2024	143,128,262
Fully-diluted Overhang	0.42%

Future Usage
Based on our reasonable expectation of future equity usage, we believe that the number of Class A ordinary shares being requested for authorization under the 2025 Plan will likely last until the expiration of the 2025 Plan in ten years, depending on factors such as share price movement, participation levels and corporate activities that could impact our grant practices.
Summary of the 2025 Plan
The following is a summary of the principal features of the 2025 Plan. The 2025 Plan is divided into two separate plans - Plan A and Plan B. Plan A is an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006. Plan B governs the grant of Awards to Consultants and employees of Affiliates that are not Subsidiaries (“Affiliate Service Providers”). The two plans together, as may be amended from time to time, form the 2025 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the 2025 Plan. A copy of the 2025 Plan has been filed with the SEC with this Proxy Statement as Annex D. Capitalized terms herein that are not defined shall have the meaning set forth in the 2025 Plan.
Purpose
The purpose of the 2025 Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to our success to further our best interests and those of our shareholders.
Eligibility
Employees and consultants are eligible to receive Awards under the 2025 Plan. As of [ ], there were approximately [ ] employees and [ ] consultants who, subject to the consummation of the Transaction, are expected to be eligible to receive Awards under the 2025 Plan. The basis of participation in the 2025 Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2025 Plan’s stated purpose (as described above). In exercising its discretion, the Committee will consider the recommendations of management and the purpose of the 2025 Plan.
Individuals who are eligible to receive awards under the Director Plan, which consists of non-employee members of our Board, are not eligible to participate in the 2025 Plan.
Employees shall be eligible to receive Awards pursuant to Plan A. Consultants and Affiliate Service Providers shall be eligible to receive Awards pursuant to Plan B.
Authorized Shares
Subject to adjustment (as described below), the maximum number of Class A ordinary shares available for issuance under the 2025 Plan will not exceed 2,000,000.
If any Award granted under the 2025 Plan is cancelled, expires, terminates, or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Class A ordinary shares, then such Class A ordinary shares covered by the award will again be available for issuance under the 2025 Plan, including Class A ordinary shares withheld in payment of taxes related to any Award granted under the 2025 Plan and Class A ordinary shares tendered or withheld in payment of an exercise or purchase price with respect to Options granted under the 2025 Plan. Class A ordinary shares underlying Replacement Awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine), shall not reduce the number of Class A ordinary shares remaining available for grant hereunder.
The maximum number of Class A ordinary shares that may be issued pursuant to incentive stock options is 2,000,000.
Administration
The 2025 Plan is administered by the Committee unless another committee is designated by the Board. The Committee has authority under the 2025 Plan to:
•	designate participants;
•
determine (i) the types of Awards to grant, (ii) the number of Class A ordinary shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards, (iii) the terms and conditions of Awards and prescribe the form of each Award Agreement, (iv) whether Awards may be settled or exercised in cash, Shares, other Awards, other property or net settlement, or any combination thereof, or canceled, forfeited, or suspended, the circumstances under which Awards may be canceled, forfeited or suspended, and (v) whether cash, Shares, other Awards, other property, and other amounts payable with respect to an Award may be deferred automatically or at the election of the holder or the Committee;

•	amend the terms of any outstanding Awards;
•	correct any defect, supply any omission or reconcile any inconsistency in the 2025 Plan or any Award, in the manner and to the extent it shall deem desirable to carry the 2025 Plan into effect;

•	interpret and administer the 2025 Plan and any instrument or agreement relating to, or Award made under, the 2025 Plan; and
•
establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the 2025 Plan, in each case, as it deems appropriate for the proper administration of the 2025 Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the 2025 Plan, including the authority to grant Awards (except that such delegation shall not apply to any Award for a person then covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the 2025 Plan, including the authority to grant all types of Awards, in accordance with applicable law.
Types of Awards
The 2025 Plan provides for grants of options, SARs, restricted shares, RSUs, performance awards and other share-based and cash-based awards.
Options. An option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of an option (other than a replacement award) will be determined by the Committee and may not be less than the closing price of a Class A ordinary share on the grant date; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. The Committee will determine the date after which each stock option, in whole or in part, may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.
Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to options.
Restricted Shares. Restricted shares are an Award of Shares that are subject to restrictions on transfer and a substantial risk of forfeiture. The Committee shall determine that Awards of Restricted Shares shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
RSUs. RSUs represent a contractual right to receive a Share (or cash in an amount equal to the value of a Share) at a future date, subject to specified vesting and other restrictions. Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
Performance Awards. Performance Awards, which may be denominated in cash, Shares, units or any combination thereof, will be earned on the achievement or satisfaction of performance conditions specified by the Committee. The Committee has authority to specify that any other Award granted under the 2025 Plan will constitute a Performance Award by conditioning the grant, exercisability, or settlement of the Award on the satisfaction of performance conditions. Subject to the terms of the 2025 Plan, the performance conditions to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
Other Share-Based Awards. The Committee is authorized to grant other share-based awards, which may be denominated in Shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, dividend rights or dividend equivalent rights or awards with value and payment contingent on our performance or that of our business units or any other factors that the Committee designates.

Other Cash-Based Awards. The Committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the 2025 Plan), either independently or as an element of or supplement to any other Award under the 2025 Plan.
Adjustments
In the event the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2025 Plan, the Committee will adjust equitably any or all of: (i) the number and type of Shares or other securities that thereafter may be made the subject of Awards, including the aggregate limits under the 2025 Plan; (ii) the number and type of Shares or other securities subject to outstanding Awards; (iii) the grant, purchase, exercise or hurdle price for any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and (iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards.
Dividends and Dividend Equivalents
The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of Restricted Shares, RSUs or Performance Awards prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents shall be provided with respect to shares underlying performance awards that are not earned or otherwise do not vest or settle pursuant to their terms or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
Termination of Service and Change in Control
The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the effect on outstanding Awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the Awards will vest, become exercisable, settle or be paid or forfeited.
In the event of a “Change in Control” (as defined in the 2025 Plan and described below), the Committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards:
•	continuation or assumption of the Award by the successor or surviving corporation (or its parent);
•
substitution or replacement of the Award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the Award (including any applicable performance targets or criteria);

•
acceleration of the vesting of the Award and the lapse of any restrictions thereon, and in the case of options and SAR awards, acceleration of the right to exercise the Award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent the Award is not timely exercised), in each case, either (i) immediately prior to or as of the date of the Change in Control, (ii) upon a participant’s involuntary termination of employment or service (including a termination of the participant’s employment by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability”, as such terms may be defined in the applicable award agreement and/or the participant’s service agreement ) on or within a specified period following such Change in Control or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the Award;

•	in the case of a Performance Award, determination of the level of attainment of any applicable performance conditions; and

•
cancellation of the Award in consideration of a payment equal to the value of the Award (as determined in the discretion of the Committee), with the form, amount and timing of such payment determined by the Committee in its sole discretion (subject to the terms of the 2025 Plan), provided that (i) such payment shall be made in cash, securities, rights and/or other property, (ii) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor, and (iii) such payment shall be made promptly following such change in control or on a specified date or dates following such change in control, provided that the timing of such payment shall comply with Section 409A of the Code.

Under the 2025 Plan, a “Change in Control” generally means the occurrence of one or more of the following events:
•
any person or entity (i) other than any employee plan established by the Company or any Affiliate, (ii) the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the beneficial owner of 50% or more of the total voting power of our ordinary shares;

•
A change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board;

•
the consummation of a merger, amalgamation or consolidation with any other entity, or the issuance of voting securities in connection with such a transaction (unless (i) our voting securities outstanding immediately before such transaction continue to represent at least 50% of the voting power and total fair market value of the ordinary shares of the surviving entity (or its parent) or (ii) the transaction is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of 50% or more of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or

•
the sale or disposition of all or substantially all of our assets in which any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or entity) assets from us that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s).

Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the 2025 Plan, or any portion thereof, subject to approval of our shareholders if required by applicable law or by the rules of the stock exchange on which our shares are principally traded. However, subject to the adjustment provision and the Effect of Termination of Service or a Change in Control on Awards provision above, no such Board or Committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken the holder’s consent, except (i) to the extent that such action is taken to cause the 2025 Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the 2025 Plan. In addition, the Committee may amend the 2025 Plan or create sub-plans in such manner as may be necessary or desirable to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

Prohibition on Repricing
Subject to the adjustment provision described above, the Committee may not directly or indirectly seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award without approval of our shareholders by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise or hurdle price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement options, SARs or similar Awards having a lower exercise or hurdle price or (B) Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Cancellation or “Clawback” of Awards
The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.
The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Any Awards granted under the 2025 Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including the Royalty Pharma Plc Financial Restatement Compensation Recoupment Policy and any other such policy adopted to comply with Rule 10D-1 of the Exchange Act and any related listing rules or regulations, including Rule 5608 of the Nasdaq Listing Standards), and the Committee may, to the extent permitted, and shall, to the extent required, by applicable law, stock exchange rules or Company policy or arrangement, cancel or require forfeiture or reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Effective Date and Term
The 2025 Plan will become effective on the date immediately after the date on which the 2025 Plan is approved by shareholders. No award shall be granted under the 2025 Plan after the earliest to occur of (i) the 10-year anniversary of the effective date; (ii) the maximum number of shares available for issuance under the 2025 Plan have been issued; or (iii) the Board terminates the 2025 Plan in accordance with its terms.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the 2025 Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2025 Plan under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, subject to any limits imposed under Section 162(m) of the Code. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
SARs
A participant generally does not recognize income at the time a SAR is granted. At the time cash or shares representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction, subject to any limits imposed under Section 162(m) of the Code.
Restricted Shares
A participant generally will not recognize any income upon the receipt of unvested shares or restricted shares unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. A participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. We will withhold any Federal Insurance Contribution Act (“FICA”) taxes due in respect of the shares in the year the restrictions applicable to the shares lapse, based on the fair market value of the shares on the vesting date, unless a participant elects under Section 83(b) of the Code, in which case we will withhold any FICA taxes due in respect of the shares in the year of grant based on the fair market value of the shares on the grant date.
Generally, upon a sale or other disposition of restricted shares with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs
A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equity to the fair market value of the RSUs at the time of settlement of the award, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. We will withhold any FICA taxes due in respect of the RSUs in the year the RSUs vest based on the fair market value of the shares and/or cash underlying the award on the vesting date. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).

Registration with the SEC
If our shareholders approve the 2025 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the consummation of the Transaction, to register the shares available for issuance under the 2025 Plan.
New Plan Benefits
Grants under the 2025 Plan, if any, will be subject to the Committee’s discretion. Therefore, we cannot determine the number or type of awards that will be granted to any participant under the 2025 Plan for 2025 or any other year, and no information is provided concerning the benefits to be delivered under the 2025 Plan to any individual or group of individuals. Information regarding our recent practices with respect to equity-based compensation to our named executive officers is presented elsewhere in this Proxy Statement. See “Compensation Discussion and Analysis—Elements of Compensation—Equity Performance Awards” beginning on page 112.
Equity Compensation Plan Information
See our “Equity Compensation Plan Information” table on page 96 for a summary of our equity compensation plan information as of December 31, 2024.
Required Affirmative Vote
The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, is required to approve Proposal 4.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN AS SET FORTH IN ANNEX D ATTACHED HERETO.

PROPOSAL 5: VOTE TO APPROVE THE TERMS OF THE AGREEMENTS AND COUNTERPARTIES PURSUANT TO WHICH WE MAY PURCHASE OUR CLASS A ORDINARY SHARES
Under the U.K. Companies Act, we, like other U.K. companies, are prohibited from purchasing our outstanding shares unless such purchase has been approved by a resolution of our shareholders. U.K. companies may purchase their own shares by “market” purchases or “off-market” purchases. Any purchase by a U.K. company of its own shares other than on a recognized investment exchange is considered to be an “off-market” purchase. NASDAQ, which is the only exchange on which our shares are traded, does not fall within the definition of a “recognized investment exchange” for the purposes of the U.K. Companies Act. As such, we may only purchase our outstanding shares pursuant to a form of share repurchase contract, the terms of which have been approved by our shareholders. Shareholder authorization for share repurchases may only be for a maximum period of up to five years after the date of the relevant shareholder approval. Any approval by shareholders for the repurchase of shares would be further subject to one or more Board authorizations that would, among other terms, restrict the amount or monetary value of shares that can be repurchased and the time period over which shares may be acquired. The Board will exercise this authority only after careful consideration, taking into account prevailing market conditions, other investment opportunities and our overall financial position.
Our Board considers it prudent for us to have the flexibility to authorize share repurchase programs under which we would be able to effect off-market purchases of a certain number or value of our Class A ordinary shares. Any share repurchase program may be implemented in conjunction with our brokers and other financial institutions and may be effected through open market transactions or privately negotiated transactions, including pursuant to arrangements intended to comply with Rule 10b-18 under the Exchange Act and/or Rule 10b5-1 under the Exchange Act, or as public tender offers.
Shareholders approved two forms of share repurchase contracts at our Annual Meeting in 2022. We are asking shareholders to renew our authority in respect of these agreements as well as approve additional means through which our share repurchases may be effected.
In order to ensure the effectiveness of any repurchase program that our Board may implement, and offer greater flexibility, we are seeking shareholder approval of the terms of forms of share repurchase contracts which may be entered into with the Approved Counterparties (as defined below) (the “Repurchase Contracts”). These Repurchase Contracts would provide that we may repurchase our outstanding Class A ordinary shares through, and as we instruct, Approved Counterparties. These Repurchase Contracts would also allow us to repurchase a fixed or variable amount of our Class A ordinary shares at fixed or variable prices, which may include limit-based pricing. Each Repurchase Contract provides that the Approved Counterparty will purchase our Class A ordinary shares as principal and sell any Class A ordinary shares so purchased to us. In exchange, we would pay the Approved Counterparty a fixed or variable commission or other fee, any of which may be performance-based.
We may only enter into the Repurchase Contracts with counterparties approved by our shareholders. Accordingly, we are seeking approval to conduct share repurchases through the following counterparties (or their subsidiary undertakings (as defined in section 1162 of the U.K. Companies Act) or affiliates (as defined in Rule 12b-2 of the Exchange Act) from time to time) (collectively, the “Approved Counterparties”):

•	BofA Securities, Inc.	•	Citigroup Global Markets Inc.	•	Goldman Sachs & Co. LLC	•	J.P. Morgan Securities LLC	•	Morgan Stanley & Co. LLC	•	TD Securities (USA) LLC
•	DNB Markets, Inc.	•	Scotia Capital (USA) Inc.	•	Société Générale SA	•	Academy Securities, Inc.	•	AmeriVet Securities, Inc.	•	Blaylock Van, LLC
•	Cabrera Capital Markets LLC	•	R. Seelaus & Co., LLC	•	Samuel A. Ramirez & Company, Inc.	•	Siebert Williams Shank & Co., LLC	•	HSBC Securities (USA) Inc.	•	Cowen and Company, LLC
•	Evercore Group L.L.C.	•	UBS Securities LLC	•	Jefferies LLC	•	SMBC Nikko Securities Inc.	•	Tigress Financial Partners, LLC	•	Truist Securities, Inc.

We are also seeking authority for all and any of our directors to enter into, complete and do all things necessary to effect each of the Repurchase Contracts for and on behalf of us.
Approval of the Repurchase Contracts and the Approved Counterparties does not constitute the approval of any share repurchase program or the amount or timing of any share repurchase activity, which will be at the discretion of our Board. There can be no assurance as to whether our Board will approve any share repurchase program or, even if such a program is approved, the duration, amount, or timing of any repurchases under such a program. Any repurchases of our Class A ordinary shares pursuant to this authority would be conducted in accordance with all applicable U.S. and U.K. laws. Under the U.K. Companies Act, shares repurchased may be held in treasury or may be cancelled. If the terms of the Repurchase Contracts are approved by our shareholders and shares are repurchased under such agreements, we will decide at the time of purchase whether to cancel them immediately or to hold them in treasury. If the forms of Repurchase Contract and Approved Counterparties do not receive shareholder approval, we will not be able to repurchase any of our Class A ordinary shares after the expiration of the current share repurchase authority until such time as an alternative procedure enabling us to make “off-market” purchases is obtained.
The authorization to approve the terms of the Repurchase Contracts and the counterparties thereto and to authorize our directors to enter into, complete and do all things necessary to effect each of the Repurchase Contracts, if granted, will be valid for five (5) years after the date the resolution is passed by our shareholders.
The Board may authorize any, all or none of the share repurchase transactions, and the terms and conditions of any repurchase, including the timing, manner, quantum and other terms, will be undertaken in accordance with the Repurchase Contracts and applicable law.
Each of the Repurchase Contracts will be made available in accordance with the U.K. Companies Act for inspection by our shareholders (i) at our registered office for not less than 15 days ending with the date of the Annual Meeting and (ii) at the Annual Meeting itself.
Recommendation and Required Vote
For the terms of the Repurchase Contracts and the Approved Counterparties thereto to be approved, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that the terms of each of the Repurchase Contracts and the authorization to our directors to enter into, complete, and do all things necessary to effect the Repurchase Contracts are advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” the approval of the terms of the Repurchase Contracts and Approved Counterparties pursuant to which we may purchase our Class A ordinary shares.

PROPOSAL 6: ELECTION OF DIRECTORS
The nominees for election as directors are Pablo Legorreta, Henry Fernandez, Bonnie Bassler, Errol De Souza, Catherine Engelbert, David Hodgson, Ted Love and Gregory Norden. Each of these nominees have been nominated by the Nominating and Corporate Governance Committee in accordance with our Articles of Association. Each nominee has consented to be named a director nominee in this Proxy Statement, and is willing to serve if elected.
The term of our director nominees will expire at the 2026 Annual Meeting, with each director to hold office until a successor is duly elected or until the earlier of such director’s death, resignation, retirement or removal.
Unless authority to vote for a particular nominee is exercised differently, the shares represented by the enclosed proxy will be voted “FOR” the election of each director nominee.
Information about the director nominees, including their ages, specific experience, qualifications and skills that led our Board to the conclusion that the director should be nominated to serve on our Board, are set forth below. There are no family relationships among any of our directors.
Our Director Nominees

Directors	Pablo Legorreta	Henry Fernandez	Bonnie Bassler	Errol De Souza	Catherine Engelbert	David Hodgson	Ted Love	Gregory Norden
Age / Gender
Age(1)	61	66	62	71	60	68	65	67
Gender	M	M	F	M	F	M	M	M

Skills and Experience
Leadership	•	•	•	•	•	•	•	•
Finance / Accounting		•			•	•		•
Science / Biotech	•		•	•			•	•
Business Strategy	•	•		•	•	•	•	•
Research / Academic			•	•			•
Technology / Cybersecurity		•	•	•	•	•	•	•
Risk Management	•	•		•	•	•	•	•
Corporate Responsibility		•	•	•	•	•	•	•
Public Company CEO	•	•		•			•

Race / Ethnicity / Nationality(2)
African American							•
South Asian				•
Hispanic or Latinx	•	•
White			•		•	•		•
Born outside the U.S.	•	•		•

(1)	Age as of the date of this Proxy Statement.
(2)	Diversity characteristics based on information self-identified by each director.

Director Nominees

Pablo Legorreta Chairman and CEO Age: 61 Director Since February 2020 Birthplace: Mexico Committees: None
Pablo Legorreta

Experience:
Pablo Legorreta has been our Chief Executive Officer and Chairman of the Board since inception.

Previously, Mr. Legorreta was an investment banker at Lazard Frères in Paris and New York. Mr. Legorreta is also a co-founder of Pharmakon Advisors, a leading provider of debt capital to the biopharmaceutical industry. Mr. Legorreta received a degree in industrial engineering from Universidad Iberoamericana in Mexico City.

Other Public Company Directorships:
ProKidney Corp. (2022-present)

Former Other Public Company Directorships:
Epizyme, Inc. (2019-2022)

Qualifications:
Mr. Legorreta brings over 25 years of leadership experience and a demonstrated track record for delivering strong business results. Mr. Legorreta has deep knowledge of investing in biopharma as he has built and managed Royalty Pharma, the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, which contributes an important perspective to our Board’s discussion of opportunities and challenges in a rapidly evolving business environment. We also benefit from his extensive experience in the biopharmaceutical industry which enables him to bring a broad perspective of the issues facing our industry.

Henry Fernandez Lead Independent Director Age: 66 Director Since July 2020 Birthplace: Mexico Committees: • Nominating and Corporate Governance Committee (Member)
Henry Fernandez

Experience:
Mr. Fernandez has served as a director and Chairman of the board of directors of MSCI Inc. (“MSCI”) since 2007 and as MSCI’s CEO since 1998. He served as MSCI’s President from 1998 to 2017.

Before leading MSCI’s transition to becoming a fully independent, public company in 2007, Mr. Fernandez was a Managing Director at Morgan Stanley. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.

Other Public Company Directorships:
MSCI (2007-present)

Qualifications:
Mr. Fernandez was selected to serve on our Board because of his extensive finance, board and leadership experience. Mr. Fernandez brings additional insight to the Board and management acquired by leading the internal and external growth of MSCI, founding two private equity investment firms and working in various areas at Morgan Stanley. This expertise will remain vital to the Board in its oversight of Royalty Pharma’s growth plans and competitive strategies.

Bonnie Bassler, Ph.D. Independent Director Age: 62 Director since June 2020 Birthplace: United States Committees: • Management Development and Compensation Committee (Member)
Bonnie Bassler, Ph.D.

Experience:
Dr. Bassler currently serves in several roles at Princeton University, including, Chair of the Department of Molecular Biology since 2013, associated faculty member of the Department of Chemistry since 2010, Investigator at the Howard Hughes Medical Institute since 2005, Professor in the Department of Molecular Biology since 1994, and associate faculty member of the Princeton Environmental Institute since 1996.

Previously, Dr. Bassler served as the Director of the Council on Science and Technology at Princeton University from July 2008 to June 2013. Dr. Bassler has served as a Trustee of the Alfred P. Sloan Foundation since 2014. Dr. Bassler served as a board member of the American Association for the Advancement of Science from January 2012 to December 2016. She was a member of the National Science Board from January 2010 until May 2016. Dr. Bassler has been elected to the National Academy of Sciences, the National Academy of Medicine, and the Royal Society, among other honorific organizations. She received a B.S. in biochemistry from the University of California-Davis and a Ph.D. in biochemistry from the John Hopkins University.

Other Public Company Directorships:
Cidara Therapeutics, Inc. (2021-present)
Regeneron Pharmaceuticals, Inc. (2016-present)

Former Other Public Company Directorships:
Kaleido Biosciences, Inc. (2018-2022)

Qualifications:
Dr. Bassler was selected to serve on our Board because of her extensive scientific knowledge and her scientific and academic career and accomplishments. Dr. Bassler’s experience serving on boards across academia and the biopharmaceutical industry provides her with important qualifications and skills to serve on our Board.

Errol De Souza, Ph.D.
Independent Director
Age: 71
Director since June 2020
Birthplace: India
Committees:
 •
Nominating and Corporate Governance Committee (Member)
 •
Management Development and Compensation Committee (Member)

Errol De Souza, Ph.D.

Experience:
Errol De Souza, Ph.D. has been a member of our Board since June 2020 and was a member of the Investment Committee of Royalty Pharma from 2008 to June 2020.

Previously, Dr. De Souza held various management positions at companies including President, CEO & Director at Biodel from March 2010 to January 2016, Founder, Executive Vice President of R&D and Director at Neurocrine Biosciences from October 1992 to August 1998, President, CEO & Director at Synaptic Pharmaceutical Corporation from September 2002 to March 2003, and Senior Vice President & Head of US R&D at Hoechst Marion Roussel Pharmaceuticals and Aventis Pharmaceuticals (now Sanofi) from September 1998 to September 2002. Dr. De Souza has a B.A. in physiology from the University of Toronto and a Ph.D. in neuroendocrinology from the University of Toronto and was a postdoctoral fellow in neuroscience at The Johns Hopkins University School of Medicine.

Other Public Company Directorships:
Cyclerion Therapeutics, Inc. (2021-present)
Alector, Inc. (2024-present)

Former Other Public Company Directorships:
Bionomics Ltd. (2008-2023)
Catalyst Biosciences, Inc. (2015-2022)

Qualifications:
Dr. De Souza was selected to serve on our Board because of his deep expertise in the biopharmaceutical industry, having founded companies and served as executive chairman, president and CEO of several public and private biopharmaceutical companies.

Catherine Engelbert Independent Director Age: 60 Director since June 2020 Birthplace: United States Committees: • Audit Committee (Member)
Catherine Engelbert

Experience:
Ms. Engelbert serves as the first Commissioner of the Women’s National Basketball Association since July 2019.

Previously, Ms. Engelbert was with Deloitte from 1986 through 2019, and held various senior positions, including as a partner serving the pharmaceutical and life sciences practice for over two decades, and then as CEO from 2014 to 2019. Ms. Engelbert previously served on the board of Deloitte and as the first woman chair of the Center for Audit Quality Governing Board. Ms. Engelbert also served as the first woman chair of the Catalyst Board, a global non-profit organization that promotes inclusive workplaces for women. She was a founding member of the CEO Action for Diversity and Inclusion, is a vice chair of the Partnership for New York City, serves on The Business Council, the USGA Executive Committee and previously served as a member of the Business Roundtable, where she sat on the Education & Workforce and Immigration committees.

Other Public Company Directorships:
McDonald’s Corporation (2019-present)

Qualifications:
Ms. Engelbert was selected to serve on our Board because her experience as Commissioner of a professional sports league and as former chief executive officer of Deloitte LLP provides knowledge of global business operations, finance, leadership, strategy and risk management matters. Having led a firm of 100,000 professionals at Deloitte LLP, she also brings significant experience in talent management. She is a Certified Public Accountant. Ms. Engelbert’s qualification as an “audit committee financial expert” is an important attribute as a member of our Audit Committee.

David Hodgson Independent Director Age: 68 Director since June 2022 Birthplace: United States Committees: • Management Development and Compensation Committee (Chair) • Audit Committee (Member)
David Hodgson

Experience:
Mr. Hodgson is a Managing Director and Vice Chairman of General Atlantic, a global growth private equity firm.

Mr. Hodgson serves on the board of directors of Johns Hopkins HealthCare and Johns Hopkins Medicine International. Mr. Hodgson holds an A.B. in Mathematics and Social Sciences from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Other Public Company Directorships:
TriNet Group, Inc. (2005-present)
Alignment Healthcare, Inc. (2014-present)

Qualifications:
Mr. Hodgson was selected to serve on our Board because of his extensive management and board experience acquired over his 40 years at General Atlantic, one of the world’s leading growth equity investment firms, and his extensive knowledge of business, finance and strategic transactions, which provide valuable insight for our long-term corporate and business strategy. He also brings valuable experience on other healthcare companies’ boards.

Ted Love, M.D. Independent Director Age: 65 Director since July 2020 Birthplace: United States Committees: • Nominating and Corporate Governance Committee (Chair)
Ted Love, M.D.

Experience:
Dr. Love serves as BIO’s Chair of its Board of Directors for a two-year term (2023-2025).

Previously, Dr. Love served as president and chief executive officer of Global Blood Therapeutics, Inc. from June 2014 to October 2022. From February 2010 to August 2012, he served as executive vice president, research and development and technical operations, at Onyx Pharmaceuticals, Inc. Prior to Onyx, from 2001 to January 2009, Dr. Love served as president, chief executive officer and chairman of Nuvelo, Inc. Prior to that, he served as senior vice president, development, at Theravance, Inc. from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s Product Development Committee. Dr. Love served as a consultant in medicine in the Department of Cardiology at the Massachusetts General Hospital. Within the past five years, Dr. Love previously served on the board of directors of Amicus Therapeutics, Inc., a biotechnology company, and Cascadian Therapeutics, Inc., a biopharmaceutical company. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. He completed a residency in internal medicine and a fellowship in cardiology at the Massachusetts General Hospital.

Other Public Company Directorships:
Structure Therapeutics Inc. (2023-present)
Gilead Sciences, Inc. (2024-present)

Former Other Public Company Directorships:
Seagen Inc. (2020-2023)
Global Blood Therapeutics, Inc. (2014-2022)

Qualifications:
Dr. Love was selected to serve on our Board because of his more than 20 years of leadership and management experience in the biopharmaceutical industry, including BIO, Global Blood Therapeutics, Inc. and Onyx Pharmaceuticals, Inc., in addition to his prior experience as a practicing physician. Dr. Love also has notable experience on the boards of other public healthcare companies. He brings both strong business expertise, experience as a CEO of a global healthcare company, and knowledge of patient perspectives to our Board.

Gregory Norden Independent Director Age: 67 Director since June 2020 Birthplace: United States Committees: • Audit Committee (Chair) • Nominating and Corporate Governance Committee (Member)
Gregory Norden

Experience:
Mr. Norden is the Managing Director of G9 Capital Group LLC, which invests in early-stage ventures and provides corporate finance advisory services, since January 2010.

Gregory Norden was a member of the Investment Committee of Royalty Pharma from 2014 to June 2020. From 1989 to 2010, Mr. Norden held various senior positions at Wyeth, including Chief Financial Officer. Mr. Norden started his career with Arthur Andersen & Company.

Other Public Company Directorships:
Zoetis Inc. (2013-present)
Praxis Precision Medicines, Inc. (2019-present)

Former Other Public Company Directorships:
NanoString Technologies, Inc. (2012-2024)

Qualifications:
Mr. Norden was selected to serve on our Board because of his vast financial and accounting expertise along with his extensive public company board experience. As former Chief Financial Officer of Wyeth, Mr. Norden has broad knowledge of global business operations, finance, leadership, strategy and risk management matters. Mr. Norden’s qualification as an “audit committee financial expert” is critical as Chair of our Audit Committee.

Recommendation and Required Vote
For a director nominee to be elected, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the director nominee’s election. Separate resolutions for the election of each nominee will be submitted for shareholder vote at the Annual Meeting. Our Board believes that the election of each director nominee is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, The Board recommends that you vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE
The Board is committed to continually improving its corporate governance processes, practices and procedures. Our governance policies and structures are designed to promote the Board’s thoughtful oversight of Royalty Pharma and ensure intelligent risk-taking, with the goal of furthering our long-term strategic goals. Highlights include:

✔
Shares have equal voting rights

✔
An increasingly diverse Board with the appropriate mix of skills, experience and perspective

✔
A Lead Independent Director with meaningful role and responsibilities

✔
7 of our 8 directors are independent under Nasdaq rules

✔
Directors are elected annually under a majority voting standard

✔
All members of committees of the Board are independent

✔
Robust share ownership requirements for independent directors and executive officers

✔
Insider Trading Policy prohibits short sales, transactions in derivatives and hedging of our securities; robust Policy Restricting Pledging with quarterly risk reviews

✔
Our Board and committees conduct annual performance evaluations

✔
Our Board regularly receives training and updates on ethics, compliance and governance

✔
Our Board oversees corporate responsibility topics, including human capital and environmental issues

Corporate Governance Guidelines
Royalty Pharma has adopted a set of Corporate Governance Guidelines which are available on our website at www.royaltypharma.com, under “Investors—Corporate governance.” Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Conflicts of interest

•	Executive sessions of directors	•	Share ownership

•	Board leadership structure	•	Board access to management

•	Director qualification standards	•	Board access to independent advisors

•	Continuing education and director orientation	•	Board and committee evaluations

•	Limits on director service on other boards	•	Frequency of board meetings

•	Notification of a change of principal occupation	•	Meeting attendance by directors & non-directors

•	Term limits	•	Duties of board committees

•	Director compensation	•	Leadership team succession planning

Limits on Director Service on Other Boards
We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to the Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise the ability of these directors to effectively serve on the Board. Unless otherwise approved by the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines limit each director’s service on other boards of public companies to a number that permits them, given their individual circumstances, to responsibly perform all director duties and, unless an exception is granted, this service may not exceed three other public company boards for directors not serving as the chief executive officer or an equivalent position of a public company and one other public company for a director serving as the chief executive officer or an equivalent position of a public company. Further, the ability of each director to devote sufficient time and attention to director duties is expressly considered as part of the annual Board and committee evaluation process, which aims to evaluate the effectiveness and engagement of Royalty Pharma’s directors, including in the context of their external commitments.
While the Board considers its directors’ outside directorships during this evaluation process, the Board recognizes that this is one of many outside obligations which could potentially impair a director’s capacity to dedicate sufficient time and focus to their service on the Board. As such, the Board evaluates many factors when assessing the effectiveness and active involvement of each director. Such other factors include:
•	the director’s attendance at Board and committee meetings;
•	the director’s participation and level of engagement during these meetings;
•	the role played by the director on our Board; and
•
the experience and expertise of the director, including both relevant industry experience and service on other (related) public company boards, which enables the director to serve on multiple boards effectively.

Therefore, on a case-by-case basis, it may be appropriate for the Board to impose further restrictions on outside board service or waive this requirement as to any director if it deems a waiver to be in the best interests of Royalty Pharma and our shareholders.
We schedule our Board and committee meetings two years in advance to ensure director availability and maximum participation. Directors serve for one-year terms; accordingly, there is an opportunity to evaluate annually each director’s ability to serve, which is further discussed in the “Annual Board and Committee Evaluations” section below.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to all employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.royaltypharma.com, under “Investors—Corporate governance.” If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waivers from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Political Activity and Spending
We recognize the importance of the political process and policy arena in supporting our mission to accelerate innovations in the life sciences through collaboration with innovators to make the research and development ecosystem more productive. However, we did not engage in any lobbying or political activities in 2024. In accordance with English company law, political donations are subject to prior authorization by a resolution of our shareholders. We have not made political donations or incurred any political expenditures in 2024. In addition, we have not made any contributions to any political party during 2024.
Director Independence
The listing rules of the Nasdaq Global Select Market (“Nasdaq”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, all members of our Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees be independent.
In addition, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not during the past three years, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each director and nominee. In its most recent review, our Board determined that Bonnie Bassler, Errol De Souza, Catherine Engelbert, Henry Fernandez, David Hodgson, Ted Love and Gregory Norden are “independent directors” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.
Board Leadership Structure
Our Board and Nominating and Corporate Governance Committee review and evaluate the Board’s leadership structure on at least an annual basis. Mr. Legorreta serves as both Royalty Pharma’s Chief Executive Officer and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and Royalty Pharma. Mr. Legorreta founded Royalty Pharma in 1996 and, as such, brings over 25 years of strategic leadership experience and an unparalleled knowledge of Royalty Pharma’s business, operations and risks to his role as Chairman of the Board.
The Board does not have a policy on whether the roles of the Chairman and Chief Executive Officer should be separated but believes the current combination of the two roles provides Royalty Pharma with a clear and effective leadership structure to drive Royalty Pharma’s business and communicate its long-term strategy to its shareholders. The Board also believes this structure allows for robust and frequent communication between the Board’s independent directors and management, enabling the Board to gain a deeper understanding of Royalty Pharma and work with management to enhance shareholder value.
The Lead Independent Director will then be appointed by Royalty Pharma’s independent directors and serve until a successor is duly appointed and qualified, his or her removal or resignation, or he or she is no longer an independent member of the Board.
The Board believes the role and responsibilities of the Lead Independent Director help to ensure the exercise of independent judgment by the Board and further facilitate coordination with the independent directors.
Role of Lead Independent Director
The independent directors of our Board have appointed Henry Fernandez as our Lead Independent Director. In this role, Mr. Fernandez:

Henry Fernandez Lead Independent Director
•
Promotes a strong Board culture, including encouraging and facilitating active participation of all directors

•
Presides over all meetings of the Board at which the Chairman of the Board is not present;

•
Leads executive sessions and facilitates discussion of Royalty Pharma’s strategy, key governance issues (including succession planning) and the performance of senior executives;

•
Focuses on Board effectiveness, performance and composition;

•
Acts as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board, and as a contact person to facilitate communications by Royalty Pharma’s employees, shareholders and other stakeholders with the independent directors;

•
Advises the committee chairs in fulfilling their designated responsibilities; and

•
Performs such other functions and responsibilities as requested by our Board from time to time.

Mr. Fernandez has substantial experience with corporate governance and public company management, as well as deep knowledge of Royalty Pharma and its governance practices. The Board believes Mr. Fernandez’s experience enables him to provide a valuable perspective on Royalty Pharma’s growing business and risk management and enhances his ability to challenge members of senior management.
The Board commended Mr. Fernandez’s strength as Lead Independent Director, highlighting his leadership and the effectiveness with which he acts as a liaison between the Board and management.
Executive Sessions
Executive sessions of independent directors are generally held at regularly scheduled Board meetings, and 5 executive sessions were held in 2024. Each session is chaired by the Lead Independent Director, who facilitates discussion of various topics throughout the year, including Royalty Pharma’s strategy, key governance issues (including succession planning) and the performance of senior executives.
Robust Director and Executive Share Ownership and Guidelines
We encourage directors and executive officers to own our shares. Our executive officers own 16.6% and, directors and related entities own an additional 4.7%, for a total of 21.3% of our ordinary shares. We believe this insider ownership exceeds that of over 95% of the companies in the S&P 500, and creates the strong alignment between shareholders and our executive officers, directors and their related entities. In order to align the interests of our directors and our named executive officers with those of our shareholders, our Board adopted Director Share Ownership Guidelines and Executive Share Ownership Guidelines pursuant to which the following persons are expected to own equity in Royalty Pharma with the following aggregate market values:

Individual(s)	Guideline	Value ($)
CEO	Greater of 5x base salary or 1,000,000 shares	25,510,000(1)
Other Named Executive Officers	3x base salary	3,780,000(2)
Independent Directors	5x annual cash retainer	750,000

(1)	Each share valued at $25.51, our closing share price on December 31, 2024. Mr. Legorreta did not receive a base salary in 2024.
(2)	Based on each named executive officer’s base salary for the year ended December 31, 2024.
Our independent directors and our named executive officers are expected to attain compliance with these ownership guidelines by the fifth anniversary of the later of our IPO or their first appointment or election, in the case of an independent director, or their hire or promotion date, in the case of a named executive officer. Thereafter, independent directors and named executive officers are required to certify their compliance with these ownership guidelines at least once each year. As of December 31, 2024, each of our independent directors and named executive officers were either in compliance with the share ownership guidelines or on track to be in compliance within the applicable time-period.
Insider Trading Policy
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our company’s securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable stock exchange listing standards. A copy of our insider trading policy was filed as exhibit 19 to our annual report on Form 10-K. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in our securities.
Hedging and Speculative Trading Prohibited
We have adopted, as part of our insider trading policy, a policy prohibiting our directors and officers and employees of RPM from hedging transactions or similar arrangements with respect to our securities that are designed to hedge or speculate on any change in the market value of our securities. This policy was established to avoid the appearance of improper or inappropriate conduct.

In addition, all our directors and officers and employees of RPM are prohibited from engaging in short sales of our securities. Further, such individuals are prohibited from buying or selling puts or calls or other derivative securities on our securities.
Policy Restricting Pledging
Our Board believes that the promotion of long-termism and an ownership culture aligns the interests of our directors and executive officers with those of our shareholders. While pledging shares as collateral for personal loans can create risks, including the risk of a forced sale of our Class A ordinary shares the Board believes that prohibiting the pledging of shares would simply lead directors and executive officers to sell shares in order to obtain the liquidity they desire, thereby reducing their investment in Royalty Pharma and reducing the alignment of their personal interests with those of Royalty Pharma.
Further, the Board believes that the unusual degree of alignment between public shareholders and our directors and executive officers resulting from their substantial share ownership is a unique characteristic of Royalty Pharma that the Board wishes to encourage. After substantial engagement with our shareholders during 2023 and careful consideration, the Board updated our the Policy Restricting Pledging, which was further enhanced in 2023, to balance these concerns and mitigate risk to Royalty Pharma and our shareholders.
In order to reduce the risk of forced sales of pledged shares following a decline in the market price of our Class A ordinary shares, our Policy Restricting Pledging limits the amount of debt that can be secured by the pledge of our shares and the number of trading days any pledged position would take to “unwind.” Pursuant to our updated Policy Restricting Pledging:
•	Named Executive Officers, including the Chief Executive Officer, and directors may not pledge more than 50% of their shares;
•	Any loans incurred may not exceed 50% of the value of shares pledged;
•	The Chief Executive Officer and directors may not pledge a number of shares exceeding four days average daily trading volume (“ADTV”); and
•	Named Executive Officers, other than the Chief Executive Officer, may not pledge a number of shares exceeding two days of ADTV.
The Policy Restricting Pledging requires the Audit Committee to review all pledging arrangements, assess any risks to Royalty Pharma and its shareholders and report on the arrangements and risks to the Board. This policy provides that all pledges must comply with, and be precleared under, Royalty Pharma’s Insider Trading Policy. The Audit Committee may seek outside advice in connection with its oversight of pledging arrangements.
In order to monitor the risk associated with loans secured by shares, the Audit Committee of the Board receives reports from RPM at least quarterly regarding pledging arrangements. In accordance with the Policy Restricting Pledging, the Audit Committee weighs some or all of the following factors when reviewing pledging arrangements:
•	historical information and trends regarding pledging arrangements;
•	the purpose, amount and key terms of the loans under which shares have been pledged as collateral;
•	the number and value of shares that have been pledged as collateral;
•	the aggregate number of shares that are pledged in relation to the total number of shares outstanding;
•	the market value of Royalty Pharma’s Class A ordinary shares;
•	the number of days that it would take to unwind any pledged position;
•	the ability of each director or executive officer to repay any loans or provide additional collateral without recourse to the pledged shares; and
•	any other relevant factors.
After examining these factors, the Audit Committee was satisfied that this monitoring is effective and confirmed that our directors and executive officers who have pledged shares are and have been compliant with this policy.

See “Security Ownership of Certain Beneficial Owners” for information regarding shares pledged by our directors and executive officers as of February 7, 2025. Note that such disclosure reports the total number of shares pledged. However, the actual amount of borrowings against such securities as of such date is subject to the limitations described above.
Committees of our Board
Our Board has established an Audit Committee, a Management Development and Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each committee setting forth the roles and responsibilities of each committee. The Board and each committee may, from time-to-time, form and delegate authority to subcommittees when appropriate. The expected composition of each Board committee following the Annual Meeting, assuming each director nominee is elected, and responsibilities of each committee are described below.

Name	Role	Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee
Henry Fernandez
Bonnie Bassler, Ph.D.
Errol De Souza, Ph.D.
Catherine Engelbert
David Hodgson
Ted Love, M.D.
Gregory Norden

Lead Independent Director	Chairperson
Financial Expert	Member

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Royalty Pharma plc, 110 East 59th Street, New York, New York 10022, Attn: Investor Relations, or in the “Investors” section of our website, which is located at www.royaltypharma.com, under the heading “Corporate Governance.” Directors serve on these committees until their resignations or until otherwise determined by our Board.

Audit Committee

Gregory Norden (Chair)
Catherine Engelbert
David Hodgson

Meetings in 2024: 7

Meeting Attendance in 2024: 100%

100% independence of Audit Committee members

Financial Experts on Audit Committee

Our Board has determined that each member of our Audit Committee satisfies the requirements for independence and financial literacy rules and that each of Mr. Norden and Ms. Engelbert are audit committee financial experts.

We have adopted an Audit Committee Charter which outlines the principal functions of the Audit Committee, which include:

•
reviewing and discussing with management and the independent auditors our quarterly and annual financial statements and earnings press releases prior to public dissemination;

•
appointing and overseeing the work of any accounting firm engaged as the independent registered public accounting firm to audit our consolidated financial statements;

•
establishing procedures for anonymous submission of concerns regarding questionable accounting or audit matters;

•
considering the adequacy of our internal controls over financial reporting;

•
reviewing all policies and practices to be used with respect to risk assessment and risk management (including the Policy Restricting Pledging);

•
reviewing all policies and practices with respect to information security and technology risk (including cyber security risk);

•
overseeing our compliance with legal and regulatory requirements; and

•
approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Management Development and Compensation Committee

David Hodgson (Chair) Bonnie Bassler, Ph.D. Errol De Souza, Ph.D. Meetings in 2024: 3 Meeting Attendance in 2024: 100% 100% independence of Management Development and Compensation Committee members
We have adopted a Management Development and Compensation Committee Charter which outlines the principal functions of the Management Development and Compensation Committee, which include:

•
evaluating the performance of RPM in light of the goals and objectives of Royalty Pharma and the terms of the Management Agreement;

•
reviewing the compensation and fees payable to RPM under the Management Agreement;

•
determining the remuneration for our non-employee directors for Board and Committee service;

•
developing temporary and permanent succession plans for senior management;

•
providing feedback to RPM regarding RPM’s senior management team; and

•
reviewing and assessing risks arising from compensation policies and practices.

Nominating and Corporate Governance Committee

Ted Love, M.D. (Chair) Errol De Souza, Ph.D. Henry Fernandez Gregory Norden

Meetings in 2024: 4

Meeting Attendance in 2024: 81%

100% independence of Nominating and Corporate Governance Committee members

We have adopted a Nominating and Corporate Governance Committee Charter which outlines the principal functions of the Nominating and Corporate Governance Committee, which include:

•
reviewing and evaluating the size, composition, function and duties of the Board;

•
establishing criteria for the membership on our Board, and identifying individuals qualified to become members of our Board;

•
reviewing our significant strategies, initiatives, policies, and programs on corporate responsibility and sustainability matters, including access to health care, environmental sustainability and climate change, human rights, community and social impact, employee health and safety, and diversity;

•
reviewing our philanthropic and educational initiatives, including our support of charitable organizations;

•
reviewing significant public disclosures regarding corporate responsibility and sustainability issues;

•
monitoring our performance on issues relating to corporate responsibility and sustainability against relevant market practices;

•
receiving periodic updates on our engagement with shareholders and other key stakeholders on corporate responsibility and sustainability issues;

•
overseeing compliance with our Code of Business Conduct and Ethics;

•
reviewing related party transactions in accordance with our Related Person Transaction Policy;

•
evaluating the performance of our Board and individual directors; and

•
advising our Board on corporate governance matters.

Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year and act by written consent from time to time. During 2024, our Board met 13 times, the Audit Committee met 7 times, the Management Development and Compensation Committee met 3 times, and the Nominating and Corporate Governance Committee met 4 times. During 2024, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting
Our policy is to invite and encourage each director on our Board to be present at our Annual Meeting. Each director on our Board attended our 2024 Annual Meeting held on June 6, 2024.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the Annual Meeting, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines.
Specifically, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the biopharmaceutical industry; leadership skills; experience in finance, accounting and compensation practices; and diversity of background and perspective, including, but not limited to, with respect to race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We are committed to actively seeking out highly qualified diverse individuals to include in the pool from which new director candidates are chosen. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Board recognizes the value of diversity and thus has included diversity of background and perspective, including, but not limited to, with respect to race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities, as factors that will be taken into consideration by the Nominating and Corporate Governance Committee when evaluating the suitability of, and recommending, candidates for election by shareholders, and by the Board in approving such candidates.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of Royalty Pharma. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information as included in this Proxy Statement. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

Recommendations, Nominations and Shareholder Nominated Director Candidates
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to Royalty Pharma should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Articles of Association for shareholders to recommend director nominees. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to Computershare Company Secretarial Services Limited at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE. Director nominations by shareholders must meet the timing and other requirements described under the heading “Shareholder Proposals and Director Nominations.”
Shareholder Engagement

By the Numbers: Shareholder Engagement in 2024
> 400 Meetings with investors and analysts	8 Investor Conferences

9 non-deal roadshows	> 40% Met with investors representing >40% of our shares

We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. Dialogue with these constituencies helps us understand their perspectives on our goals and expectations for performance, as well as identify issues that might affect our long-term strategy, corporate governance and compensation practices. As such, we offer several opportunities to provide feedback to our Board and senior management.
Our Investor Relations team leads year-round outreach efforts with our investors and the investment community. During these engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our financial performance and our overall outlook.
We also engaged with shareholders to review and receive feedback on our governance practices and our executive compensation matters. Topics discussed include:
•	Company performance and progress against our long-term strategy
•	Executive compensation matters
•	Current and emerging corporate governance practices and trends, including corporate responsibility considerations

•	Risk management
•	Board composition and leadership structure
The feedback we receive from these discussions is carefully considered by the Board, the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee.
Our directors and senior executives recognize the benefits that come from providing our shareholders, prospective shareholders and sell-side analysts with visibility and transparency into our business and knowing their positions on issues that are important to them.
Annual Board and Committee Evaluations
Annual Board Evaluations
The Board conducts an annual evaluation that is intended to determine whether the Board, its committees, and each member of the Board is functioning effectively, and to provide an opportunity to reflect upon, and improve, Board processes and their effectiveness. The evaluations provide each director with an opportunity to assess the effectiveness and performance of the Board, its committees, as well as topics such as Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; Board diversity; and executive succession planning. A summary of the results is presented to the Board on an anonymous basis, identifying any themes or issues that have emerged. The Board considers the results and ways in which Board processes and its effectiveness may be improved.
Annual Committee Evaluations
Each committee conducts its own annual evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with the committee’s charter, as well as ways in which committee processes and effectiveness may be improved.
Annual Evaluation Process

1	2	3	4	5
Complete Questionnaire	Review and Assess Responses	Discuss Results	Formulate Action Plan	Follow Up
Nominating and Corporate Governance Committee provide their thoughts on the factors to be used in evaluation as well as oversees and approves the process and guidelines for the evaluations.	Each director completes an anonymous evaluation questionnaire covering a range of topics, including structure, culture and roles of the Board and its committees.
Management compiles the quantitative and qualitative data from the questionnaire and consults with the Nominating and Corporate Governance Committee on the results. The Lead Independent Director and Nominating and Corporate Governance Committee review the results with the full Board in executive session.
			The Lead Independent Director and Nominating and Corporate Governance Committee discuss with management the feedback provided by the Board and any requests or enhancements in practices.	Feedback from the self-assessment has resulted in increased focus on our competitive landscape and human capital.

While this formal evaluation process is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round, both inside and outside the boardroom.

Continuing Education and Director Orientation
Continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. Directors participate in internal educational sessions, including briefing sessions on topics that present us with special risks and opportunities, such as product developments and accounting topics.
All new directors participate in a director orientation program that includes briefings by senior management representing key functional areas on topics that include, our strategic plans, capital structure, corporate structure, historical financial performance and key policies and practices, including compliance and trading policies.
Active Committee Rotation
Periodically, the Board approves the rotation of certain directors’ committee memberships. The Board believes that committee rotation is generally desirable to ensure that committees regularly benefit from new perspectives and our directors’ expertise. In 2024, Henry Fernandez was appointed to the Nominating and Corporate Governance Committee and left the Audit Committee.
Term Limits
The Board seeks to establish appropriate levels of director turnover. While new perspectives and new ideas are critical to an engaged forward-looking and strategic Board, longer-serving directors offer benefits of valuable experience and familiarity. Our Corporate Governance Guidelines provide for term limits for non-employee directors who may serve for no more than 15 years from the date of our IPO unless waived by the Nominating and Corporate Governance Committee.
Age Limits
Under Royalty Pharma’s Corporate Governance Guidelines, a director is required to retire when he or she reaches age 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual general meeting following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems a waiver to be in the best interests of Royalty Pharma and our shareholders.
Board Oversight of Risk Management
The Board, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board and our management responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk and tax), legal, cybersecurity and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management at each regular Board meeting, receives reports on committee activities at each regular Board meeting, and evaluates the risks inherent in transactions. Each committee of our Board meets with management and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Board of Directors
Strategic		Operational		Financial
•	Key Investments	•	Human Capital	•	Liquidity and Credit
•	Major Initiatives	•	Diversity and Inclusion	•	Accounting and Financial Reporting
•	Market Dynamics	•	Information Technology	•	Capital Structure
•	Communications and Investor Relations	•	Cybersecurity	•	Tax structure
•	Governance	•	Systemic risks

Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee
•
Reviews our policies and processes with respect to enterprise risk management (“ERM”)

•
Reviews, discusses and addresses the key risks identified in the ERM process with management

•
Reviews the steps management has taken to monitor and control such risk exposures

•
Reviews efficacy of our information security and technology risks (including cybersecurity risk) and related policies and procedures

•
Reviews and discusses with management legal and compliance matters, including related risks

•
Reviews risks associated with RPM’s compensation, including the extent to which management has taken steps to monitor or mitigate such exposures

•
Reviews and discusses with management risks relating to executive succession and management development matters, including matters such as human capital, diversity and inclusion, management development and talent recruitment, retention and engagement

•
Reviews risks related to our corporate governance structures and processes

•
Assesses risks related to the independence of our Board

•
Discusses Board composition and director succession planning, including related risks

•
Reviews and discusses with management our management of risks related to corporate responsibility and sustainability, including environmental, social and corporate governance matters, such as environmental sustainability, human rights and responsible sourcing

Management
Investments	Counterparties	Strategy	Business	Financial	Governance	People	Operations

Oversight of Technology and Cybersecurity Risk
The Board has adopted a Cyber Security and Personal Data Breach Policy in order to reflect the importance of appropriate security, processes and procedures to the protection of data and assets, and in an effort to establish a foundation for successful protection against cyber-crime and to minimize any potential negative impacts of a successful cyber-attack. Several of our director nominees bring experience with managing and mitigating cybersecurity and technology risks, which provide the Board with insight into such risks and aid in overseeing our information security, operations and systems, as well as our continuing investment in and development of the program. The Board receives updates or training, as necessary, on cybersecurity issues from management, technical experts and legal advisors, as required. The Audit Committee is responsible for overseeing Royalty Pharma’s enterprise risk management program, which includes consideration of technology and cybersecurity risks. The Audit Committee receives updates about the results of assessments conducted by outside advisors who provide independent assessments of our technology systems.
Oversight of Sustainability and Climate Risk
The Board recognizes that climate change is an area of increasing interest to investors as they evaluate which businesses may be impacted as the world evolves into a lower carbon economy. While management does not currently anticipate material capital expenditures arising from environmental regulation, the Board will continue to evaluate our exposure to climate change. The Nominating and Corporate Governance Committee periodically reviews Royalty Pharma’s corporate sustainability program, including through reports from management, which is responsible for overseeing efforts to incorporate sustainability into Royalty Pharma’s business practices, operations and strategy and setting environmental sustainability objectives and strategy for our operations.
Succession Planning and Talent Development
A strategic priority for our Board is valuing and developing our people. To support this priority, the directors discuss talent development and management succession for senior leaders with the Chief Executive Officer, who provides his assessment of those leaders and their potential to succeed in key roles.
Our Board conducts these assessments with a focus on risk management within the context of our business. These discussions provide an opportunity for our Board to ensure management is implementing development plans and programs to enhance the skills and abilities of successor candidates for critical roles. Throughout the year, the Board also meets key leaders of RPM through formal presentations and informal events.
Beyond the Boardroom
Engagement outside of Board meetings provides our directors with additional insight into our business and gives them valuable perspectives on the performance of Royalty Pharma, the Board, our Chief Executive Officer, our management and our strategy.
Examples include:
•	Our directors regularly attend “deep dives” on current topics of interest as part of our ongoing director education;
•	Our directors receive updates on recent developments, press coverage and current events that relate to our business;
•	In 2024, Ted Love participated in a fireside chat for employees to discuss key lessons from his career journey.
Communications with the Board
The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, including Mr. Fernandez, our lead independent director, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, the non-employee independent directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to Royalty Pharma plc, c/o Chief Legal Officer, 110 East 59th Street, New York, New York, 10022, USA with a request to forward the same to the intended recipient. To communicate with the Board electronically, shareholders and other interested parties should go to our website at www.royaltypharma.com. Under the heading “Investors—Contact us” you will find an online form that may be used for writing an electronic message to the Board. In general, all communications delivered to us for forwarding to the Board or specified members will be forwarded in accordance with the shareholder’s instructions. However, we reserve the right not to forward any spam, solicitations, abusive, threatening or otherwise inappropriate materials.

CORPORATE RESPONSIBILITY AT ROYALTY PHARMA
We believe that our corporate responsibility policies and practices will create sustainable long-term value for Royalty Pharma, our shareholders and other stakeholders, and employees while also helping us mitigate risks, reduce costs, protect the value of our brand and identify new opportunities.
The Board, primarily through its Nominating and Corporate Governance Committee, oversees the integration of corporate responsibility across our business and culture and in reviewing our progress against our commitments. Our directors bring a diverse set of skills, experience and expertise on a variety of corporate responsibility matters and on governance generally, and provide feedback to management with respect to our business and corporate responsibility strategy and practices.
Our Corporate Responsibility Committee, comprised of management from across various business functions, contributes to the establishment of Royalty Pharma’s practices and policies as well as the integration of corporate responsibility into our business.
Our Principles

Integrity	Culture	Responsibility
We strive to maintain the highest ethical standards and trust in our role as investors and partners to the biopharmaceutical industry. This is recognized in our market-leading position and the high esteem with which we believe we are held in the industry.

We conduct thorough diligence when we evaluate new investment opportunities, which focus on commercialization capabilities, safety, use of best practice in clinical trials and manufacturing. The biopharmaceutical companies and academic and not-for-profit institutions with which we work typically have well-developed and transparent corporate responsibility policies, which seek to benefit wider society through sustainable and ethical business practices.

A diverse, talented and inclusive workforce is essential to maintain our competitive advantages and to successfully execute our business strategy and drive our business forward.

We consider it highly important to strive for appropriate gender diversity. As of December 31, 2024, approximately 48% of the workforce of RPM are women. We are making strides to advance women in the leadership ranks of RPM. As of December 31, 2024, approximately 24% of our senior leadership team were women.

Our commitment to diversity and inclusion on our Board and in the workforce of RPM is deeply ingrained in our culture: as of December 31, 2024, approximately 33% of the workforce of RPM is from diverse racial and ethnic groups.

We are committed to employees’ health, well-being and job satisfaction and to ensuring that people find purpose in their careers. Opportunities for career enhancement and progression are regularly reviewed and shared with employees of RPM.

We take employee engagement and retention very seriously and are proud that our turnover rate for 2024 was only 7.5%.

We believe in positively impacting communities by supporting the work of a number of patient advocacy groups and medical research foundations, including the Leukemia & Lymphoma Society, National Multiple Sclerosis Society, Lupus Research Alliance, Melanoma Research Alliance, Prostate Cancer Foundation and Mount Sinai’s Institute for Health Equity Research.

Approximately one-fifth (by value) of the royalty transactions we have completed since 2012 have been with leading academic and not-for-profit institutions.

By partnering with these institutions, we have provided capital which has been used to further scientific research (for example with the Cystic Fibrosis Foundation) or to help fund capital projects.

Responsible Investment Policy
Royalty Pharma is committed to responsible investment through:
•
Incorporating material regulatory, geopolitical, corporate responsibility and reputational considerations, including access to health and medicine, research and development, ethical clinical trials, therapeutic area profile, ethical conduct and product quality and safety, into Royalty Pharma’s investment decision-making and management practices. This includes considering key risks and opportunities during the due diligence process and, where we believe we can have a material impact, engaging on these matters with our partners;

•
Leveraging the expertise of Royalty Pharma’s management team and third-party experts and advisors to assess driven risks and identify opportunities, including those related to corporate responsibility;

•	Advancing consistent and thoughtful responsible investment processes in the biopharmaceutical industry by collaborating with key stakeholders;
•
Accountability for Royalty Pharma’s responsible investment approach, progress and goals through transparency to the public, investors and other stakeholders. This includes periodic reports on our performance, including public corporate responsibility reporting and disclosure; and

•	Maintaining Royalty Pharma’s governance and culture to ensure that Royalty Pharma acts as a good citizen in the community.
The table below describes Royalty Pharma’s corporate responsibility integration processes across investments:

Evaluate Potential “Exclusionary Issues”	Conduct Due Diligence on Deal- Specific Relevant Issues	Document and Review Findings
When: Pre-Screening	When: Commercial and Legal/Compliance Due Diligence	When: Investment Evaluation

What:	What:	What:
Review “Exclusionary Issues” to determine whether there are any critical corporate responsibility or reputational concerns with regards to a potential investment and partners
Evaluate material corporate responsibility risks and opportunities with regards to investments or partners, including access to healthcare and medicine, research and development, ethical clinical trials, therapeutic area profile, ethical conduct and product quality and safety
Include key risks and opportunities in the discussions and investment decisions as they relate to the investment and partners Track relevant findings, even when no additional actions are needed
Social and Human Capital Policies and Practices
We are committed to our people, our stakeholders and the community as a whole. We have a variety of programs to incentivize and support employees, from employee ownership of our shares to comprehensive benefits and training. We are also committed to other policies and practices designed to fulfill our commitment to social and human capital development. Our Board and its Management Development and Compensation Committee provide guidance to management on workplace and culture. More information about our total rewards package is available on our website, www.royaltypharma.com, under “Responsibility—Building and supporting talent.”
RPM Equity Incentive Plan
All employees and consultants of RPM are eligible to receive equity compensation in the form of restricted Class A ordinary shares pursuant to the RPM Equity Incentive Plan. These awards are subject to forfeiture and transfer restrictions until the applicable vesting conditions are satisfied. The Class A ordinary shares available under the RPM Equity Incentive Plan are issued and outstanding Class A ordinary shares that were previously held by affiliates of RPM. No newly-issued Class A ordinary shares will be issued under RPM Equity Incentive Plan. None of our named executive officers have been granted awards of restricted Class A ordinary shares pursuant to the RPM Equity Incentive Plan. As of December 31, 2024, the number of Class A ordinary shares that have been awarded and are subject to vesting under the RPM Equity Incentive Plan and the number of

Class A ordinary shares that are available to be issued under the RPM Equity Incentive Plan are shown in the table below. If our shareholders approve the EIP Proposal, then, subject to the closing of the Transaction, the RPM Equity Incentive Plan is expected to be terminated and no further awards will be made thereunder.

	Number of Awarded Securities Subject to Vesting	Number of Securities Remaining Available for Future Issuance Under RPM Equity Incentive Plan
RPM Equity Incentive Plan	323,766	231,315

Diversity of Board Nominees
The Nominating and Corporate Governance Committee has set forth in its charter its commitment to include, for the purposes of filling any vacancies on the Board, qualified candidates who reflect diverse backgrounds, including diversity of gender and ethnicity, in each search for new directors. 75% of our directors are gender or ethnically diverse, and this remains a priority for our Nominating and Corporate Governance Committee.
Codes of Conduct that Foster Compliance and a Culture Focused on Ethics and Inclusion
As our shareholders and other stakeholders increasingly focus on the importance of corporate responsibility topics, Royalty Pharma benefits from our longstanding commitments to conducting our business in ways that are principled, transparent and accountable. The foundation of these commitments is expressed in our Code of Business Conduct and Ethics, which we require all officers and employees of RPM to review and sign. We extend our high standards to suppliers who do business with Royalty Pharma, expecting them to uphold the human rights, labor, health and safety, environmental and business ethics practices prescribed in our Supplier Code of Conduct available on our website, www.royaltypharma.com, under “Investors—Corporate governance.”
As part of our continued commitment to diversity and inclusion, we published our U.S. Federal Employment Information Report (EEO-1). The data in the consolidated EEO-1 report is based on our population in the United States as of December 31 and reflects our U.S. workforce as of that time. Our EEO-1 report is available on our website, www.royaltypharma.com, under “Responsibility—Responsibility resource center.”
Employee Engagement, Communication, Management and Leadership Training and Development
We are investing in employees’ long-term development and engagement by delivering training and development programs and a culture where our people can thrive and maximize their potential. We require annual regulatory training in compliance, cybersecurity and workplace respect and inclusion, among other topics. We also provide or support periodic job-specific and other developmental training and support for employees so they can maximize their potential.
We provide leadership training to managers on topics including negotiation skills and unconscious bias awareness. Each team offers ongoing learning and development opportunities tied to deepening the subject matter expertise of their professionals.
Our success depends on employees understanding how their work contributes to our strategy, culture and values. We use various channels to facilitate open and direct communication, including internal calls and meetings with employees, training and policy updates, and social and family outings and events.
Our Environmental Focus and Sustainable Business Practices
We are focused on the environment and recognize the importance of treating our natural resources with the greatest respect, so that they are available to future generations. As a socially responsible business, we are actively aware of the major issues affecting the environment.
As part of our efforts to reduce our emissions and create deeper environmental efficiencies, since 2022, we have reported our greenhouse gas (“GHG”) emissions assessment with support from our Board and management team. This assessment will serve as a valuable resource in the development of our mitigation and reduction strategies. We will continue to enhance our transparency and accountability by reporting our Scope 1 and 2 emissions in addition to select Scope 3 emissions.
You can access our GHG reporting within our corporate responsibility reporting and policies on our website, www.royaltypharma.com, under “Responsibility—Responsibility resource center.”

DIRECTOR COMPENSATION
The Management Development and Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the compensation of our non-employee directors. We pay our independent directors according to our Independent Director Compensation Policy, described further below. All members of the Board are reimbursed for reasonable costs and expenses incurred in their service on our Board. We do not expect that the closing of the Internalization will result in changes to our Independent Director Compensation Policy.
Highlights of Our Program
•	Periodic market assessments and analyses by the Management Development and Compensation Committee;
•	Equity makes up a meaningful portion of the non-employee directors’ overall compensation mix to align interests with shareholders;
•	No cash retainers for leadership roles or committee membership to encourage shared responsibilities among all directors;
•	Director Share Ownership Guidelines of five times the annual Board membership cash retainer;
•	No short sales of share ownership positions and transactions involving derivatives of our ordinary shares; and
•	No additional fees are paid for Board or committee meeting attendance.
Independent Director Compensation Policy
Each independent director is generally entitled to receive the following compensation for his or her service on our Board:
•	Annual cash retainer of $150,000;
•	Annual equity award with a grant date value of $250,000; and
•	Initial equity award of $100,000 at the commencement of his or her service on our Board.
The following table sets forth the total compensation for our directors who were compensated for the year ended December 31, 2024. Messrs. Giuliani and Riggs did not seek re-election at the 2024 Annual Meeting and their service on our Board ended on June 6, 2024. Mr. Legorreta did not receive any compensation for his service on our Board in 2024.
Director Compensation for 2024

Director	Fees Earned or paid in Cash ($)(1)	Share Awards ($)(2)	Total ($)
Bonnie Bassler, Ph.D.	150,000	255,186	405,186
Errol De Souza, Ph.D.	150,000	255,186	405,186
Catherine Engelbert	150,000	255,186	405,186
Henry Fernandez	150,000	255,186	405,186
M. Germano Giuliani(3)	65,110	—	65,110
David Hodgson	150,000	255,186	405,186
Ted Love, M.D.	150,000	255,186	405,186
Gregory Norden	150,000	255,186	405,186
Rory Riggs(3)	65,110	—	65,110

(1)
Amounts reported in this column include the value of Class A ordinary shares received in lieu of (i) first quarter cash fee payments on March 28, 2024 based on a Class A ordinary share price of $30.2283 for Dr. Bassler and Mr. Fernandez (1,240 Class A ordinary shares, respectively); (ii) second quarter cash fee payment on June 28, 2024 based on a Class A ordinary share price of $26.7998 for Dr. Bassler and Mr. Fernandez (1,399 Class A ordinary shares, respectively); (iii) third quarter cash fee payments on September 30, 2024 based on a Class A ordinary share price of $27.9249 for Dr. Bassler and Mr. Fernandez (1,342 Class A ordinary shares, respectively); and (iv) fourth quarter cash fee payments on December 31, 2024 based on a Class A ordinary share price of $24.9416 for Dr. Bassler and Mr. Fernandez (1,503 Class A ordinary shares, respectively).

(2)
The amounts reported in this column represent the aggregate grant date fair value of restricted share units granted to directors in 2024 as defined in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A ordinary shares. Each of Dr. Bassler, Dr. De Souza, Ms. Engelbert, Mr. Fernandez, Mr. Hodgson, Dr. Love and Mr. Norden received an annual equity award grant of 9,293 restricted share units, respectively (determined by dividing $250,000 by the volume weighted average price of the Class A ordinary shares for the ten trading days immediately prior to such grant date of June 6, 2024). As of December 31, 2024, Dr. Bassler, Dr. De Souza, Ms. Engelbert, Mr. Fernandez, Mr. Hodgson, Dr. Love and Mr. Norden held 9,293 unvested restricted share units, respectively.

(3)	Messrs. Giuliani and Riggs did not seek re-election at the 2024 Annual Meeting and their Board service ended on June 6, 2024.
Director Share Ownership Guidelines
The Board expects all independent directors to display confidence in Royalty Pharma by ownership and retention of a meaningful amount of our shares. Each independent director is expected to own shares with a fair market value equal to five (5) times the director’s annual cash retainer of $150,000. Each independent director appointed or elected to the Board after our IPO has five (5) years from the date of appointment or election to the board to meet this requirement. Compliance for such directors is measured at the five (5) year anniversary date of the director’s appointment or election. Each independent director’s continuing compliance with the ownership guidelines will be measured at least once a year by the Management Development and Compensation Committee.
The chart below shows each independent director’s compliance with the ownership guidelines as of December 31, 2024. Directors are also subject to the same Insider Trading Policy that prohibits hedging and speculative trading as our officers and employees.

Director	Ownership Guidelines(1)	Shares Owned(2)	Value of Shares ($)(3)	Met Guidelines
Bonnie Bassler, Ph.D.	5x	61,299	1,563,737	✔
Errol De Souza, Ph.D.	5x	573,878	14,639,628	✔
Catherine Engelbert	5x	43,514	1,110,042	✔
Henry Fernandez	5x	502,835	12,827,321	✔
David Hodgson	5x	25,714	655,964	*
Ted Love, M.D.	5x	46,234	1,179,429	✔
Gregory Norden	5x	220,734	5,630,924	✔

✔ = Met guidelines.
*	Mr. Hodgson joined our Board in June 2022 and has until June 2027 to come into compliance with the Director Share Ownership Guidelines.
(1)	Director Share Ownership Policy adopted by our Board.
(2)	Represents shares owned outright and RSUs issued for service on our Board.
(3)	Fair market value based on closing price of our Class A ordinary shares of $25.51 on December 31, 2024.

Equity Compensation Plan Information
The following table shows information, as of December 31, 2024, regarding Royalty Pharma’s Class A ordinary shares authorized for issuance under Royalty Pharma’s 2020 Independent Director Equity Incentive Plan (the “Director Plan”), which is described in more detail below. As of December 31, 2024, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.

Director	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	0	N/A	409,177

We maintain the Director Plan in order to motivate and reward our independent directors to further the best interests of the Company and its shareholders. The Director Plan permits for the grant of the following types of awards to independent directors of the Company: (i) market value options; (ii) share appreciation rights; (iii) restricted shares / RSU awards; (iv) performance awards (awards subject to performance conditions) and (v) other share-based awards. For purposes of the Director Plan, a director is considered independent if he or she (i) is not a full- or part-time officer or employee of the Company, RPM or any affiliate or subsidiary of either; (ii) is “independent” for purposes service on the Board within the meaning of the listing rules of Nasdaq; and (iii) was not appointed to the Board by the exercise of a power of appointment by a shareholder of the Company. Subject to the terms of the Director Plan, awards can be granted in respect of our Class A ordinary shares, American Depositary Shares (“ADSs”), cash or a combination thereof. Subject to adjustment, the aggregate number of Class A ordinary shares (or ADSs, as applicable) available for issuance under the Director Plan will not exceed 800,000 Class A ordinary shares.

EXECUTIVE OFFICERS
The names of our executive officers, their ages and their positions are shown below.

Name	Age(1)	Title
Pablo Legorreta	61	Chairman and Chief Executive Officer
Terrance Coyne	42	Executive Vice President & Chief Financial Officer
Christopher Hite	58	Executive Vice President & Vice Chairman
George Lloyd	65	Executive Vice President, Investments & Chief Legal Officer
Marshall Urist, M.D., Ph.D.	48	Executive Vice President, Research & Investments

(1)	As of the date of this Proxy Statement.
Currently, all of our executive officers are employees of RPM and provide all of their services to Royalty Pharma under the Management Agreement between us and RPM. There are no family relationships among any of our executive officers.

Mr. Legorreta’s biographical information is set forth under the caption “Proposal One-Election of Directors” above.

Terrance Coyne joined RPM in 2010. He serves as our Executive Vice President & Chief Financial Officer. Previously, Mr. Coyne was a biotechnology equity research associate, a senior analyst at JP Morgan and a biotechnology equity research associate at Rodman & Renshaw. Mr. Coyne began his career at Wyeth Pharmaceuticals. Mr. Coyne received a B.S. in business administration from La Salle University and an M.B.A. from La Salle University.

Christopher Hite joined RPM in March 2020. Mr. Hite serves as our Executive Vice President & Vice-Chairman. Previously, Mr. Hite was Vice Chairman and Global Head of Healthcare at Citibank, where he worked from 2008 to 2020, and Global Head of Healthcare Investment Banking at Lehman Brothers. Mr. Hite previously served as a director of Acceleron Pharma Inc. from 2020 to 2021. Mr. Hite is a member of the FasterCures Board, a center of the Milken Institute. Mr. Hite received a B.S. from Lehigh University and a J.D./M.B.A. from the University of Pittsburgh.

George Lloyd joined RPM in 2011 after representing Royalty Pharma Investments on all royalty acquisition transactions since 2006. Mr. Lloyd serves as our Executive Vice President, Investments & Chief Legal Officer. Previously, Mr. Lloyd was a partner at Goodwin Procter LLP in Boston, MA, and an associate at Davis Polk & Wardwell LLP in New York, NY and Paris. Mr. Lloyd received an A.B. from Princeton University and a J.D. from New York University Law School.

Marshall Urist, M.D., Ph.D. joined RPM in 2013. Dr. Urist serves as RPM’s Executive Vice President, Research & Investments. Previously, Dr. Urist worked at Morgan Stanley in equity research, most recently as Executive Director and as a senior biotechnology analyst. Earlier at Morgan Stanley, he covered the life science tools and diagnostics sectors, where he was recognized in Institutional Investor’s All-America Research Team. Dr. Urist graduated from Johns Hopkins University and holds an M.D. and a Ph.D. from Columbia University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows information regarding the beneficial ownership of our shares as of February 12, 2025 by:
•	Each person, or group of affiliated persons, known by us to own beneficially more than 5% of any class of our share capital;
•	Each of the directors and our named executive officers individually; and
•	All directors and our executive officers as a group.
The amounts and percentages of Class A ordinary shares and Class B ordinary shares beneficially owned are reported on the basis of the rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including those Class A ordinary shares issuable pursuant to the Exchange Agreement. Unless otherwise noted below, the address of the persons listed on the table is c/o Royalty Pharma plc, 110 East 59th Street, New York, NY 10022. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A ordinary shares.

	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned(1)		Combined Voting Power(2)
Name of Beneficial Owner	Number	Percent	Number	Percent
5% Equity Holders
Continuing US Investors Partnership	—	—	141,778,952	99.06%	24.07%
Continuing International Investors Partnership	—	—	1,349,310	*	*
R&H Trust Co.(3)	41,651,170	9.34%	—	—	7.07%
The Vanguard Group(4)	37,997,522	8.52%	—	—	6.45%
Morgan Stanley(5)	36,517,159	8.19%	—	—	6.20%
FMR LLC(6)	26,309,327	5.90%	—	—	4.47%
General Atlantic(7)	1,500,000	*	24,743,870	17.29%	4.45%
BlackRock Inc.(8)	25,445,414	5.71%	—	—	4.32%
Directors and Named Executive Officers
Pablo Legorreta(9)	3,668,170	*	74,095,660	51.77%	13.20%
Terrance Coyne(10)	840,390	*	6,458,180	4.51%	1.24%
Christopher Hite(11)	370,000	*	1,166,410	*	*
George Lloyd(12)	1,076,831	*	7,612,320	5.32%	1.47%
Marshall Urist, M.D., Ph.D.(13)	65,687	*	2,664,120	1.86%	*
Bonnie Bassler, Ph.D.	52,006	*	—	—	*
Errol De Souza, Ph.D.	64,445	*	500,140	*	*
Catherine Engelbert	34,221	*	—	—	*
Henry Fernandez(14)	104,412	*	389,130	*	*
David Hodgson(15)	16,421	*	—	—	*
Ted Love, M.D.	36,941	*	—	—	*
Gregory Norden	66,781	*	144,660	*	*
All Directors and Executive Officers as a Group (Twelve Persons)	6,396,305	1.43%	93,030,620	65.00%	16.88%

*	Indicates beneficial ownership of less than 1%.
(1)
Represents the number of Class B ordinary shares beneficially owned by limited partners in Continuing Investors Partnerships. Such Class B shares (together with class B ordinary shares of RPH) may be exchanged for Class A ordinary shares at the option of the limited partners of the Continuing Investors Partnerships. Class B ordinary shares are entitled to one vote per share.

(2)	Represents percentage of voting power of the Class A ordinary shares and Class B ordinary shares voting together as a single class.

(3)
Based solely on Schedule 13D/A filed on July 29, 2024. Reflects 19,426,170 Class A ordinary shares held by GG1978 SICAF SIF S.A. – GG Strategic (“GG Strategic”), a sub-fund of GG 1978 SICAF SIF S.A., which is owned by the GG Trust, for which R & H Trust Co. (Guernsey) Limited is the trustee and 22,225,000 Class A ordinary shares held by MGG Strategic SICAF SIF S.A. – MGG Strategic, a sub-fund of MGG Strategic SICAF SIF S.A., which is owned by the MGG Trust, for which R & H Trust Co. (Guernsey) Limited is the trustee. A board of directors consisting of Giammaria Giuliani, Achille G. Severgnini, Marco Sterzi and Franco Toscano has voting and dispositive power over the securities managed by GG 1978 SICAF. A board of directors consisting of M. Germano Giuliani, Achille G. Severgnini, Marco Sterzi and Franco Toscano has voting and dispositive power over the securities managed by MGG SICAF. Each member of each board of directors disclaims beneficial ownership over such shares. GG 1978 SICAF is owned by the GG Trust, of which Giammaria Giuliani is the beneficiary. MGG SICAF is owned by the MGG Trust of which M. Germano Giuliani is the beneficiary. The MGG Trust is the 100% economic owner of the shares held by MGG Strategic. The GG Trust is the 100% economic owner of the shares held by GG Strategic. Neither of M. Germano Giuliani and Giammaria Giuliani have investment power or voting power over such shares and each disclaims beneficial ownership over the shares beneficially owned by MGG Strategic and GG Strategic. The trustee of each of the Trusts is R & H Trust Co. (Guernsey) Limited. The protector of each of the Trusts is Achille G. Severgnini, who has the power to remove and replace the trustee of each the Trusts. The address of R & H Trust Co. (Guernsey) Limited is Trafalgar Court, 3rd Floor, Les Banques, St. Peter Port, Guernsey GY1 2JA.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Schedule 13G/A indicates that as of December 29, 2023, Vanguard had shared voting power with respect to 312,509 shares, had sole dispositive power with respect to 37,028,326 shares and had shared dispositive power with respect to 969,196 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based solely on a Schedule 13G/A filed on November 8, 2024. Morgan Stanley and Morgan Stanley Investment Management Inc. exercise shared voting power with respect to 32,380,168 Class A ordinary shares and shared dispositive power with respect to 36,517,159 Class A ordinary shares. The business address of Morgan Stanley and Morgan Stanley Investment Management is 1585 Broadway, New York, NY 10036.

(6)
Based solely on Schedule 13G/A filed on February 12, 2025. FMR LLC has sole voting power with respect to 20,294,484 Class A ordinary shares, and sole investment power with respect to 26,309,327 Class A ordinary shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, has sole investment power with respect to 26,309,327 Class A Ordinary Shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)
Consists of interests in RP US Partners 2019, LP held by General Atlantic (RP) Collections, LLC (“GA RP Collections”) exchangeable for 24,743,870 Class A ordinary shares. In addition, GA RP Holdings, L.P. (“GA RP Holding”) holds 1,500,000 Class A ordinary shares. The members of GA RP Collections that share beneficial ownership of the interests held by GA RP Collections are indirectly held by the following General Atlantic investment funds, (the “GA Funds”): General Atlantic Partners AIV-1 A, L.P. (“GAP AIV-1 A”), General Atlantic Partners AIV-1 B, L.P. “(GAP AIV-1 B”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, L.P. (“GAPCO IV”) and GAP Coinvestments V, LLC (“GAPCO V”). General Atlantic (SPV) GP, LLC (“GA SPV”) is the sole non-member manager of GA RP Collections. The general partner of GAP AIV-1 A and GAP AIV-1 B is General Atlantic GenPar, L.P. (“GA GenPar”). The general partner of GA GenPar is General Atlantic, L.P. (“GA L.P.”). GA L.P. is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA. The limited partners that share beneficial ownership of the shares held by GA RP Holding are the following General Atlantic investment funds: General Atlantic Partners (Bermuda) EU, L.P. (“GAP EU”), General Atlantic Partners (Bermuda) IV, L.P. (“GAP IV”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), GAPCO III, GAPCO IV, GAPCO V and GAPCO CDA. The general partner of GAP Lux is General Atlantic GenPar, (Lux) ScSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Lux”). The general partner of GAP EU and GAP IV and the sole shareholder of GA Lux is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). GAP (Bermuda) L.P. (“GAP (Bermuda) L.P.”) is the general partner of GenPar Bermuda. The general partner of GA RP Holding is GA RP Holding, Ltd. (“GA RP Holding, Ltd.”). GAP (Bermuda) L.P. is the sole shareholder of GA RP Holding, Ltd. GA L.P. and GAP (Bermuda) L.P. are controlled by the Partnership Committee of GASC MGP, LLC of GASC MGP, LLC (the “GA Partnership Committee”). GA L.P., GAP (Bermuda) L.P., GA RP Holdings Ltd., GenPar Bermuda, GA Lux, GA GenPar Lux, GAP Lux, GAP IV, GAP EU, GA GenPar, GA SPV, GAP AIV-1 A, GAP AIV-1 B, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Partnership Committee disclaims ownership of the ordinary shares except to the extent he has a pecuniary interest therein. The business address of the GA Group is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055.

(8)
Based solely on a Schedule 13G filed with the SEC on February 4, 2025 by BlackRock Inc. The Schedule 13G indicates that as of December 31, 2024, BlackRock had sole dispositive power with respect to 25,445,414 shares, of which it had sole voting authority with respect to 23,022,520 shares. The address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.

(9)
Represents shares owned by Mr. Legorreta and by family vehicles controlled by Mr. Legorreta. Mr. Legorreta has pledged interests in Continuing Investors Partnerships exchangeable for 10,600,000 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Legorreta. Actual amount of borrowings against pledged shares is subject to the 50% loan to value limitation of our Policy Restricting Pledging and any borrowings against pledged shares may be less than 50% of the total value of the shares pledged. Includes shares beneficially owned by Mr. Legorreta’s spouse and children.

(10)
Represents shares owned by Mr. Coyne and by family vehicles controlled by Mr. Coyne. Includes vested IPO Contingent Appreciation Interests exchangeable into 3,493,500 Class A ordinary shares. Mr. Coyne has pledged 790,000 Class A ordinary shares and interests in Continuing Investors Partnerships exchangeable for 2,419,710 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Coyne. Actual amount of borrowings against pledged shares is subject to the 50% loan to value limitation of our Policy Restricting Pledging and any borrowings against pledged shares may be less than 50% of the total value of the shares pledged. Includes shares beneficially owned by Mr. Coyne’s spouse.

(11)	Represents shares owned by Mr. Hite and by a family vehicle controlled by Mr. Hite. Includes vested IPO Contingent Appreciation Interests exchangeable into 1,161,000 Class A ordinary shares.
(12)
Represents shares owned by Mr. Lloyd and by family vehicles controlled by Mr. Lloyd. Includes vested IPO Contingent Appreciation Interests exchangeable into 3,530,000 Class A ordinary shares. Mr. Lloyd has pledged 347,930 Class A ordinary shares and interests in Continuing Investors Partnerships exchangeable for 2,206,150 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Mr. Lloyd. Actual amount of borrowings against pledged shares is subject to the 50% loan to value limitation of our Policy Restricting Pledging and any borrowings against pledged shares may be less than 50% of the total value of the shares pledged. Includes shares beneficially owned by Mr. Lloyd’s spouse.

(13)
Represents shares owned by Dr. Urist and by a family vehicle controlled by Dr. Urist. Includes vested IPO Contingent Appreciation Interests exchangeable into 1,400,000 Class A ordinary shares. Dr. Urist has pledged 46,667 Class A ordinary shares and interests in Continuing Investors Partnerships exchangeable for 416,670 Class A ordinary shares pursuant to a pledge agreement to secure a loan made to Dr. Urist. Actual amount of borrowings against pledged shares is subject to the 50% loan to value limitation of our Policy Restricting Pledging and any borrowings against pledged shares may be less than 50% of the total value of the shares pledged.

(14)	Represents shares owned by Mr. Fernandez and 58,200 shares held by the Fernandez 2007 Children’s Trust of which the spouse of Mr. Fernandez is the trustee and his children are the beneficiaries.
(15)	Represents shares granted to Mr. Hodgson that are held by him solely for the benefit of General Atlantic Service Company, L.P. Mr. Hodgson disclaims beneficial ownership of the underlying shares.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% shareholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the year ended December 31, 2024, our executive officers, directors and persons who own more than 10% of a registered class of our equity securities filed under Section 16(a) on a timely basis, except for one Form 4 reporting one late transaction for each of Messrs. Hite and Fernandez and Ms. Bassler.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have adopted a written Related Person Transactions Policy that is administered by the Nominating and Corporate Governance Committee. A copy of our Related Person Transactions Policy can be found on our website, www.royaltypharma.com, under “Investors—Corporate governance.”
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of 5% or more of our shares and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Nominating and Corporate Governance Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of 5% or more of our shares or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Nominating and Corporate Governance Committee to determine whether the related person involved has a direct or indirect material interest in the transaction and whether the proposed transaction is on arm’s-length terms. In reviewing any such proposal, our Nominating and Corporate Governance Committee are to consider the relevant facts of the transaction, including the risks, costs and benefits to us and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.
In addition, under the U.K. Companies Act certain transactions with directors and their connected parties will require the approval of shareholders.
Internalization
In connection with the Internalization, we will enter into certain transactions and agreements with related persons. See “Proposal 2: The Internalization Proposal” for a description of the Internalization transactions.
Management Agreement
Currently, we are externally managed and have no personnel of our own. We, RPH and 2019 ICAV have entered into management agreements with RPM (collectively, the “Management Agreement”) who manages our business and assets and sources and evaluates new investment opportunities. Following the Internalization, all employees of RPM, unless otherwise agreed by RPM and RPH, will become part of an integrated company and the Internalization will result in the management fee being amended to become an intercompany payment at the closing of the transaction.
Advisory Team
Our advisory team for purposes of the Management Agreement consists of a team of experienced management personnel, as detailed in “Executive Officers.” None of RPM’s management personnel receives any direct compensation from us in connection with the management of our assets. RPM’s management personnel are compensated by RPM.
Certain Obligations of the Advisory Team
Pursuant to the Management Agreement, RPM cannot manage another entity that invests in or acquires royalties other than any legacy vehicle related to Royalty Pharma Investments (“Old RPI”) or RPI. Executives of RPM are subject to a non-compete agreement following termination of their employment with RPM, and we are beneficiaries of these agreements. In addition, executives of RPM must devote substantially all of their business time to managing us and any legacy vehicle related to Old RPI or RPI, unless otherwise approved by the Board.
Operating and Personnel Payment
Under the Management Agreement, we pay a quarterly operating and personnel payment to RPM or its affiliates (“Operating and Personnel Payment”) equal to 6.5% of the cash receipts from Royalty Investments, or Portfolio Receipts for such quarter, and 0.25% of the value of our security investments under GAAP as of the end of such quarter.
Under the Management Agreement, the Operating and Personnel Payment is payable quarterly in advance as of the first business day of each fiscal quarter. The Internalization will result in the Operating and Personnel Payment to RPM becoming an intercompany payment at the closing of the Transaction.

RPM is responsible for 50% of all broken deal expenses as an offset against the Operating and Personnel Payment, provided that once continued work on an investment opportunity is approved by the Board, RPM is no longer responsible for any broken deal expenses relating to such investment opportunity.
Duration and Termination
The Management Agreement was approved by our Board and became effective in June 2020. The Management Agreement has an initial term of ten years, after which it will be renewed for an additional term of three years, unless either Royalty Pharma or RPM provides notice of nonrenewal at least 180 days prior to the expiration of the initial term or any renewal term. During the initial term and each renewal term, the Management Agreement may only be terminated for Cause (as defined below). A termination or nonrenewal of the Management Agreement will automatically lead to the removal of RPM as the manager of RPI. In such event, Royalty Pharma shall be entitled to designate a new manager of RPI.
The Board has the right to terminate the appointment of RPM following (i) a determination of Cause by a court or governmental body of competent jurisdiction in a final judgment or (ii) an admission of Cause by RPM. If Mr. Legorreta commits an act constituting Cause while acting as our CEO, such action would be imputed to RPM. Otherwise, any act of Mr. Legorreta’s will not be imputed to RPM. Any act constituting Cause committed by any other executive of RPM will be imputed to RPM unless cured by RPM by termination of such employee.
In the event of a termination for Cause of Mr. Legorreta or any other executive of RPI EPA Holdings, LP (“EPA Holdings”) or RPM, Mr. Legorreta or such executive, as the case may be, would forfeit his or her share of Equity Performance Awards (as defined below in “Equity Performance Awards”) on any investments made by the RPI and its subsidiaries during the two-year period prior to such termination and would also be required to reimburse Royalty Pharma for any losses incurred by Royalty Pharma as a result of such Cause event.
Except as provided above, EPA Holdings’ interest in Equity Performance Awards in respect of investments made after February 11, 2020 (the “Exchange Date”) and prior to any termination of the Management Agreement (with or without Cause) would continue following such termination.
“Cause” will exist where (i) EPA Holdings, RPM or an executive of EPA Holdings or RPM (including Mr. Legorreta) (each an “Applicable Party”) has committed (or in the case of Applicable Parties who are executives, caused EPA Holdings or RPM to commit) a material breach of the governing documents of Royalty Pharma, the limited partnership agreements of the Continuing Investor Partnerships, or the Management Agreement; (ii) an Applicable Party has committed (or in the case of Applicable Parties who are executives, caused EPA Holdings or RPM to commit) willful misconduct in connection with the performance of his or its duties under the terms of the governing documents of Royalty Pharma, the limited partnership agreements of the Continuing Investor Partnerships, or the Management Agreement, (iii) there is a declaration of bankruptcy by the Applicable Party or (iv) there is a determination by any court with proper jurisdiction that an Applicable Party has committed an intentional felony or engaged in any fraudulent conduct, in each such case of clauses (ii) and (iv) which has a material adverse effect on the business, assets or condition (financial or otherwise) or prospects of the RPI, its subsidiaries and its affiliates (taken as a whole).
RPM is subject to a 12-month non-compete following any termination of the Management Agreement by us for Cause, or nonrenewal by RPM.
The Management Agreement contains temporary and permanent succession plans for Mr. Legorreta and other members of the senior management.
Indemnification
The Management Agreement provides that, to the fullest extent permitted by law, Royalty Pharma will indemnify each of RPM and its affiliates (including EPA Holdings) and their respective officers, directors, shareholders, members, employees, agents and partners, and any other person who is entitled to indemnification (each, an “Indemnitee”) from and against any and all claims, liabilities, damages, losses, penalties, actions, judgments, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated that are incurred by any Indemnitee or to which such Indemnitee may be subject by reason of its activities on behalf of Royalty Pharma or any of its subsidiaries except to the extent that such Indemnitee’s conduct constituted fraud, bad faith, willful misconduct, gross negligence (as such concept is interpreted under the laws of the State of New York), material breach of the Management Agreement that is not cured in accordance with the terms of the Management Agreement or a violation of applicable securities laws.
Equity Performance Awards
To ensure economic alignment between shareholders and RPM, Equity Performance Awards (as defined below) are determined on a portfolio-by-portfolio basis, so as to ensure that RPM does not get paid incentive compensation unless each Portfolio is profitable, rather than specific investments. Equity Performance Awards will be received, directly or indirectly, by EPA Holdings and EPA Holdings II, LP (the “EPA Holdings Entities”) from RPI EPA Vehicle, LLC (“EPA Vehicle”). Investments made during each two-year period are grouped together as separate portfolios (each, a “Portfolio”). The first Portfolio commenced on the Exchange Date and ended on December 31, 2021. The second Portfolio commenced on January 1, 2022 and ended on December 31, 2023. The third Portfolio commenced on January 1, 2024 and will end on December 31, 2025.
Subject to the three tests listed below and applicable law, at the end of each fiscal quarter, EPA Vehicle is entitled to a distribution from RPH in respect of each Portfolio equal to 20% of the Net Economic Profit (defined as the aggregate cash receipts for all new portfolio investments in such Portfolio less Total Expenses (defined as interest expense, operating expense and recovery of acquisition cost in respect of such Portfolio)) for such Portfolio for the applicable measuring period (the “Equity Performance Awards”). The Equity Performance Awards will be allocated and paid by RPH to EPA Vehicle as the holder of the RPH Class C Special Interest. The Equity Performance Awards will be payable in RPH class B ordinary shares that will be exchanged upon issuance for Class A ordinary shares of Royalty Pharma. The number of Class A ordinary shares of Royalty Pharma payable is based on a 10-day trailing VWAP ending 2 days prior to the payment date. EPA Vehicle may also receive a periodic cash advance in respect of the RPH Class C Special Interest to the extent necessary for EPA Vehicle or any of its beneficial owners to pay when due any income tax imposed on it or them as a result of it holding such RPH Class C Special Interest, calculated using an assumed tax rate. To the extent EPA Vehicle receives any such periodic cash advance, the amount of the RPH class B ordinary shares ultimately received by EPA Vehicle will be reduced by the amount of such periodic cash advance.
EPA Vehicle is not entitled to Equity Performance Awards on any Net Economic Profit derived from investments made by Old RPI prior to the Exchange Date and contributed to RPI and its subsidiaries. Such investments of Old RPI represent a separate Portfolio.
On any quarterly distribution date, the Equity Performance Awards payable is subject to each of the following three tests:
Test One: Cumulative Net Economic Profit for such Portfolio for all periods prior to the relevant quarterly determination date is positive. Cumulative Net Economic Profit is positive if the aggregate cash receipts for all investments in a Portfolio for all prior periods is greater than the Total Expenses allocated to such Portfolio for all prior periods.
Test Two: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in such Portfolio for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all investments in such Portfolio through the expected termination dates of all investments in such Portfolio.
Test Three: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in all Portfolios for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all of the Portfolios through the termination or disposition dates of all investments in all of the Portfolios.
Portfolios are based on two-year periods, to mitigate the risk that Equity Performance Awards are paid on a profitable investment even though, in the aggregate, the investments made over a two-year period are not profitable. The three tests above are also intended to reduce the risk that Equity Performance Awards are payable at a time when either an individual portfolio or our overall portfolio of investments is not performing well.
Mr. Legorreta is the owner of the EPA Holdings Entities and the controlling member of the EPA Holdings Entities. As such, Mr. Legorreta (or his successor) determines how Equity Performance Awards are allocated.

Mr. Legorreta’s ownership and control of the EPA Holdings Entities will continue following the closing of the Internalization. In the Purchase Agreement, Mr. Legorreta agreed that, following the closing of the Internalization, he (or his successor) will consult in good faith with the Board (or the Management Development and Compensation Committee) regarding future grants of and changes to then outstanding Equity Performance Awards.
We expect the Equity Performance Awards to be payable in 2025 once certain performance conditions are met.
Pharmakon Advisors
Mr. Legorreta is also a co-founder of and has significant influence over Pharmakon Advisors, which shares physical premises with RPM. Pharmakon manages BioPharma Credit PLC (LSE: BPCR) and other investment vehicles that collectively are leading providers of debt capital to the biopharmaceutical industry. Mr. Legorreta also has a substantial investment in BioPharma Credit. From time to time, RPM and Pharmakon may pursue similar investment opportunities for their respective clients, although we believe that actual conflicts of interest are rare due to the differing investment strategies of Royalty Pharma and Pharmakon, and the fact that royalty holders, rather than Royalty Pharma and Pharmakon, determine the type of transaction they seek. Under arrangements with Pharmakon, RPM subleases office space to Pharmakon, and the parties may provide research, business development, legal, compliance, financial and administrative services to one another. RPM and Pharmakon reimburse each other to the extent that one of them provides materially more services to the other than they receive in return. In consideration of the support provided to Pharmakon by RPM, certain employees of RPM receive compensation from Pharmakon.
RPH Articles
We are the sole owner of RPH class A ordinary shares, which have the sole voting power in RPH (subject to certain exceptions as described herein). As a result, we have the right to appoint the board of directors of RPH and therefore control the business and affairs of RPH and, through its subsidiaries including RPI, conduct our business. The board of directors of RPH determines when dividends will be paid to the shareholders of RPH and the amount of any such dividends (subject to the requirements with respect to the dividends paid to EPA Vehicle in respect of its RPH Class C Special Interest for the purpose of tax distributions as described above). If RPH pays a dividend, such dividend will be paid to us and the Continuing Investors Partnerships, pro rata and pari passu in accordance with our respective ownership of RPH class A ordinary shares and RPH class B ordinary shares. As the sole holder of RPH class A ordinary shares, we also can direct the board of directors of RPH to pay dividends subject to and in accordance with the terms of the RPH Articles and to the extent lawful.
Registration Rights Agreement
Certain of our shareholders have unlimited piggyback and twice annual demand registration rights. Our directors and named executive officers have unlimited piggyback registration rights subject to customary limitations and restrictions. The existing Registration Rights Agreement will be amended and restated in connection with the Transaction, including to, among other things, add certain of the Sellers (or their beneficial owners) as holders under the Registration Rights Agreement, and make other conforming changes.
Exchange Agreement
The Continuing Investors Partnership will, upon instruction of any of their partners from time to time, distribute the RPH class B ordinary shares held on behalf of such partner to such partner for exchange for our Class A ordinary shares. The existing Exchange Agreement will be amended and restated to reflect the terms of the Transaction.
MSCI Cooperation Agreement
Henry Fernandez, our lead independent director, is a director and Chairman of the Board and Chief Executive Officer of MSCI. In April 2021, we entered into a cooperation agreement with MSCI, pursuant to which we will assist MSCI in MSCI’s construction of life sciences index products in exchange for a share of MSCI’s revenues from those products. The financial impact associated with the MSCI Cooperation Agreement was not material for the year ended December 31, 2024.

Employment Arrangement with an Immediate Family Member of our Lead Independent Director
Henri Fernandez, the son of Henry Fernandez, our lead independent director, was employed by RPM as a Senior Associate, Investments through June 2024. During 2024, Mr. Henri Fernandez received total compensation, including base salary, bonus and equity compensation, of $73,724. Mr. Henri Fernandez’s compensation has been determined by reference to market practice for similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who are not related to the lead independent director of our Board.
Ecopipam Transaction
In January 2024, we acquired a royalty on sales of ecopipam. Ecopipam is in Phase 3 development by Emalex Biosciences, Inc (“Emalex”). Errol De Souza, Ph.D. was a former shareholder of Psyadon Pharmaceuticals, Inc. (“Psyadon”), which was acquired by Emalex in August 2018. Emalex was obligated to pay a royalty on sales of ecopipam to the former shareholders of Psyadon. We acquired the royalty on sales of ecopipam, including Dr. De Souza’s approximately 5% of the ecopipam royalty. In 2024, Dr. De Souza received an upfront payment of $2.5 million. Dr. De Souza could receive milestone payments of up to $2.22 million. Dr. De Souza has recused himself from all discussions regarding the ecopipam transaction.
Indemnification of Directors and Officers
We have agreed to indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis: any director or officer, any person who is or was serving at our request as a director, officer, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person, and any person the Board in its sole discretion designates as an indemnitee. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct, subject to the limitations set forth in the following paragraph. We have also agreed to provide this indemnification for criminal proceedings, subject to the limitations set forth in the following paragraph. Any indemnification under these provisions will only be out of our assets.
The U.K. Companies Act renders void an indemnity for a director against any liability that would otherwise attach to that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director. Furthermore, any provision that purports to oblige a company to indemnify (directly or indirectly) a director of that company or an associated company from any liability that would otherwise attach to that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void other than with respect to certain permitted indemnity obligations in connection with the provision of insurances, qualifying third party indemnities and qualifying pension scheme indemnities.
We may also purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities.

PROPOSAL 7: VOTE ON A NON-BINDING ADVISORY BASIS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement (below), which describes in more detail our executive compensation policies and procedures as well as the Summary Compensation Table for the year ended December 31, 2024, and other related compensation tables and narrative discussions, which provide detailed information on the compensation of our named executive officers.
For the year ended December 31, 2024, our named executive officers were compensated for their services to us by RPM and do not receive any compensation directly from us. We did not reimburse RPM for the compensation of any of our named executive officers and did not make any decisions regarding the amount or nature of this compensation. For a description of our obligations to pay the Operating and Personnel Payment to RPM under the Management Agreement, please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.”
Our Management Development and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement help position us for long-term success.
We currently hold advisory votes on the compensation of our named executive officers on an annual basis.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Please note that this vote is advisory and non-binding on us, our Board or the Management Development and Compensation Committee. This non-binding vote is not meant to address any particular element of our executives’ compensation arrangements. Our Board believes that approving named executive officer compensation is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” the approval of named executive officer compensation.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following Compensation Discussion and Analysis (“CD&A”) provides a description of the compensation provided to our named executive officers. Currently, our named executive officers are compensated for their service to us by RPM and through the use of Equity Performance Awards but they do not receive any compensation directly from us. We do not reimburse RPM for the compensation of any of our named executive officers and do not make any decisions regarding the amount or nature of this compensation. Accordingly, our Management Development and Compensation Committee is not currently responsible for designing compensation for our named executive officers. Instead, our Management Development and Compensation Committee currently reviews the performance of RPM under the Management Agreement. For a description of our obligations to pay the Operating and Personnel Payment to RPM under the Management Agreement, please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.”
Following the Internalization, all employees of RPM, unless otherwise agreed by RPM and RPH, will become part of an integrated company. We expect to enter into an employment offer letter with each of our named executive officers. Following the closing of the Internalization, the Management Development and Compensation Committee will have greater oversight over executive compensation and succession planning, furthering our commitment to robust governance practices.
This CD&A focuses on the following officers of Royalty Pharma and RPM that we consider as our named executive officers for the fiscal year ended December 31, 2024:

Pablo Legorreta Chairman of the Board and Chief Executive Officer
Terrance Coyne Executive Vice President & Chief Financial Officer
Christopher Hite Executive Vice President & Vice Chairman
George Lloyd Executive Vice President, Investments & Chief Legal Officer
Marshall Urist, M.D., Ph.D. Executive Vice President, Research & Investments

Compensation Best Practices

What We Do:
✔	Share Ownership Requirements
✔	Strong controls through our Policy Restricting Pledging
✔	Compensation Recovery/Clawback
✔	Align pay with performance, including through the use of Equity Performance Awards
✔	Long-term Equity Performance Awards are settled in equity
✔	Comprehensive risk management related to our Equity Performance Awards
✔	Robust Investor Outreach

✔	100% Independent Directors on Management Development and Compensation Committee
✔	Independent Compensation Consultant
✔	Annual Say-on-Pay vote

What We Do Not Do:
✘	Encourage excessive risk taking
✘	No short sales and derivative transactions in our equity and hedging of our shares
✘	No excise tax “gross-up” payments in the event of a change in control
✘	No excessive or unusual perquisites
✘	No tax “gross-up” payment on perquisites for named executive officers
✘	No special health and welfare benefits
✘	No supplemental executive retirement benefits

RPM and its Performance Under the Management Agreement
We are externally managed and have no personnel of our own. Prior to 2024, Mr. Legorreta was the sole owner of RPM and entitled to all of the profits of RPM. The profits of RPM consist of the management fee from Royalty Pharma less the expenses of RPM, including operating expenses and the compensation of the employees of RPM, including our named executive officers. In early 2024, with a view to further institutionalizing RPM and creating an orderly path for long-term succession and management continuity, members of the management team, including our named executive officers (other than Mr. Legorreta), were issued indirect equity interests in RPM in the form of Class B Units of RP MIP that vest over 10 years. These equity interests entitle them to certain profits of RPM. Please refer to the section entitled the “Profits of RPM” below for further details on these interests. For more information regarding the Class B Units, including the treatment of the Class B Units in connection with the Transaction, please see “The Internalization Proposal—Interests of Certain Persons in the Proposal.”
Currently, our Management Development and Compensation Committee is responsible for the review of the performance of RPM under the Management Agreement. The Management Development and Compensation Committee believes that the performance of RPM under the Management Agreement has been strong and believes that the amount of the management fee paid to RPM (the Operating and Personnel Payment described below under “Elements of Compensation—Management Fee”) to manage our business is reasonable and appropriate. RPM brings over 25 years of strategic leadership experience and an unparalleled knowledge of Royalty Pharma’s business.
The Management Development and Compensation Committee considers an array of factors when evaluating the performance of RPM, including:
•	Current and projected growth in Royalty Receipts, Portfolio Receipts and the performance of our business;
•	Capital deployed in value enhancing investments;
•	The active development of the pipeline of royalty opportunities;
•	Shareholder value creation and total shareholder return;
•	Succession planning for key employees of RPM; and
•	Overall engagement of the employees of RPM.
During 2024, the Management Development and Compensation Committee noted, in particular, the addition of eight new royalties, including four development stage therapies. In addition, 2024 was our highest year ever for synthetic royalty transactions as we announced approximately $925 million in transactions.
During 2024, our Royalty Receipts (as defined below) increased by 13%, demonstrating strong growth in our cash generative business, while our selling, general and administrative expenses (“SG&A”) as a percentage of total Portfolio Receipts remained unchanged at 8%. The Operating and Personnel Payment paid to RPM represents the largest component of our SG&A.

The Management Development and Compensation Committee continues to be excited by the Company’s rapidly expanding opportunity set. As announced at our May 2022 Investor Day, the Company raised its capital deployment goal to $10 billion to $12 billion over the next five years. In 2024, we exceeded this increased target, announcing up to $2.8 billion in investments as we maintained our leading share of the royalty funding market.
The Management Development and Compensation Committee is satisfied by RPM’s temporary and permanent succession plans for key employees of RPM. To support this priority, the Management Development and Compensation Committee discusses talent development and management succession for senior leaders with our Chief Executive Officer, who provides his assessment of those leaders and their potential to succeed in key roles. During 2024, we expanded the executive leadership team by appointing a new Head of Human Capital.
Overall engagement of employees of RPM has been a critical component of our success. The Management Development and Compensation Committee believes that RPM has an appropriate focus on management development, training and retention. In 2024, we focused on advancing human capital development through employee engagement, professional development and our ongoing internship opportunities.
Advisory Vote on Executive Compensation and Shareholder Engagement
Our compensation philosophy is aimed at achieving strong alignment between our long-term strategic goals and our shareholders’ interests. The Management Development and Compensation Committee and RPM consider feedback received through direct dialogue with investors, as well as our prior year Say-on-Pay results. At our 2024 Annual Meeting, we held a shareholder advisory vote on the compensation of our named executive officers (the “say-on-pay vote”). Our shareholders approved the compensation of our named executive officers, with approximately 92% of the votes cast in favor of our 2024 say-on-pay resolution.
At our 2021 Annual Meeting, a majority of our shareholders recommended that we hold a non-binding, advisory shareholder vote on the compensation of our named executive officers every year. In light of this recommendation from our shareholders, as well as other factors, we are holding an advisory vote with respect to the compensation of our named executive officers at our 2025 Annual Meeting.
We are committed to maintaining active engagement with our shareholders on executive compensation matters and being responsive to our shareholders’ views.
Compensation Philosophy and Objectives
Our business as the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry is dependent on the performance of our named executive officers and other key employees. Among other things, we depend on their ability to find, select and execute transactions, to find and develop relationships with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies and to provide other services essential to our success. Executive compensation is designed to attract, motivate, retain and reward highly-skilled executives with the business experience and acumen that we believe are necessary for achievement of our long-term business objectives.
The compensation program has several primary objectives:
•	establish a clear relationship between performance and compensation to drive our business and financial performance;
•	align the interests of our named executive officers and other key employees with the long-term interests of our shareholders to maximize value; and
•
provide competitive compensation opportunities, with an appropriate balance between short-term and long-term incentives, to attract, motivate and retain key executives crucial to Royalty Pharma’s long-term success.

Our compensation philosophy is to align the interests of our named executive officers and other key employees with those of our shareholders. This alignment has been a key contributor to our strong performance and growth. We also believe that the significant shareholdings in Royalty Pharma by our named executive officers results in alignment of their interests with those of our shareholders.
Base salaries reflect employee proficiency and experience in their roles. In addition, our named executive officers own equity in RPM. Furthermore, Mr. Legorreta, as the owner of EPA Holdings and the controlling member of EPA Holdings, has granted Equity Performance Awards to our named executive officers and other professionals. Such awards further incentivize and retain talent and provide an overall compensation package that is competitive with the market.
The compensation program is a management tool supporting our mission and values. We believe the program supports, reinforces and aligns our values, business strategy and operations with our goals of increasing the number of biopharmaceutical royalties in our portfolio.
Following the closing of the Internalization, the Management Development and Compensation Committee will have greater oversight over executive compensation matters. As in the past, the primary objective of our compensation program following the closing of the Internalization will be to align the interests of our named executive officers with those of our shareholders in a way that allows us to attract and retain the best talent. We expect that compensation levels for our named executive officers following the Internalization will be consistent with current compensation levels, plus increases budgeted for 2025.
Compensation arrangements with our named executive officers are described further below under “Elements of Compensation.”
Compensation Risk
RPM’s compensation policies are designed to incentivize investing in a risk-controlled fashion and are intended to discourage undue risk. Furthermore, Mr. Legorreta, as the owner of EPA Holdings and the controlling member of EPA Holdings, has granted Equity Performance Awards to our named executive officers and other senior professionals. Equity Performance Awards encourage long-term thinking and protect us against excessive risk and investing for short-term gain. We do not believe that the compensation of our named executive officers creates risks that are reasonably likely to have a material adverse effect on Royalty Pharma.
Importantly, the value of the Equity Performance Awards of any named executive officer is a function of the profitability of two-year portfolios of royalties we acquire, rather than specific investments, meaning that our named executive officers have a material interest in every investment. This approach discourages excessive risk taking, since losses on investments will reduce Equity Performance Awards on profitable investments.
In addition, the share retention obligations and ownership requirements set forth in our Executive Share Ownership Guidelines discourage excessive risk-taking because the value of these interests is tied directly to the long-term performance of our Class A ordinary shares.
Our Management Development and Compensation Committee is responsible for reviewing any risks associated with compensation matters, as described in more detail under “Board Oversight of Risk Management” above.
Elements of Compensation
The elements of the compensation program for our named executive officers, other than Mr. Legorreta, are described below. Mr. Legorreta does not receive employee compensation for his services. However, Mr. Legorreta receives certain profits of RPM and is entitled to Equity Performance Awards.
We believe that the elements of compensation for our named executive officers serve the above-described compensation philosophy and objectives. RPM periodically reviews the compensation of our key employees, including our named executive officers, and, from time to time, new plans or programs may be implemented or otherwise there may be changes to the compensation of current or future key employees, including our named executive officers.
In 2024, compensation decisions and decisions regarding the allocation of Equity Performance Awards to our named executive officers and senior professionals were made by Mr. Legorreta as the controlling member of RPM and the EPA Holdings Entities and not by our Management Development and Compensation Committee or independent directors. Under the Purchase Agreement, Mr. Legorreta has agreed to provide the Board with a reasonable opportunity to review and comment on any proposed future award allocation, re-allocation or forfeiture of any Carried Interest (including any future modification to the terms of Carried Interest arrangements) and to consider in good faith any comments from the Board. See “Equity Performance Awards” below for additional details.

Management Fee
Currently, we are externally managed and have no personnel of our own. RPM manages our business and assets and sources and evaluates new royalty-related asset acquisitions. RPM employs a team of experienced management personnel, as detailed in “Executive Officers.” RPM is responsible for funding its expenses.
As described above under “Management Agreement,” we pay a quarterly Operating and Personnel Payment to RPM or its affiliates equal to 6.5% of the cash receipts from Royalty Investments, or Portfolio Receipts for such quarter, and 0.25% of the value of security investments under GAAP as of the end of such quarter. For more information regarding our named executive officer’s entitlement to a share of the profits of RPM, see “Performance of RPM Under the Management Agreement” above and “Profits of RPM” below.
The Internalization would result in the extinguishment of the management fee at the closing of the Transaction.
Base Salary
Currently, RPM pays each of our named executive officers, other than Mr. Legorreta a base salary as set out in the Summary Compensation Table that follows. It is intended that the base salary for our named executive officers reflect their position, duties and responsibilities, as well as recognize their anticipated contribution to our ongoing initiatives and future success. Although we believe that the base salary of our named executive officers should not typically be the most significant amount of total compensation, it is intended that any base salary amounts should attract and retain top talent as well as assist with the payment of living costs throughout the year. Mr. Legorreta does not receive a base salary.
We intend to enter into an employment offer letter with each of our named executive officers that will provide for a base salary that will be paid by us following the closing of the Internalization. For additional information on these offers, see page 46.
Annual Bonus
In 2024, none of our named executive officers received an annual bonus. Prior to 2024, each of our named executive officers, other than Mr. Legorreta, participated in RPM’s annual cash bonus plan, which provided each participant with an annual cash bonus opportunity in an amount determined by RPM.
Equity Performance Awards
To ensure economic alignment between shareholders and our named executive officers, each of our named executive officers receives or is entitled to Equity Performance Awards. In 2024, decisions regarding the allocation of Equity Performance Awards were made by Mr. Legorreta as the owner of the EPA Holdings Entities and the controlling member of the EPA Holdings Entities. Mr. Legorreta’s ownership and control of the EPA Holdings Entities will continue following the closing of the Internalization. In the Purchase Agreement, Mr. Legorreta agreed that, following the closing of the Internalization, he (or his successor) will consult in good faith with the Board (or the Management Development and Compensation Committee) regarding future grants of, and changes to outstanding, Equity Performance Awards.
Equity Performance Awards are determined based on portfolios (“Portfolios”) consisting of investments made over a two-year period. During each of 2024 and 2022, all of our named executive officers were granted a percentage interest in the Net Economic Profits to be realized on two-year Portfolios of royalties we acquired. We refer to these grants as “Equity Performance Awards.” We consider these awards to have a zero fair value as of the date of grant. We expect the Equity Performance Awards to be payable in 2025, subject to certain performance conditions being met.
To ensure that Equity Performance Awards are not paid on a profitable Portfolio even though our investments are not profitable in the aggregate, on any quarterly distribution date, the Equity Performance Awards payable are subject to each of the following three tests:
Test One: Cumulative Net Economic Profit for such Portfolio for all periods prior to the relevant quarterly determination date is positive. Cumulative Net Economic Profit is positive if the aggregate cash receipts for all investments in a Portfolio for all prior periods is greater than the Total Expenses allocated to such Portfolio for all prior periods.

Test Two: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in such Portfolio for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all investments in such Portfolio through the expected termination dates of all investments in such Portfolio.
Test Three: The aggregate projected cash receipts, as determined on a basis consistent with the effective interest method used in our GAAP financial statements, for all investments in all Portfolios for all periods commencing after such quarterly determination date are equal to or greater than one hundred and thirty-five percent (135%) of the projected Total Expenses for all of the Portfolios through the termination or disposition dates of all investments in all of the Portfolios.
The three tests above are intended to reduce the risk that Equity Performance Awards are payable at a time when either an individual Portfolio or our overall portfolio of investments is not performing well. That is, the above rules are designed to ensure an executive officer does not get paid Equity Performance Award-based incentive compensation unless all of our investments as a whole are profitable, rather than specific investments, ensuring economic alignment between the executive officers and our shareholders, discouraging undue risk taking and aligning each officer’s compensation with the long-term performance of our business. See “Certain Relationships and Related Party Transactions—Equity Performance Awards.”
Role of Compensation Consultant
The Management Development and Compensation Committee directly engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) in 2024 to serve as its independent compensation consultant. The Management Development and Compensation Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its compensation consultant, as well as approving the terms of engagement, including fees. Services provided by Semler Brossy to the Management Development and Compensation Committee relating to executive compensation in 2024 included: insights and perspectives on executive compensation matters; and updated the Management Development and Compensation Committee on emerging trends and best practices in the areas of compensation governance and executive compensation. Semler Brossy does not provide any other services to Royalty Pharma. The Management Development and Compensation Committee has determined Semler Brossy to be independent from management and that its engagement did not present any conflicts of interest. From time to time, the Management Development and Compensation Committee may engage other consultants and advisors in connection with various compensation matters.
Biopharmaceutical Peer and Financial Services Comparator Groups
Semler Brossy assisted in review of a group of relevant companies and provided historical compensation data regarding such companies as a reference point in connection with the Management Development and Compensation Committee’s evaluation of RPM’s compensation.

Our business is at the intersection of the biopharmaceutical and financial services sectors. In many ways, our investments in biopharmaceutical royalties are similar to alternative investments made by asset management firms, though it is necessary that employees be leading experts in the biopharmaceutical space. To that end, Semler Brossy and the Management Development and Compensation Committee felt it was necessary to create a peer group that reflected the influence of these two industries on our approach to talent management and, given our higher margin business, establish the group using profitability as the core sizing metric. Our peer group consisted of the companies listed in the charts below.

Biopharmaceutical Peer Group (13)
•	Eli Lilly (LLY)	•	AbbVie (ABBV)	•	Biogen (BIIB)	•	BioMarin (BMRN)
•	Johnson& Johnson (JNJ)	•	Bristol-Myers Squibb (BMY)	•	Vertex Pharmaceuticals (VRTX)
•	Merck & Co. (MRK)	•	Amgen (AMGN)	•	Incyte (INCY)
•	Pfizer (PFE)	•	Gilead (GILD)	•	Regeneron (REGN)

Financial Services Comparator Group (9)
•	Blackstone (BX)	•	Apollo (APO)	•	Jefferies (JEF)
•	T. Rowe Price (TROW)	•	Ares (ARES)	•	Affiliated Managers Group (AMG)
•	Carlyle (CG)	•	Invesco (IVZ)	•	Lazard (LAZ)
Robust Clawback Policy
Accountability is a fundamental value of Royalty Pharma. To reinforce this value, RPM and our executive officers are subject to a strong compensation recovery (“clawback”) policy. Under our prior policy, RPM must repay any excess compensation from an accounting restatement with any financial reporting requirement under the U.S. federal securities law. Our Management Development and Compensation Committee may also seek to recover payments of compensation made to RPM or an executive officer in connection with a material breach by RPM or an executive officer of covenants in agreements between us and RPM or officer or as a result of RPM’s or the officer’s misconduct that harms the business or reputation of Royalty Pharma. Our clawback policy is available on our website at www.royaltypharma.com under “Investors—Corporate governance.”
We have also adopted a Financial Statement Compensation Recoupment Policy to comply with Nasdaq listing standards in accordance with SEC Rule 10D-1.
Robust Executive Share Ownership and Guidelines
Our named executive officers and certain other senior executives are required to maintain a minimum equity stake in Royalty Pharma. This policy embodies our Management Development and Compensation Committee’s belief that our most senior executives should maintain a significant personal financial stake in Royalty Pharma to promote a long-term perspective in managing our business. In addition, our share ownership policy helps align executive and shareholder interests, which reduces incentive for excessive short-term risk taking.
As of February 7, 2025, our executive officers own 16.6% of our ordinary shares. We believe this insider ownership exceeds that of over 95% of the companies in the S&P and creates strong alignment between shareholders and our executive officers, directors and their related entities. To further align the interests of our named executive officers with those of our shareholders, our Board adopted Executive Share Ownership Guidelines pursuant to which the following persons are expected to own equity in Royalty Pharma with the following aggregate market values:

Individual(s)	Guideline	Value($)
CEO	Greater of 5x base salary or 1,000,000 shares	25,510,000(1)
Other Named Executive Officers	3x base salary	3,780,000(2)
(1)	Valued at $25.51 our closing share price on December 31, 2024. Mr. Legorreta does not receive a base salary.
(2)	Based on each other named executive officer’s base salary for the year ended December 31, 2024.
In 2024, each of our Named Executives complied with our share ownership policy. Pledged shares do not count towards meeting share ownership requirements. Our share ownership policy is available on our website at www.royaltypharma.com under “Investors—Corporate governance.”

Our named executive officers are expected to attain compliance with these ownership guidelines by the fifth anniversary of the later of our IPO or their hire or promotion date. Thereafter, named executive officers are required to certify their compliance with these ownership guidelines at least once each year. As of December 31, 2024, each of our named executive officers was in compliance with the share ownership guidelines.
Named Executive Officer’s Significant Share Ownership
Our named executive officers have significant share ownership. This creates an alignment of interests of our named executive officers with the long-term interests of our shareholders. The number of ordinary shares currently owned by our named executive officers as of December 31, 2024 is as shown below.

Name and Principal Position	Number of Shares Beneficially Owned
Pablo Legorreta Chief Executive Officer	77,763,830
Terrance Coyne Executive Vice President & Chief Financial Officer	7,298,570
Christopher Hite Executive Vice President & Vice Chairman	1,536,410
George Lloyd Executive Vice President, Investments & Chief Legal Officer	8,689,151
Marshall Urist, M.D., Ph.D. Executive Vice President, Research and Investments	2,729,807

Policy Restricting Pledging
Our Board believes that the promotion of long-termism and an ownership culture aligns the interests of our directors and executive officers with those of our shareholders. While pledging shares as collateral for personal loans can create risks, including the risk of a forced sale of our Class A ordinary shares, the Board believes that prohibiting the pledging of shares would simply lead directors and executive officers to sell shares in order to obtain the liquidity they desire, thereby reducing their investment in Royalty Pharma and reducing the alignment of their personal interests with those of Royalty Pharma.
Further, the Board believes that the unusual degree of alignment between public shareholders and our directors and executive officers resulting from their substantial share ownership is a unique characteristic of Royalty Pharma that the Board wishes to encourage. After substantial engagement with our shareholders during 2023 and careful consideration, the Board updated our Policy Restricting Pledging, which was further enhanced in 2023, to balance these concerns and mitigate risk to Royalty Pharma and our shareholders. The updated Policy Restricting Pledging resulted in a reduction in the number of shares pledged by directors and executive officers from 78,450,885 shares at the time of our 2023 Annual Meeting to 16,827,127 shares as of December 31, 2024, which is equivalent to a reduction in the number of shares pledged from 43.9 days of average daily trading volume to 0.4 days average daily trading volume as of December 31, 2024.
In order to reduce the risk of forced sales of pledged shares following a decline in the market price of our Class A ordinary shares, our Policy Restricting Pledging limits the amount of debt that can be secured by the pledge of our shares and the number of trading days any pledged position would take to “unwind.” Pursuant to our updated Policy Restricting Pledging:
•	Named Executive Officers, including the Chief Executive Officer, and directors may not pledge more than 50% of their shares;
•	Any loans incurred may not exceed 50% of the value of shares pledged;
•	The Chief Executive Officer and directors may not pledge a number of shares exceeding four days average daily trading volume (“ADTV”); and
•	Named Executive Officers, other than the Chief Executive Officer, may not pledge a number of shares exceeding two days of ADTV.
The Policy Restricting Pledging requires the Audit Committee to review all pledging arrangements, assess any risks to Royalty Pharma and its shareholders and report on the arrangements and risks to the Board. This policy provides that all pledges must comply with, and be precleared under, Royalty Pharma’s Insider Trading Policy. The Audit Committee may seek outside advice in connection with its oversight of pledging arrangements.
In order to monitor the risk associated with loans secured by shares, the Audit Committee of the Board receives reports from RPM at least quarterly regarding pledging arrangements. In accordance with the Policy Restricting Pledging, the Audit Committee weighs some or all of the following factors when reviewing pledging arrangements:
•	historical information and trends regarding pledging arrangements;
•	the purpose, amount and key terms of the loans under which shares have been pledged as collateral;
•	the number and value of shares that have been pledged as collateral;
•	the aggregate number of shares that are pledged in relation to the total number of shares outstanding;
•	the market value of Royalty Pharma’s Class A ordinary shares;
•	the number of days that it would take to unwind any pledged position;
•	the ability of each director or executive officer to repay any loans or provide additional collateral without recourse to the pledged shares; and
•	any other relevant factors.
After examining these factors, the Audit Committee was satisfied that this monitoring is effective and confirmed that our directors and executive officers who have pledged shares are and have been compliant with this policy.
See “Policy Restricting Pledging” and “Security Ownership of Certain Beneficial Owners” under Corporate Governance for information regarding shares pledged by our executive officers as of February 7, 2025. Note that such disclosure reports the total number of shares pledged. However, the actual amount of borrowings against such securities as of such date is subject to the limitations described above.
Management Development and Compensation Committee Report
The Management Development and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Management Development and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024. This report is provided by the following independent directors, who comprise the Management Development and Compensation Committee.
David Hodgson (Chair)
Bonnie Bassler, Ph.D.
Errol De Souza, Ph.D.
Summary Compensation Table
The following table provides summary information concerning the compensation awarded to, earned by or paid to each of our named executive officers for the fiscal year ended December 31, 2024 for services rendered in all capacities during the last three fiscal years during which such individuals were named executive officers.
As discussed above under “Certain Relationships and Related Party Transactions—Management Agreement,” we are currently externally managed and have no personnel of our own. We, RPH and RPI have entered into Management Agreements with RPM who manages our business and assets and sources and evaluates new royalty-related asset acquisitions. RPM employs our named executive officers. Following the closing of the Internalization, we will cease to be externally managed and will operate as an integrated company with our named executive officers becoming employees of one of our subsidiaries.
As discussed above under “Compensation Discussion and Analysis—Overview,” our named executive officers are currently compensated for their service to us by RPM and through the use of Equity Performance Awards but they do not receive any compensation directly from us. We do not reimburse RPM for the compensation of any of our named executive officers and do not make any decisions regarding the amount or nature of this compensation. For a description of our obligations to pay the Operating and Personnel Payment to

RPM under the Management Agreement, please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.” The Internalization will result in the extinguishment of the Operating and Personnel Payment to RPM at the closing of the Transaction.
Mr. Legorreta does not receive employee compensation for his services. Prior to 2024, Mr. Legorreta was the sole owner of RPM and entitled to all of the profits of RPM. The profits of RPM consist of the management fee from Royalty Pharma less the expenses of RPM, including operating expenses and the compensation of the employees of RPM, including our named executive officers. In early 2024, with a view to further institutionalizing RPM and creating an orderly path for long-term succession and management continuity, members of the management team, including our named executive officers, were also issued Class B Units and thus are entitled to a share of the profits of RPM. For a discussion of the treatment of the Class B Units in connection with the Internalization, see “The Internalization Proposal—Interests of Certain Persons in the Proposal.” For a discussion of Mr. Legorreta's compensation following the closing of the Internalization, see “Qualifying Offers” above.
The profits of RPM are shown in the table below entitled the “Profits of RPM.” Please also refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Pablo Legorreta Chief Executive Officer	2024	See below under “Profits of RPM”
	2023
	2022
Terrance Coyne Executive Vice President & Chief Financial Officer	2024	1,260,000	—	—	—	1,260,000
	2023	1,200,000	3,360,000	—	—	4,560,000
	2022	1,150,000	3,200,000	—	—	4,350,000
Christopher Hite Executive Vice President & Vice Chairman	2024	1,260,000	—	—	—	1,260,000
	2023	1,200,000	3,360,000	—	—	4,560,000
	2022	1,150,000	3,200,000	—	—	4,350,000
George Lloyd Executive Vice President, Chief Legal Officer & Investments	2024	1,260,000	—	—	—	1,260,000
	2023	1,200,000	3,360,000	—	—	4,560,000
	2022	1,150,000	3,200,000	—	—	4,350,000
Marshall Urist, M.D., Ph.D. Executive Vice President, Research & Investments	2024	1,260,000	—	—	—	1,260,000
	2023	1,200,000	3,360,000	—	—	4,560,000
	2022	1,150,000	3,200,000	—	—	4,350,000

(1)
Reflects salary paid by RPM to each named executive officer for services, except for Mr. Legorreta who does not receive employee compensation. As result of their ownership interests in RPM, each named executive officer is entitled to a share of the profits of RPM as described in more detail under “Profits of RPM” below.

(2)	Reflects bonuses paid by RPM under RPM’s discretionary annual cash bonus program for services.
(3)
Neither the Company nor RPM granted any stock awards to any of our named executive officers in 2024. Each of our named executive officers received Equity Performance Awards in 2024. Each Equity Performance Award amounts to an allocation in the Net Economic Profits to be realized on royalties acquired by RPH as described in “Compensation Discussion and Analysis” above. We consider these awards to have a fair value of zero on the date of grant and consequently we have not included any amount of compensation for awards granted in this Summary Compensation Table disclosure. The actual amount realized by our named executive officers in respect of the Equity Performance Awards upon settlement will be reported in the Options Exercised and Stock Vested Table for the year of settlement of such awards. For additional details regarding Equity Performance Awards, see “Equity Performance Awards” above.

(4)
See “Profits of RPM” below. Each of our named executive officers, other than Mr. Legorreta, was issued Class B Units in 2024, which entitle the holder to certain profits of RPM. We consider these Class B Units to have a fair value of zero on the date of issuance and consequently we have not included any amount of compensation for these issued Class B Units in this Summary Compensation Table disclosure.

Profits of RPM
Our CEO, Mr. Legorreta, does not receive employee compensation for his services. Prior to 2024, Mr. Legorreta was the sole owner of RPM and entitled to all of the profits of RPM. The profits of RPM consist of the management fee from Royalty Pharma less the expenses of RPM, including operating expenses and the compensation of the employees of RPM, including our named executive officers. In early 2024, with a view to further institutionalizing RPM and creating an orderly path for long-term succession and management continuity, members of the management team, including our named executive officers, were also issued Class B Units and thus are entitled to a share of the profits of RPM. The allocation of profits of RPM among our named executive officers is shown in the table below.
For a discussion of the treatment of the Class B Units in connection with the Internalization, see “The Internalization Proposal—Interests of Certain Persons in the Proposal.”

Name and Principal Position	Year	Recurring ($)(1)	Biohaven Related ($)(2)	Total ($)
Pablo Legorreta Chief Executive Officer	2024	31,190,909	—	31,190,909
	2023	50,712,077	34,125,000	84,837,077
	2022	65,476,809	28,001,593	93,478,402
Terrance Coyne Executive Vice President & Chief Financial Officer	2024	3,528,000	—	3,528,000
Christopher Hite Executive Vice President & Vice Chairman	2024	3,528,000	—	3,528,000
George Lloyd Executive Vice President, Chief Legal Officer & Investments	2024	3,528,000	—	3,528,000
Marshall Urist, M.D., Ph.D. Executive Vice President, Research & Investments	2024	3,528,000	—	3,528,000

(1)
As a result of their ownership interests in RPM, each named executive officer is entitled to a share of the profits of RPM, which consists of the management fee from Royalty Pharma less the expenses of RPM, including operating expenses and the compensation of the employees of RPM.

(2)
For 2023, Biohaven Related profits of RPM related to a $475.0 million milestone payment received following the U.S. Food and Drug Administration’s approval of Zavzpret in March 2023 and a one-time $50.0 million payment from Pfizer related to the oral formulation of zavegepant. For 2022, the profits of RPM increased significantly as compared to 2021, primarily due to the acceleration of redemption payments of $479.5 million for all outstanding Biohaven Series A and Series B Preferred Shares following Pfizer’s acquisition of Biohaven in October 2022. We consider the profits of RPM other than those related to Biohaven payments as recuring payments. Please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.”

Grants of Plan-Based Awards
RPM did not make any grants of cash incentive plan awards in 2024, 2023 or 2022. Equity Performance Awards were granted to our named executive officers in 2024, 2022 and 2020, but we consider these awards to have a fair value of zero as of the date of grant. In addition, in 2024, Class B Units were issued to our named executive officers, other than Mr. Legorreta, but we consider these Class B Units to have a fair value of zero as of the date of issuance.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information on the market value of Equity Performance Awards held by each of our named executive officers as of December 31, 2024.

Name	Market Value of Securities Underlying Outstanding Equity Performance Awards(1) ($)
Pablo Legorreta	[ ]
Terrance Coyne	[ ]
Christopher Hite	[ ]
George Lloyd	[ ]
Marshall Urist, M.D., Ph.D.	[ ]

(1)
Represents an estimate of the aggregate net present value as of December 31, 2024 of each named executive officer’s Equity Performance Awards as described under “Equity Performance Awards.” For illustrative purposes, assuming the Equity Performance Awards became payable and were settled as of December 31, 2024, the aggregate number of Class A ordinary shares that would have been delivered to each of our named executive officers in respect of their Equity Performance Awards would have been as follows: for Mr. Legorreta, [ ] Class A ordinary shares; for Mr. Coyne [ ] Class A ordinary shares; for Mr. Hite, [ ] Class A ordinary shares; for Mr. Lloyd, [ ] Class A ordinary shares; and for Dr. Urist, [ ] Class A ordinary shares. The actual amount realized by our named executive officers in respect of the Equity Performance Awards upon settlement will be reported in the Options Exercised and Shares Vested Table for the year of settlement of such awards. For additional details regarding Equity Performance Awards, see “Equity Performance Awards” above.

As described above under “Profits of RPM,” our named executive officers were issued Class B Units in early 2024 and thus are entitled to a share of the profits of RPM. The Class B Units entitle the holder to certain profits of RPM and, as of December 31, 2024, did not relate or otherwise entitle the holder to Class A ordinary shares or other equity interests in the Company. The estimated value of the RP MIP Units in connection with the Internalization is described under “The Internalization Proposal—Interests of Certain Persons in the Proposal.”
Option Exercises and Shares Vested in 2024
No Equity Performance Awards became payable, and no Class B Units vested, during the year ended December 31, 2024. We have never issued any options and, accordingly, our named executive officers had no option exercises during the year ended December 31, 2024.
Pension Benefits
We do not provide pension benefits to our named executive officers.
Nonqualified Deferred Compensation
We do not provide defined contribution plans for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments upon Termination or Change in Control
Our named executive officers are not entitled to any additional payments or benefits upon termination of employment, upon a change in control or upon retirement, death or disability, except that, for certain of our named executive officers, certain of their Equity Performance Awards will accelerate upon such named executive officers’ death or disability. Equity Performance Awards are generally biennial awards. Vested Equity Performance Awards are forfeitable upon termination of employment in certain circumstances.
Following the Internalization, we expect that employment offer letters entered with our named executive officers will obligate us to make certain payments upon termination. Under the offer letters, in the event of the applicable named executive officer’s termination without “cause” or resignation for “good reason,” each named executive officer will be entitled to receive continued payment of the named executive officer’s base salary for one year (subject to his execution of a release of claims and continued compliance with restrictive covenant obligations). For additional information regarding these offer letters, see page 46.

Non-Competition and Non-Solicitation Agreements
Each of our named executive officers is party to a non-competition and non-solicitation agreement with RPM under which he has agreed that for 18 months following termination of employment for any reason, he will not compete with RPM or solicit the services of any person who is then an employee of Royalty Pharma or solicit any investor or potential investor in Royalty Pharma. At the closing of the Internalization, each of our named executive officers will enter into a Restrictive Covenants Agreement with us that will contain 18-month post-closing non-competition and non-solicitation provisions.
Management Agreement
We have entered into the Management Agreement with RPM pursuant to which RPM will receive a separate Operating and Personnel Payment for its provision of advisory and management services to our business. To the extent that RPM outsources any of its functions we will pay the fees associated with such functions on a direct basis without profit to RPM. See “Certain Relationships and Related Party Transactions—Management Agreement.” The Internalization will result in the Operating and Personnel Payment being amended to become an intercompany payment at the closing of the transaction.
Indemnification Agreements
We and RPM, as applicable, have entered into indemnification agreements (or deed poll indemnities) with or as to each of our named executive officers and RPM’s other officers and directors, as well as with individuals serving as directors or officers of RPM’s subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. See “Certain Relationships and Related Party Transactions—Indemnification of Directors and Officers.”
Tax and Accounting Considerations
RPM considers the impact of accounting implications and tax treatment of significant compensation decisions. As accounting standards and applicable tax laws change and develop, it is possible that RPM may consider revising certain features of the executive compensation program to align with its overall compensation philosophy. However, these tax and accounting considerations are only one aspect of determining executive compensation and are not expected to unduly influence compensation program design elements that are consistent with its overall compensation philosophy and objectives. Accordingly, RPM retains the discretion to design and implement compensation elements and programs that may not be tax deductible and/or that could have adverse accounting consequences.

CEO PAY RATIO
As noted above, prior to the Internalization, Mr. Legorreta does not receive a salary. As a result of his ownership interest in RPM, Mr. Legorreta is entitled to profits of RPM, which consist of the management fee from Royalty Pharma less the expenses of RPM, including operating expenses and the compensation of the employees of RPM, including our named executive officers. Please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.” Following the closing of the Internalization, we will cease to be externally managed and will operate as an integrated company with all current employees of RPM becoming our employees.
We are providing the following information regarding the relationship between the annual total compensation of the median employee of RPM and those profits of RPM in 2024, which accrued to the benefit of our Chief Executive Officer, Mr. Legorreta. We have selected December 31 of each fiscal year as the determination date for the calculation of the CEO pay ratio. Our methodology for identifying the median employee of RPM for the 2024 determination date (December 31, 2024) included the following:
•
We collected total compensation information for 2024 from the payroll register for all employees of RPM. Total compensation generally included an employee’s gross income, including wages, bonuses and other cash incentives. Total compensation excludes the allocation of profits of RPM to the employees of RPM and Equity Performance Awards.

•	We annualized total compensation for our new hires and for those employees on unpaid leave for any period of time during the respective measurement period.
•
We then sorted the total compensation for each employee (excluding our Chief Executive Officer) from lowest to highest and identified the employee who was paid the median 2024 annual total compensation amount.

Our analysis determined that the median employee of RPM earned $335,000 in total compensation for 2024. The profits of RPM received by Mr. Legorreta were $31,190,909 in 2024. Using this methodology, our ratio of Chief Executive Officer to median employee pay was 93 to 1.
As the SEC rules allow for companies to adopt a wide range of methodologies to calculate their CEO pay ratio, the estimated ratio should not be used as a basis for comparison to that of other companies.

PAY VERSUS PERFORMANCE
The following table reports the compensation of our CEO who is our principal executive officer and the average compensation of the other named executive officers (“Non-CEO NEOs”) as reported in the “Summary Compensation Table” for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to SEC rules and certain performance measures required by such rules.

					Value of Initial Fixed $100 Investment Based on:				Supplemental Metrics
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Portfolio Receipts Change (%)	SG&A as % of Portfolio Receipts (%)	Adjusted EBITDA Margin (%)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	Seeabove under “Profits ofRPM”	[ ]	[ ]	[ ]	64.92	[ ]	1,331	(8)	8.4	92.0
2023		26,793,427	4,560,000	11,235,243	68.83	173.07	1,700	9	8.0	92.0
2022		45,763,879	4,350,000	11,908,830	92.72	155.00	230	31	8.0	92.0
2021		57,044,154	3,839,063	12,269,171	91.75	137.29	1,241	18	8.7	91.3
2020		51,529,883	3,457,428	12,256,554	113.15	106.01	1,702	1	10.0	90.0

Column (b). See above under “Profits of RPM” for a discussion of the compensation of our CEO, Mr. Legorreta, for the respective years shown. Amounts shown in column (b) above do not include the $31,190,909, $84,837,077, $93,478,402, $49,513,461 and $55,674,558 for 2024, 2023, 2022, 2021 and 2020, respectively, in profits of RPM to which Mr. Legorreta was entitled.
Column (c). “Compensation actually paid” to our CEO in each year reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (c) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. Further, the increase in the dollar amounts between columns (b) and (c) in the table above represents the year-over-year changes in the aggregate net present value of outstanding Equity Performance Awards. For additional information regarding Equity Performance Awards, see “Equity Performance Awards” above. For information regarding the CEO’s compensation for each fiscal year and his entitlement to the profits of RPM, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Year	2020 ($)	2021 ($)	2022 ($)	2023 ($)	2024 ($)
SCT Total Compensation	See above under “Profits of RPM”
Plus: Year-End Net Present Value of Outstanding Equity Performance Awards Granted in the Covered Year	51,529,883	—	9,966,920	—	[ ]
Plus: Change in Net Present Value of Outstanding Equity Performance Awards Granted in Prior Years	—	57,044,154	35,796,959	26,793,427	[ ]
Plus: Change in Net Present Value of Equity Performance Awards Granted in Prior Years which Became Payable in the Covered Year	—	—	—	—	[ ]
Less: Prior Year Net Present Value of Equity Performance Awards Forfeited in the Covered Year	—	—	—	—	[ ]
Compensation Actually Paid	51,529,883	57,044,154	45,763,879	26,793,427	[ ]

As we consider the Equity Performance Awards to have a fair value of zero as of the date of grant, no adjustments were necessary to deduct the grant date fair value of Equity Performance Awards from the Total Compensation reported in the Summary Compensation Table for any applicable year. There were no Equity Performance Awards which were granted and became payable in the same year and no dividends or other earnings paid on Equity Performance Awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. In addition, as our CEO does not receive pension benefits, no adjustments were required with respect thereto.

Column (d). The following Non-CEO named executive officers are included in the average figures shown:
2020: Terrance Coyne, Christopher Hite, George Lloyd and James Reddoch, Ph.D.
2021, 2022, 2023 and 2024: Terrance Coyne, Christopher Hite, George Lloyd and Marshall Urist, M.D., Ph.D.
Column (e). Average “compensation actually paid” for our Non-CEO NEOs in each year reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. See above under “Profits of RPM” for a discussion of the profits of RPM received by each of our named executive officers. Amounts shown in column (e) do not include the $3,528,000, in profits of RPM to which each of our named executive officers, other than Mr. Legorreta, were entitled. The dollar amounts reflected in column (e) of the table above do not reflect the actual amount of compensation earned by or paid to our Non-CEO NEOs during the applicable year. Further, the increase in the dollar amounts between columns (d) and (e) in the table above represents the year over year changes in the average salaries, bonuses and aggregate net present value of Equity Performance Awards. For additional information regarding Equity Performance Awards, see “Equity Performance Awards” above. For information regarding the Non-CEO NEOs’ compensation for each fiscal year, please the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Year	2020 Average ($)	2021 Average ($)	2022 Average ($)	2023 Average ($)	2024 Average ($)
SCT Total Compensation	3,457,428	3,839,063	4,350,000	4,560,000	[ ]
Plus: Year-End Net Present Value of Outstanding Equity Performance Awards Granted in the Covered Year	8,799,126	—	1,878,336	—	[ ]
Plus: Change in Net Present Value of Outstanding Equity Performance Awards Granted in Prior Years	—	8,430,108	5,680,494	6,675,243	[ ]
Plus: Change in Net Present Value of Equity Performance Awards Granted in Prior Years which Became Payable in the Covered Year	—	—	—	—	[ ]
Less: Prior Year Net Present Value of Equity Performance Awards Forfeited in the Covered Year	—	—	—	—	[ ]
Compensation Actually Paid	12,256,554	12,269,171	11,908,830	11,235,243	[ ]

As we consider the Equity Performance Awards to have a fair value of zero as of the date of grant, no adjustments were necessary to deduct the grant date fair value of Equity Performance Awards from the Total Compensation reported in the Summary Compensation Table for any applicable year. There were no Equity Performance Awards which were granted and became payable in the same year and no dividends or other earnings paid on Equity Performance Awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. In addition, as our Non-CEO NEOs do not receive pension benefits, no adjustments were required with respect thereto.
Column (f). Represents our cumulative total shareholder return (“TSR”) for the measurement periods beginning on June 16, 2020, the first trading day after our IPO, and ending on December 31 of each respective year.
Column (g). Represents the cumulative TSR of our Biopharmaceutical Peer and Financial Services Comparator Groups as described above in “Compensation Discussion and Analysis” for the measurement periods beginning on June 16, 2020, the first trading day after our IPO, ending on December 31 of each respective year.
Column (h). Reflects “Consolidated Net Income” in our Consolidated Statements of Operations included in our Annual Report on Form 10-K. As the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, our revenue is comprised mostly of income from royalty-like assets. Consequently, we did not use net income as a performance measure in our compensation program because we classify most royalty-like assets that we acquire as financial assets that are measured at amortized cost using the prospective effective interest method which can be volatile and unpredictable. We do not believe the relationship between our net income and compensation actually paid to our NEOs during the periods presented is a key metric for our investors.

Column (i). Our Company-selected Measure is Portfolio Receipts Change which is described below. For 2020, Portfolio Receipts Change has been calculated based on twelve months ended December 31, 2019 figures presented on an unaudited pro forma basis, which adjusts certain cash flow line items as if Royalty Pharma’s Reorganization Transactions (as described in the Company’s final prospectus filed with the SEC on June 17, 2020) and its IPO had taken place on January 1, 2019. Refer to the section “Appendix A—Reconciliations of Non-GAAP Measures” in this Proxy Statement for reconciliation of this non-GAAP measure to its corresponding GAAP measure.
Columns (j) and (k). We have also presented two additional financial measures—SG&A as % of Portfolio Receipts and Adjusted EBITDA Margin because they illustrate how compensation actually paid to our NEOs results in much lower SG&A versus our peers. Refer to the section “Appendix A— Reconciliations of Non-GAAP Measures” of this Proxy Statement for reconciliations of non-GAAP measures to their corresponding GAAP measure.
Portfolio Receipts Change was chosen from the following four most important financial measures used by RPM to compare compensation actually paid to the CEO and Non-CEO NEOs to our performance. The other measures in this table are not ranked. As our CEO and Non-CEO NEOs are not currently compensated directly by us, Portfolio Receipts Change and the other financial measures listed in the chart below reflect the financial measures utilized by, and reflect the decision of, RPM, rather than by our Management Development and Compensation Committee.

Measure	Explanation
Portfolio Receipts Change
Portfolio Receipts is defined as the sum of royalty receipts and milestones and other contractual receipts. Royalty receipts include variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to us (“Royalty Receipts”). Milestones and other contractual receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to legacy non-controlling interests, that are attributed to us. Portfolio Receipts does not include proceeds from equity securities or proceeds from purchases and sales of marketable securities, both of which are not central to our fundamental business strategy.

Portfolio Receipts
Portfolio Receipts is calculated as the sum of the following line items from our GAAP consolidated statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests—Portfolio Receipts, which represent contractual distributions of Royalty Receipts and milestones and other contractual receipts to the legacy investors.

Adjusted EBITDA	A non-GAAP liquidity measure comprised of Portfolio Receipts less payments for operating and professional costs.

Portfolio Cash Flow	A non-GAAP liquidity measure comprised of Adjusted EBITDA less net interest paid/received.

SG&A as % of Portfolio Receipts	Payments for operating and professional costs as a percentage of Portfolio Receipts.

Adjusted EBITDA Margin	Adjusted EBITDA as a percentage of Portfolio Receipts.

See our Annual Report on Form 10-K for additional discussion on Portfolio Receipts, Adjusted EBITDA and Portfolio Cash Flow. In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of compensation and the compensation philosophy of RPM. We are externally managed and do not directly employ our executive officers. Please refer to the section entitled “Certain Relationships and Related Party Transactions—Management Agreement.”
Relationship Between Compensation Actually Paid and Performance Measures
The table below reflects the relationship between the CEO and the average Non-CEO NEO compensation actually paid and the performance measures shown in the pay versus performance table. With respect to the relationship between compensation actually paid and the performance measures described below, as noted above, our CEO, Mr. Legorreta, does not receive compensation for his services but instead, because of his ownership interest in RPM, is entitled to profits of RPM. Our Non-CEO NEOs are also not employed or compensated directly by us, but are instead employed by RPM. Our Non-CEO NEOs are also entitled to a share of the profits of RPM that are described above. The compensation of our CEO and Non-CEO NEOs reflect the decisions of RPM, rather than by our Management Development and Compensation Committee. Moreover, we generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Period	Compensation Actually Paid to CEO(1) (%)	Average Compensation Actually Paid to Non-CEO NEOs(1) (%)	TSR (%)	Peer Group TSR (%)	Change in Net Income (%)	Change in Portfolio Receipts (%)
2023 to 2024	[ ]	[ ]	[ ]	[ ]	(21.7)	(8)
2022 to 2023	(41.5)	(5.7)	(25.8)	11.7	639	9
2021 to 2022	(19.8)	(2.9)	1.1	12.9	(81.5)	31
2020 to 2021	10.7	0.1	(18.9)	29.4	(27.1)	18

(1)
Amounts shown do not reflect year-over-year changes in the amount of profits of RPM to which Mr. Legorreta was entitled because Mr. Legorreta does not receive employee compensation for his services or the amount of profits of RPM to which our Non-CEO NEOs were entitled.

•
Relationship Between Compensation Actually Paid to Our CEO and the Average of the Compensation Actually Paid to the Non-CEO NEOs and Our TSR. From 2023 to 2024, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs [increased/decreased] by [ ]% and [ ]%, respectively, compared to a [ ]% [decrease/increase] in our TSR over the same time period. From 2022 to 2023, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 41.5% and 5.7%, respectively, compared to a 25.8% decrease in our TSR over the same time period. From 2021 to 2022, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 19.8% and 2.9%, respectively, compared to a 1.1% increase in our TSR over the same time period. From 2020 to 2021, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs increased by 10.7% and 0.1%, respectively, compared to a 18.9% decrease in our TSR over the same time period.

•
Relationship Between Compensation Actually Paid to Our CEO and the Average of the Compensation Actually Paid to the Non-CEO NEOs and Our Consolidated Net Income. From 2023 to 2024, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs [increased/decreased] by [ ]% and [ ]%, respectively, compared to a 21.7% decrease in our Consolidated Net Income over the same time period. From 2022 to 2023, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 41.5% and 5.7%, respectively, compared to a 639% increase in our Consolidated Net Income over the same time period. From 2021 to 2022, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 19.8% and 2.9%, respectively, compared to a 81.5% decrease in our Consolidated Net Income over the same time period. From 2020 to 2021, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs increased by 10.7% and 0.1%, respectively, compared to a 27.1% decrease in our Consolidated Net Income over the same time period. In addition to analyzing our results on a GAAP basis, management also reviews our key performance metric, Portfolio Receipts, which represents our ability to generate cash from our portfolio investments, the primary source of capital that we can deploy to make new portfolio investments. See “—Relationship Between Compensation Actually Paid to our CEO and the Average of the Compensation Actually Paid to the Non-CEO NEOs and our Portfolio Receipts Change.”

•
Relationship Between Compensation Actually Paid to our CEO and the Average of the Compensation Actually Paid to the Non-CEO NEOs and our Portfolio Receipts Change. From 2023 to 2024, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs [increased/decreased] by [ ]% and [ ]%, respectively, compared to a 8% decrease in our Portfolio Receipts over the same time period. From 2022 to 2022, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 41.5% and 5.7%, respectively, compared to a 9% increase in our Portfolio Receipts over the same time period. From 2021 to 2022, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 19.8% and 2.9%, respectively, compared to a 31% increase in our Portfolio Receipts over the same time period. From 2020 to 2021, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs increased by 10.7% and 0.1%, respectively, compared to a 18% increase in our Portfolio Receipts over the same time period.

•
Relationship Between our TSR and our Biopharmaceutical Peer and Financial Services Comparator Peer Group TSR. The TSR and our Biopharmaceutical Peer and Financial Services Comparator Peer Group (described above in “Compensation Discussion and Analysis”) [increased/decreased] by [ ]% from 2023 to 2024 as compared to our TSR, which decreased by 5.7% over the same time period. The TSR and our Biopharmaceutical Peer and Financial Services Comparator Peer Group increased by 11.7% from 2022 to 2023 as compared to our TSR, which decreased by 25.8% over the same time period. The TSR and our Biopharmaceutical Peer and Financial Services Comparator Peer Group increased by 12.9% from 2021 to 2022 as compared to our TSR, which increased by 1.1% over the same time period. The TSR and our Biopharmaceutical Peer and Financial Services Comparator Peer Group increased by 29.4% from 2020 to 2021 as compared to our TSR, which decreased by 18.9% over the same time period.

Relationship Between Compensation Actually Paid and Supplemental Performance Measures
We generally seek to incentivize long-term performance, and therefore we are providing the following supplemental performance measures which reflect our performance-driven compensation philosophy.

Period	Compensation Actually Paid to CEO(1) (%)	Average Compensation Actually Paid to Non-CEO NEOs(1) (%)	Change in SG&A as % of Portfolio Receipts (%)	Change in Adjusted EBITDA Margin (%)
2023 to 2024	[ ]	[ ]	0.5	—
2022 to 2023	(41.5)	(5.7)	—	—
2021 to 2022	(19.8)	(2.9)	(0.7)	0.7
2020 to 2021	10.7	0.1	(1.3)	1.3

(1)
Amounts shown do not reflect year-over-year changes in the amount of profits of RPM to which Mr. Legorreta was entitled because. Mr. Legorreta does not receive employee compensation for his services or the amount of profits of RPM to which our Non-CEO NEOs were entitled.

•
Relationship Between Compensation Actually Paid to our CEO and the Average of the Compensation Actually Paid to the Non-CEO NEOs and our SG&A as a % of Portfolio Receipts. From 2023 to 2024, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs [increased/decreased] by [ ]% and [ ]%, respectively, compared to 0.5% increase in our SG&A as a % of Portfolio Receipts over the same time period. From 2022 to 2023, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 41.5% and 5.7%, respectively, compared to no change in our SG&A as a % of Portfolio Receipts over the same time period. From 2021 to 2022, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 19.8% and 2.9%, respectively, compared to a 0.7% decrease in our SG&A as a % of Portfolio

Receipts over the same time period. From 2020 to 2021, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs increased by 10.7% and 0.1%, respectively, compared to a 1.3% decrease in our SG&A as a % of Portfolio Receipts over the same time period.
•
Relationship Between Compensation Actually Paid to our CEO and the Average of the Compensation Actually Paid to the Non-CEO NEOs and our Adjusted EBITDA Margin. From 2023 to 2024, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs [increased/decreased] by [ ]% and [ ]%, respectively, compared to no change in our Adjusted EBITDA Margin over the same time period. From 2022 to 2023, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 41.5% and 5.7%, respectively, compared to no change in our Adjusted EBITDA Margin over the same time period. From 2021 to 2022, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs decreased by 19.8% and 2.9%, respectively, compared to a 0.7% increase in our Adjusted EBITDA Margin over the same time period. From 2020 to 2021, the compensation actually paid to our CEO and the average of the compensation actually paid to the Non-CEO NEOs increased by 10.7% and 0.1%, respectively, compared to a 1.3% increase in our Adjusted EBITDA Margin over the same time period.

PROPOSAL 8: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to appoint Ernst & Young LLP, the Audit Committee considered, among other factors, the independence and performance of Ernst & Young LLP, and the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management. Ernst & Young LLP has served as Royalty Pharma’s independent registered public accounting firm since 2022. Ernst & Young Global Limited’s Irish member firm, Ernst & Young previously served as the independent registered public accounting firm since our IPO and continues to serve as our statutory auditor in the United Kingdom.
At the Annual Meeting, our shareholders are being asked to ratify the appointment of Ernst & Young LLP as Royalty Pharma’s independent registered public accounting firm. Although the appointment of Ernst & Young LLP does not require ratification, the Board has directed that the appointment of Ernst & Young LLP be submitted to shareholders for ratification because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
The following table shows the billed and expected to be billed fees for professional services rendered by Royalty Pharma’s independent registered public accounting firm for each of the fiscal years ended December 31, 2024 and 2023:

	2024 ($)	2023 ($)
Audit Fees(1)	3,652,733	3,242,645
Audit Related Fees	—	—
Tax Fees(2)	1,438,833	608,874
Other Fees(3)	5,200	100,000
Total Fees	5,096,766	3,951,519

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; audits of the effectiveness of our internal control over financial reporting; the review of our quarterly consolidated financial statements; statutory audits; consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters.

(3)	“Other fees” include primarily attestation procedures performed during 2023 on our greenhouse gas emissions.
Audit Committee Pre-Approval Policies for Audit and Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is advisable and in the best interests of Royalty Pharma and our shareholders. Please note that this vote is advisory and not binding on us or the Board in any way. If Ernst & Young LLP is not ratified by our shareholders, the Audit Committee will review its future selection of Ernst & Young LLP as our independent registered public accounting firm. Even if the auditor is ratified, the Audit Committee may decide to change auditors.
The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE
In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of our accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.
In discharging its oversight responsibility, the Audit Committee has reviewed and discussed our audited consolidated financial statements and related footnotes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the independent registered public accounting firm’s report on those financial statements, with management and with Ernst & Young, our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements in our Annual Report on Form 10-K were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee has discussed with Ernst & Young the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
As part of its responsibilities for oversight of risk management, the Audit Committee reviewed and discussed our policies with respect to risk assessment and risk management, including discussions of individual risk areas.
The Audit Committee recognizes the importance of maintaining the independence of our independent registered public accounting firm. Consistent with its charter, the Audit Committee has evaluated Ernst & Young’s qualifications, performance, and independence, including that of the lead audit partner. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and has discussed with Ernst & Young, its independence from Royalty Pharma.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
AUDIT COMMITTEE
Gregory Norden (Chair)
Catherine Engelbert
David Hodgson

PROPOSAL 9: VOTE TO RECEIVE U.K. ANNUAL REPORT AND ACCOUNTS
Under the U.K. Companies Act, we are required to present the U.K. Annual Report and Accounts at a meeting of shareholders, which include the U.K. statutory audited annual accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2024 and we are providing our shareholders at the Annual Meeting an opportunity to receive the U.K. Annual Report and Accounts. The U.K. Annual Report and Accounts will be delivered to the Registrar of Companies in the U.K. following the Annual Meeting.
We will also provide our shareholders an opportunity at the Annual Meeting to ask relevant questions of the representative of Ernst & Young in attendance at the Annual Meeting.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that receiving our U.K. Annual Report and Accounts is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” to receive the U.K. Annual Report and Accounts for fiscal year ended December 31, 2024.

PROPOSAL 10: VOTE ON A BINDING BASIS TO APPROVE THE U.K. DIRECTORS’ REMUNERATION POLICY
Pursuant to the U.K. Companies Act, we are required to obtain binding shareholder approval of our U.K. Directors’ Remuneration Policy and we are therefore seeking such binding approval at the Annual Meeting. We are required to seek re-approval for the U.K. Directors’ Remuneration Policy at least every three years. The Company’s existing U.K. Directors’ Remuneration Policy was approved at our 2024 annual general meeting of shareholders. In connection with the Transaction, the U.K. Directors’ Remuneration Policy will need to be updated to reflect the remuneration that will be paid or made available to Mr. Legorreta under the terms of his Qualifying Offer and his eligibility to participate in the EIP. We are therefore seeking the approval of the updated U.K. Directors’ Remuneration Policy at this Annual Meeting. Other than the changes mentioned above, the U.K. Directors’ Remuneration Policy proposed for approval by shareholders at the Annual Meeting is consistent with the prior policy approved by our shareholders at the 2024 annual general meeting of shareholders.
We are asking shareholders to approve our prospective U.K. Directors’ Remuneration Policy, which is set out in the U.K. Annual Report and Accounts. The U.K. Directors’ Remuneration Policy describes our forward-looking policy on directors’ remuneration, including the components of the remuneration of our directors. We believe that our U.K. Directors’ Remuneration Policy will serve to attract, motivate and retain directors who are important to our long-term success.
In accordance with the U.K. Companies Act, the U.K. Directors’ Remuneration Policy has been approved by and signed on behalf of the Board. We encourage shareholders to read the U.K. Directors’ Remuneration Policy.
If the U.K. Directors’ Remuneration Policy is approved at the Annual Meeting, it will take effect immediately and will be valid for three years without the need for new shareholder approval, unless changes are proposed. All payments by us to our directors and former directors (in their capacity as directors) will be made in accordance with the U.K. Directors’ Remuneration Policy.
If the U.K. Directors’ Remuneration Policy is not approved at the Annual Meeting, we will incur additional expenses to comply with English law as we will be required to hold additional shareholder meetings until the policy is approved. In addition, if the U.K. Directors’ Remuneration Policy is not approved, we may not be able to pay expected compensation to our directors which could materially harm our ability to retain directors.
RECOMMENDATION AND REQUIRED VOTE
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that the adoption of the ordinary resolution approving the U.K Directors’ Remuneration Policy is advisable and in the best interests of Royalty Pharma and our shareholders.
The Board recommends that shareholders vote “FOR” the approval of the U.K. Directors’ Remuneration Policy as contained in the U.K. Directors’ Remuneration Report.

PROPOSAL 11: VOTE ON A NON-BINDING ADVISORY BASIS TO APPROVE THE
U.K. DIRECTORS’ REMUNERATION REPORT
In accordance with U.K. Companies Act, we are required to seek an annual non-binding advisory vote from our shareholders to approve the U.K. Directors' Remuneration Report (other than the U.K. Directors’ Remuneration Policy which is subject to a binding vote at least every three years and is considered in Proposal 10), and we are therefore seeking, shareholders approval, on an advisory basis, of the U.K. Directors’ Remuneration Report. The report sets out the remuneration that has been paid to each person who has served as a director at any time during the fiscal year ended December 31, 2024.
We encourage shareholders to read the U.K. Directors’ Remuneration Report, which can be found in our U.K. Annual Report and Accounts.
As this vote is advisory and not binding, a vote against this proposal will not overrule any decisions made by our Board or our Management Development and Compensation Committee, or require our Board or our Management Development and Compensation Committee to take any action with respect to the remuneration decisions set out therein. However, our Management Development and Compensation Committee will take into account the outcome of the vote when considering future compensation decisions.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Please note that this vote is advisory and not binding on us, our Board or the Management Development and Compensation Committee in any way. Our Board believes that the adoption of the ordinary resolution approving the U.K. Directors’ Remuneration Report is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” the approval of the U.K. Directors’ Remuneration Report for the fiscal year ended December 31, 2024.

PROPOSAL 12: VOTE TO APPROVE THE RE-APPOINTMENT OF OUR
U.K. STATUTORY AUDITOR
The statutory auditor of an English-incorporated company is responsible for conducting the statutory audit of such company's U.K. statutory accounts in accordance with the U.K. Companies Act.
Under the U.K. Companies Act, our U.K. statutory auditor must be appointed at each meeting at which the U.K. Annual Report and Accounts are presented to shareholders. Our current U.K. statutory auditor is Ernst & Young and our Audit Committee has approved their re-appointment to serve as our U.K. statutory auditor for 2024. We are asking shareholders to approve the re-appointment of Ernst & Young to hold office from the conclusion of the Annual Meeting until the conclusion of the next general meeting of shareholders at which the U.K. Annual Report and Accounts are presented to shareholders.
If the re-appointment of Ernst & Young as our U.K. statutory auditor is not approved at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes, following a recommendation to this effect by our Audit Committee, that the re-appointment of Ernst & Young as our U.K. statutory auditor is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” the re-appointment of Ernst & Young as our U.K. statutory auditor to hold office until the conclusion of the next general meeting of shareholders at which the U.K. Annual Report and Accounts are presented to shareholders.

PROPOSAL 13: VOTE TO AUTHORIZE THE BOARD TO DETERMINE THE REMUNERATION OF OUR U.K. STATUTORY AUDITOR
Under the U.K. Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting.
We are asking our shareholders to authorize our Board to determine the remuneration of Ernst & Young in its capacity as our U.K. statutory auditor under the U.K. Companies Act in accordance with applicable law.
Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. Our Board believes that authorizing them to determine the remuneration of Ernst & Young as our U.K. statutory auditor is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” authorizing them to determine our U.K. statutory auditor’s remuneration.

PROPOSAL 14: VOTE TO AUTHORIZE THE BOARD TO ALLOT SHARES
This resolution is required under the U.K. Companies Act for the Company to have the on-going flexibility to allot shares or to grant rights to subscribe for, or to convert any security into, shares and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is an additional step not generally required when companies organized within the United States are issuing shares.
Under the U.K. Companies Act, directors are, with certain exceptions, unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by the company’s articles of association. In either case, any such authorization may only last for a maximum period of 5 years. The Company’s existing authorization expires on the date of this Annual Meeting or, if earlier, the close of business on 6 September 2025, which is the date that is fifteen (15) months after the date of the 2024 Annual Meeting.
The purpose of this resolution is to give the Board authority to allot shares in the Company on and subject to such terms as the Board shall, in its discretion, consider appropriate.
Other than in connection with routine matters (such as the allotment and issue of shares to directors and consultants of the Company pursuant to incentive plans) and in connection with the acquisition of RPM, which is the subject of Proposal 2 above, the Board has no present intention to exercise the authority sought under this resolution. However, the Board believe that it is important for the Company to retain the flexibility to allot shares if the Board determines it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotments of shares.
The Company therefore proposes that the shareholders at the Annual Meeting provide the Board with a new authorization to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of $[ ], which represents an amount that is approximately 20% of the Company’s existing issued share capital as of the Record Date).
If granted, this authorization will replace the existing authorization and will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which the resolution is passed, which is in line with the approach taken by public companies listed in the UK. The Company intends to seek renewal of this authorization at each year’s annual general meeting of shareholders.
The following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that, the directors of the Company be and are hereby generally and unconditionally authorized for the purposes of section 551 of the Companies Act 2006, in substitution for the prior authority conferred upon the directors of the Company at the Company’s 2024 Annual Meeting (but without prejudice to the continuing authority of the directors of the Company to allot equity securities pursuant to an offer or agreement made by the Company before the expiry of the authority pursuant to which such offer or agreement was made) and in addition to the authority which is the subject of Resolution 2 in the Company’s Proxy Statement of which this resolution forms part, to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or convert any security into shares in the Company on and subject to such terms as the directors of the Company shall, in their discretion, consider appropriate up to an aggregate nominal amount of $[ ], provided that (unless previously revoked, varied or renewed by the Company) this authority will expire on the earlier of the Company’s annual general meeting in 2026 and 15 months after the date this resolution is passed, save that the directors of the Company may, before this authority expires, make offers or agreements which would or might require shares in the Company to be allotted, or rights to subscribe for or convert securities into shares to be granted, after its expiry and the directors of the Company may allot shares or grant rights to subscribe for or convert securities into shares pursuant to such offers or agreements as if this authority had not expired.”

Recommendation and Required Vote
For this resolution to be passed, a simple majority of votes cast (whether in person or by proxy) at the Annual Meeting must be cast in favor of the resolution. The approval of this resolution by the Company’s shareholders will not substitute for any approvals that may be required for a specific transaction under any applicable Nasdaq listing rules. Our Board believes that authorizing them to allot shares is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” authorizing the Board to allot shares.

PROPOSAL 15: VOTE TO AUTHORIZE THE BOARD TO ALLOT SHARES WITHOUT
RIGHTS OF PRE-EMPTION
This special resolution, like Proposal 14, is required because the Company is incorporated in England and Wales. Under the U.K. Companies Act, when an allotment of shares is for cash, the Company must first offer those shares on the same terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as statutory pre-emption rights) unless disapplied by authorization of the shareholders in the form of a special resolution approved in a general meeting or by the company’s articles of association. In either case, any such disapplication may only last for a maximum period of 5 years. The Company’s existing disapplication expires on the date of this Annual Meeting or, if earlier, the close of business on 6 September 2025, which is the date that is fifteen (15) months after the date of the 2024 Annual Meeting.
The requirement to first offer shares to existing shareholders is an additional step not generally required when companies domiciled in the United States are issuing securities. The Board believe that it is important for the Company to retain the flexibility to issue shares for cash should the directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to disapply pre-emption rights in connection with specific allotments of shares.
Other than in the circumstances outlined in Proposal 14 above, the Board has no present intention to exercise the authority sought under this special resolution, but the Board believes it is in the interests of shareholders for the Board to have this flexibility to allot shares for cash, should circumstances change.
In this proposal, the Company is requesting that when the Board allots (issues) shares pursuant to the authorization referenced in Proposal 14 above, it not be required to offer pre-emption rights to existing shareholders.
If granted, this authorization will replace the existing authorization and will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which the special resolution is passed, which is in line with the approach taken by public companies listed in the UK.
The Company intends to seek renewal of this authorization at each year’s annual general meeting of shareholders.
The following resolution is submitted as a special resolution for shareholder vote at the Annual Meeting:
“RESOLVED, that, subject to the passing of Resolution 14, the directors of the Company be and are hereby generally and unconditionally empowered to allot equity securities (as defined in section 560 of the Companies Act 2006) of the Company for cash pursuant to the authority conferred by Resolution 14 and/or to sell equity securities held as treasury shares for cash pursuant to section 727 of the Companies Act 2006 as if section 561(1) of the Companies Act 2006 did not apply to any such allotment or sale, provided that (unless previously revoked, varied or renewed by the Company) this power will expire on the earlier of the Company’s annual general meeting in 2026 and 15 months after the date this special resolution is passed, save that the directors of the Company may, before this power expires, make offers or agreements which would or might require equity securities to be allotted or equity securities held as treasury shares to be sold after its expiry, and the directors of the Company may allot equity securities and/or sell equity securities held as treasury shares pursuant to such offers or agreements as if this power had not expired.”
Recommendation and Required Vote
For this special resolution to be passed, the affirmative vote of holders of a majority of 75% (or more) of the total ordinary shares cast at the Annual Meeting must be cast in favor of the special resolution. The approval of this special resolution by the Company’s shareholders will not substitute for any approvals that may be required for a specific transaction under any applicable Nasdaq listing rules. Our Board believes that authorizing them to allot shares without rights of pre-emption is advisable and in the best interests of Royalty Pharma and our shareholders.
Accordingly, the Board recommends that you vote “FOR” authorizing the Board to allot shares without rights of pre-emption.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Royalty Pharma
Class A ordinary shares, par value $0.0001 per share, trades on Nasdaq under the symbol “RPRX.” Historical market price information is publicly available.
Any declaration and payment of future dividends to holders of the Class A ordinary shares may be limited by English law.
Under English law, we will only be able to declare dividends, make distributions or repurchase shares (other than out of the proceeds of a new issuance of shares for that purpose) out of profits available for distribution.
RP LLC
Historical market price information regarding RP LLC is not provided because there is no public market for its securities.

WHERE YOU CAN FIND MORE INFORMATION
Solicitation of Proxies
The Proxy accompanying this Proxy Statement is solicited by our Board. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. We have retained Innisfree M&A Incorporated (“Proxy Solicitor”) to act as a proxy solicitor in conjunction with the Annual Meeting and have agreed to pay the Proxy Solicitor $[ ], plus reasonable out-of-pocket expenses, for proxy solicitation services. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.
Shareholder Proposals and Director Nominations
Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our 2026 proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so they are received by our Chief Legal Officer at the address provided below no later than the close of business on [ ], 2025.
Our Articles of Association provide for an advance notice procedure outside of SEC Rule 14a-8 for shareholders who wish to nominate persons for election to the Board or a proposal of business. Should an eligible shareholder or shareholders desire to nominate a candidate for director or propose any other business at the 2026 Annual Meeting, such shareholder must give us timely written notice. As required under our Articles of Association, to be timely for the 2026 Annual Meeting, a shareholder’s notice of a director nomination must be delivered to Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE not earlier than the 120th day, no later than the 90th day before the anniversary of the date of the 2025 Annual Meeting. As a result, any nomination given by a shareholder pursuant to these provisions of our Articles of Association (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m., U.S. Eastern Standard Time) on [ ], 2026, and no later than the close of business (5:00 p.m., U.S. Eastern Standard Time) on [ ], 2026, unless our 2026 Annual Meeting date occurs more than 30 days before or 60 days after [ ], 2026. In that case, notice of the nomination must be received by Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE not earlier than close of business on the 120th day before the 2026 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2026 Annual Meeting, and (ii) if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of the Annual Meeting, the 10th day following the day on which Royalty Pharma first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above. The shareholder’s nomination must comply with applicable laws and our Articles of Association, which is available to shareholders free of charge upon request to our Chief Legal Officer at the address provided below. Our Articles of Association is also available on our website at www.royaltypharma.com.
In addition to satisfying all of the requirements under our Articles of Association, to comply with the universal proxy card rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [ ], 2026. This advance notice requirement under Rule 14a-19 does not override or supersede a longer advance notice requirement under our Articles of Association.
In addition to SEC Rule 14a-8, 14a-19 and our Articles of Association, Section 338 of the U.K. Companies Act provides that (i) shareholders representing 5% or more of the total voting rights of all shareholders (excluding voting rights attached to any treasury shares) or (ii) 100 or more persons (being either (A) members who have a right to vote at the 2026 Annual Meeting and hold shares in Royalty Pharma plc on which there has been paid up an average sum, per shareholder, of at least £100 or (B) persons satisfying the requirements set out in Section 153(2) of the U.K. Companies Act) have the right to require us to give shareholders notice of a resolution which may properly be moved and is intended to be moved at the 2026 Annual Meeting. Such requests, made by the requisite number of shareholders, must be received by us not later than six weeks before the 2026 Annual Meeting or, if later, the date on which notice of the 2026 Annual Meeting is given. In addition, requests may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given and must be authenticated by the person or persons making it. Requests are to be submitted to Royalty Pharma plc, c/o Company Secretary at The Pavilions, Bridgwater Road, Bristol, United Kingdom, BS13 8AE.

Pursuant to Section 338 of the U.K. Companies Act, a resolution will not be moved if (i) it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or our Articles of Association or otherwise); (ii) it is defamatory of any person; or (iii) it is frivolous or vexatious.
Request for a copy of our Articles of Association must be addressed to the Chief Legal Officer at Royalty Pharma plc, 110 East 59th Street, New York, New York, 10022, USA.
Website Publication of Audit Concerns
Under Section 527 of the U.K. Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require us to publish on a website a statement setting out any matter relating to:
•	the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Annual Meeting; or
•	any circumstances connected with an auditor of the Company ceasing to hold office since the previous annual general meeting.
We may not charge the shareholders requesting any such website publication to pay our expenses to publish such statement. We must also forward the statement to our auditor not later than the time when we publish the statement on our website. The business which may be dealt with at the Annual Meeting includes any statement that we have been required under Section 527 of the U.K. Companies Act to publish on our website.
House Holding and Combining Accounts
Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this Proxy Statement per account, even if at the same address.
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for Proxy Statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and annual report to those shareholders. This process, which is commonly referred to as “house holding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize house holding, some intermediaries may be house holding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single Proxy Statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at: 110 East 59th Street, New York, New York, 10022, USA or fax a request to +1 (212) 883-2260. You may also submit a request by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. If you hold your shares through an intermediary that is utilizing house holding and you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.
Where You Can Find Additional Information; Incorporation by Reference
Our public Internet site is www.royaltypharma.com. We make available free of charge, on our website at www.royaltypharma.com, under “Investors – SEC Filings,” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for our Audit Committee, Management Development and Compensation Committee, and Nominating and Corporate Governance Committee. Copies of these charters and our Corporate Governance Guidelines (which includes the lead independent director role) and Code of Business Conduct and Ethics governing our directors, officers and employees are also posted on our website under “Investors – Corporate governance.” Copies of these documents may be requested in print, at no cost, by telephone at +1 (212) 883-0200 or by mail at Royalty Pharma plc, 110 East 59th Street, New York, New York, 10022, USA, Attention: Investor Relations.
In addition, you can access all of Royalty Pharma’s corporate responsibility reporting, including our Corporate Responsibility Report as well as key corporate responsibility policies, through our website under “Responsibility—Responsibility resource center.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings.
In addition ,the SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Proxy Statement and prior to the Annual Meeting (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with applicable SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
•	our Current Report on Form 8-K filed with the SEC on January 10, 2025.
You may request a copy of each of the documents incorporated by reference into this Proxy Statement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address and phone number:
Royalty Pharma plc
c/o Investor Relations
110 East 59th Street
New York, New York 10022
Telephone: (212) 883-0200

Annex A
Execution Version
MEMBERSHIP INTERESTS PURCHASE AGREEMENT

BY AND AMONG

ROYALTY PHARMA, LLC,
as the Company,

RP MANAGEMENT, LLC,
as RPM

THE “SELLERS” NAMED HEREIN,

PABLO LEGORRETA,
as the Seller Representative,

AND

ROYALTY PHARMA HOLDINGS LTD.,
as Buyer
January 10, 2025

A-i

A-ii

Schedule A	Schedule of Sellers and Company Units
Schedule B	RPM Credit Document Assumption Term Sheet
Schedule C	Excluded Business

Exhibit A	New RPM Reorganization
Exhibit B	Voting Agreement
Exhibit C	Form Offer Letter
Exhibit D	Form Restrictive Covenants Agreement
Exhibit E	Illustrative Calculation of Net Working Capital

A-iii

MEMBERSHIP INTERESTS PURCHASE AGREEMENT
THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of January 10, 2025, is entered into by and among:
(i)	ROYALTY PHARMA, LLC, a Delaware limited liability company (the “Company”);
(ii)	RP MANAGEMENT, LLC, a Delaware limited liability company, as the owner of the equity securities of the Company as of the date hereof (“RPM”);
(iii)
each of PABLO LEGORRETA, an individual (“Legorreta”), RPM I, LLC, a Delaware limited liability company (“RPM I”), and RP MIP HOLDINGS, LLC, a Delaware limited liability company (“RP MIP”), as the owners of the equity securities of RPM as of the date hereof and the then-current owners of the equity securities of the Company as of immediately prior to the Closing (each, a “Seller” and, collectively, the “Sellers”);

(iv)	Legorreta, as the representative of the Sellers (the “Seller Representative”); and
(v)	ROYALTY PHARMA HOLDINGS LTD., a limited company formed under the Laws of England and Wales (“Buyer”).
The Company, RPM, the Sellers, the Seller Representative and Buyer are referred to herein collectively as the “Parties” and each, a “Party”. Capitalized terms not otherwise defined shall have the meanings set forth in Article X.
RECITALS
WHEREAS, on the date hereof, RPM is the record and beneficial owner of 100% of the equity interests of the Company (each, individually, a “Company Unit” and, collectively, the “Company Units”);
WHEREAS, prior to the Closing, RPM and the Sellers desire to undertake a corporate reorganization in accordance with the steps outlined on Exhibit A attached hereto (the “New RPM Reorganization”);
WHEREAS, as a result of the New RPM Reorganization, (a) the Company and its Subsidiaries will hold all of the assets related to the Business other than the assets related to the Excluded Business, and (b) each Seller will be the record and beneficial owners of the Company Units set forth opposite such Seller’s name on Schedule A;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Buyer’s willingness to enter into this Agreement, Legorreta and certain equityholders of RP MIP have entered into a voting and support agreement with Buyer in the form attached hereto as Exhibit B (each, a “Voting Agreement”), pursuant to which such Persons have agreed to vote in favor of, and support the consummation of, the Transactions in accordance with the terms thereof;
WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell and transfer, and the Buyer desires to purchase, all the Company Units in exchange for the Closing Consideration upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of Royalty Pharma plc (the “Board”), the parent of the Buyer (“Buyer Parent”), including a majority of the disinterested directors on the Board, has (i) determined that it is fair to, and in the best interests of the Buyer for the benefit of its shareholders as a whole and Buyer Parent for the benefit of its shareholders as a whole for the Buyer to enter into this Agreement, (ii) approved and declared advisable this Agreement and the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, (iii) directed that the approval of this Agreement (including the transactions contemplated hereby) be submitted to a vote at a meeting of the shareholders of Buyer Parent, and (iv) recommended that the shareholders of Buyer Parent approve this Agreement and approve the transactions hereby on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of Buyer, acting in accordance with the terms of a board direction received from the Board of Buyer Parent, has (i) determined that it is fair to, and in the best interests of the Buyer for the benefit of its shareholders as a whole for the Buyer to enter into this Agreement, (ii) approved and declared advisable this Agreement and the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, (iii) directed that the approval of this Agreement (including the transactions contemplated hereby) be submitted to shareholders of Buyer for approval, and (iv) submitted to the shareholders of Buyer resolutions approving this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, as of the date hereof, Buyer Parent has approved resolutions approving this Agreement and the transactions contemplated hereby for the purposes of the UK Companies Act 2006.
NOW, THEREFORE, in consideration of these premises, the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:
ARTICLE I.
PURCHASE AND SALE OF THE COMPANY UNITS
1.1 PURCHASE AND SALE. Subject to the terms and conditions hereof, and in reliance on the representations, warranties and agreements set forth in this Agreement, at the Closing: (a) each Seller shall, severally and not jointly, sell, transfer, assign and convey to the Buyer all of the Company Units held by such Seller, and (b) the Buyer shall purchase, acquire and accept the Company Units, in exchange for the Closing Consideration.
ARTICLE II.
CLOSING CONSIDERATION; CLOSING
2.1 CLOSING. The closing of the acquisition of the Company Units contemplated by this Agreement shall take place remotely via the exchange of documents and signatures as soon as reasonably practicable (and in no event later than three (3) Business Days) after the satisfaction (or waiver by the Party entitled to so waive) of each of the conditions to the obligations of the Parties set forth in Article VIII of this Agreement (other than those conditions that, by their terms, can be satisfied only at the Closing (as defined below), but subject to the satisfaction (or waiver by the Party entitled to so waive) of such conditions at the Closing), or at such other time and place or on such other date as the Seller Representative and the Buyer mutually agreed upon in writing (the “Closing”). The date on which the Closing occurs shall be referred to as the “Closing Date.”
2.2 CLOSING CONSIDERATION.
(a) The aggregate consideration (the “Closing Consideration”) for the sale, transfer and delivery of the Company Units by the Sellers to Buyer shall be an amount equal to the Aggregate Cash Consideration, plus the Aggregate Stock Consideration. The Aggregate Cash Consideration shall be paid on an estimated basis at Closing, as provided in Section 2.2(c), and shall be subject to the adjustments provided below in Section 2.6.
(b) Subject to the terms and conditions hereof, at the Closing, the Buyer shall deliver, or cause to be delivered, the Closing Consideration as follows:
(i) the Buyer shall pay, or cause to be paid, the aggregate amount of Unpaid Transaction Costs as specified on the Company Closing Certificate;
(ii) the Buyer shall pay, or cause to be paid, to the Sellers, via wire transfer of funds, an aggregate amount equal to the Aggregate Cash Consideration, in accordance with the written payment instructions provided to the Buyer in accordance with Section 2.2(c); and
(iii) the Buyer shall deliver, or cause to be delivered, to, or for the benefit of, the Sellers the Aggregate Stock Consideration, including by delivering instructions to Buyer’s Transfer Agent and Depositary in respect of any delivery of Buyer Shares, in accordance with the written delivery instructions provided to Buyer in accordance with Section 2.2(c).
(c) At least three (3) Business Days prior to the Closing, the Seller Representative shall prepare and deliver to the Buyer (i) an estimated consolidated balance sheet of the Company as of the Effective Time, prepared in good faith in accordance with the Accounting Principles (the “Estimated Closing Date Balance Sheet”), (ii) a written payment instruction for each applicable Seller, and (iii) a certificate (the “Company Closing Certificate”) specifying in reasonable detail the following: (A) good faith estimates of the Aggregate Cash Consideration and the amount of each component and subcomponent thereof, calculated in accordance with the definition thereof in Article X and based on the Estimated Closing Date Balance Sheet and in a manner consistent with the Accounting Principles (the “Estimated Aggregate Cash Consideration”), together with reasonably detailed supporting documentation therefor and the amounts and wire transfer details for the payees in respect of all Unpaid Transaction Costs, (B) the applicable portion of the Aggregate Cash Consideration to be wired to each applicable Seller and (C) the applicable number of Buyer Shares, or depositary receipts representing such Buyer Shares, to be delivered to, or for the benefit of, each applicable Seller in respect of the Aggregate Stock Consideration, in each case in clauses (B) and (C), in accordance with a schedule allocating such amounts in accordance with the Company’s Fundamental Documents or as otherwise determined by the Seller Representative and reasonably acceptable to Buyer (an “Allocation Schedule”) to be delivered by the Seller Representative to the Buyer together with the Company Closing Certificate. Buyer may, until one Business Day prior to the Closing Date, provide the Seller Representative with comments to the Company Closing Certificate, and the Company shall consider such comments in good faith provided, that, the Parties agree that the Company is under no obligation to accept such comments. In the event that the Company agrees with any such comments, the Company shall update the Company Closing Certificate to reflect such agreement. Seller Representative, RPM and the Company shall reasonably cooperate with Buyer and its Representatives in the review and comment on the Company Closing Certificate and shall promptly provide Buyer and its Representatives (i) all supporting documentation reasonably requested by Buyer in connection with Buyer’s review of the preliminary and final Company Closing Certificate and (ii) reasonable access to RPM’s and the Company’s books and records (including financial records, work papers, schedules, memoranda and supporting documents and calculations) and reasonable access to Company employees, in each case, used to prepare the Company Closing Certificate prior to Closing. Notwithstanding anything to the contrary in this Agreement or any investigation or examination conducted, or any knowledge possessed or acquired, by or on behalf of Buyer or its Affiliates, (i) it is expressly acknowledged and agreed that Buyer and its Affiliates shall be entitled to rely on the Allocation Schedule, without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith and (ii) in no event shall Buyer or its Affiliates have any Liability to any Person (including the Sellers Representative and each of the Sellers) in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation of the Allocation Schedule and the allocation set forth therein or payments made by any Person (including Buyer and its Affiliates) in accordance therewith.
2.3 DELIVERIES AT THE CLOSING.
(a) At or prior to the Closing, the Sellers shall deliver, or cause to be delivered, to the Buyer:
(i) the Company Units and any assignment, instrument of transfer and membership interest powers representing the Company Units, duly executed by each Seller with respect to all Company Units held by such Seller;
(ii) a certificate of the managing member of the Company certifying as to (A) copies of the Fundamental Documents of the Company, (B) authorizing resolutions of the managing member of the Company approving the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, and (C) the good standing or existence of the Company in its jurisdiction of formation;
(iii) a certificate of the managing member of the Company certifying that the conditions set forth in Section 8.2(a) (solely with respect to the representations and warranties made by the Company), Section 8.2(b) (solely with respect to the covenants of the Company), Section 8.2(c) and Section 8.2(d) have been fulfilled;
(iv) a certificate of a duly authorized signatory of each Seller certifying that the conditions set forth in Section 8.2(a) (solely with respect to the representations and warranties made by such Seller) and Section 8.2(b) (solely with respect to the covenants of such Seller) have been fulfilled;
(v) a properly completed and duly executed IRS Form W-9 with respect to each Seller;
(vi) definitive documentation providing that the obligations of RPM under the RPM Credit Documents (other than Accrued Interest) have been assumed by the Buyer (whether through an amendment, amendment and restatement, modification, assignment and assumption, or otherwise), which documentation and assumption shall be consistent in all material respects with the terms set forth in Schedule B attached hereto and other terms reasonably satisfactory to the Buyer and the Seller Representative (the “RPM Credit Document Assumption”), duly executed by the Company, RPM and the other parties thereto;
(vii) the Amended and Restated Management Agreements, duly executed by the Company or the applicable Subsidiary thereof, on the one hand, and the applicable counterparty, on the other hand, and effective as of the Closing;
(viii) the Support Services Agreement duly executed and delivered by the Company, Royalty Pharma II, LLC and RPM and effective as of the Closing;
(ix) an amended and restated exchange agreement in respect of the Class B Shares of Buyer, amending and restating the exchange agreement dated December 31, 2024, among Buyer Parent, Buyer, RPI US Partners 2019, LP, RPI International Holdings 2019, LP, RPI International Partners 2019, LP, RPI US Feeder 2019, LP, RPI International Feeder 2019, LP and RPI EPA Vehicle, LLC, to extend to Buyer Shares following redesignation as Class B Shares of Buyer, in form and substance reasonably satisfactory to the Buyer and Seller Representative (the “A&R Exchange Agreement”), duly executed and delivered by Sellers and the parties to the Existing Exchange Agreement (other than Buyer and Buyer Parent) and effective as of the Closing;
(x) the amended and restated registration rights agreement amending that certain Registration Rights Agreement, dated June 18, 2020, among Buyer Parent and Sellers reflecting the redesignation of Buyer Shares, in form and substance reasonably satisfactory to the Buyer and Seller Representative (the “A&R Registration Right Agreement”), duly executed and delivered by Sellers and effective as of the Closing;
(xi) restrictive covenants agreements in substantially the form of the Form Restrictive Covenants Agreement duly executed by the Individual Equityholders set forth on Section 2.3(a)(xi) of the Disclosure Schedules (the “Restrictive Covenants Agreements”); and
(xii) evidence reasonably satisfactory to the Buyer of the clearance of each of the Company and Royalty Pharma II, LLC, its wholly-owned subsidiary, by the Central Bank of Ireland (the “Central Bank”) for appointment as a non-EU alternative investment fund manager and discretionary investment manager of Irish authorized Qualified Investor Alternative Investment Funds which have been authorized pursuant to European Union (Alternative Investment Fund Managers) Regulations 2013 (S.I. No. 257 of 2013), which implement Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund (such clearance to be granted by the Central Bank in accordance with the notification process contemplated pursuant to ID1086 of the current edition of the Central Bank AIFMD Questions and Answers (49th edition, dated 27 November 2023) and any related guidance published by the Central Bank).
(b) At or prior to the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller Representative or the Sellers, as applicable:
(i) the Closing Consideration which is to be distributed to the applicable payees in accordance with Section 2.2(b);
(ii) a certificate of a director of Buyer certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been fulfilled;
(iii) the RPM Credit Document Assumption, duly executed by the Buyer;
(iv) the A&R Exchange Agreement, duly executed and delivered by Buyer and Buyer Parent and effective as of the Closing;
(v) the A&R Registration Rights Agreement, duly executed and delivered by Buyer Parent and effective as of the Closing; and
(vi) the Restrictive Covenants Agreements duly executed by the Buyer.

2.4 WITHHOLDING. The amounts payable to the Sellers under this Agreement shall be paid by the Buyer in full without any deduction or withholding, except any deduction or withholding for taxes as required under the Code or any other provision of applicable Laws. Subject to the Intended Tax Treatment, each of the Sellers, the Buyer and their respective Affiliates shall be entitled to deduct and withhold from the amount otherwise payable pursuant to this Agreement any such amounts that are so required to be deducted and withheld. If the Buyer determines any withholding is required with respect to any payment under this Agreement, Buyer shall promptly notify the Sellers of any such proposed withholding and shall cooperate in good faith to provide the Sellers with a reasonable opportunity to demonstrate that such withholding is not applicable or to reduce the amount of, or eliminate the necessity for, such withholding. To the extent that amounts are so deducted or withheld by the Buyer, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding were made.
2.5 ALLOCATION OF PURCHASE PRICE. The Parties agree that the fair market value of the Company (determined based on the value of the Closing Consideration and any other items properly treated as consideration for U.S. federal income tax purposes) shall be allocated among the assets of the Company for U.S. federal and applicable state and local income tax purposes in accordance with Sections 751, 755 and 1060 of the Code, as applicable, and the Treasury Regulations promulgated thereunder and any similar provision of U.S. state or local Law, as appropriate. Within 90 days after the final determination of the post-Closing adjustments to the Closing Consideration, Seller Representative shall prepare and deliver to Buyer a draft of such allocation (the “Allocation”), prepared in accordance with applicable Law as reasonably determined by the Seller Representative, to which Buyer may provide any comments to Seller Representative within 30 days after delivery. Seller Representative shall consider such comments in good faith and incorporate any reasonable comments timely received from Buyer. If Buyer and Seller Representative are unable to agree that such Allocation was determined in accordance with applicable Law as reasonably determined by the Seller Representative, the reasonableness of Seller Representative’s determination shall be determined in the manner described in Section 2.6(b) – (d), mutatis mutandis. The Allocation, including if and to the extent so revised in accordance with this Section 2.5, shall be conclusive and binding upon Sellers and the Buyer. The Allocation shall be adjusted, as necessary, in a manner consistent with the Allocation to reflect any subsequent adjustments to the Closing Consideration. None of Parties shall take any position for U.S. federal and applicable U.S. state and local income tax purposes (whether in audits, Tax Returns or otherwise) that is inconsistent with the Allocation, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of U.S. state or local Law). In the event that the Allocation is disputed by any Taxing Authority, the party to this Agreement receiving notice of such dispute shall promptly notify the other parties in writing of such notice and resolution of the dispute.
2.6 POST-CLOSING ADJUSTMENTS.
(a) Not later than forty-five (45) days after the Closing Date, Buyer shall prepare and deliver to the Seller Representative each of the following: (i) a consolidated balance sheet of the Company as of the Effective Time, prepared in good faith in accordance with the Accounting Principles (each, a “Closing Date Balance Sheet”), and (ii) a statement (each such statement, the “Closing Date Statement”) specifying in reasonable detail the following: (A) Buyer’s calculation of (1) Closing Management Fee Payments, (2) Closing Net Working Capital, (3) Closing Cash, (4) Closing Indebtedness, (5) Unpaid Transaction Costs, (B) based on the amounts set forth in the preceding clauses (1) – (5), Buyer’s calculation of the Aggregate Cash Consideration, together with reasonably detailed supporting documentation therefor, (C) based on the amount set forth in the preceding clause (B), the Consideration Surplus or Consideration Deficiency, as applicable, and (D) the applicable portion of the Consideration Surplus to be wired to each applicable Seller or Consideration Deficiency to be paid by each applicable Seller, as applicable. If the Seller Representative does not object to any item or amount set forth on the Closing Date Statement within twenty (20) Business Days after receipt of the Closing Date Statement, all items and amounts set forth on the Closing Date Statement shall be deemed final and conclusive and binding upon the Parties. If the Seller Representative does not agree with any item or amount reflected on the Closing Date Statement, the Seller Representative shall so inform the Buyer in writing (a “Dispute Notice”) within twenty (20) Business Days after its receipt of the Closing Date Statement, the Dispute Notice to set forth the disputed item or amount in reasonable detail (including the specific adjustments that the Seller Representative proposes to be made to the Closing Date Statement taking into account the information then available to the Seller Representative), and the provisions of Section 2.6(b) shall apply; provided, that all items and amounts set forth on the Closing Date

Statement which are not specifically referenced in the Dispute Notice shall be deemed final and conclusive and binding upon the Parties and not subject to review under the provisions of Section 2.6(b). The Seller Representative may not deliver more than one Dispute Notice.
(b) During the twenty (20) Business Day period following delivery of a timely Dispute Notice by the Seller Representative to the Buyer, the Buyer and the Seller Representative shall seek in good faith to resolve any differences that they may have with respect to the disputed items or amounts specified therein. Any disputed items or amounts resolved in writing between the Buyer and the Seller Representative within such twenty (20) Business Day period shall be final and conclusive and binding upon the Parties. If the Seller Representative and the Buyer cannot reach agreement as to any disputed item or amount set forth in the Dispute Notice within such twenty (20) Business Day period, they shall forthwith refer only such remaining disputed items or amounts to an accounting firm of recognized standing in the United States mutually agreeable to the Seller Representative and the Buyer (the “Independent Accountant”). The Independent Accountant shall offer the Parties the opportunity to provide written submissions regarding their positions as to such remaining disputed items or amounts (together with any necessary or appropriate supporting material and data), which written submissions shall be provided to the Independent Accountant, if at all, no later than ten (10) Business Days after the engagement of the Independent Accountant (the “Submission Period”). The determination of the Independent Accountant shall be based solely on the written submissions by the Buyer and the Seller Representative and shall not be based on an independent investigation. The Independent Accountant shall be bound by the terms of this Agreement, including the definition of Aggregate Cash Consideration and the terms of this Section 2.6(b). Within fifteen (15) Business Days after the end of the Submission Period, the Independent Accountant shall deliver a written report resolving only such remaining disputed items or amounts, and setting forth the basis for such resolution. In preparing its report, the Independent Accountant shall only assign amounts to the values that are or are between the values as submitted by the Seller Representative, on the one hand, or the Buyer, on the other hand. The decision of the Independent Accountant under this Section 2.6(b) with respect to such remaining disputed items or amounts shall be deemed final and conclusive and shall be binding upon the Parties absent manifest error or fraud. Any such decision of the Independent Accountant shall be able to be submitted by the prevailing party to any courts located in the United States or elsewhere for enforcement in accordance with the Federal Arbitration Act, any convention relating to arbitral awards, other Law, or otherwise.
(c) The Seller Representative shall be entitled, at its own expense and during normal business hours upon reasonable prior notice, to have reasonable access, at the Company’s offices, to the books and records of the Business and the work papers of the Company prepared specifically in connection with the Closing Date Balance Sheet and the Closing Date Statement.
(d) The Seller Representative (on behalf of the Sellers at the Closing), on the one hand, and the Buyer, on the other hand, shall pay their own respective costs and expenses incurred in connection with the matters described in this Section 2.6; provided, that the fees and expenses of any Independent Accountant selected pursuant to Section 2.6(b) shall be borne by the Buyer (on the one hand) and such Sellers (which shall be allocated severally (and not jointly) based on their respective Percentage Interests) (on the other hand) in the proportion that the aggregate amount of the disputed items or amounts submitted to the Independent Accountant that are unsuccessfully disputed thereby bears to the aggregate amount of all disputed items or amounts submitted to the Independent Accountant (which allocation shall be determined by and set forth in the written report of the Independent Accountant).
(e) Adjustments to Aggregate Cash Consideration.
(i) If the Final Aggregate Cash Consideration exceeds the Estimated Aggregate Cash Consideration (such difference being the “Consideration Surplus”), then the Buyer shall pay each Seller’s portion of the Consideration Surplus (which shall be allocated in accordance with an Allocation Schedule to be delivered by the Seller Representative to the Buyer three (3) Business Days prior to such payment) to such Seller in cash in accordance with the written payment instructions delivered together with the Closing Date Statement.
(ii) If the Estimated Aggregate Cash Consideration exceeds the Final Aggregate Cash Consideration (such difference being the “Consideration Deficiency”), then each Seller shall deliver to the Buyer an amount in cash equal to such Seller’s portion of the Consideration Deficiency (which shall be allocated severally (and not jointly) in accordance with an Allocation Schedule to be delivered by the Seller Representative to the Buyer three (3) Business Days prior to such payment).
(iii) Any payment required to be delivered pursuant to this Section 2.6(e) shall be delivered within three (3) Business Days after the Final Aggregate Cash Consideration is determined as provided in Section 2.6(b). All payments made pursuant to this Section 2.6(e) shall be treated as adjustments to the purchase price for Tax purposes, except as otherwise required by applicable Laws.
2.7 POST-CLOSING VESTING/FORFEITURE. The Parties agree that, notwithstanding anything to the contrary herein, the Aggregate Stock Consideration delivered to the Sellers, including for the further benefit of the Individual Equityholders, shall be subject to vesting and forfeiture in accordance with the applicable terms and conditions set forth on Section 2.7 of the Disclosure Schedule; provided, that, any Aggregate Stock Consideration received by any Sellers other than Legorreta and RPM I and, if applicable, the Individual Equityholders, for which the corresponding units of RP MIP have vested prior to the Closing shall not be subject to any additional vesting requirements (the “Prior Vested Amounts”). To the extent the Individual Equityholders directly receive Aggregate Stock Consideration other than Aggregate Stock Consideration in respect of Prior Vested Amounts, each such Individual Equityholder’s receipt of any Aggregate Stock Consideration will be subject to and contingent upon each such Individual Equityholder’s prior execution of an agreement between, amongst others, the relevant Individual Equityholder and the Buyer in a form reasonably satisfactory to Buyer and Seller Representative, setting forth (i) the vesting and forfeiture conditions set forth on Section 2.7 of the Disclosure Schedule applicable to such Individual Equityholder, (ii) restrictive covenants substantially consistent with such Individual Equityholder’s existing restrictive covenant obligations and which entitle Buyer Parent and its Affiliates to all remedies available by law or equity in the event of a breach of such covenants (including the right to injunctive relief in the event of a breach) and (iii) such other terms and conditions consistent with those set forth on Section 2.7 of the Disclosure Schedule (the “Stock Consideration Agreement”). Any such Aggregate Stock Consideration which is forfeited by the applicable holder shall, automatically and without any action required by any party, be redesignated as a Deferred Share (except as otherwise expressly set forth on Section 2.7(d) of the Disclosure Schedules).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE BUSINESS ENTITIES
Except as set forth in the Disclosure Schedules, RPM and the Company jointly and severally represents and warrants to the Buyer as of the date hereof and as of the Closing as follows:
3.1 ORGANIZATION AND CAPITALIZATION.
(a) Each of the Business Entities is duly organized, validly existing and in good standing under the Laws of the state in which it was formed or incorporated. Each of the Business Entities is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, taken as a whole.
(b) The authorized and outstanding Company Units are (i) as of the date hereof, owned and held of record by RPM, and (ii) as of immediately prior to the Closing and after giving effect to the New RPM Reorganization, owned and held of record by the Sellers as set forth on Section 3.1(b) of the Disclosure Schedules (including the number of such Company Units attributable to each Seller thereto). The Company Units constitute all the issued and outstanding limited liability company interests of the Company. The Company Units were duly authorized, validly issued, fully paid and nonassessable. Except for the Company Units and other than as contemplated by the New RPM Reorganization, there are no outstanding or authorized (A) limited liability company or membership interests or other equity interests of the Company, (B) other than as set forth in the Company’s Fundamental Documents, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, or other contracts or commitments that require the Company to issue, sell, or otherwise cause to become outstanding any of its limited liability company or membership interests or other equity interests, or (C) other than existing awards by RP MIP, equity or equity-based compensation, membership interest appreciation, phantom membership interest, profit participation or similar rights with respect to the Company. Except as set forth in the Company’s Fundamental Documents, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the limited liability company interests of the Company.

At the Closing, the Company Units will be free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such units (other than restrictions on transfer arising under applicable state and federal securities Laws or provided in the Company’s Fundamental Documents). The Company Units were issued in compliance with (x) all applicable securities Laws or exemptions therefrom and (y) any preemptive rights, rights of first refusal or similar rights created by applicable Law, such Company’s Fundamental Documents and any Contract to which the Company is bound.
(c) All of authorized and outstanding equity interests of any kind of any Subsidiary of the Company are (or will be following the New RPM Reorganization) owned directly or indirectly by the Company and held of record by the holder(s) thereof as set forth on Section 3.1(c) of the Disclosure Schedules (the “Subsidiary Interests”). The outstanding Subsidiary Interests with respect to each such Subsidiary constitute all the issued and outstanding limited liability company interests or other equity interests of such Subsidiary and were duly authorized, validly issued, fully paid and nonassessable. Except for the Subsidiary Interests, other than as contemplated by the New RPM Reorganization, there are no outstanding or authorized (i) limited liability company or membership interests or other equity interests of any such Subsidiary, (ii) other than as set forth in the Fundamental Documents of any such Subsidiary, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, or other contracts or commitments that require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its equity interests, or (iii) membership interest appreciation, phantom membership interest, profit participation or similar rights with respect to any such Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the limited liability company interests or other equity interests of any such Subsidiary. At the Closing, the Subsidiary Interests will be free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such units (other than restrictions on transfer arising under applicable state and federal securities Laws or provided in the Company’s Fundamental Documents)). The Subsidiary Interests were issued in compliance with (x) all applicable securities Laws or exemptions therefrom and (y) any preemptive rights, rights of first refusal or similar rights created by applicable Law, such Subsidiaries’ Fundamental Documents and any Contract to which such Subsidiary is bound.
(d) Prior to the date hereof, the Company has provided to Buyer a true and complete schedule (the “Equity Award Schedule”) that sets forth all outstanding equity interests of RP MIP and, for each equity or equity-based award with respect to the Company, RPM or RP MIP (including any profits interests or phantom profits interests) (including Item 3 of Section 3.16(h)(i) of the Disclosure Schedules, the holder, type of award, grant date, number of units or shares, vesting schedule and, if applicable, threshold/benchmark value and expiration date. Five days prior to the Closing Date, the Company will provide Buyer with a revised version of the Equity Award Schedule, updated as of such date. The equity interests and awards set forth or required to be set forth on the Equity Award Schedule (the “RP MIP Interests”) were duly authorized, validly issued, fully paid and nonassessable. Except for the RP MIP Interests, there are no outstanding or authorized (A) limited liability company or members’ interests or other equity interests of RP MIP, (B) other than as set forth in the Fundamental Documents of RP MIP, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, or other contracts or commitments that require RP MIP to issue, sell, or otherwise cause to become outstanding any of its limited liability company or members’ interests or other equity interests, or (C) except as set forth in Item 3 of Section 3.16(h)(i) of the Disclosure Schedules, membership interest appreciation, phantom membership interest, profit participation or similar rights with respect to the Company, RPM or RP MIP. The Company has provided Buyer with the forms of award, grant or similar agreements governing the awards set forth on the Equity Award Schedule and no individualized award agreement materially differs from such forms. Each holder of a Class B, Class C or Class D Unit of RP MIP has made a valid and timely election under Section 83(b) of the Code with respect thereto.
3.2 AUTHORITY. Each of the Business Entities has all requisite limited liability company (or equivalent) power and authority to own and operate the Business and to carry on the Business as now conducted. Each of the Business Entities has all requisite limited liability company power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related Transactions and to perform its obligations under each such Document. Each of the Business Entities’ requisite limited liability company (or equivalent) approval or other action required to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related Transactions has been obtained, and no other corporate proceedings or actions are necessary to authorize this Agreement, execute and deliver each Document and consummate the Transactions. Each Document to which a Business Entity is a party constitutes the valid and legally binding obligation of the applicable Business Entity (assuming that such Document has been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against the Business Entities in accordance with its terms and conditions, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights.
3.3 NON-CONTRAVENTION. Except as set forth on Section 3.3 of the Disclosure Schedules and assuming that all requisite consents, approvals and authorizations (i) set forth on Exhibit A in connection with the New RPM Reorganization, (ii) in connection with the RPM Credit Document Assumption, (iii) under the HSR Act, (iv) of the Clients of the Business Entities under the Advisers Act (or any similar non-U.S. Laws), and (v) referred to in clauses (iv) – (vi) of the following sentence are obtained, neither the execution, delivery and performance of the Documents by the Business Entities, nor the consummation of the Transactions (including the New RPM Reorganization), shall (a) violate any Law as to which the Business Entities or the Company Units are subject, (b) violate any provision of the Fundamental Documents of the Business Entities, (c) conflict with, result in a breach of, constitute a default (or an event which with notice, lapse of time or both would constitute a default) under, or give rise to any right of termination, modification, cancellation or acceleration of any right or obligation of the Business Entities or to a loss of any benefit to which the Business Entities is entitled under any provision under, any Material Contract to which any of the Business Entities is a party or by which any of the assets of the Business Entities are bound or (d) result in the imposition of any Lien upon any of the assets of the Business Entities (other than Permitted Liens), except in the case of clauses (a), (c) and (d), as would not reasonably be expected to be, individually or in the aggregate, material to the Business Entities (taken as a whole) or prevent or materially delay the consummation of the Closing. Other than (i) as set forth on Exhibit A in connection with the New RPM Reorganization, (ii) under the HSR Act, (iii) as required under the Advisers Act (or any similar non-U.S. Laws), (iv) the filing of the Proxy Statement with the SEC and the resolution of the SEC’s comments thereon, if any, by the SEC, and compliance with and such other filings under the Securities Act and the Exchange Act as may be required in connection with this Agreement or the Transactions, (v) notifications, filings, notices or other submissions by the Company under the rules and regulations of Nasdaq, or (vi) compliance with and filings and approvals under any applicable international, federal or state securities or “blue sky” Laws, none of the Business Entities is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any consent or approval of any other Person in order for the Business Entities to consummate the Transactions, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business Entities (taken as a whole) or prevent or materially delay the consummation of the Closing.
3.4 SUBSIDIARIES. Except as set forth on Section 3.4 of the Disclosure Schedules, for the ownership of Subsidiary Interests (which may be owned by the Company prior to and will be owned by the Company following the consummation of the New RPM Reorganization), the Company does not have any Subsidiaries, nor does the Company own, directly or indirectly, any stock or partnership, limited liability company or other equity interest or joint venture interest in, or any security issued by, any other Person.
3.5 FINANCIAL.
(a) True, correct and complete copies of the following financial statements have been made available to the Buyer:
(i) the audited consolidated balance sheets of RPM and its Subsidiaries for the fiscal years ended December 31, 2022 and December 31, 2023 and the related consolidated statements of income, changes in members’ equity and cash flows of RPM and its Subsidiaries for the fiscal years ended December 31, 2022 and December 31, 2023 (collectively, the “Annual Financial Statements”); and
(ii) the unaudited consolidated balance sheet of the RPM and its Subsidiaries for the nine month period ended September 30, 2024 (the “Latest Balance Sheet”), and the related consolidated statements of income, changes in members’ equity and cash flows of RPM and its Subsidiaries for the nine month period ended September 30, 2024 (the “Interim Financial Statements” and together with the Annual Financial Statements listed in clause (i) above, the “Financial Statements”).
(b) Except as identified on Section 3.5(b) of the Disclosure Schedules, each of the Financial Statements (including the notes thereto) (i) have been prepared in accordance with the books and records of RPM and its Subsidiaries (which are true and correct in all material respects), (ii) fairly presents in all material respects the financial condition, results of operations and retained earnings, and changes in cash flow and members’ equity which it purports to present as of the dates thereof and for the periods indicated thereon, and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject with respect to clauses (ii) and (iii) and in the case of the Interim Financial Statements, to the lack of footnotes and other presentation items and normal recurring year-end adjustments. As of the date hereof, none of the Business Entities has any Funded Indebtedness of the types referred to in clauses (a), (b), (d) or (f) of the definition thereof, other than under the RPM Credit Documents.
(c) To the Knowledge of the Company, RPM and its Subsidiaries have maintained accurate books and records reflecting their assets and liabilities, and maintained systems of internal accounting controls sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with management’s general or specific authorization; (ii) all material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) ensure the reliability of financial reporting and the preparation of the financial statements and (iv) implement disclosure controls and procedures to ensure that material information is made known to the management of RPM and its Subsidiaries.
(d) Except as set forth in Section 3.5(d) of the Disclosure Schedules, there are no off-balance sheet arrangements of any type (including any off-balance sheet arrangement that would be required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K of the SEC) pertaining to RPM or any of its Subsidiaries.
(e) There are no material deficiencies in the design or operation of RPM’s or any of its Subsidiaries’ internal accounting controls that are reasonably likely to adversely affect in any material respect the ability of RPM or any of its Subsidiaries to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting. Since the Reference Date, RPM and its Subsidiaries have not identified any fraud, whether or not material, with respect to RPM or any of its Subsidiaries that involved management or other employees of RPM or any of its Subsidiaries who have a significant role in RPM’s or any its Subsidiaries’ internal accounting controls.
3.6 SUBSEQUENT EVENTS.
(a) Since the Latest Balance Sheet Date, except as specifically required pursuant to this Agreement or as may be required to consummate the New RPM Reorganization, (x) the Business Entities have operated the Business in all material respects in the Ordinary Course of Business, and (y) the Business Entities have not suffered any Material Adverse Effect.
(b) Since the Latest Balance Sheet Date, except as may be required to consummate the New RPM Reorganization or as set forth on Section 3.6(b) of the Disclosure Schedules:
(i) none of the Business Entities has issued or sold (or authorized to issue or sell), or made any redemptions, repurchases or acquisitions in respect of the outstanding equity interests of any of the Business Entities, except in the Ordinary Course of Business or in connection with employment matters, including upon the termination or retirement of an employee;
(ii) none of the Business Entities has declared, set aside or paid any non-cash dividends, or made any distributions in respect of their equity securities, except for (A) dividends or other distributions paid by any wholly-owned Subsidiary of the Business Entities to any other Business Entity, and (B) tax distributions contemplated under the Fundamental Documents of the Business Entities;
(iii) none of the Business Entities has incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Funded Indebtedness or made any loan or advance to any Person;

(iv) none of the Business Entities has incurred any Liens (other than Permitted Liens) upon any of their assets;
(v) none of the Business Entities has sold, leased, transferred, assigned or otherwise disposed of any of their respective material non-cash assets, tangible or intangible, including by merger or consolidation, other than pursuant to any Material Contract;
(vi) none of the Business Entities has merged into or with, consolidated with, made any material investment in, any material loan to, or any material acquisition of the business, securities or assets of, any other Person (or series of related investments, loans, and acquisitions), including by merger or consolidation, except with respect to its Subsidiaries;
(vii) other than with respect to any routine filing extensions in the Ordinary Course of Business, none of the Business Entities has failed to prepare and timely file any material Tax Returns required to be filed during such period or failed to timely withhold and remit any employment Taxes, made or changed any material Tax election, changed any annual Tax accounting period, adopted or changed any method of Tax accounting, filed any amended Tax Return, entered into any closing agreement, settled any material Tax claim or assessment, surrendered any right to claim a Tax refund, offset or other reduction in Tax Liability, or consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment;
(viii) none of the Business Entities has changed the accounting methods, principles or practices utilized by the Business Entities, except as required by GAAP or applicable Law;
(ix) none of the Business Entities has adopted a plan or agreement of complete or partial liquidation, dissolution, merger, divisive merger, consolidation, restructuring, or otherwise effected a recapitalization or other material reorganization;
(x) none of the Business Entities has granted or paid any material increase in the compensation of any of its directors, officers, employees or individual independent contractors other than in the Ordinary Course of Business;
(xi) none of the Business Entities has commenced, settled or compromised any Proceeding for an amount in excess of one million dollars ($1,000,000); or
(xii) none of the Business Entities has entered into any binding agreement or commitment to do any of the foregoing.
3.7 ABSENCE OF LIABILITIES. The Business Entities have no Liabilities, except for Liabilities (a) that are reserved against or reflected in the Financial Statements, (b) which have arisen since the Latest Balance Sheet Date in the Ordinary Course of Business or in connection with the New RPM Reorganization or the Transactions, (c) that are solely related to the Excluded Business or (d) that would not reasonably be expected to be, individually or in the aggregate, material to the Business Entities (taken as a whole).
3.8 LEGAL COMPLIANCE.
(a) The Business Entities are, and since the Reference Date have been, in compliance in all material respects with all applicable Laws, Orders and Permits, and no Proceeding is pending or, to the Knowledge of the Company, threatened alleging any failure to so comply, except as would not reasonably be expected to be, individually or in the aggregate, material to the Business Entities (taken as a whole).
(b) The Business Entities have, and since the Reference Date have had, all material Permits necessary to conduct the business as currently conducted, and all such Permits (i) constitute all material Permits used or required in the conduct of the Business as presently conducted, (ii) are in full force and effect, (iii) have not been violated in any material respect, and (iv) are not subject to any pending or, to the Knowledge of the Company, threatened Proceeding seeking their revocation or limitation. Since the Reference Date, none of the Business Entities has received any written notice of any default or violation, or of any proposed non-renewal, cancellation, revocation, termination or modification of any such material Permit.
(c) RPM is registered with the SEC as an “investment adviser” under the Advisers Act. RPM has made available to the Buyer prior to the date of this Agreement a true and correct copy of the Form ADV (Part 1 and Part 2A and Part 2B) of RPM in effect on the date of this Agreement. RPM is, and at all times required by applicable Law has been, registered, licensed or qualified as an investment advisor in each jurisdiction where the conduct of its business required such registration, license or qualification, except where the failure to be so registered, licensed or qualified would not reasonably be expected to have a Material Adverse Effect.
(d) RPM and its Subsidiaries are not, and have never been (i) required to be registered, licensed or qualified as a bank, trust company, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker or transfer agent under any applicable Law or (ii) subject to any liability or disability by reason of any failure to be so registered, licensed or qualified. Since the Reference Date, none of RPM or any of its Subsidiaries has received any notice of any Proceeding concerning any failure to obtain any bank, trust company, broker-dealer, commodity broker-dealer, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker or transfer agent registration, license or qualification. The Company has not previously operated any business.
(e) None of the Business Entities nor any manager, director or executive officer, nor, to the Knowledge of the Company, any other officer or any other employee of the Business Entities, is, or has been, (i) subject to any cease and desist, censure or other disciplinary or similar order issued by, (ii) a party to any consent agreement, memorandum of understanding or disciplinary agreement with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by, or (v) a recipient of any supervisory letter from, in each case, any Governmental Authority, and none of them is, to the Knowledge of the Company, threatened with the imposition or receipt of any of the foregoing.
(f) No exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to the Business Entities or the Funds, nor any manager, director or executive officer, nor, to the Knowledge of the Company, any other officer, or any other employee of the Business Entities in connection with the Business other than that certain no-action letter addressed to Royalty Pharma by the staff of the Division of Investment Management publicly available on August 13, 2010.
(g) To the extent required by applicable Law, RPM has since the Reference Date, and the Company will have by the Closing Date, implemented one or more formal codes of ethics, insider trading policies, personal trading policies and compliance manual. Such codes of ethics and policies are reasonably designed to comply with the Advisers Act and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) in all material respects. To the Knowledge of the Company, since the Reference Date, there have been no violations of RPM’s code of ethics, insider trading policies, personal trading policies and compliance manual that would reasonably be expected to have a Material Adverse Effect.
(h) Since the Reference Date, the Business Entities have complied in all material respects with applicable anti-money laundering laws. Since the Reference Date, none of the Business Entities has been subject to any enforcement or supervisory action by any Governmental Authority related to its compliance with applicable anti-money laundering Laws. None of the Business Entities is, or is owned or controlled by any Person that is or is acting for, on behalf or at the direction of any Person that is, a target of economic, financial or trade sanctions or restrictive measures, legislation, rules, regulations or orders administered by OFAC, including Subtitle B, Chapter V of Title 31 of the U.S. Code of Federal Regulations; (ii) the Trading with the Enemy Act, (iii) the Sanctions and Anti-Money Laundering Act 2018; or (iv) the Regulation (EC) No 2580/2001, in each case as amended from time to time (clauses (i)-(iv) collectively, “Sanctions”) (such Person, a “Sanctioned Person”). Since the Reference Date, the Business Entities have not transacted business in any material respect with: (A) any person appearing on the Specially Designated Nationals and Blocked Persons List maintained by OFAC; and (B) any other person, country, territory, individual or entity with whom a transaction is prohibited by applicable OFAC sanctions programs.
(i) Since the Reference Date, neither the Business Entities nor any manager, director or executive officer, nor, to the Knowledge of the Company, any other officer or any other employee of the Business Entities: (i) has been indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading, (ii) is subject to any outstanding Order barring, suspending or otherwise materially limiting the right of such Person to engage in any activity conducted as part of the Business, (iii) is the subject of any on-going investigation by any Governmental Authority materially affecting such Person’s ability to conduct any activity conducted as part of the Business, or (iv) been denied any Permit materially affecting such Person’s ability to conduct any activity conducted as part of the Business.
(j) Since the Reference Date, none of the Business Entities nor any manager, director or executive officer, nor, to the Knowledge of the Company, any other officer, or any other employee of the Business Entities, has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or the Bribery Act 2010 (the “Bribery Act”). Since the Reference Date, neither the Business Entities nor any manager, director or executive officer, nor, to the Knowledge of the Company, any other officer, or any other employee of the Business Entities, has (i) made, offered to make or promised to make any payments of money or other thing of value to any governmental or political official, (ii) established or maintained any unlawful or unrecorded fund of monies or other assets or (iii) made any false or fictitious entries in the books or records of the Business Entities, in each case, in violation of the FCPA or the Bribery Act.
(k) RPM has in a timely manner filed all material documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority and Self-Regulatory Organization (including on Form ADV and Form PF), in a form which was accurate in all material respects with the requirements of applicable Law, and has paid all fees and assessments due and payable in connection therewith. Any and all disclosures made by RPM since the applicable date to any Governmental Authority and Self-Regulatory Organization were true and accurate in all material respects as of the date of such disclosure.
(l) Each manager, director or executive officer and, to the Knowledge of the Company, each other officer or employee of RPM or any Affiliate who is required to be registered or licensed in connection with their duties to the Business as a registered representative, investment adviser representative, salesperson, mortgage broker, insurance broker, property manager, leasing representative or equivalent with any Governmental Authority is so licensed as of the date hereof. Each manager, director or executive officer and, to the Knowledge of the Company, the Business Entities and their other officers and employees are not disqualified from acting as such under the Advisers Act or other applicable Law.
(m) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all remedial actions necessary to cure the deficiencies or violations set forth in any deficiency letters or examination reports from any Governmental Authority that have been received by RPM or any Fund since the Reference Date have been taken by RPM and the Funds, as applicable.
3.9 TITLE TO PROPERTIES. The Company and its Subsidiaries, after giving effect to the New RPM Reorganization, will own or have a valid leasehold interest in, all material property, material real property and material personal property (excluding the Intellectual Property of the Company and its Subsidiaries), and other assets (x) reflected in the Financial Statements or (y) acquired by the Company and its Subsidiaries after the Latest Balance Sheet Date which, in each case, are required for the conduct of the Business, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Latest Balance Sheet Date. The property and assets owned or leased by the Company and its Subsidiaries, after giving effect to the New RPM Reorganization, or which it otherwise has the right to use, constitutes all of the material property and material assets used or held for use by the Business Entities or any other Person for the conduct of the Business (excluding the Excluded Business) and are sufficient to conduct the Business (excluding the Excluded Business) as currently conducted in all material respects.
3.10 TAX MATTERS.
(a) Each of the Business Entities has through the date hereof filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed and has timely paid all Taxes shown to be due thereon and all such Tax Returns are true, correct and complete in all material aspects.

(b) Each of the Business Entities has (or has caused to be), in accordance with applicable Law, timely and properly withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer or any other Person and complied in all material respects with all reporting and backup withholding requirements of applicable Law with respect to such payments.
(c) No Liens (other than Permitted Liens) have been filed or otherwise exist with respect to the assets of the Business Entities. The Sellers have not been notified by the IRS, or any other taxing authority that any issues have been raised (and are currently pending) by the IRS, or any other taxing authority in connection with the Business Entities or any Tax Return of each of the Business Entities. There is no action, suit, proceeding, investigation, audit or claim now proposed or pending in writing against or with respect to any of the Business Entities. No waivers of statutes of limitations have been given or requested with respect to the Business Entities.
(d) There are no pending or proposed Tax audits of the Business Entities nor of any of their Tax Returns.
(e) The Business Entities are not directly or indirectly responsible for the Taxes of any other Person imposed on the Business Entities as a transferee or successor, by Law, contract or otherwise.
(f) Neither the Business Entities nor any predecessor (i) has ever been a member of a group filing a consolidated, affiliated, combined or other group Tax Return, or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Tax Law), as a transferee or successor, by assumption, by contract or otherwise.
(g) The Business Entities are not currently the beneficiary of any extension of time within which to file any Tax Return, other than any such extension automatically granted in the ordinary course of business.
(h) RPM is and, after completion of the New RPM Reorganization, the Company will be treated as a partnership for U.S. federal income tax purposes. Section 3.10(h) of the Disclosure Schedules sets forth the entity status of each of the other Business Entities for U.S. federal income tax purposes. Except as set forth on Section 3.10(h) of the Disclosure Schedules, each of the other Business Entities has been treated as either a partnership or a disregarded entity for U.S. federal income tax purposes since its formation.
(i) No Business Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a Tax period (or portion thereof) ending on or before the Closing Date, including under Section 481(a) of the Code or any similar provision of Applicable Law, (ii) installment sale or other open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received or paid, or deferred revenue accrued, on or prior to the Closing, or (iv) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date.
(j) No Business Entity has participated in or has any liability or obligation with respect to any “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the United States Treasury Regulations.
(k) No Business Entity that is classified as a partnership for U.S. federal income tax purposes has elected to be subject at the partnership level to an income Tax imposed by a State, a political subdivision thereof, or the District of Columbia, in each case, other than any pass-through entity tax or similar entity-level tax imposed by any jurisdiction on such Business Entity in lieu of a tax on one or more of such Business Entity’s partners, members or owners.
(l) No claim has ever been made in writing by an authority in a jurisdiction where the Business Entities do not file Tax Returns that the Business Entities are or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction.
(m) The Business Entities have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(n) Neither the execution and delivery of this Agreement, nor the consummation of the Transactions contemplated hereby (either alone or in conjunction with any other event) will result in any payment being nondeductible under Section 280G of the Code or subject to an excise tax under Section 4999 of the Code.
3.11 INTELLECTUAL PROPERTY.
(a) Other than the Licensed Intellectual Property owned by a third party, the Business Entities, excluding the Excluded Business, collectively solely and exclusively own (free and clear of all Liens other than Permitted Liens) and have the right to sell, license and dispose of, and have the right to bring actions for the infringement of, and, where necessary, and except for Intellectual Property that has not been registered or applied for registration, has made timely application for registration of, all Owned Intellectual Property of the Business Entities, excluding the Excluded Business, necessary to the conduct of the Business as currently conducted and, to the Knowledge of the Company, such rights to use, sell, license, dispose of and bring actions are exclusive with respect to such registered Intellectual Property. The Business Entities, excluding the Excluded Business, own or have a valid and enforceable right to use any and all Intellectual Property material to or necessary for, the conduct of their respective businesses as currently conducted.
(b) All of the registered or applied for Owned Intellectual Property is duly registered or filed in the name of a Business Entity and is subsisting with the intellectual property office before which it is registered or pending and not subject of any opposition, interference, cancellation or other proceeding. None of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or part and, to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable.
(c) To the Knowledge of the Company, (i) none of the Business Entities, excluding the Excluded Business, nor the conduct of their respective businesses, have infringed upon, misappropriated, violated or otherwise come into conflict with, or are infringing upon, misappropriating, violating or otherwise conflicting with, any Intellectual Property rights of third parties and (ii) none of the Business Entities, excluding the Excluded Business, have committed any acts constituting unfair competition under applicable Law. None of the Business Entities, excluding the Excluded Business, have received any written charge, complaint, claim, threat, demand or notice (1) alleging any such infringement, misappropriation, violation, conflict or act of unfair competition or (2) based upon, or challenging or seeking to deny or restrict, the rights of any Business Entity in any Owned Intellectual Property or Licensed Intellectual Property.
(d) To the Knowledge of the Company, no activity, service or procedure currently conducted or proposed to be conducted by any of the Business Entities, excluding the Excluded Business, violates any agreement governing the use of Licensed Intellectual Property, and the use of such Licensed Intellectual Property by the Business Entities has been in all material respects and is in accordance in all material respects with the terms of any such agreement, including any terms pertaining to permitted usage and number of licenses granted thereunder.
(e) The Business Entities, excluding the Excluded Business, have taken commercially reasonable steps to protect, enforce and preserve the confidentiality of any and all material Trade Secrets and material confidential information of the Business Entities. To the Knowledge of the Company, there has been no unauthorized use or disclosure of any such confidential information or Trade Secrets.
(f) Except as would not reasonably be expected to materially impair the operation of the Business of the Business Entities (taken as a whole), excluding the Excluded Business, all current and former employees, consultants and contractors of the Business Entities who have contributed to the creation or development of any material Owned Intellectual Property have assigned or transferred (by operation of law or pursuant to a present assignment set forth in a binding, written Contract) to the Business Entities, any ownership of such Intellectual Property.
(g) None of the Business Entities, excluding the Excluded Business, has sent to any third party or otherwise communicated to another Person any charge, complaint, claim, demand or notice asserting infringement or misappropriation of, or other conflict with, any Intellectual Property right of the Business Entities by such other Person or any acts of unfair competition by such other Person, nor, to the Knowledge of the Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

3.12  CONTRACTS AND COMMITMENTS.
(a) Section 3.12(a) of the Disclosure Schedules lists all of the following Contracts to which any of the Business Entities is party or by which any of the assets of any of the Business Entities is bound, in each case to the extent related to the Business, and excluding any Contract solely related to the Excluded Business or any Plan (any Contract set forth or required to be set forth on Section 3.12(a) of the Disclosure Schedule, together with any Contract entered into after the date hereof that would have been required to be set forth on Section 3.12(a) of the Disclosure Schedule had such Contract been in effect on the date hereof, collectively, the “Material Contracts”):
(i) Management Agreements;
(ii) Contracts relating to Funded Indebtedness or to the mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any asset or group of assets of the Business Entities, or guarantees of any obligation for borrowed money;
(iii) Contracts (including the Real Property Leases) under which any of the Business Entities is the lessee, sublessee, occupant, holder or operator of any material real or personal property owned by any other party;
(iv) Contracts pursuant to which any Business Entity grants or obtains any license, sublicense, right to use or other grant of rights with respect to, or covenant not to be sued under, any material Intellectual Property (other than (A) Contracts granting rights to use commercially available Software or information, in each case, that is generally available with annual payments by the Business Entities of less than $2,000,000 and (B) non-exclusive licenses entered into in the ordinary course of business);
(v) other than the Fundamental Documents of the Business Entities and the Management Agreements, Contracts purporting to limit the freedom of the Business Entities to (A) solicit, offer employment to or hire any Person, or (B) sell goods or services to, or purchase goods or services from, any Person or in any geographical territory;
(vi) Contracts relating to the settlement or resolution of any Proceeding entered into (A) since the Reference Date, (B) with any Governmental Authority or (C) pursuant to which any Business Entities will have any material outstanding obligation after the date of this Agreement;
(vii) Contracts involving a sharing of profits, losses, costs or liabilities by the Business Entities with any other Person (other than Sellers and their respective beneficial holders), including any partnership, strategic alliance, profit-sharing, joint development or similar agreement;
(viii) Contracts with a Related Party (other than any Management Agreement) that contain material ongoing payment obligations, other than any (i) change in control, severance restrictive covenant, retention, incentive compensation or similar Contract with directors, officers or employees of the Business Entities, including awards (A) granting Carried Interest, (B) by RP MIP granting equity or equity-based compensation, or (C) granted by RP Management Equity Incentive Plan Trust, (except as provided in subclause (ix) below) or (ii) loans to non-executive employees of the Business Entities with an aggregate principal amount not in excess of $210,000; and
(ix) Any employment, restrictive covenant, change in control, severance, retention or similar Contract with any Key Employees, other than any awards (A) granting Carried Interest or (B) by RP MIP granting equity or equity-based compensation.
(b) Each Material Contract is valid and enforceable against each of the Business Entities that is a party thereto and, to the Knowledge of the Company, the other parties thereto and is in full force and effect (except for expirations, including non-renewals, in the ordinary course of business and in accordance with terms of such Material Contract). None of the Business Entities is in default under, in breach of, nor in receipt of any written claim of default or breach (with notice or lapse of time or both), in each case, in any material respect under any Material Contract. To the Knowledge of the Company, no other party to any Material Contract is in default under or in breach of such Material Contract. Since the Latest Balance Sheet Date, none of the Business Entities has given to, or received from, any other party to any Material Contract, any written notice regarding any material default, breach or violation of any Material Contract by any of the Business Entities or such other party. A true and complete copy of each Material Contract in effect as of the date hereof (including all amendments, waivers, renewals, extension and modifications thereto) has been made available to Buyer prior to the date hereof.
3.13 INSURANCE. Section 3.13 of the Disclosure Schedule sets forth a true and complete list of each insurance policy owned by the Business Entities or any of its Subsidiaries (the “Insurance Policies”), the name of the insurer, the type of coverage, the period of coverage, and the amount of coverage. Except as disclosed in Section 3.13 of the Disclosure Schedule, all premiums relating to the Insurance Policies that were due prior to the date of this Agreement have been timely paid, all Insurance Policies presently maintained by or on behalf of each of the Business Entities with respect to its properties, assets and business are in full force and effect and the Business Entities are not in material default with respect to their obligations under any of such Insurance Policies. None of the Business Entities has received any written notification of cancellation or modification of any such Insurance Policies or that any claim outstanding is expected to cause a material increase in the insurance rates of the Business Entities. All losses that have been incurred by the Business Entities that are covered by their Insurance Policies have been properly reported to the respective insurance carriers, and no reservation of rights letters have been issued by such carriers.
3.14 LITIGATION. Since the Reference Date, there have been no Proceedings pending or, to the Knowledge of the Company, threatened against the Business Entities or any of their respective properties or, to the Knowledge of the Company, any of their respective directors, officers or employees (in their capacity as such), except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business Entities (taken as a whole). Since the Reference Date, none of the Business Entities has received written notice from any Person threatening initiation of a Proceeding against the Business Entities or any of their respective properties or, to the Knowledge of the Company, any of their respective directors, officers or employees (in their capacity as such). The Business Entities are not a party to, or otherwise bound by, any material Order entered into in connection with any Proceeding or any Order that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Documents.
3.15 EMPLOYEES AND INDEPENDENT CONTRACTORS.
(a) The Business Entities are in compliance, and since the Reference Date have complied, in all material respects with all applicable Laws relating to the hiring and termination of employees and other Service Providers and employment and labor (including provisions thereof relating to immigration and citizenship, including proper completion and processing of Forms I-9 for all employees), classifications, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence, paid sick leave, unemployment insurance, pay equity, equal opportunity, harassment, sexual harassment, discrimination, civil rights, collective bargaining, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act and any similar foreign, state or local “mass layoff” or “plant closing” law (each, a “WARN Act”), and the related payment and withholding of social security and other employment Taxes.
(b) The Business Entities are not delinquent in any material respect in payments to any of its employees or independent contractors for any wages, salaries, fees, commissions, bonuses or other compensation for any services performed by them to date or amounts required to be reimbursed to such employees or independent contractors. There is not, and since the Reference Date there has not been, any unfair labor practice complaint against the Business Entities pending before the National Labor Relations Board or any other Governmental Authority, or, to the Knowledge of the Company, threatened against the Business Entities. Since the Reference Date, there has not been any, and there is no, labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Business Entities. Since the Reference Date, there has not been any material grievance or any arbitration proceeding arising out of or under collective bargaining agreements pending and no claim thereto has been asserted against the Business Entities. The Business Entities are not a party to nor bound by, or currently negotiating in connection with entering into, any collective bargaining agreement, union contract or similar agreement and, to the Knowledge of the Company, there is no collective bargaining agreement, union contract or similar agreement that pertains to employees of the Business Entities.

(c) No labor organization or group of employees has made a demand for recognition to the Business Entities since the Reference Date, and there are no representation proceedings or, petitions seeking a representation proceeding presently pending or threatened.
(d) Each employee of the Business Entities is party to an individual employment-based restrictive covenant agreement, each of which is consistent with a form of employment-based restrictive covenant agreement provided by the Company to Buyer prior to the date hereof (such individual agreements, collectively, the “Employment-Based RCAs”). The document provided to Buyer at 12.8.1.2 in the data room sets forth a true and complete list of the length of the applicable notice periods and non-compete/non-solicit restriction periods under each such employee's Employment-Based RCA.
3.16 EMPLOYEE BENEFITS.
(a) Each Plan that is intended to qualify under Section 401(a) of the Code (the “Qualified Plans”) is qualified under Section 401(a) of the Code and is entitled to rely on a determination letter, opinion letter or advisory letter from the IRS as to its tax-qualified status, and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, to the Knowledge of the Company, there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified or tax-exempt status of any Qualified Plan or its related trusts.
(b) Section 3.16(b) of the Disclosure Schedule set forth a true and complete list of each material Plan. The Company has provided the Buyer with true, correct and complete copies of the following documents with respect to each material Plan: (A) the plan documents pursuant to which such Plan and trusts (or other funding arrangements) thereunder are maintained and administered and any amendments thereto, (B) the most recent prospectus or summary plan description and summaries of material modifications, (C) the three most recent annual reports (Form 5500 and attachments), financial statements, and, to the extent applicable, nondiscrimination testing results, (D) all non-ordinary course correspondence with a Governmental Authority, (E) the most recent IRS determination (or opinion) letter, and (F) a written summary of each such unwritten Plan. Except as specifically provided in the foregoing documents delivered or made available to the Buyer, there are no amendments to any Plan that have been adopted or approved nor have the Business Entities undertaken to make any such amendments or to adopt or approve any new Plan.
(c) All contributions (including all premiums, employer contributions and employee salary reduction contributions) required to have been under each Plan, or any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (without regard to any waivers granted under Section 412 of the Code), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the Closing Date Balance Sheet on or prior to the Closing Date. Since the Reference Date, with respect to each Plan, no Proceeding with respect to the administration, investment of the assets or operation of any such Plan or otherwise involving such Plan (other than routine claims for benefits) has been pending, or, to the Knowledge of the Company, threatened in writing.
(d) Each Plan has been maintained and operated in all material respects in accordance with its terms and with the requirements prescribed by ERISA, the Code and all other applicable Laws. No Plan is under audit or examination by the Department of Labor, the IRS or any other Governmental Authority (foreign or otherwise).
(e) No non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan for which a statutory or regulatory exemption does not apply.
(f) None of the Business Entities nor any of their ERISA Affiliates have at any time sponsored, maintained, administered, contributed to or been obligated to contribute to, or has or is reasonably expected to have any direct or indirect liability with respect to, a Multiple Employer Plan, a Multi-Employer Plan, a Defined Benefit Plan or any other plan subject to Title IV of ERISA. None of the Business Entities nor any of their ERISA Affiliates (i) have any liability as a result of the failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, (ii) has withdrawn from a multiemployer plan (as defined under Section 3(37) of ERISA) or (iii) incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied. No accumulated funding deficiency exists with respect to any plan subject to Title IV of ERISA and all premiums due to the Pension Benefit Guaranty Corporation with respect to any such plan have been paid.
(g) None of the Business Entities has ever maintained any Employee Benefit Plan providing for, or has any liability to provide, post-retirement health or life benefits for current or former Service Providers, except as required by Section 4980B of the Code or state applicable Law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any plan that is a “group health plan,” as defined in Section 5000(b)(1) of the Code and to the Knowledge of the Company, no condition or circumstance exists, that could reasonably be expected to subject the Business Entities to material penalties, excise taxes or other payments assessed under Sections 4980D, 4980H or 4980I of the Code or under any provision of the Affordable Care Act. Each Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code, and including any such Plan that is “grandfathered” for purposes of the Affordable Care Act, complies, and has complied, in all material respects with the applicable requirements of the Affordable Care Act. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) is unfunded. No Plan is intended to meet the requirements of Code Section 501(c)(9).
(h) Neither the execution and delivery of this Agreement, nor the consummation of the Transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former Service Provider, under any Plan or otherwise; (ii) increase any benefits payable under any Plan; (iii) result in the acceleration of the time of payment, vesting or funding (through grantor trust or otherwise) of any such benefits; or (iv) limit or restrict the right of the Business Entities or, after the Closing, the Buyer to merge, amend or terminate any Qualified Plan or Plan subject to ERISA.
(i) With respect to any insurance policy providing funding for benefits under any Plan, (i) there is no liability in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Knowledge of the Company, no such proceedings with respect to any such insurer are imminent.
(j) Each Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has at all relevant times been operated and documented in all material respects in accordance with a good faith, reasonable interpretation of the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder, and no amounts currently deferred or to be deferred under any such plan would be not determinable when otherwise includible in income under Section 457A of the Code to the extent applicable. None of the Business Entities has any obligation to gross up, indemnify or otherwise reimburse any individual for any Taxes, interest or penalties incurred by any current or former Service Provider, including under Section 409A, 457A or 4999 of the Code.
3.17 ENVIRONMENTAL AND SAFETY. The Business Entities are, and since the Reference Date have been, in compliance in all material respects with all applicable Environmental and Safety Requirements. None of the Business Entities has received any written notice or demand against the Business Entities alleging violation of any applicable Environmental and Safety Requirements, which remains pending or unresolved. None of the Business Entities is subject to any outstanding or currently pending Order concerning liability under any Environmental and Safety Requirements. To the Knowledge of the Company, there are no present conditions, events, circumstances that are reasonably expected to (a) interfere with or prevent continued material compliance by the Business Entities with applicable Environmental and Safety Requirements, (b) give rise to any material liabilities of the Business Entities arising under any applicable Environmental and Safety Requirements or (c) form the basis of any material Proceeding or Lien against the Business Entities based on or related to environmental matters.

3.18  DATA PRIVACY; COMPUTER SYSTEMS.
(a) Since the Reference Date, the receipt, collection, monitoring, transmission, use, analysis, processing, disclosure, storage, disposal and security of Personal Data by each Business Entity, excluding the Excluded Business, has materially complied, and materially complies, with (i) applicable data privacy and data security provisions in any Contract to which such Business Entity is a party; (ii) applicable public-facing privacy policies of the Business Entities and (iii) applicable Information Privacy and Security Laws. None of the Business Entities, excluding the Excluded Business, has received any written charge, complaint, claim, threat, demand or notice alleging any non-compliance with any of the foregoing.
(b) The Business Entities, excluding the Excluded Business, employ and maintain and, since the Reference Date, have employed and maintained, commercially reasonable security measures with respect to the storage of Personal Data within their custody or control. Except as has not had and would not reasonably be expected to have a material and adverse impact on the Business Entities (taken as a whole) since the Reference Date (i) none of Business Entities has suffered a security breach with respect to any Personal Data in their custody or control, and (ii) there has been no unauthorized or illegal use of or access to, or exfiltration, destruction, alteration, disclosure, loss, theft, interruption, modification or corruption of, any Personal Data in their custody or control ((i) and (ii), collectively, a “Personal Data Breach”). None of the Business Entities, excluding the Excluded Business, have notified, nor have been required to notify, any Person of any Personal Data Breach. The Business Entities, excluding the Excluded Business, employ commercially reasonable security measures that comply in all material respects with all applicable Information Privacy and Security Laws to protect Personal Data within its custody or control.
(c) The computer hardware, Software, networks, servers, and other information technology systems and equipment owned, leased or licensed by the Business Entities and used in the Business, excluding the Excluded Business, (collectively, the “Company Systems”) are materially sufficient for the operational needs of the Business as currently conducted. The Business Entities have taken commercially reasonable steps designed to monitor, maintain and protect the security, confidentiality, continuity, redundancy, and integrity of the Company Systems (and all data (including Personal Data), information and transactions stored or contained therein or transmitted thereby) against unauthorized use, access, loss, interruption, modification and corruption. The Business Entities, excluding the Excluded Business, own or have valid rights to access and use all Company Systems used in the conduct of the Business. The Business Entities, excluding the Excluded Business, have implemented commercially reasonable data backup, data storage, system redundancy and disaster recovery procedures with respect to the Company Systems. To the Knowledge of the Company, since the Reference Date, there has been no material security breach or material unauthorized access, use, disablement, modification, loss, corruption or compromise of or relating to any of the Company Systems. To the Knowledge of the Company, the Company Systems are free of all viruses, worms, trojan horses and other malicious Software code that may permit or otherwise cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials.
3.19 REAL ESTATE.
(a) No Business Entity owns fee simple title to any real property nor has ever owned fee simple title to any real property.
(b) Section 3.19(b) of the Disclosure Schedules contains a complete list of physical addresses for all real property (or another reasonable description of such real property if a physical address is unavailable) currently leased, licensed or otherwise used or occupied by the Business Entities in connection with the Business (the “Leased Real Property”) and all leases, licenses, occupancy and similar agreements pursuant to which the Business Entities lease, license or otherwise use or occupy the Leased Real Property (together with all amendments, modifications, exhibits and schedules thereto, in each case, to the extent in the possession of the Business Entities) (the “Real Property Leases”). The Leased Real Property constitutes all real properties currently occupied by the Business Entities in connection with the Business and the Business Entities do not have any right to purchase, use or lease any real property that currently remains in effect other than rights in the Leased Real Property. The Business Entities have not received written notice (or, to the Knowledge of the Company, oral notice) of any currently outstanding and uncured material default under any of the Real Property Leases. The Real Property Leases are in full force and effect and constitute legal, valid and binding obligations of the Business Entities party thereto, and, to the Knowledge of the Company, the landlord or other counterparty thereunder, in each case, assuming proper authority, execution and delivery of same, and subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights.
3.20 FUNDS.
(a) During the time of offering by the Business Entities, the interests of each Fund were not issued in violation of any applicable securities or other Laws, except as would not reasonably be expected to have a Material Adverse Effect.
(b) No Person, other than RPI EPA Vehicle, LLC, is entitled to directly receive performance fees, Carried Interest or other performance-based allocations from any of the Funds (excluding, for the avoidance of doubt, distributions or other payments to investors).
3.21 RELATED PARTY TRANSACTIONS. Except as set forth in Section 3.21 of the Disclosure Schedule, no (i) Seller or direct or indirect equityholder thereof, current manager, director, officer or employee of any of the Business Entities, (ii) Affiliate of any of the Business Entities or (iii) Affiliate or any “associate” or any member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any Person described in the foregoing clauses (i) or (ii) (each of the foregoing, a “Related Party”), (A) is a party to, directly or indirectly, any Contract, transaction or other business dealing with, provides any services to, is owed any money by, or owes any money to any of the Business Entities (other than in connection with: (i) this Agreement or any Document; (ii) any employment, severance or other similar arrangements with directors, officers or employees of the Business Entities; (iii) any Contracts related to (x) Carried Interest, (y) RP MIP granting equity or equity-based compensation, or (z) RP Management Equity Incentive Plan Trust; (iv) any Management Agreements; or (v) loans to non-executive employees of the Business Entities) or (B) directly or indirectly owns or otherwise has any right, title or interest in, to or under, any property, asset or right (whether tangible or intangible) that is, has been or is currently planned to be used by any of the Business Entities.
3.22 BROKERS. Except as set forth on Section 3.23 of the Disclosure Schedules, no broker, investment banker or finder is entitled to any fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Sellers or the Business Entities.
3.23 NO RELIANCE. In deciding to enter into this Agreement and the other Documents, and to consummate the Transactions, each of RPM and the Company has relied solely upon its own knowledge, independent investigation, review and analysis, examination, inspection and determination (and that of its Representatives) with respect thereto, and not on any disclosure or representation made by, or any duty to disclose on the part of the Buyer or its Affiliates, or the Representatives of any of the foregoing, other than the representations and warranties made by the Buyer expressly contained in Article V or in any other Document.
3.24 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE III AND THIS ARTICLE IV OR IN ANY OTHER DOCUMENT, NONE OF THE SELLERS OR ANY BUSINESS ENTITY HAS MADE, AND EACH OF THEM HEREBY DISCLAIM, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, CONCERNING ANY BUSINESS ENTITY OR THE BUSINESS, INCLUDING (A) ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES AND REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, ESTIMATES, BUDGETS, FORECASTS OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED BY ANY REPRESENTATIVE OF THE SELLERS, ANY BUSINESS ENTITY OR ANY OF THEIR RESPECTIVE AFFILIATES); AND (B) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS OR THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF ANY ASSETS OF THE BUSINESS OR ANY BUSINESS ENTITY.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF EACH SELLER
Each Seller (on behalf of such Seller only and not the other Sellers) represents and warrants, severally and not jointly, to the Buyer as of the date hereof and as of the Closing as follows:
4.1 ORGANIZATION AND CAPITALIZATION.
(a) If such Seller is an entity, such Seller is duly organized, validly existing and in good standing under the Laws of the state in which it was formed or incorporated and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions.
(b) Except as set forth in the Company’s Fundamental Documents, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the limited liability company interests of the Company. The Company Units were issued and transferred to such Seller in compliance with (x) all applicable securities Laws or exemptions therefrom and (y) any preemptive rights, rights of first refusal or similar rights created by applicable Law, such Company’s Fundamental Documents and any Contract to which the Company or such Seller is bound.
4.2 TITLE TO COMPANY UNITS. As of immediately prior to the Closing, after giving effect to the New RPM Reorganization, such Seller beneficially and of record owns and has good and valid title to the Company Units shown as held thereby on Schedule A, free and clear of all Liens (other than generally applicable transfer restrictions under federal and state securities Laws or as set forth in the Company’s Fundamental Documents). At the Closing, such Seller will transfer to the Buyer good and valid title to the Company Units held thereby, free and clear of all Liens and any such limitation or restriction (other than generally applicable transfer restrictions under federal and state securities Laws or as set forth in the Company’s Fundamental Documents). As of the date hereof, none of such Seller or any of its Affiliates or equityholders owns any equity interests (including partnership interests) in Buyer or any of its Affiliates (or securities convertible into or exchangeable or exercisable for such interests), other than Class A or Class B shares of Buyer Parent or Class B Shares of Buyer (or securities convertible into or exchangeable or exercisable for such shares) or through RPI EPA Holdings, LP and RPI EPA Holdings II, LP.
4.3 AUTHORITY. If such Seller is an entity, such Seller has all requisite power and authority, to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Document and all related Transactions and to perform its obligations under each such Document. Each Document to which such Seller is a party constitutes the valid and legally binding obligation of such Seller (assuming that such Document has been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against such Seller in accordance with its terms and conditions, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights.
4.4 NON-CONTRAVENTION. Assuming that all the requisite consents, approvals and authorizations (i) set forth on Exhibit A in connection with the New RPM Reorganization, (ii) in connection with the RPM Credit Document Assumption, and (iii) under the HSR Act, and (iv) of the Clients of the Business Entities under the Advisers Act (or any similar non-U.S. Laws), and (v) referred to in clauses (iv) – (vi) of the following sentence are obtained, neither the execution, delivery and performance of the Documents by such Seller, nor the consummation of the Transactions, shall (a) violate any Law as to which such Seller is subject, (b) violate any provision of the Fundamental Documents of the Seller, or (c) conflict with, result in a breach of, constitute a default (or an event which with notice, lapse of time or both would constitute a material default) under, or give rise to any right of termination, modification, cancellation or acceleration of any right or obligation of such Seller or to a loss of any benefit to which such Seller is entitled under, any Contracts to which such Seller is a party or by which any of such Seller’s Company Units are bound, except, in the case of clauses (a) and (c), as would not reasonably be expected to be, individually or in the aggregate, material to such Seller. Other than (i)  as set forth on Exhibit A hereto in connection with the New RPM Reorganization, (ii) under the HSR Act, (iii) as required under the Advisers Act (or any similar non-U.S. Laws), (iv) the filing of the Proxy Statement with the SEC and the declaration of the effectiveness thereof by the SEC, and compliance with and such other filings under the Securities Act and the Exchange Act as may be required in connection with this Agreement or the Transactions, (v) notifications, filings, notices or other submissions by the Company under the rules and regulations of Nasdaq, or (vi) compliance with and filings and approvals under any applicable international, federal or state securities or “blue sky” Laws, such Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any consent or approval of any other Person in order for the Sellers to consummate the Transactions, except as would not reasonably be expected to prevent or materially delay the consummation of the Closing.
4.5 LITIGATION. Since the Reference Date, there have been no Proceedings pending or, to the knowledge of such Seller, threatened, against such Seller (a) relating to the Business or the Transactions, except as would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Business Entities (taken as a whole), (b) that challenge or seek to prevent, enjoin or otherwise delay the Transactions, or (c) if adversely determined, would impair the ability of such Seller to perform its obligations under this Agreement and the other Documents to which it is or will be a party.
4.6 INVESTMENT. Such Seller is accepting the Buyer Shares for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person. Such Seller has made, independently and without reliance on Buyer (except to the extent that such Seller has relied on the representations and warranties of Buyer in this Agreement), its own analysis of the Buyer Shares for the purpose of accepting the Buyer Shares, and such Seller has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Such Seller acknowledges that the Buyer Shares are not registered pursuant to any securities Laws and that none of the Buyer Shares may be transferred, except pursuant to a registration statement or an applicable exemption under the Securities Act. Such Seller is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.
4.7 BROKERS. No broker, investment banker or finder is entitled to any fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Seller.
4.8 NO RELIANCE. In deciding to enter into this Agreement and the other Documents, and to consummate the Transactions, such Seller has relied solely upon its own knowledge, independent investigation, review and analysis, examination, inspection and determination (and that of its Representatives) with respect thereto, and not on any disclosure or representation made by, or any duty to disclose on the part of the Buyer or its Affiliates, or the Representatives of any of the foregoing, other than the representations and warranties made by the Buyer expressly contained in Article V or in any other Document.
4.9 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE III AND ARTICLE IV OR IN ANY OTHER DOCUMENT, NONE OF THE SELLERS OR ANY BUSINESS ENTITY HAS MADE, AND EACH OF THEM HEREBY DISCLAIM, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, CONCERNING ANY BUSINESS ENTITY OR THE BUSINESS, INCLUDING (A) ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES AND REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, ESTIMATES, BUDGETS, FORECASTS OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED BY ANY REPRESENTATIVE OF THE SELLERS, ANY BUSINESS ENTITY OR ANY OF THEIR RESPECTIVE AFFILIATES); AND (B) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS OR THE CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF ANY ASSETS OF THE BUSINESS OR ANY BUSINESS ENTITY.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to the Sellers as of the date hereof and as of the Closing as follows:
5.1 ORGANIZATION. Buyer is a limited company duly formed, validly existing and in good standing under the Laws of England and Wales and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions. Buyer is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to prevent or materially delay the consummation of the Closing.
5.2 AUTHORITY. Buyer has full power and authority to execute and deliver each Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of the Documents and all related Transactions and to perform its obligations under the Documents.

Each Document to which the Buyer is a party has been duly authorized by all necessary action on the part of the Buyer and has been duly executed and delivered by the Buyer, and constitutes the valid and legally binding obligation of the Buyer (assuming that such Document has been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against the Buyer, in accordance with its terms and conditions, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights.
5.3 NON-CONTRAVENTION. Neither the execution, delivery and performance of the Documents by Buyer, nor the consummation of the Transactions, shall (a) violate any Law as to which Buyer is subject, (b) violate any provision of the Fundamental Documents of the Buyer, or (c) conflict with, result in a breach of, constitute a default (or an event which with notice, lapse of time or both would constitute a default) under, or give rise to any right of termination, modification, cancellation or acceleration of any right or obligation of such Buyer or to a loss of any benefit to which such Buyer is entitled under, any Contracts to which Buyer is a party or by which any of the assets of Buyer is bound, except, in the case of clause (c), as would not reasonably be expected to prevent or materially delay the consummation of the Closing. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any consent or approval of any other Person in order for Buyer to consummate the Transactions, except as would not reasonably be expected to prevent or materially delay the consummation of the Closing.
5.4 BROKERS. No investment banker or finder is entitled to any fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer.
5.5 SUFFICIENCY OF FUNDING. Buyer has and will at the Closing have sources of immediately available funds to enable Buyer to make the payment required to be made at the Closing. Buyer acknowledges that its obligation to consummate the Transactions contemplated by this Agreement is not subject to any financing contingency or condition.
5.6 LEGAL PROCEEDINGS. There are no Proceedings pending or, to Buyer’s knowledge, threatened against or by the Buyer or its Affiliates (a) relating to the Transactions, (b) that challenge or seek to prevent, enjoin or otherwise delay the Transactions or (c) if adversely determined, would impair the ability of the Buyer to perform its obligations under this Agreement and the other Documents to which it is or will be a party.
5.7 NO RELIANCE. Buyer has reviewed and has had access to all documents, records, and information, as well as facilities of the Business and key employees of the Business Entities, which it desired to review in connection with its decision to enter into the Documents to which such Buyer is a party and to consummate the Transactions. In deciding to enter into this Agreement and the other Documents, and to consummate the Transactions, Buyer has relied solely upon its own knowledge, independent investigation, review and analysis, examination, inspection and determination (and that of its Representatives) with respect thereto, and not on any disclosure or representation made by, or any duty to disclose on the part of, the Sellers, any Business Entity, or the Affiliates of any of the foregoing, or the Representatives of any of the foregoing, other than the representations and warranties made by the Company, RPM and the Sellers expressly contained in Article III and Article IV or in any other Document.
5.8 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V OR IN ANY OTHER DOCUMENT, THE BUYER HAS NOT MADE, AND THE BUYER HEREBY DISCLAIMS, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, CONCERNING THE BUYER, INCLUDING ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO SELLERS, THE BUSINESS ENTITIES OR THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, ESTIMATES, BUDGETS, FORECASTS OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED BY ANY REPRESENTATIVE OF THE BUYER OR ANY OF ITS AFFILIATES).
ARTICLE VI.
INDEMNIFICATION
6.1 SURVIVAL. Subject to the limitations and other provisions of this Article VI, the representations, warranties and covenants that by their terms are required to be performed or fulfilled prior to the consummation of the Closing contained in this Agreement shall survive the Closing and shall remain in full force and effect until (and claims based upon or arising out of such representations, warranties and covenants may be asserted at any time before) the date that is twelve (12) months from the Closing Date and thereafter shall be of no further force or effect; provided, that (a) the Company Fundamental Representations, the Seller Fundamental Representations and the Buyer Fundamental Representations shall survive the Closing until the date that is three (3) years from the Closing Date and thereafter shall be of no further force or effect; (b) other than with respect to (i) the indemnification obligations described in Section 6.2(a)(iv), and (ii) the covenants in Sections 7.3 and 7.7, the covenants contained in this Agreement that by their terms are required to be performed or fulfilled at or after the consummation of the Closing shall survive the Closing indefinitely or for the shorter period explicitly specified therein and thereafter shall be of no further force or effect, except that for such covenants that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law; (c) the Tax Representations, the indemnification obligations described in Section 6.2(a)(iv) and the covenants in Section 7.3 and 7.7 shall survive the Closing until the date that is sixty (60) days after the expiration of the applicable statute of limitations with respect to the relevant Tax; and (d) any representation, warranty and covenant (and the indemnification obligations of the Parties with respect thereto) that would otherwise terminate in accordance with this Section 6.1 will continue to survive with respect to a claim for indemnification if a Claim Notice for such claim shall have been given in accordance with Section 6.5 on or prior to such survival date with respect to such claim, until such claim for indemnification has been satisfied or otherwise resolved as provided herein. The survival period set forth in this Section 6.1 with respect to any given representation, warranty or covenant shall hereinafter be referred to, as applicable, as the “Survival Period”. Notwithstanding any of the survival limitations set forth in this Article VI, any claim based upon or arising out of any Fraud shall survive indefinitely.
6.2 INDEMNIFICATION FROM SELLERS.
(a) From and after the Closing, subject to the limitations set forth in this Article VI, each of the Sellers shall, severally (and not jointly) based on their respective Percentage Interests, indemnify, defend and hold harmless the Buyer and its direct or indirect successors, assigns, officers, directors, managers, Affiliates, members, stockholders, and employees (excluding, however, in each instance, the Sellers and their respective direct or indirect equityholders, in each case in their respective capacities as such) (collectively, the “Buyer Group”) against any Adverse Consequences that any member of the Buyer Group may suffer, sustain or become subject to as the result of, or arising from or in connection with:
(i) the breach or inaccuracy of any representation or warranty contained in Article III hereof, other than the Tax Representations;
(ii) the breach or failure by the Company, RPM or Seller Representative to perform any covenant or obligation of the Company, RPM or Seller Representative contained in this Agreement;
(iii) (A) any cost, expense or other Liability arising from the New RPM Reorganization, or (B) any Liability to the extent related to the Excluded Business or any Liability of any Business Entity other than the Company and its Subsidiaries; or
(iv) any Indemnified Taxes.
(b) From and after the Closing, subject to the limitations set forth in this Article VI, each of Sellers shall, severally and not jointly, indemnify, defend and hold harmless the Buyer Group against any Adverse Consequences that any member of the Buyer Group may suffer, sustain or become subject to as the result of, or arising from or in connection with:
(i) the breach or inaccuracy by such Seller of any representation or warranty contained in Article IV hereof; or
(ii) the breach or failure by such Seller to perform any covenant or obligation of such Seller contained in this Agreement.
For the avoidance of doubt, in the case of Adverse Consequences in respect of the representations, warranties or covenants of a Seller, such Seller shall be solely responsible for such Adverse Consequences pursuant to this Article VI and the other Sellers shall have no indemnification obligation pursuant to this Article VI with respect to such Adverse Consequences.

6.3 INDEMNIFICATION FROM BUYER. From and after the Closing, subject to the limitations set forth in this Article VI, the Buyer shall indemnify, defend and hold harmless the Sellers and their direct or indirect heirs, successors, assigns, officers, directors, managers, Affiliates, members, stockholders, and employees (excluding, however, in each instance the Buyer, the Company, its Subsidiaries and any other member of the Buyer Group in their respective capacities as such) (collectively, the “Seller Group”) against any Adverse Consequences which they may suffer, sustain or become subject to as the result of, arising from or in connection with:
(a) the breach or inaccuracy by Buyer of any representation or warranty contained in Article V hereof; or
(b) the breach or failure by Buyer to perform any covenant or obligation of Buyer contained in this Agreement.
6.4 BASKETS; CAPS.
(a) Notwithstanding anything to the contrary contained in this Article VI, with respect to each Seller, the Buyer Group shall not have the right to be indemnified under Section 6.2(a)(i) and Section 6.2(b)(i) from such Seller unless and until the Buyer Group (or any member thereof) shall have incurred Adverse Consequences (without taking into account Adverse Consequences for claims with respect to Company Fundamental Representations, Seller Fundamental Representations, Fraud or indemnification pursuant to any sub-section of Section 6.2(a) or Section 6.2(b), other than Section 6.2(a)(i) and Section 6.2(b)(i)) on a cumulative basis in an amount exceeding 1.0% of the Closing Consideration actually received by the Sellers (in the aggregate) (the “Basket”), at which time the Buyer Group shall be entitled to indemnification with respect to all such Adverse Consequences in excess of the Basket, which shall be a deductible. Notwithstanding the foregoing, in no event shall the Basket set forth in this Section 6.4(a) apply with respect to the Company Fundamental Representations, the Seller Fundamental Representations, Fraud or indemnification pursuant to any sub-section of Section 6.2(a) or Section 6.2(b), other than Section 6.2(a)(i) and Section 6.2(b)(i).
(b) Notwithstanding anything to the contrary contained in this Article VI, the Seller Group shall not have the right to be indemnified under Section 6.3(a) from Buyer for a breach of representations or warranties unless and until the Seller Group (or any member thereof) shall have incurred Adverse Consequences (without taking into account Adverse Consequences for claims with respect to Buyer Fundamental Representations, Fraud or indemnification pursuant to Section 6.3(b)) on a cumulative basis in an amount exceeding the Basket, at which time the Seller Group shall be entitled to indemnification with respect to all such Adverse Consequences in excess of the Basket, which shall be a deductible. Notwithstanding the foregoing, in no event shall the Basket set forth in this Section 6.4(b) apply with respect to the Buyer Fundamental Representations, Fraud or indemnification pursuant to Section 6.3(b).
(c) Notwithstanding anything to the contrary contained herein, except with respect to claims for Fraud, the maximum Liability of each of the Sellers under Section 6.2(a) shall not exceed an aggregate amount equal to the value of the Closing Consideration actually received by such Seller (and not any other Seller) (the “Fundamental Cap”); provided, that the maximum Liability of each of the Sellers under Section 6.2(a)(i) (other than with respect to Company Fundamental Representations) shall not exceed an aggregate amount equal to twenty-five percent (25.0%) of value of the Closing Consideration actually received by such Seller (and not any other Seller) (the “Sub Cap”).
(d) Notwithstanding anything to the contrary contained herein, except with respect to claims for Fraud, the maximum Liability of each of the Sellers under Section 6.2(b) shall not exceed an aggregate amount equal to the Fundamental Cap; provided, that the maximum Liability of such Seller under Section 6.2(b)(i) (other than with respect to Seller Fundamental Representations) shall not exceed an aggregate amount equal to the Sub Cap.
(e) Notwithstanding anything to the contrary contained herein, except with respect to claims for Fraud, the maximum Liability of Buyer under Section 6.3 shall not exceed an aggregate amount equal to the Fundamental Cap; provided, that the maximum Liability of Buyer under Section 6.3(a) (other than with respect to Buyer Fundamental Representations) shall not exceed an aggregate amount equal to the Sub Cap.

(f) Solely for purposes of calculating the Closing Consideration under this Section 6.4, (i) the Buyer Shares issued pursuant to the Aggregate Stock Consideration shall be valued at the Buyer Shares VWAP for the ten (10) consecutive trading days prior to and including the Closing Date and (ii) the Closing Consideration shall be deemed to include the amount of the obligations under the RPM Credit Documents assumed by Buyer pursuant to the RPM Credit Document Assumption.
6.5 INDEMNITY PROCEDURES.
(a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice from the party that may be entitled to indemnification pursuant to this Article VI (the “Indemnified Party”) to the party that may be obligated to provide indemnification pursuant to this Article VI (the “Indemnifying Party”); provided, that failure to so notify the Indemnifying Party shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto, except to the extent that the Indemnifying Party can demonstrate actual and material loss and prejudice as a result of such failure. The notice of claim shall state in reasonable detail the basis of the claim for indemnification. In the case of a claim for indemnification for any matter not involving a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the notice of claim to (i) attempt to cure the Adverse Consequences, (ii) admit its obligation to provide indemnification with respect to such Adverse Consequences, or (iii) dispute the claim for such indemnification. If the Indemnifying Party (A) has not fully cured such Adverse Consequences in a manner such that the applicable Indemnified Parties are no longer entitled to such indemnification with respect to the underlying matter, or (B) does not notify the Indemnified Party within such thirty (30)-day period that it disputes the claim for such indemnification, the Indemnifying Party shall be deemed to have denied its obligation to provide such indemnification hereunder and the Indemnified Party shall be entitled to pursue all available remedies under this Agreement. If the Indemnifying Party has timely disputed its indemnity obligation for any Adverse Consequences with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 11.16.
(b) In the event that the Indemnified Party becomes aware of any claims, suits, demands, actions or proceedings involving a third party in respect of which indemnification may be sought under Section 6.2 or Section 6.3 (each, a “Third Party Claim”), such Indemnified Party shall give written notice of such Third Party Claim to the applicable Indemnifying Party promptly (and in no event later than thirty (30) days) after becoming aware of such Third Party Claim; provided, that failure of such Indemnified Party to so notify such Indemnifying Party shall not release, waive or otherwise affect such Indemnifying Party’s obligations with respect thereto, except to the extent that such Indemnifying Party can demonstrate actual and material loss and prejudice as a result of such failure. The notice of claim shall state in reasonable detail the basis of the claim for indemnification.
(c) Subject to the provisions of Section 6.5, the applicable Indemnifying Party shall have the right to elect to defend against, negotiate, settle or otherwise deal with the applicable Third Party Claim with legal representation by counsel of its choice (which counsel must be reasonably satisfactory to the applicable Indemnified Party); provided, that, (i) such right must be exercised by written notice from such Indemnifying Party to such Indemnified Party within fifteen (15) Business Days after such Indemnifying Party’s receipt of such Indemnified Party’s notice provided pursuant to Section 6.5(b); (ii) such Indemnifying Party shall not enter into any settlement of such Third Party Claim without the written consent of such Indemnified Party (which consent may not be unreasonably withheld, conditioned or delayed) if such settlement does not include an unconditional release of such Indemnified Party and its Affiliates from all Liability in respect of such Third Party Claim; and (iii) such right shall be at such Indemnifying Party’s own expense with respect to all fees, costs (inclusive of expert costs), and disbursements incurred therewith. If the Indemnifying Party makes any payment on any Third Party Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Third Party Claim. Notwithstanding anything to the contrary contained in the immediately preceding sentence, such Indemnifying Party shall not have the right to defend against, negotiate, settle or otherwise deal with such Third Party Claim if (A) such Third Party Claim involves any injunctive relief or other equitable remedy or any non-monetary obligation against or otherwise affecting such Indemnified Party or any of its Affiliates

(except where any such relief, remedy or obligation being sought is merely incidental to a primary claim for monetary damages and, if granted, would not be material), (B) such Third Party Claim involves criminal allegations or any other Proceeding involving a Governmental Authority, or (C) such Indemnifying Party fails to diligently prosecute or defend such Third Party Claim. If such Indemnifying Party shall assume the defense of such Third Party Claim, such Indemnified Party or its Affiliates may participate, at such Indemnified Party’s own expense, in the defense of such Third Party Claim; provided, that such Indemnified Party or its Affiliates shall be entitled to participate in any such defense with separate counsel at the expense of such Indemnifying Party if (x) so requested by such Indemnifying Party to participate or (y) in the reasonable opinion of counsel to such Indemnified Party (i) a material conflict exists between such Indemnified Party and such Indemnifying Party or (ii) there may be one or more defenses or claims available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party and that could be materially adverse to the Indemnifying Party, in each case that would make such separate representation advisable; provided, further, that such Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any single Third Party Claim.
(d) If the applicable Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with the applicable Third Party Claim or fails to notify the applicable Indemnified Party of such Indemnifying Party’s election as provided in Section 6.5(c), such Indemnified Party or its Affiliates may defend against, negotiate, settle or otherwise deal with such Third Party Claim.
(e) Each Party shall cooperate, and shall cause its Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, and provide the other Party with reasonable access to documents and information as may reasonably be requested thereby in connection with the defense, negotiation or settlement of any Third Party Claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense of any matter the defense of which it is maintaining.
(f) After any final decision, judgment or award shall have been rendered by a court of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the applicable Indemnified Party and the applicable Indemnifying Party shall have arrived at a mutually binding agreement, in each case, with respect to the applicable Third Party Claim, such Indemnified Party shall forward to such Indemnifying Party notice of any sums due and owing by such Indemnifying Party pursuant to this Agreement with respect to such matter and such Indemnifying Party shall pay all of such remaining sums so due and owing to such Indemnified Party by wire transfer of immediately available funds within five (5) Business Days after the date of such notice.
(g) Notwithstanding anything to the contrary herein, in the event of any conflict between this Section 6.5 and Section 7.7(c) with respect any Tax Contest relating to Indemnified Taxes, Section 7.7(c) and not this Section 6.5 shall control.
6.6 DETERMINATION OF ADVERSE CONSEQUENCES.
(a) All indemnification payments under this Article VI shall be paid by the Indemnifying Party net of (i) insurance proceeds that may be available to the Indemnified Party (but only to the extent insurance proceeds are actually received by the Indemnified Party, but net of reasonable costs and expenses incurred in obtaining such proceeds, including any resulting premium increases (including retroactive adjustments) or Taxes imposed on such proceeds); and (ii) the amount actually recovered from any third parties in respect of such indemnification. If any Indemnified Party receives a payment or benefit described in the immediately preceding sentence after it has already received a payment of Adverse Consequences from an Indemnifying Party on account of such claim for indemnification, then such Indemnified Party shall promptly reimburse such Indemnifying Party up to the amount of such Adverse Consequences (to the extent that such payment or benefit was not otherwise deducted from the amount of such Adverse Consequences previously paid by such Indemnifying Party). Notwithstanding the foregoing, nothing contained in this Section 6.6(a) shall alter or modify any indemnification rights set forth in this Agreement or act as a prerequisite or condition precedent for any Indemnified Party to pursue its indemnification rights under this Agreement. Without limiting the generality of the prior sentence, no Indemnifying Party shall be obligated to indemnify any

Indemnified Party for any Adverse Consequences to the extent such Adverse Consequences are specifically included in the calculation of the Aggregate Cash Consideration, the Aggregate Stock Consideration or any adjustment thereto pursuant to Section 2.6 (to the extent so included).
(b) For purposes of avoiding “double counting” or “double recovery”, no Indemnified Party shall be entitled to indemnification under this Article VI in respect of Adverse Consequences suffered by such Indemnified Party if such indemnification payment would constitute a duplicative payment of amounts previously received or recovered by such Indemnified Party under this Agreement or any other Document.
6.7 MATERIALITY SCRAPE. With respect to this Article VI only, for purposes of determining (i) whether an actual breach of any representation or warranty has occurred, such breach will be determined with regard for any and all “materiality” qualifiers, such as “in all material respects,” “material” and “Material Adverse Effect”, and (ii) the amount of any Adverse Consequences suffered with respect to such breach, the existence and amount of such Adverse Consequences will be determined without regard for any “materiality” qualifiers, such as “in all material respects,” “material” and “Material Adverse Effect”, except that any such materiality qualifier shall not be disregarded (x) to the extent “material” is a noun (e.g., “hazardous material”) or (y) to the extent “material” is used to qualify the subject matter of the representation or warranty (e.g., “material agreement”) rather than the nature of an occurrence (e.g., “material” violation or “in all material respects”).
6.8 RECOVERY. The Indemnified Party may take such actions as may be necessary to obtain recovery for any Adverse Consequences under this Article VI from the applicable Indemnifying Party directly, including exercising the right of set off pursuant to Section 11.6.
6.9 EXCLUSIVE REMEDY. Each Party acknowledges and agrees that from and after the Closing, excluding any (i) claim for injunctive or other equitable relief pursuant to Section 11.13, (ii) determination and payment of the Consideration Surplus or Consideration Deficiency, as applicable, pursuant to Section 2.6, (iii) claim for Fraud or (iv) claim or payment pursuant to any other Document, the indemnification provisions of this Article VI shall be the sole and exclusive remedy of the Buyer Group and the Seller Group with respect to any and all claims (including any Adverse Consequences from claims for breach of contract, warranty, tortious conduct (including negligence)) relating to the subject matter of this Agreement and/or the Transactions.
6.10 TAX TREATMENT OF INDEMNIFICATION PAYMENTS. All payments made pursuant to this Article VI shall be treated as adjustments to the consideration paid for the purchase of the Company Units for Tax purposes, except as otherwise required by applicable Laws.
ARTICLE VII.
ADDITIONAL AGREEMENTS; COVENANTS
7.1 CONDUCT OF THE BUSINESS.
(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, RPM, the Sellers and the Company agree that, except (i) as otherwise agreed by the Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) in connection with or in furtherance of the New RPM Reorganization or (iii) as otherwise expressly contemplated by this Agreement, RPM and the Company shall, and shall cause each of their respective Subsidiaries to, (x) conduct its business in the Ordinary Course of Business, (y) use commercially reasonable efforts to preserve its business organizations intact and maintain in effect all of its material Permits necessary for the Business, and (z) use commercially reasonable efforts to keep available the services of its directors, officers, Key Employees and key consultants and maintain its existing relations and goodwill with investors, customers, clients, vendors and suppliers.
(b) Without limiting the generality of the foregoing, from the date of this Agreement until the Closing, unless (i) the Buyer shall otherwise provide its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) in connection with or in furtherance of the New RPM Reorganization or set forth in Section 7.1 of the Disclosure Schedule or (iii) except as expressly contemplated by this Agreement, RPM and the Company shall not, and shall cause each of their respective Subsidiaries not to:
(i) amend in any respect that would be adverse to Buyer its Fundamental Documents (whether by merger, consolidation or otherwise);

(ii) establish or acquire any Subsidiary, joint venture, partnership or similar arrangement;
(iii) (A) split, combine or reclassify any shares of its capital stock, equity securities or other ownership interests or (B) enter into any agreement with respect to the voting of its capital stock, equity securities or other ownership interests;
(iv) amend in any respect that would be adverse to Buyer any term of any Company Unit (in each case, whether by merger, consolidation or otherwise);
(v) make any capital expenditures or incur any Liability in respect thereof other than in the Ordinary Course of Business;
(vi) (A) enter into, amend or modify in any material respect, voluntarily terminate or renew any Material Contract, other than in the Ordinary Course of Business; provided that the Company and its Subsidiaries shall not fail to exercise a right to extend or renew a Material Contract or any rights thereunder without prior consultation with Buyer or (B) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;
(vii) except as required by applicable Law or the terms a Plan as in effect on the date hereof or otherwise contemplated by this Agreement (including, without limitation, Section 2.7 of the Disclosure Schedules), (A) grant any equity or equity-based, severance, retention or termination payments or awards to (or discretionarily accelerate the vesting or payment of any such arrangements), or enter into or amend any equity or equity-based, severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider, (B) increase the compensation or benefits provided to any current or former Service Provider (other than as set forth in Section 7.1(vii)(B) of the Disclosure Schedule), (C) establish, adopt, enter into or amend any Plan (other than in the Ordinary Course of Business), (D) hire or terminate the employment of any Key Employee, other than a termination for cause, or (E) engage in any reduction in force, group termination, furlough or similar action with respect to any employees of the Business Entities;
(viii) except for non-exclusive licenses granted in the ordinary course of business, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of, create or incur any Lien (other than a Permitted Lien) on, or otherwise fail to take any action reasonably necessary to maintain, enforce or protect any material Owned Intellectual Property (except for any registered Intellectual Property expiring at the end of its statutory term that is not capable of renewal);
(ix) otherwise do anything that would cause any of the matters described in Section 3.6(b) to occur; or
(x) agree, resolve or commit to do any of the foregoing.
(c) Without limiting the generality of the foregoing, from the date of this Agreement until the Closing, unless (i) the Buyer shall otherwise provide its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) in connection with or in furtherance of the New RPM Reorganization or set forth in Section 7.1 of the Disclosure Schedule or (iii) except as expressly required by this Agreement, each Seller shall not:
(i) amend in any respect that would be adverse to Buyer its Fundamental Documents (whether by merger, consolidation or otherwise);
(ii) (A) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Units or (B) enter into any agreement with respect to the voting of any Company Units;
(iii) (A) issue, sell or otherwise deliver, or authorize the issuance, sale or other delivery of, or grant any award relating to, any Company Units or (B) amend in any respect that would be adverse to Buyer any term of any Company Unit (in each case, whether by merger, consolidation or otherwise);
(iv) transfer any Company Unit to any other Person; or
(v) agree, resolve or commit to do any of the foregoing.

7.2 EFFORTS.
(a) Subject to Section 7.2(e), each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under Law to consummate and make effective the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents pursuant to any Laws; (ii) using reasonable best efforts to obtain any required consents, approvals or authorizations under the HSR Act; and (iii) using reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority pursuant to any Laws, in each case, that are necessary, proper or advisable to consummate and make effective the Transactions (collectively, the “Regulatory Approvals”).
(b) In furtherance and not in limitation of the foregoing, each of the Parties shall, and shall cause their respective Affiliates to, (i) make or cause to be made all filings required of each of them or any of their respective Affiliates under the HSR Act with respect to the Transactions as promptly as practicable and within ten (10) Business Days after the date hereof, (ii) make or cause to be made all filings required or advisable of each of them or any of their respective Affiliates under any non-U.S. Laws similar to the HSR Act with respect to the Transactions as promptly as practicable, (iii) use reasonable best efforts to provide as promptly as practicable any additional information that is reasonably requested by any Governmental Authority in respect of such filings or the Transactions and (iv) cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any Governmental Authority under the HSR Act with respect to any such filing or the Transactions; provided that the Parties understand and agree that no Party shall be obligated to (and, without each Party’s prior written consent, no Party shall): comply with any request under the HSR Act for additional information, documents or other materials (i.e., a “second request”).
(c) Each Party shall use its reasonable best efforts to furnish to the other Parties all information required for any application or other filing to be made pursuant to the HSR Act or other Laws in connection with the Transactions. Each Party will advise the other Parties promptly (and in any event within two (2) Business Days prior to communicating such agreements with any Governmental Authority) of any understandings, undertakings or agreements (oral or written) that such Party proposes to make or enter into with any Governmental Authority in connection with the Transactions. Each Party shall promptly inform the other Parties of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filing or the Transactions. No Party shall independently participate in any meeting with any Governmental Authority in respect of any such filing or any investigation or other inquiry with respect to the Transactions without giving the other Parties prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend or participate. Subject to applicable Law, the Parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act or other regulatory Laws with respect to the Transactions. Each Party shall have the right to (i) review and approve in advance, with such approvals not to be unreasonably withheld or delayed, all filings with any Governmental Authority to be made jointly in connection with the Transactions and (ii) review and comment on in advance, with such comments to be considered by the filing Party in good faith, all filings with any Governmental Authority to be made by the other Parties in connection with the Transactions. Notwithstanding the foregoing, any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 7.2 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the receiving Party, and the receiving Party shall cause such outside counsel not to disclose such materials or information to any employees, officers, directors or other representatives of the receiving Party, unless express written permission is obtained in advance from the source of the materials. Notwithstanding anything to the contrary set forth herein, nothing in this Agreement shall require any Party to provide to any other Party any information or materials that are sensitive personally identifiable information or legally privileged.

(d) Subject to Section 7.2(e), in furtherance and not in limitation of the actions and obligations of each Party set forth in this Section 7.2, each Party shall, and shall cause its Affiliates to, use its respective reasonable best efforts to promptly resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Transactions under the HSR Act so as to enable Closing as promptly as practicable but, in any event, no later than the Outside Date; provided that no Party shall be required to institute (or threaten to institute) any Proceeding to defend the Transactions, and if any Proceeding is instituted (or threatened to be instituted) challenging the Transactions as in violation of the HSR Act or any other Laws, no Party shall be obligated to contest and resist any such Proceeding (including that no Party shall be required to pursue any available avenues of administrative and judicial appeal). Each Party shall, and shall cause its Affiliates to, use its respective reasonable best efforts to take such action as may be required to cause the expiration or termination of the waiting, notice or review periods under the HSR Act with respect to the Transactions as promptly as possible after the execution of this Agreement, and each Party shall not (and shall cause its Affiliates not to) take any action (including any other acquisition or any agreement for any other acquisition) that would be reasonably likely to prevent or materially delay the receipt of any Regulatory Approvals. None of the Parties shall stay, toll, or extend any applicable waiting period under the HSR Act, or pull or refile any filing made under the HSR Act without the advance written agreement of the other Parties.
(e) Each Party further agrees that it shall, and shall cause its Affiliates to, use reasonable best efforts to obtain any necessary Regulatory Approval, including under the HSR Act, or pursuant to any Laws to the extent required to satisfy the conditions set forth in Section 8.1, Section 8.2 or Section 8.3, as applicable (provided that the reasonable best efforts of a Party shall not obligate a Party to waive any such condition), and to use reasonable best efforts to try to avoid the commencement of any Proceeding by any Governmental Authority seeking, or the entry of, any writ, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would result in, or to have lifted, vacated, reversed or terminated, any writ, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Transactions; provided that the Parties understand and agree that no Party nor any of its Affiliates shall be obligated to (and, without each Party’s prior written consent (not to be unreasonably withheld), no Party shall) (i) propose, negotiate, offer to commit or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, transfer, license or other disposition of any assets or businesses of the Business Entities, Buyer or any of their respective Affiliates (including equity interests held by Buyer or any of its Affiliates in entities with assets or businesses); (ii) propose, negotiate, offer to commit or effect, by consent decree, hold separate order or otherwise, behavioral limitations on any assets or businesses of the Business Entities, Buyer or any of their respective Affiliates (including equity interests held by Buyer or any of its Affiliates in entities with assets or businesses); (iii) propose, negotiate, offer to commit or effect, by consent decree, hold separate order or otherwise, the termination, modification, transfer or other action with respect to any existing relationships and contractual rights and obligations of the Business Entities, Buyer or any of their respective Affiliates; (iv) otherwise offer to take or offer to commit to take any action that it is capable of taking that limits or affects its freedom of action; and (v) in the event that any writ, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, issued by any Governmental Authority is entered or becomes reasonably foreseeable to be entered in any Proceeding that would make consummation of the Transactions unlawful or that would prevent or delay consummation of the Transactions, take any steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clauses (i), (ii), (iii) and (iv) above) necessary to vacate, modify or suspend such writ, decree, judgment, injunction or other order.
(f) Whether or not the Closing occurs, Buyer shall be responsible for the payment of all applicable filing fees under the HSR Act and all non-U.S. Laws similar to the HSR Act, and each of Buyer and Sellers shall be responsible for the payment of such Party’s own legal and consulting fees.
7.3 TRANSFER TAXES.
(a) Subject to Section 7.3(b), all Transfer Taxes incurred in connection with the consummation of the Transactions shall be borne 50% by Buyer and 50% by Sellers, provided that, notwithstanding the foregoing, any Transfer Taxes incurred in connection with the New RPM Reorganization, which shall be borne 100% by Sellers. Without limiting the generality of the foregoing, the Parties agree to cooperate with each other and to provide each other with all reasonably available information and documentation reasonably necessary to permit the preparation and filing of all federal, foreign, international, state, provincial, local, and other Tax Returns and Tax elections with respect to the Business.
(b) Notwithstanding any other provision of this Agreement, the Sellers and the Buyer agree that, as between themselves, the provisions of Section 7.3(b) to Section 7.3(h) shall, to the extent relevant, govern matters related to Stamp Duty. Subject to Section 7.3(c) to Section 7.3(h), the Buyer shall be responsible for 50% of any Stamp Duty in respect of the Company Units and the Sellers shall be responsible for 50% of any Stamp Duty arising in respect of the transfer or sale of the Company Units pursuant to any Transaction Document (as defined below).
(c) The Sellers and the Buyer shall not execute, exchange or enter into this Agreement, any document relating to this Agreement, including any Documents (collectively the “Transaction Documents” and each a “Transaction Document”) in the United Kingdom and shall not, save in the circumstances set out in Section 7.3(d), at any time cause or permit executed originals (including original counterparts) of any Transaction Document (each an “Original Document”) that have been executed outside of the United Kingdom to be brought into the United Kingdom. Subject to the remainder of Section 7.3(c) to Section 7.3(h), any party to this Agreement acting in breach of this Section 7.3(c) shall be responsible for 100% of any Stamp Duty that arises in connection with the relevant Original Document.
(d) The Sellers and the Buyer shall be entitled at any time to cause or permit an Original Document to be brought into the United Kingdom:
(i) with the written consent of the other parties to this Agreement;
(ii) if such party is required to do so for the purposes of any actual or pending proceedings (whether judicial, arbitral, administrative, mediation, expert determination or otherwise);
(iii) if such party is required to do so by law or regulation or by the order of any competent court, tribunal, governmental or regulatory body, agency, authority or comparable body (including HM Revenue & Customs); or
in each case, provided, that the relevant party wishing to bring such Original Document into the United Kingdom shall not cause or permit an Original Document to be brought into the United Kingdom in accordance with any of this Section 7.3(d) unless such relevant party has first used commercially reasonable efforts to produce a certified or notarized copy of the Original Documents (or other acceptable evidence) for the purpose in question. If this Section 7.3(d) applies, any Stamp Duty arising as a result of a party causing or permitting an Original Document to be brought into the United Kingdom pursuant to this Section 7.3(d) shall be borne by the Buyer and the Sellers in accordance with Section 7.3(b).
(e) On becoming aware that (i) a breach of Section 7.3(c) has occurred or is likely to occur or (ii) any of the events set out in Section 7.3(d) has occurred or is likely to occur, the party intending to cause or permit the document to be brought into the United Kingdom, shall notify each other party as soon as practicable.
(f) Where a party (the “Breaching Party”) to this Agreement is alleged to be in breach of this Agreement or any other Transaction Document and another party to this Agreement (the “Enforcing Party”) seeks to enforce performance by the Breaching Party of, or seeks damages or other redress in respect of the Breaching Party's breach of its obligations, under this Agreement or any other Transaction Document, and a court or tribunal refuses to accept evidence of the existence or terms of this Agreement or any other Transaction Document without the relevant duly stamped Original Document being produced, then the Breaching Party will be responsible for any liability to Stamp Duty due in connection with the relevant Original Document if such Breaching Party is found by such court to have actually been in breach of this Agreement or the relevant Transaction Document (unless such decision is reversed on any subsequent appeal, in which case the Enforcing Party shall be responsible for all such Stamp Duty and shall reimburse the Breaching Party for any share of such Stamp Duty previously paid by it, as the case may be).
(g) To the extent that any Stamp Duty becomes payable as a result of a third party which is not a party to this Agreement bringing an Original Document into the United Kingdom, the Buyer, on the one hand, and the Sellers, on the other hand, each agree to pay fifty per cent. (50%) of such amount; provided that in the event that such amount becomes payable as a result of a claim by such third party against a party to this Agreement, and such third party is successful in respect of such claim, such party to this Agreement will be liable for all such amount and shall reimburse the other party for any share of such amount previously paid it, as the case may be.
(h) In Section 7.3(b) to Section 7.3(g) (inclusive), being “responsible for” Stamp Duty shall mean that the Sellers or the Buyer (as applicable) shall:
(i) bear the cost of the Stamp Duty in question;
(ii) covenant to pay to any other party on demand an amount equal to the Stamp Duty in question if such Stamp Duty has been paid by such other party as soon as reasonably practicable following production of evidence of such Stamp Duty having been paid by such other party; and
(iii) covenant to pay to any other party on demand any reasonable and properly incurred costs of such other party as a result of the liability to Stamp Duty in question.
7.4 FURTHER ASSURANCES. Each of the Parties agrees that it will from time to time on or after the Closing promptly do, execute, acknowledge and deliver and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, and other documents as may be reasonably requested by any of the other Parties for better assigning, transferring, granting, conveying, assuring and conferring right, title and interest of the Company Units to the Buyer.
7.5 EXPENSES. Except as otherwise set forth in this Agreement, each of the Parties shall pay its own respective expenses in connection with the Transactions, including all attorneys’ fees and expenses and accountants’ fees and expenses; provided, that the Sellers shall be responsible for all Transaction Costs (which shall be allocated among the Sellers severally (and not jointly) based on their respective Percentage Interests).
7.6 D&O INDEMNIFICATION AND INSURANCE.
(a) For a period of six (6) years following the Closing, Buyer shall, and shall cause the Company and its Subsidiaries to, indemnify, defend and hold harmless (and advance payment for legal and other expenses as incurred following receipt by Buyer of reasonably detailed statements therefor) to the fullest extent permitted by applicable Law, all current and former directors, officers, employees, fiduciaries and agents of the Business Entities (each, a “D&O Indemnitee”) from and against any and all Liabilities (including attorney’s fees and expenses, subject to receipt by Buyer of reasonably detailed statements therefor), penalties, judgments, fines and amounts paid in settlement in connection with any actual or threatened Proceeding arising out of matters occurring, arising or existing on or prior to the Closing (except to the extent relating to the Excluded Business) (each, a “D&O Claim”) to the extent that any such D&O Claim is based on, or arises out of, or relates to (i) the fact that such D&O Indemnitee is or was a director, officer, employee, or agent of one (1) or more of the Business Entities at any time prior to the Closing; (ii) the fact that such D&O Indemnitee is or was serving at the request of one (1) or more of the Business Entities as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Closing; or (iii) actions taken (or failed to be taken) by such D&O Indemnitee at the request of any of the Business Entities, including any and all such losses arising out of or relating to this Agreement or the Transactions, in each case, to the same extent that any of the Business Entities would have been required to indemnify or advance expenses to such D&O Indemnitee under the Fundamental Documents of any of the Business Entities in effect as of the date hereof, regardless of whether such D&O Claim is asserted or claimed prior to, at or after the Closing.
(b) The Company and its Subsidiaries shall purchase and maintain in effect, beginning on the Closing Date and for a period of six (6) years thereafter without any lapses in coverage, a “tail” policy (the “D&O Tail”) providing directors’ and officers’ liability insurance coverage for the benefit of the D&O Indemnitees who are covered by any comparable insurance policy of the Business Entities as of the Closing with respect to matters occurring prior to the Closing. Each D&O Tail shall provide coverage that is at least equal to the coverage provided under the existing comparable insurance policy of the Business Entities. Notwithstanding anything else in this Agreement to the contrary, none of the Company, Buyer or any of their respective Affiliates, as the case may be, shall be required to pay for such D&O Tail or other insurance any amount in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such existing policy.
(c) Buyer and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the D&O Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by current shareholders, members, other equityholders or any Affiliates of any of the foregoing (“Indemnitee Affiliates”) separate from the indemnification obligations of the Company or any of its Subsidiaries hereunder. The Parties hereby agree the (i) the Company and its Subsidiaries are the indemnitors of first resort with respect to such matters (i.e., its obligations to the D&O Indemnitees under this Section 7.6 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by the D&O Indemnitees under this Section 7.6 are secondary); (ii) the obligations of the Company and its Subsidiaries to advance expenses incurred with respect to such matters to the D&O Indemnitees under this Section 7.6 and to indemnify for Liabilities, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted, shall be without regard to any rights the D&O Indemnitees under this Section 7.6 may have against any Indemnitee Affiliate; and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.
(d) The D&O Indemnitees entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 7.6 are intended to be third party beneficiaries of this Section 7.6. This Section 7.6 shall survive the consummation of the Closing and shall be binding on all successors and assigns of Buyer and the Company and its Subsidiaries.
(e) Buyer and the Company agree, and will cause their respective Subsidiaries, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the D&O Indemnitees. If any of Buyer, the Company or any of their respective Subsidiaries (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person in one or a series of related transactions, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer, the Company or any of their respective Subsidiaries, as applicable, shall assume the obligations set forth in this Section 7.6.
7.7 TAX MATTERS.
(a) Tax Returns.
(i) The Seller Representative shall prepare or cause to be prepared, and file or cause to be filed when due (taking into account any valid applicable extensions) (A) any U.S. federal or state or local Tax Returns of the Company and its Subsidiaries with respect to flow-through income Taxes that are imposed on the Sellers (each, a “Flow-Through Tax Return”) for any Tax period ending on or before the Closing Date (but not, for the avoidance of doubt, any Straddle Period), including any such Tax Returns required to be filed after the Closing Date and (B) all other Tax Returns that are required to be filed by or with respect to the Company or its Subsidiaries on or prior to the Closing Date (but not, for the avoidance of doubt, any Straddle Period) (collectively, the “Seller Tax Returns”). The Seller Representative shall submit any Seller Tax Return that is filed or required to be filed after the Closing Date to Buyer at least thirty (30) days prior to the due date (taking into account any valid applicable extensions) for Buyer’s review and comment, and the Seller Representative shall consider in good faith any reasonable comments that are received from Buyer.
(ii) Buyer shall prepare or cause to be prepared all Tax Returns of the Company or its Subsidiaries for periods ending on or before the Closing Date that are not Seller Tax Returns and for any Straddle Period (collectively, the “Buyer Tax Returns”). Buyer shall submit any material Buyer Tax Return to the Seller Representative at least thirty (30) days prior to the due date (taking into account any valid applicable extensions) for the Seller Representative’s review and comment, and

Buyer shall consider in good faith any reasonable comments that are received from the Seller Representative; provided that if Buyer and Sellers are unable to reach agreement with respect to the comments received from the Seller Representative, such disagreement shall be determined in the manner described in Section 2.6(b) – (d), mutatis mutandis.
(iii) All Tax Returns prepared under this Section 7.7(a) shall be prepared and filed in a manner consistent with the past procedures and practices and accounting methods of the Company and its Subsidiaries and this Section 7.7; provided, that to the extent permitted by applicable Law, all of the Transaction Deductions shall be allocated to the Pre-Closing Tax Periods.
(iv) All Flow-Through Tax Returns for any Straddle Period shall be prepared under this Section 7.7 using the interim closing of the books methodology with calendar day convention under Treasury Regulations Section 1.706-4 as of the Closing Date.
(v) From and after the Closing, unless otherwise filed by (or caused to be filed by) the Seller Representative pursuant to this Section 7.7, Buyer shall cause the Company and its Subsidiaries to timely file all Tax Returns prepared pursuant to this Section 7.7(a).
(b) Pre-Closing Tax Matters.
(i) After the Closing, unless the Seller Representative provides prior written consent (not to be unreasonably withheld, conditioned or delayed), Buyer shall not, and shall cause its Affiliates and the Company and its Subsidiaries not to, (a) other than in accordance with Section 7.7(a), file or amend or otherwise modify any Tax Return of the Company or its Subsidiaries relating to any Pre-Closing Tax Period, (b) extend or waive, or cause to be extended or waived, or permit the Company or its Subsidiaries to extend or waive, any statute of limitations or other period for the assessment of any Tax or deficiency for any Pre-Closing Tax Period, (c) other than as permitted by and in accordance with Section 7.7(b)(iii), make, rescind or change any Tax election or accounting method or practice with respect to, or that has retroactive effect to, any Pre-Closing Tax Period of the Company or its Subsidiaries, (d) make or initiate any voluntary contact with a Governmental Authority (including any voluntary disclosure agreement or similar process) regarding any Pre-Closing Tax Period of the Company or its Subsidiaries, (e) file a ruling request that could affect any Taxes or Tax Returns of the Company or its Subsidiaries for a Pre-Closing Tax Period, or (f) other than otherwise permitted by and in accordance with Section 7.7(b)(iii), file an administrative adjustment request under Section 6227(a) of the Code or other Tax Law in any jurisdiction, in respect of any Flow-Through Tax Return of the Company or its Subsidiaries for any Pre-Closing Tax Period.
(ii) The Company and its Subsidiaries shall not take any action, nor shall Buyer cause the Company or its Subsidiaries to take any action, outside the ordinary course of business and not contemplated by this Agreement on the Closing Date after the Closing that could reasonably be expected to result in the Sellers (or their beneficial owners) being liable for incremental Tax pursuant to this Agreement.
(iii) The Parties agree that the Sellers shall, at the request of Buyer, cause, or cooperate with Buyer and its Affiliates (including, after the Closing, the Company and its Subsidiaries) to cause, RPM, the Company or any of its Subsidiaries to make an election under Section 6226 of the Code or any similar state or local Law (a “Push-Out Election”) with respect to any member of RPM, the Company or its Subsidiaries for any Pre-Closing Tax Period or Straddle Period.
(c) Tax Contests.
(i) After the Closing, upon receipt of any written notice of a Tax Contest with respect to any Tax Returns or Tax matter relating to the Company or its Subsidiaries for Pre-Closing Tax Periods by any Seller, Buyer or any their respective Affiliate, such recipient shall promptly notify Buyer (in the case where such notice is received by any Seller or any Affiliate of Seller (including, prior to the Closing, the Company and its Subsidiaries)) or the Seller Representative (in the case where such notice is received by Buyer or any Affiliate of Buyer (including, after the Closing, the Company and its Subsidiaries)), as applicable. Subject to Section 7.7(b), the Seller Representative shall have the right to elect to control the defense of any Tax Contest (i) which relates to Flow-Through Tax Returns or (ii) with respect to a Straddle Period in the event a Push-Out Election is made at the Buyer’s election pursuant to Section 7.7(b) with respect to such Tax Contest (each, a “Seller Tax Contest”); provided, that (A) the Seller Representative shall keep Buyer reasonably informed of the progress of any such Seller Tax Contest, (B) Buyer and its counsel shall have the right to participate (but not control) in any such Seller Tax Contest at Buyer’s own expense (which right shall include the right to receive copies of all material documents furnished or received by the Seller Representative in connection with the Tax Contest, the right to be consulted about all significant decisions made on behalf of the Seller Representative regarding the conduct of the Tax Contest, and the right to have a reasonable opportunity to provide input to the representatives of the Seller Representative regarding all such significant decisions) and (C) without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed, the Seller Representative shall not settle or otherwise resolve, either administratively or after the commencement of litigation, any such Seller Tax Contest if such settlement or resolution could have an adverse effect on Buyer or any of Affiliates (including, after the Closing, the Company and its Subsidiaries) (clauses (A)-(C) collectively, the “Non-Controlling Rights”).
(ii) With respect to any Seller Tax Contest that the Seller Representative does not elect to control by the Seller Representative notifying Buyer in writing within thirty (30) days of receiving notification of such Tax Contest, (any such Tax Contest, a “Buyer Tax Contest”), Buyer shall have the right to elect to control the defense of any such Tax Contest, provided that the Seller Representative shall have the Non-Controlling Rights, applied mutatis mutandis.
(d) Cooperation. Following the Closing Date, each of Buyer, the Sellers and the Seller Representative shall, and shall cause their respective Affiliates (and, in the case of Buyer, cause the Company and its Subsidiaries) to, reasonably cooperate in preparing any Tax Returns of the Company and its Subsidiaries with respect to a Pre-Closing Tax Period or any Straddle Period and in preparing for any Tax Contests with respect to the Company and its Subsidiaries in respect of a Pre-Closing Tax Period or any Straddle Period, as applicable, and payments in respect thereof, including making available to the other party during normal business hours, all books and records, Tax Returns or portions thereof (together with related paperwork and documents relating to rulings or other determinations by Governmental Authorities), proof of payment of Taxes, documents, files, officers or employees (without substantial interruption of employment) or other relevant information necessary or useful for such purposes, in each case, whether or not in existence as of the Closing Date). Until the applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed with respect to the Company and its Subsidiaries, as applicable, covering the periods up to and including the Closing Date, each of Buyer, the Sellers and the Seller Representative shall, and shall cause its Affiliates, the Company and its Subsidiaries to, retain or cause to be retained all books and records in existence on the Closing Date and, following the Closing Date, shall provide each of the other parties access to such books and records and the equivalent books and records prepared following the Closing Date for inspection and copying by such other parties or their agents upon reasonable request and upon reasonable notice. After the expiration of such period, no books or records shall be destroyed by Buyer or any Seller, as applicable, without first advising the Seller Representative or Buyer, respectively, in writing and giving the Seller Representative or Buyer, as applicable, a reasonable opportunity to obtain possession thereof, with any costs of transferring the books and records to be paid by the party requesting such possession. Notwithstanding the foregoing, no provision of this Agreement shall be construed to require Buyer to provide the Seller Representative any information with respect to, or right to access or to review Buyer’s affiliated, consolidated, combined, unitary, aggregate or similar Tax Return other than any portion of such Tax Return that solely relates to the Company and its Subsidiaries.
(e) Tax Refunds. Sellers shall be entitled to any and all Tax refunds (or credits in lieu thereof) actually received (or, in the case of any such credits, actually utilized to reduce current Taxes payable) by Buyer or its Affiliates (including, after the Closing, the Company and its Subsidiaries) after the Closing attributable to any Pre-Closing Tax Period. Buyer shall pay or cause to be paid such amounts to the Seller Representative (for the benefit of and to be distributed to any such Seller) promptly after utilization or receipt thereof. Buyer and its Affiliates shall, and shall cause the Company and its Subsidiaries to, promptly take all reasonable actions reasonably requested by the Seller Representative, which shall include utilizing any available short-form or accelerated procedures and filing any amended Tax Returns, if available, to file for, claim, and obtain any Tax refund, or credit or similar benefit that would give rise to a Tax refund. Without limiting the generality of the foregoing, the Parties to this Agreement agree that (i) any Tax refund will be claimed in cash rather than as a credit against future Tax liabilities to the maximum extent permitted by Law, (ii) Buyer and the Company shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to obtain Tax refunds payable pursuant to this Section 7.7(e) and cooperate with the Seller Representative to claim any Tax refund and (iii) Buyer shall deliver a draft of any originally filed Tax Return that could affect the amount of any Tax refund to the Sellers at least ten (10) days prior to the date such Tax Return is required to be filed (taking into account applicable extensions) to the Seller Representative (or its designee) for review and comment, and shall consider in good faith any reasonable comments that are received from the Seller Representative (or its designee) with respect to such Tax Return; provided, that if Buyer and Sellers are unable to reach agreement with respect to the comments received from the Seller Representative (or its designee), such disagreement shall be determined in the manner described in Section 2.6(b) – (d), mutatis mutandis.
(f) Straddle Period. To the extent it is necessary for purposes of this Agreement to determine the allocation of Taxes among a Straddle Period, the amount of Taxes imposed on a periodic basis (such as real, personal and intangible property Taxes) for a Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in such Straddle Period. Taxes (other than Taxes described in the immediately preceding sentence) for any Pre-Closing Tax Period shall be computed as if such taxable period ended as of the end of the day on the Closing Date; provided, that any transactions or events outside of the ordinary course of business occurring on the Closing Date after the Closing shall be treated as occurring in the portion of the Straddle Period beginning after the Closing Date.
(g) Tax Sharing Agreements. Any Tax sharing, Tax indemnification, or Tax allocation agreement or similar contract between the Sellers and any of their Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or any of its Subsidiaries on the other hand, shall be and effective as of the Closing is terminated as between such parties without any further Liabilities suffered, incurred or borne by such parties from and after such termination.
(h) Tax Treatment. For U.S. federal income tax purposes (and for any applicable U.S. state or local tax purposes), (i) the tax treatment of the New RPM Reorganization shall be as set forth in Exhibit A, (ii) the purchase of the Company Units pursuant to this Agreement shall be treated as though the Company and Buyer merged or consolidated into one partnership, taking the “assets-over” form with respect to the assets and liabilities of the Company within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), with the Buyer constituting the “resulting partnership” and the Company constituting the “terminating partnership,” (iii) any cash or other consideration (other than the Aggregate Stock Consideration) paid in connection the purchase of the Company Units shall be treated as consideration paid in connection with a “sale within a merger” by the relevant Seller in accordance with Treasury Regulations Section 1.708-1(c)(4) and Section 1.708-1(c)(5), Example 5 and be treated as paid solely in respect of the sale or exchange of a partnership interest and (iv) the Aggregate Stock Consideration paid hereunder shall be treated as paid in accordance with Treasury Regulations Section 1.708-1(c)(3)(i) and paid solely in exchange for the sale, transfer and delivery of the Company Units; provided that, to the extent amounts of Aggregate Stock Consideration otherwise payable to Legorreta are designated by him as transaction payments payable to the Individual Equityholders in accordance with the terms and conditions of Section 2.7 of the Disclosure Schedule, such amounts shall not be treated as paid solely in exchange for the sale, transfer and delivery of the Company Units and the Parties shall cooperate in good faith to allow Legorreta to structure such payments in a tax efficient manner under applicable Law (provided that, for the avoidance of doubt, any such structure shall not negatively impact Buyer, Buyer Parent or its Affiliates in any respect, including that neither Buyer, Buyer Parent nor any of their Affiliates shall incur any Liability or obligation in respect thereof, be required to pay any additional consideration or compensation, or pay or withhold any related employer or employee Taxes, either at Closing or thereafter, to or on behalf of RPM, RP MIP, Legorreta any Individual Equityholder or otherwise) (clauses (i) – (iv) collectively, the “Intended Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with foregoing and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Tax authority.

7.8 NEW RPM REORGANIZATION. Prior to the Closing, RPM and the Sellers shall take all steps necessary to effect the New RPM Reorganization. RPM shall keep the Buyer reasonably informed in respect of the actions of the New RPM Reorganization, including providing updates upon Buyer’s reasonable request, and shall reasonably consult with the Buyer with respect to the form of the conveyancing and assumption instruments or other Contracts, documents or instruments providing for or relating to the New RPM Reorganization, including providing Buyer with a reasonable opportunity to review and comment in advance on such documentation. Notwithstanding anything to the contrary herein, RPM shall be permitted to amend or modify the New RPM Reorganization if such amendment or modification is reasonably necessary or appropriate to effect the transactions contemplated thereby, and shall consider in good faith any amendments or modifications of the New RPM Reorganization requested by Buyer; provided that the Buyer’s prior written consent (not to be unreasonably conditioned, withheld or delayed) shall be required with respect to any amendments or modifications proposed by RPM that would reasonably be expected to, individually or in the aggregate, (i) prevent, delay or impair the consummation of the Transactions in any non-de minimis respect (including by reason of any newly required consents or other approvals in connection with the Transactions), or (ii) have a non-de minimis adverse effect on the Buyer or any of its Affiliates.
7.9 EMPLOYMENT OFFERS. Prior to the Closing, Buyer Parent shall, or shall cause one of its Affiliates to, deliver an offer of employment pursuant to an offer letter agreement in substantially the form of the Form Offer Letter to each of the senior executives listed on Section 7.9 of the Disclosure Schedules providing for terms of employment that Buyer Parent will procure that the Company and/or one of its Subsidiaries shall enter into with such senior executives effective as of, and contingent upon the occurrence of, the Closing, with such additional terms consistent with those set forth on Section 7.9 of the Disclosure Schedules (a “Qualifying Offer”).
7.10 RESTRICTIVE COVENANTS.
(a) As an inducement to Buyer to enter into this Agreement and to more effectively protect the value and goodwill of the Company and its Subsidiaries, Legorreta covenants and agrees that, for the period beginning on the Closing Date and ending on the fourth (4th) anniversary thereof, Legorreta shall not, directly or indirectly, individually or with any other person: (i) close, advise, manage, or act as the general partner, investment manager, investor, lender, consultant, independent contractor, servicer, advisor, director, officer, member, manager or employee to, of, in or for any Competing Fund within the United States or any other geographic region in which any of the Business Entities conducted its business as of the Closing (other than those set forth on Section 7.10(a) of the Disclosure Schedule); (ii) solicit, induce, or attempt to induce any Fund, Client or any investor or potential investor (including any Person with whom any of the Business Entities held a meeting to market its services, or made substantial preparations for such meeting, in each case to the extent known to Legorreta, during the twelve (12)-month period prior to the Closing Date) in any of the Business Entities or Feeder Vehicles to terminate, diminish, or materially alter in a manner harmful to the Business Entities such Person’s relationship with the Business Entities or Feeder Vehicles even if Legorreta did not initiate the discussion or seek out the contact; or (iii) except on behalf of the Business Entities, Buyer or any of its Affiliates, (A) hire, employ, engage or solicit for purposes of employment or engagement any person employed or engaged by any of the Business Entities as of the Closing (whether as an employee, independent contractor or otherwise), or (B) solicit, induce, or encourage (or participate, directly or indirectly, in such activities) any employee of any of the Business Entities to terminate his or her relationship with the Business Entities, in either case, provided that (x) Legorreta had contact with and/or obtained Confidential Information related to such person, (y) such restrictions shall apply even if Legorreta does not initiate the discussion or seek out the contact, and (z) any general solicitations not directed at such persons shall not, without more, be deemed a breach hereof. Notwithstanding the foregoing, nothing in this Section 7.10 will prevent Legorreta or his Affiliates from (I) owning, operating or providing services, directly or indirectly, individually or with any other person, to the Excluded Business or (II) investing in or owning less than five percent (5%) of the outstanding voting or non-voting shares of a Competing Fund as a passive investment, provided that Legorreta or his Affiliates does not otherwise participate in such Competing Fund or the management or operations thereof.
(b) Each Seller acknowledges that Buyer would be unwilling to enter into this Agreement, or consummate the transactions contemplated hereby, in the absence of this Section 7.10 and that the covenants contained in this Section 7.10 constitute a material inducement to Buyer to enter into, and consummate the transactions contemplated by, this Agreement. Without limiting the generality of the foregoing, each Seller acknowledges and agrees that the restrictions contained in this Section 7.10 are reasonable and necessary to protect the legitimate interests of Buyer, and it is the intention of the parties hereto that if any of the restrictions or covenants contained in this Section 7.10 are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 7.10, and this Section 7.10 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the further intention of the parties hereto that if any of the restrictions or covenants contained in this Section 7.10 is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. Each Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section 7.10 and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Each Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by such Seller of this Section 7.10.
7.11 CONFIDENTIALITY. Each Seller (including, without limitation, Legorreta) acknowledges, on behalf of itself and on behalf of its Affiliates, that the success of the Company and its Subsidiaries after the Closing depends upon the continued preservation of the confidentiality of non-public information regarding the business, operations and affairs of the Company and its Subsidiaries (including trade secrets, confidential information and proprietary materials, which may include the following categories of information and materials: methods, procedures, computer programs and architecture, databases, investor information, employee lists and identities, fee information, research, methodologies, contractual forms, and other information, whether tangible or intangible, which is not publicly available generally) (collectively, the “Confidential Information”) accessed or possessed by such Seller. Accordingly, for the period beginning on the Closing Date and ending on the fourth (4th) anniversary thereof, each Seller hereby agrees not to disclose or use, and shall cause its Affiliates and its and their respective Representatives not to disclose or use, any Confidential Information, except that “Confidential Information” shall not include (i) information that becomes available in the public domain other than as a result of any disclosure in violation of this Agreement by such Seller, (ii) information that becomes available to such Seller after the Closing on a non-confidential basis from a third party who is not known such Seller to be bound by a confidentiality obligation to Legorreta or such Seller and/or the Business Entities with respect to such information or (iii) information that was independently developed by or on behalf of such Seller (other than such Seller or its Affiliates prior to the Closing) without the use of or reference to Confidential Information. In addition, notwithstanding the foregoing and for the avoidance of doubt, each Seller may disclose such Confidential Information (1) on a confidential basis to their respective tax and financial advisors for purposes of complying with such Person’s tax obligations or other reporting obligations under applicable Law arising out of this Agreement or the Transactions, (2) on a confidential basis to their respective legal counsel and accountants for the purpose of evaluating the legal and financial ramifications, as applicable, of this Agreement or the Transactions, (3) as reasonably necessary in connection with the compliance with or enforcement by such Person of its rights under this Agreement, (4) in the course of providing services to Buyer or its Affiliates after the Closing or otherwise to the extent requested in writing by Buyer or its Affiliates (including the Company and its Subsidiaries) following the Closing, (5) as reasonably necessary in connection with the defense or prosecution of any Proceeding, (6) to any Governmental Authority, including, without limitation, in the course of any examination, investigation, sweep or inquiry, (7) as reasonably necessary to conduct the Excluded Business and (8) to such Seller’s and its Affiliates’ Representatives who have a need to know any Confidential Information in connection with any of the foregoing (provided that such Seller remains liable for any violation of the terms of this Section 7.11 by such Representatives as if they were such Seller, as applicable).
7.12 CARRIED INTEREST. From and after the date hereof, Legorreta covenants and agrees to provide the Board a reasonable opportunity to review and comment on any proposed future award, allocation, re-allocation or forfeiture of any Carried Interest, including the award of Carried Interest points to any Carry Recipient, establishment of any new Carried Interest arrangements with respect to any Carry Recipient, change in vesting terms with respect to any Carry Recipient or the modification of any other terms of any existing Carried Interest arrangements with respect to any Carry Recipient (collectively, “Carry Matters”), and Legorreta shall consider in good faith any such comments that are received from the Board; provided, that, the Parties agree that

Legorreta shall be under no obligation to accept such comments. Upon the Board’s reasonable request, Legorreta shall provide the Board with a true and correct schedule of (i) each limited partner interest held by Seller and its Affiliates and its Subsidiaries, and any of their respective officers, managers, directors or employees, in any of the Funds, including the total capital commitment obligation in respect of such interest, (ii) each recipient of carried interest, incentive allocations, promote interests or other performance-based profits interests (collectively, “Carried Interest”) of or in respect of such Fund, whether held directly or indirectly through such Fund’s general partner (each such recipient, a “Carry Recipient”) and (iii) the percentage of Carried Interest in respect of such Fund, as applicable, held by each Carry Recipient and the portion of such Carried Interest allocation that is vested. If at any time after the date hereof, any Person other than Legorreta gains authority with respect to Carry Matters, Legorreta shall cause such Person to comply with this Section 7.12 as if such Person were Legorreta under this Section.
7.13 TERMINATION OF RELATED PARTY AGREEMENTS AND ACCOUNTS. RPM, the Company and each Seller (on its own behalf and on behalf of its Affiliates) agrees to cause all Contracts under which the Company or its Subsidiaries have ongoing obligations following the Closing and accounts existing as of the Closing between any of the Company and its Subsidiaries, on the one hand, and any Related Party, on the other hand, including the Contracts listed on Section 3.21 of the Disclosure Schedule, to be terminated, released, canceled, paid or otherwise settled prior to the Closing, without any continuing Liability of the Company or any of its Subsidiaries thereunder, excluding (i) any employment, severance or other similar arrangements with directors, officers or employees of the Company or any of its Subsidiaries, (ii) compensation for services performed by a Related Party as director, officer or employee of the Company (including any awards (x) granting Carried Interest, (y) by RP MIP granting equity or equity-based compensation, or (z) granted by RP Management Equity Incentive Plan Trust) or any of its Subsidiaries and amounts reimbursable for routine travel and other business expenses in the Ordinary Course of Business, (iii) the Contracts set forth on Section 7.13 of the Disclosure Schedule, (iv) loans to non-executive employees of the Business Entities with an aggregate principal amount not in excess of $210,000 and (v) this Agreement or any of the Documents.
7.14 ACCESS TO INFORMATION. From the date hereof until the Closing Date, and subject to applicable Law and Section 7.11, RPM, the Company and each Seller shall (a) give to Buyer and its counsel, financial advisors, auditors and other authorized Representatives reasonable access to the offices, properties, assets, books and records of the Company and its Subsidiaries, (b) furnish to Buyer and its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information as such Persons may reasonably request and (c) use commercially reasonable efforts to cause the employees, counsel, financial advisors, auditors and other authorized Representatives of the Company and its Subsidiaries to cooperate with Buyer in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 7.14 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Notwithstanding the foregoing, none of the Business Entities or any Seller shall be required to provide access to or disclose information where such access or disclosure would violate any Law or waive any attorney-client or other similar privilege, and the Business Entities and the Sellers may redact information not relating to the Business, and, in the event such provision of information would reasonably be expected to violate any Law or waive any attorney-client or other similar privilege, the Business Entities, the Sellers and Buyer shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. No information or knowledge obtained by Buyer or any of its Affiliates or Representatives (including in any investigation pursuant to this Section 7.14) shall affect or be deemed to modify any representation, warranty or agreement made by any party hereunder.
7.15 POST-CLOSING ACCESS TO BOOKS AND RECORDS. For the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, upon receipt of reasonable prior notice, RPM and each Seller agrees to provide, or cause to be provided, to Buyer, as soon as reasonably practicable after written request therefor, reasonable access during normal business hours, to the Business Entities’ (other than the Company’s and its Subsidiaries’) employees (without substantial disruption of employment) and to any books, records, documents, instruments, accounts, correspondence, writings, evidences of title, insurance policies and other papers relating to the conduct of the businesses of the Business Entities on or before the Closing Date (the “Books and Records”), to the extent reasonably available and in the possession or under the control of the RPM or such Seller; provided, however, that none of RPM or any Seller shall be required to provide access to or disclose information where such access or disclosure would violate any Law or agreement, or waive any attorney-client or other similar privilege, and RPM or such Seller may redact information regarding itself or its subsidiaries or otherwise not relating to businesses of the Business Entities, and, in the event such provision of information could reasonably be expected to violate any Law or waive any attorney-client or other similar privilege, RPM, such Seller and Buyer shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.
7.16 RPM CREDIT DOCUMENT ASSUMPTION.For the period beginning on the Closing Date and ending on the one (1) year anniversary of the Closing Date, Buyer agrees that it shall not and shall not cause the Company to (i) repay, prepay, refinance or otherwise replace the indebtedness under the RPM Credit Document Assumption or (ii) enter into any amendment or other documentation in connection with the RPM Credit Document Assumption that releases Legorreta as a guarantor thereunder.
7.17 CERTAIN INSURANCE MATTERS.
(a) From and after the Closing, subject to the remainder of this Section 7.16, the Company and its Subsidiaries shall cease to be insured by RPM’s and its Subsidiaries’ insurance policies or by any of their respective self-insurance programs, and RPM and its Subsidiaries shall retain all rights to control all of its insurance policies and self-insurance programs, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of its insurance policies and self-insurance programs.
(b) The parties hereto acknowledge that the Company and its Subsidiaries may be entitled to the benefit of coverage under the insurance policies and self-insurance programs of RPM and its Subsidiaries (the “RPM Policies”), with respect to acts, facts, circumstances or omissions occurring prior to Closing (“Pre-Closing Occurrences”). Following the Closing, Buyer may make claims and report Pre-Closing Occurrences arising in connection with the Company or its Subsidiaries to the applicable insurance providers (to the extent permitted and in accordance with the terms and conditions of the applicable RPM Policy) and, if requested by Buyer, RPM shall, and shall cause its Subsidiaries to, upon receipt of a written request by Buyer, make claims and report on Buyer’s behalf Pre-Closing Occurrences arising in connection with the Company or its Subsidiaries to the applicable insurance providers.
(c) With respect to claims for Pre-Closing Occurrences made pursuant to Section 7.16(b), (i) if reported to the applicable insurance provider by Buyer, Buyer shall promptly notify RPM of such claims, (ii) Buyer shall, and shall cause its Affiliates to, comply with the terms of the applicable RPM Policy and (iii) each party shall, and shall cause its Affiliates to, use reasonable best efforts to obtain the benefit of the applicable insurance coverage and pay such benefit, if any, to Buyer (net of any Recovery Costs incurred by RPM or any of its Subsidiaries as a result of the same); provided that (x) Buyer shall be fully liable for all uninsured or self-insured amounts in respect of any RPM Policy claims and (y) Buyer shall reimburse RPM and its Subsidiaries upon request for all reasonable out-of-pocket costs incurred by RPM or any of its Subsidiaries in connection with the exercise of the rights provided pursuant to this Section 7.16(b) (such costs referred to in this clause (y), “Recovery Costs”).
7.18 CERTAIN FILINGS.
(a) As promptly as practical following the date of this Agreement, Buyer and Buyer Parent shall prepare (with the assistance and cooperation of the Company as reasonably requested by Buyer or Buyer Parent), and file or cause to be filed with the SEC a preliminary proxy statement relating to the Buyer Parent Shareholders’ Meeting (as amended or supplemented in accordance with this Agreement, the “Proxy Statement”).
(b) The Company, on the one hand, and Buyer and Buyer Parent, on the other hand, shall reasonably cooperate in good faith with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.
(c) The Company shall, upon Buyer’s request, promptly furnish to Buyer and Buyer Parent all information concerning itself, its Subsidiaries, directors and officers as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made to the SEC or the Nasdaq in connection with the Proxy Statement. Buyer Parent and the Company shall each use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after filing. Prior to each filing of the Proxy Statement or responding to any comments of the SEC with respect thereto, Buyer Parent shall provide the Company and its counsel a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and consider in good-faith any comments provided by the Company and its counsel in connection with any such document or response. Buyer Parent shall provide the Company and its counsel with any comments or other communications, whether written or oral, that Buyer Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications.
(d) Buyer Parent and the Company each agrees, as to itself and its Subsidiaries, that, to its knowledge, none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the Buyer Parent Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(e) If at any time prior to the receipt of clause (a) of the Requisite Approval, any information relating to the Company, Buyer Parent, or any of their respective Affiliates, officers or directors, should be discovered by the parties that should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall promptly be prepared and filed by the Buyer Parent with the SEC and, to the extent required under applicable Law, disseminated to the shareholders of Buyer Parent.
7.19 SHAREHOLDERS MEETING. Buyer Parent shall (a) as soon as reasonably practicable following the date the SEC staff advises that it has no further comments on the Proxy Statement or that Buyer Parent may commence mailing the Proxy Statement, duly call (including establishing a record date for) and give notice of, and commence mailing of the Proxy Statement to the shareholders of Buyer Parent as of the record date established for, a meeting of shareholders of Buyer Parent (the “Buyer Parent Shareholders’ Meeting”) to take place within 40 days following the ﬁrst mailing of the Proxy Statement to the shareholders of Buyer Parent for purposes of seeking clause (a) of the Requisite Approval, (b) initiate or cause to be initiated a “broker search” in accordance with Rule 14a-13 of the 1934 Act in order for Buyer Parent to comply with its obligations set forth in the foregoing clause (a), and (c) as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement pursuant to the foregoing clause (a), convene and hold the Buyer Parent Shareholders’ Meeting in accordance with the Companies Act 2006 and applicable requirements of the Nasdaq, the Buyer Parent’s articles of association and applicable Law; provided that Buyer Parent may adjourn or postpone the Buyer Parent Shareholders’ Meeting to a later date in its reasonable discretion after consultation with the Company, including to the extent that such adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of Buyer Parent within a reasonable amount of time in advance of the Buyer Parent Shareholders’ Meeting, (ii) due to applicable Law (including fiduciary duties) or a request from the SEC or its staff, (iii) to allow reasonable additional time to solicit additional proxies necessary to obtain clause (a) of the Requisite Approval or (iv) to ensure that there are sufficient shareholders of Buyer Parent represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Buyer Parent Shareholders’ Meeting. Buyer Parent shall comply in all respects with all legal requirements applicable to such meeting.
7.20 EQUITY INCENTIVE PLAN. It is currently anticipated that Buyer Parent will adopt a customary equity incentive plan at the Closing, subject to approval by Buyer Parent shareholders and compliance with applicable law and listing standards, pursuant to which the compensation committee of Buyer Parent will be authorized to grant restricted Class A shares of Buyer Parent and/or equity or equity-based incentive awards covering Class A Shares of Buyer Parent, as determined by the compensation committee of Buyer Parent to be appropriate (the “New Equity Incentive Plan”). For avoidance of doubt, this Section 7.20 does not create an obligation of either Party.
7.21 CLASS C SHAREHOLDER APPROVAL. To the extent that the Seller Representative has approved the form and terms of the A&R Articles of Association (in the Seller Representative’s sole discretion), Legorreta shall cause the holder of the Class C share to provide a Class C share consent if and to the extent required to approve the A&R Articles of Association.
ARTICLE VIII.
CONDITIONS PRECEDENT
8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to effect the Transactions shall be subject to the satisfaction as of the Closing of the following conditions (any of which may, if permitted by applicable Law, be waived by the Party entitled to so waive, in whole or in part, in such Party’s sole discretion):
(a) No Law or Order preventing or prohibiting the consummation of the Transactions shall have been issued, enacted, or promulgated by any court of competent jurisdiction or other Governmental Authority and remain in effect;
(b) The waiting period (or any extension thereof) required under the HSR Act relating to the Transactions shall have expired or been terminated;
(c) Duly executed copies of the consents listed on Section 8.1(c) of the Disclosure Schedules shall have been obtained, shall not have been amended, modified, revoked or rescinded and shall be in full force and effect;
(d) The New RPM Reorganization shall have been consummated; and
(e) All Requisite Approvals shall have been obtained, shall not have been amended, modified, revoked or rescinded and shall be in full force and effect.
8.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the Transactions shall be subject to satisfaction as of the Closing of each of the following conditions (any of which may, if permitted by applicable Law, be waived by the Buyer, in whole or in part, in its sole discretion):
(a) (i) each of the Company Fundamental Representations (other than the representations and warranties contained in Section 3.1(b) and (c)) and the Seller Fundamental Representations (in each case, together with any corresponding representation or warranty set forth in any Document, and disregarding all qualifications or limitations therein as to materiality, Material Adverse Effect or other similar materiality qualification) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date); (ii) the representations and warranties set forth in Section 3.1(b) and (c) (Capitalization) (in each case, together with any corresponding representation or warranty set forth in any Document and disregarding all qualifications or limitations therein as to materiality, Material Adverse Effect or other similar materiality qualification) shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made as of the Closing, except for inaccuracies that are de minimis in amount or effect; (iii) Section 3.6(a)(y) (Subsequent Events; No Material Adverse Effect) (together with any corresponding representation or warranty set forth in any Document) shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made as of the Closing; and (iv) each of the other representations and warranties made by the Company or any Seller (disregarding all qualifications or limitations therein as to materiality, Material Adverse Effect or other similar materiality qualification) as set forth herein or in any Document shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date); provided, that this clause (iv) shall be deemed satisfied if the failure of any such representations and warranties (disregarding all qualifications or limitations therein as to materiality, Material Adverse Effect or other similar materiality qualification) to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) The Company, RPM, each Seller and the Seller Representative shall have performed and complied in all material respects with all covenants of this Agreement required to be performed and complied with by such Party as of the Closing.
(c) No event or events shall have occurred since the date of this Agreement which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d) The Sellers shall have caused delivery of all items described in Section 2.3(a) at or prior to the Closing.
(e) The Company and each applicable Subsidiary shall have been registered with the SEC as an “investment adviser” under the Advisers Act and shall have made available to the Buyer prior to the date of Closing a true and correct copy of the Form ADV (Part 1 and Part 2A and Part 2B) of the Company then in effect.
(f) Each manager, director, officer or employee of the Company or its Affiliates who is required to be registered or licensed in connection with their duties to the Business shall have become registered or licensed as an investment adviser representative or equivalent with any Governmental Authority.
8.3 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS AND COMPANY. The obligations of the Sellers and the Company to consummate the Transactions contemplated by this Agreement shall be subject to satisfaction as of the Closing of each of the following conditions (any of which may, if permitted by applicable Law, be waived by the Seller Representative and the Company, in whole or in part, in their sole discretion):
(a) (i) each of the Buyer Fundamental Representations (in each case, together with any corresponding representation or warranty set forth in any Document, and disregarding all qualifications or limitations therein as to materiality or other similar materiality qualification) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date); and (ii) each of the other representations and warranties made by Buyer (disregarding all qualifications or limitations therein as to materiality or other similar materiality qualification) as set forth herein or in any Document shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date); provided, that this clause (ii) shall be deemed satisfied if the failure of any such representations and warranties (disregarding all qualifications or limitations therein as to materiality, Material Adverse Effect or other similar materiality qualification) to be true and correct has not had and would not, individually or in the aggregate, reasonably be expected to materially delay or prevent the consummation of the Transactions contemplated hereby in accordance with the terms hereof.
(b) The Buyer shall have performed and complied in all material respects with all covenants of this Agreement required to be performed and complied with by the Buyer as of the Closing.
(c) The Buyer shall have caused delivery of all items described in Section 2.3(b) at or prior to the Closing.
(d) Buyer Parent shall have delivered, or shall have caused one of its Affiliates to delivered, a Qualifying Offer to each of the senior executives listed on Section 7.9 of the Disclosure Schedules.
ARTICLE IX.
TERMINATION
9.1 TERMINATION PRIOR TO THE CLOSING.
This Agreement may be terminated at any time prior to the Closing:
(a) by mutual written consent of Buyer and the Seller Representative;

(b) by either the Seller Representative or Buyer if the Closing shall not have been consummated on or before 5:00 p.m. Eastern Time on August 1, 2025 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose breach of any provision of this Agreement has been a principal cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;
(c) by either the Seller Representative or Buyer, if a Governmental Authority shall have issued or enacted any Law or Order, in any case having the effect of restraining, enjoining or otherwise prohibiting the Closing, which Order is final and nonappealable, as applicable; provided, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any Party whose breach of any provision of this Agreement has been a principal cause of, or resulted in, the issuance or enactment of such Law or Order;
(d) by the Seller Representative, upon a breach of any representation, warranty or covenant by the Buyer such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time such representation or warranty shall have become untrue or as of the time of such breach; provided that if such failure to be true or such breach is curable by the Buyer prior to the Outside Date through the exercise of reasonable efforts, then the Seller Representative may not terminate this Agreement under this Section 9.1(d) prior to the earlier to occur of (x) 20 days following notice from the Seller Representative to the Buyer of such failure to be true or such breach or (y) one Business Day prior to the Outside Date (it being understood that the Seller Representative may not terminate this Agreement pursuant to this Section 9.1(d) if (i) such failure to be true or such breach is cured by the Buyer prior to the expiration of the applicable time period set forth above, such that such conditions would then be satisfied or (ii) the Company, RPM or any Seller is in breach of this Agreement such that the condition set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied); or
(e) by Buyer, upon a breach of any representation, warranty or covenant by the Company, RPM, any Seller or the Seller Representative such that the condition set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time such representation or warranty shall have become untrue or as of the time of such breach; provided that if such failure to be true or such breach is curable by the Company, RPM, any Seller or the Seller Representative prior to the Outside Date through the exercise of reasonable efforts, then the Buyer may not terminate this Agreement under this Section 9.1(e) prior to the earlier to occur of (x) 20 days following notice from the Buyer to the Seller Representative of such failure to be true or such breach or (y) one Business Day prior to the Outside Date (it being understood that Buyer may not terminate this Agreement pursuant to this Section 9.1(e) if (i) such failure to be true or such breach is cured by the Company, RPM, any Seller or the Seller Representative such that such conditions would then be satisfied or (ii) Buyer is in breach of this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied).
9.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. If any of the Seller Representative or Buyer wishes to terminate this Agreement pursuant to Section 9.1, then such Party shall deliver to the other Parties a written notice stating that such Party is terminating this Agreement and setting forth a brief description of the basis on which such Party is terminating this Agreement. Subject to the relevant periods and the relevant Party’s right to cure pursuant to Section 9.1, if applicable, any termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of notice of the terminating Party to the other Parties. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 7.5 (Expenses), this Section 9.2 (Notice of Termination; Effect of Termination), and Article XI (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any intentional breach of this Agreement or Fraud by such Party.
ARTICLE X.
DEFINITIONS
In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:
“A&R Exchange Agreement” has the meaning assigned to such term on Section 2.3(a)(ix).
“A&R Registration Rights Agreement” has the meaning assigned to such term on Section 2.3(a)(x).

“Accounting Principles” means GAAP, applied on a basis consistent with past practices and in a manner consistent with the procedures, practices, methodologies or principles as were used by the Business Entities in the preparation of the Annual Financial Statements.
“Accrued Interest” means any and all accrued and unpaid interest owed under the RPM Credit Documents as of immediately prior to the Closing.
“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, and all costs, expenses and fees incurred in connection with any such matter, including court costs, reasonable attorneys’ and other reasonable professional fees and expenses (whether such fees and expenses arise out of a dispute or claim among the Parties or out of a dispute involving third parties), interest expense (including pre-judgment interest) and expenses and costs of investigation, but excluding (a) indirect or consequential damages (except to the extent reasonably foreseeable as being the result of or arising from or in connection with a breach of a representation, warranty or covenant contained in this Agreement or other matter for which indemnification is provided hereunder) and (b) speculative, remote and punitive damages (unless such damages are actually paid to a third party in connection with a Third Party Claim).
“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Affiliate” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. Notwithstanding anything contained to the contrary in the immediately preceding sentence, (i) none of the Sellers (in their capacities as such) shall be considered an Affiliate of the Company or any of its Subsidiaries or Affiliates (and vice versa), (ii) none of the Sellers (in their capacities as such) shall be considered an Affiliate of any other Seller (and vice versa), and (iii) none of the Sellers (in their capacities as such) shall be considered an Affiliate of Buyer Parent, Buyer or any of their respective Subsidiaries (and vice versa). The term “control” includes the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affordable Care Act” means the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations issued thereunder and rulings issued with respect thereto.
“Aggregate Cash Consideration” means an amount equal to (i) $200,000,000, minus (ii) Closing Management Fee Payments, plus (iii) the Net Working Capital Adjustment Amount (which may be positive or negative), plus (iv) Closing Cash, minus (v) Closing Indebtedness, minus (vi) Unpaid Transaction Costs.
“Aggregate Stock Consideration” means 24,530,266 Buyer Shares which shall be represented by depositary receipts issued by Computershare Trust Company, N.A. pursuant to an agreement for the provision of depositary services and custody services of Buyer depositary receipts dated June 12, 2020, as amended and restated from time to time.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Allocation” has the meaning assigned to such term on Section 2.5.
“Allocation Schedule” has the meaning assigned to such term on Section 2.2(c).
“Amended and Restated Management Agreement” means amended and restated management agreements to each of the Management Agreements which are included in the Business, in form and substance reasonably satisfactory to the Buyer and Seller Representative.
“Annual Financial Statements” has the meaning assigned to such term in Section 3.5(a)(i).
“Basket” has the meaning assigned to such term on Section 6.4.
“Breaching Party” has the meaning assigned to such term on Section 7.3(f).
“Bribery Act” has the meaning assigned to such term on Section 3.8(j).

“Business” means the business and assets of the Company and its Subsidiaries, after giving effect to the consummation of the New RPM Reorganization, but, for the avoidance of doubt, excluding the Excluded Business.
“Business Day” means any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in New York, New York are authorized to be closed.
“Business Entities” means RPM, the Company and their respective Subsidiaries.
“Buyer” has the meaning assigned to such term in the preamble to this Agreement.
“Buyer Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization), Section 5.2 (Authority), Section 5.3(b) (Non-Contravention) and Section 5.4 (Brokers).
“Buyer Group” has the meaning assigned to such term in Section 6.2.
“Buyer Parent” means Royalty Pharma PLC.
“Buyer Parent Stockholders Meeting” has the meaning assigned to such term in Section 7.19.
“Buyer Shares” means the non-voting Class E ordinary shares of Buyer.
“Buyer Shares VWAP” means the volume weighted average price of the Class A shares of Buyer Parent as listed on the NASDAQ for the specified period, as reported by Bloomberg.
“Buyer Tax Contest” has the meaning assigned to such term on Section 7.7(c)(ii).
“Buyer Tax Return” has the meaning assigned to such term on Section 7.7(a)(ii).
“Carry Matters” has the meaning assigned to such term in Section 7.12.
“Carry Recipient” has the meaning assigned to such term in Section 7.12.
“Cash” means the aggregate amount of cash and marketable securities (but, in the case of marketable securities, only short-term, highly liquid investments that are readily convertible to cash), in each case determined in accordance with the Accounting Principles. For the avoidance of doubt, “Cash” shall exclude any (i) outstanding checks and outgoing wire transfers, (ii) security deposits, escrows or similar deposits, (iii) collateral reserve accounts, and (iv) other restricted cash (including any cash subject to any restriction on its use by applicable Law or Contract or subject to any Tax on distribution or other transfer); provided that, notwithstanding the foregoing, “Cash” shall include (y) the certificate of deposit pledged as collateral under the letter of credit set forth on Section 3.5(d) of the Disclosure Schedule, (y) restricted cash held by RPM and (z) restricted cash held by RP Management (Ireland) Ltd.
“Central Bank” has the meaning assigned to such term on Section 2.3(a)(xii).
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and the rules and regulations promulgated thereunder.
“Client” means any client to which any Business Entity provides investment advisory, sub-advisory or investment management services as of a particular date in connection with the Business.
“Closing” has the meaning assigned to such term in Section 2.1.
“Closing Cash” means the aggregate amount of Cash of the Company and its Subsidiaries, excluding the Excluded Business, as of the Effective Time.
“Closing Consideration” has the meaning assigned to such term on Section 2.2(a).
“Closing Date” has the meaning assigned to such term in Section 2.1.
“Closing Date Balance Sheet” has the meaning assigned to such term in Section 2.6(a).
“Closing Date Statement” has the meaning assigned to such term in Section 2.6(a).
“Closing Indebtedness” means the aggregate amount of Funded Indebtedness of the Company and its Subsidiaries, including Accrued Interest but excluding any other Funded Indebtedness under the RPM Credit Documents or in respect of the Excluded Business, as of the Effective Time.

“Closing Management Fee Payments” means the portion of aggregate management fee payments made to and actually received by any of the Business Entities pursuant to any Management Agreement (other than any Management Agreement that is part of the Excluded Business) in respect of the period between January 1, 2025 and the Closing Date, excluding amounts paid to the Manager for the reimbursement of its costs or expenses in accordance with the terms of any Management Agreement (including the payment of additional management fee under any Management Agreement in respect of such costs or expenses).
“Closing Net Working Capital” means the aggregate amount of Net Working Capital as of the Effective Time.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
“Company” has the meaning assigned to such term in the preamble to this Agreement.
“Company Closing Certificate” has the meaning assigned to such term in Section 2.2(c).
“Company Fundamental Representations” means Section 3.1 (Organization and Capitalization), Section 3.2 (Authority), Section 3.3(b) (Non-Contravention), Section 3.4 (Subsidiaries), and Section 3.23 (Brokers).
“Company Units” has the meaning assigned to such term in the recitals to this Agreement.
“Company Systems” has the meaning assigned to such term in Section 3.18(c).
“Competing Fund” means a pooled investment vehicle with funds from multiple third-party investors that has been formed for the purpose of investing in multiple Royalty Investments, other than (i) any such vehicle for which Pharmakon Advisors, L.P. (or any successor or Affiliate thereof) serves as general partner or investment manager, (ii) Buyer Parent or any direct or indirect Subsidiary of Buyer Parent, (iii) any pooled investment vehicle that is part of the Excluded Business, (iv) any pooled investment vehicle listed on Section 7.10(a) of the Disclosure Schedules, or (v) any entity or pooled investment vehicle approved by the Board. For the avoidance of doubt, the term Competing Fund does not include (i) operating businesses, regardless of whether such businesses sell royalties to third parties; or (ii) personal investments made by individuals in their capacity as individuals, regardless of whether such individuals pool their personal funds together (i.e., without the creation of a formal investment vehicle or entity through which to make such investment).
“Consideration Deficiency” has the meaning assigned to such term in Section 2.6(e)(v).
“Consideration Surplus” has the meaning assigned to such term in Section 2.6(e)(iv).
“Contract” means any agreement, contract, license, commitment, document, mortgage, instrument, note, loan, undertaking, commitment, joint venture, lease (of real or personal property) and any other agreements, commitments and legally binding arrangements.
“Covenants” has the meaning assigned to such term in Section 11.16(c).
“Defaulting Party” has the meaning assigned to such term in Section 11.6.
“Deferred Shares” means “deferred shares” of Buyer having the rights set forth in the articles of association of Buyer.
“Defined Benefit Plan” shall have the meaning set forth in Section 3(35) of ERISA.
“Disclosure Schedules” means the Disclosure Schedules delivered pursuant to this Agreement immediately prior to the execution hereof on the date hereof.
“Disqualification Event” has the meaning assigned to such term in Section 3.8(k).
“Documents” means this Agreement, the Voting Agreement, the Restrictive Covenants Agreements, Form Offer Letter, and each other agreement, schedule, exhibit, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated by this Agreement.
“Effective Time” means 12:01 am Eastern Time on the Closing Date.

“Employee Benefit Plan” means (a) any “employee benefit plan” as defined in Section 3(3) of ERISA, or (b) any other employee benefit, fringe benefit, supplemental unemployment benefit, compensation, employment, consulting, independent contractor, bonus, incentive, profit sharing, profits interests, deferred compensation, termination, severance, change of control or transaction bonus, retention, vacation, paid time off or leave, pension, retirement, stock option, stock purchase, stock appreciation, equity-based or equity-linked incentive, phantom equity, tuition, education reimbursement, health, cafeteria, welfare, medical, dental, perquisite, disability, life insurance or any similar plans, programs, agreements, arrangements or practices, in either case (a) or (b), whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, whether or not subject to ERISA or established pursuant to a statute, but excluding any such plan that is sponsored in whole or in part by any Governmental Authority or any Multi-Employer Plan.
“Employment-Based RCAs” has the meaning assigned to such term in Section 3.15(d).
“Enforcing Party” has the meaning assigned to such term on Section 7.3(f).
“Environment” means any of the following media: (i) land, including surface land and sub-surface strata, (ii) water, including coastal and inland waters, surface waters, ground waters, drinking water supplies and waters in surface- and sub-surface strata, (iii) air, including indoor and outdoor air and (iv) natural resources.
“Environmental and Safety Requirements” means, whenever enacted or in effect, all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all Orders and all common law concerning public health and safety, worker health and safety, pollution, protection of the environment, or hazardous substances or wastes, including CERCLA.
“Equity Award Schedule” has the meaning assigned to such term on Section 3.1(d).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, any other Person, trade or business that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with such Person as defined in Section 414(b), 414(c), or 414(m), 414(o) or 414(t) of the Code.
“Exchange Act” has the meaning assigned to such term on Section 3.8(g).
“Excluded Business” means the business of RPM that is primarily related to the business set forth on Section 1 of Schedule C and the assets set forth on Section 2 of Schedule C; provided that the assets set forth on Section 3 of Schedule C shall be excluded from the Excluded Business and included in the Business.
“FCPA” has the meaning assigned to such term in Section 3.8(j).
“Feeder Vehicles” means RPI International Holdings 2019, LP and RPI US Partners 2019, LP.
“Final Aggregate Cash Consideration” means the Aggregate Cash Consideration (a) as shown in Buyer’s calculation set forth in the Closing Date Statement if no Dispute Notice is timely delivered pursuant to Section 2.6(a) or (b) if a Dispute Notice is timely delivered, (i) as agreed by Buyer and the Seller Representative in writing or (ii) in the absence of such agreement, as shown in the Independent Accountant’s calculation delivered pursuant to Section 2.6(b).
“Financial Statements” has the meaning assigned to such term in Section 3.5(a)(ii).
“Flow-Through Tax Return” has the meaning assigned to such term on Section 7.7(a)(i).
“Form Offer Letter” means that certain form of offer letter included as Exhibit C to this Agreement.
“Form Restrictive Covenants Agreement” means that certain form of restrictive covenants agreement included as Exhibit D to this Agreement.
“Fraud” means, with respect to the representations and warranties made by a Party in this Agreement, an actual and intentional misrepresentation of a fact with respect to the making of such representations and warranties (and specifically excluding constructive fraud, recklessness or negligence) (a) with the express intention that the other Party rely thereon, (b) where the Party making such false statement of fact (i) has actual knowledge of the falsity of such statement and (ii) makes such false statement with the intent to deceive the Party to whom such false statement of fact is made, and (c) where the Party to whom such false statement of fact is made (i) justifiably relies on such false statement of fact and with ignorance to the falsity of such statement and (ii) suffers actual damages as a result of such statement.
“Fund” means a pooled investment vehicle that is a Client.
“Fundamental Cap” has the meaning assigned to such term in Section 6.4(c).
“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including as applicable, articles or certificate of incorporation, memorandum, memorandum of association, articles of association, articles of organization, certificate of formation, declaration of trust, indenture and/or supplemental indenture, trust agreement, partnership agreement, by-laws, and/or operating or limited liability company agreement.
“Funded Indebtedness” means, as of any date, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other outstanding payment obligations arising under any obligations of the Company or any of its Subsidiaries, in respect of: (a) indebtedness for borrowed money (including overdraft facilities), whether secured or unsecured, or for the deferred purchase price of property, goods or services (including any “earn-out”, contingent payments, performance bonus, holdback or similar payments valued at the maximum potential amount thereof, but excluding trade payables incurred in the Ordinary Course of Business); (b) indebtedness evidenced by any note, bond, debenture or other debt security or other similar Contracts or instruments (including purchase money obligations); (c) (i) in respect of unfunded or underfunded defined benefit pension, retiree medical or nonqualified deferred compensations plans (including any withdrawal liability under any such plan), (ii) accrued but unpaid severance, or deferred compensation, (iii) paid time off that has accrued, but that has not been used, (iv) all bonuses or other incentives that are earned for service during calendar year 2024 and unpaid in accordance with the Accounting Principles, including but not limited to legacy unpaid ICAI bonus amounts related to Buyer’s IPO, RSA bonuses and annual discretionary bonuses (with respect to the foregoing clauses (c)(i)-(iv), inclusive of the employer portion of any payroll, employment or similar Taxes with respect thereto); (d) any liability, including reimbursement obligations, in respect of banker’s acceptances, letters of credit and surety and/or performance bonds (but, in each case, only to the extent and in the amount drawn); (e) accrued but unpaid Taxes of the Company or any of its Subsidiaries for all Pre-Closing Tax Periods, which (i) shall not be less than zero in the aggregate or with respect to the Company or any of its Subsidiaries, (ii) shall be calculated in accordance with past practice of the Company or any of its Subsidiaries and (iii) with respect to any Straddle Period, shall be calculated in accordance with Section 7.7(f); (f) liabilities or obligations under any interest rate, currency or other hedging or swap agreement and any breakage costs or fees under any of the foregoing, calculated as if terminated at or immediately prior to the Closing; (g) any declared and unpaid dividends or other distributions, or other amounts owed to RPM, any Seller or any of their respective Affiliates; (h) all obligations under leases which are recorded or are required to be, in accordance with GAAP, as financing leases in respect of which any of the Company or any of its Subsidiaries is liable as lessee; (i) any indebtedness referred to above of any Person that is either guaranteed (including under any “keep well” or similar arrangement) by, or secured by, any Lien upon any property or asset owned by, any of the Company or any of its Subsidiaries, in each case, as of such date; (j) all interest, fees, penalties (including pre-payment penalties), premiums (including make-whole premiums), fees and prepayment premiums, breakage costs and expense reimbursement and other expenses owed (or to be owed in connection with the repayment thereof) with respect to the indebtedness referred to above through the Closing Date; (k) any costs or expenses incurred with respect to, as a result of or in connection with the New RPM Reorganization; and (l) any management fee rebates payable. Notwithstanding the foregoing, “Funded Indebtedness” shall not include any of the following: (i) items to the extent included in the Transaction Costs or the calculation of Closing Net Working Capital; (ii) intercompany obligations between or among the Company and any wholly owned Subsidiary thereof (or between or among any such Subsidiaries); (iii) undrawn amounts under banker’s acceptances, letters of credit and surety and/or performance bonds; (iv) obligations under operating leases; and (v) trade payables incurred in the Ordinary Course of Business (to the extent included in Closing Net Working Capital).

“GAAP” means those accounting principles which are recognized as being generally accepted in United States which are applicable as at the date on which any calculation hereunder is to be effective, consistently applied.
“Governmental Authority” means any court, administrative agency or commission or other governmental or licensing authority, agency, or instrumentality, domestic or foreign, international, supranational, provincial, federal, state, county or local, including, for the avoidance of doubt, any municipal entity, government and/or any political subdivision or other executive, legislative, administrative, judicial or other governmental department, commission, court, tribunal, board, bureau, agency or instrumentality or any arbitral body or other authority exercising any governmental or quasi-governmental powers.
“Hazardous Materials” means any substance that is defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “pollutant,” or “contaminant” under CERCLA, the Toxic Substances Control Act, the Resource Conservation Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act or any analogous and applicable Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indemnified Party” has the meaning assigned to such term in Section 6.5(a).
“Indemnified Taxes” (a) all Taxes of the Business Entities for any Pre-Closing Tax Period (determined, with respect to a Straddle Period, in accordance with Section 7.7(f)), (b) all Taxes for which any Business Entity is liable by virtue of being of a member of an affiliated, combined or unitary group of which any Business Entity (or any predecessor thereof) is or was a member on or prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local or non-U.S. Law), (c) any Taxes of any other Person for which Buyer or any Business Entity is or may become liable as a transferee or successor, by Contract or pursuant to any Tax law, by reason of a transaction entered into by any Seller, any Business Entity or any of their Affiliates before the Closing Date, (d) all Taxes arising out of or resulting from a breach of any Tax Representation or any covenant or agreement of Sellers contained in this Agreement and (e) all Taxes of the Buyer or the Business Entities incurred with respect to, as a result of or in connection with the New RPM Reorganization.
“Indemnifying Party” has the meaning assigned to such term in Section 6.5(a).
“Independent Accountant” has the meaning assigned to such term in Section 2.6(b).
“Individual Equityholder” means the individual equityholders of RP MIP, a list of whom has been provided to Buyer.
“Information Privacy and Security Laws” means all applicable Laws concerning the data privacy, data protection, cybersecurity and/or the processing of Personal Data, and all applicable rules and regulations promulgated by a Governmental Authority thereunder, including, if/as and to the extent applicable, the California Consumer Privacy Act of 2018, the EU 2016/679 General Data Protection Regulation (and the equivalent thereof under the laws of the United Kingdom), the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transactions Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, state Social Security number protection laws, state data breach notification laws, state consumer protection laws and any Laws concerning requirements for website and mobile application privacy policies and practices, telephone or electronic monitoring or recording of any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).
“Intellectual Property” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, including the following: (a) all inventions, all improvements thereto and all patents, patent applications, and invention disclosures, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof, (b) registered and unregistered trademarks, service marks, trade dress, trade styles, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works and copyrights and all applications, registrations and renewals in connection therewith, (d) all Trade Secrets, customer lists, track records, methodologies, business and marketing plans and other confidential information, (e) all know-how, (f) all domain names, URLs, social media accounts and handles, including all goodwill associated therewith, (g) Software, (h) databases and data collections and (i) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Intended Tax Treatment” has the meaning assigned to such term on Section 7.7(h).
“Interim Financial Statements” has the meaning assigned to such term in Section 3.5(a)(ii).
“IRS” means the Internal Revenue Service.
“Key Employee” means any employee of the Business Entities with a title of Executive Vice President or above.
“Knowledge of the Company” means the actual knowledge of Legorreta, George Lloyd and Terrance Coyne, after reasonable inquiry, none of whom shall have any personal liability or obligations of inquiry regarding such knowledge.
“Latest Balance Sheet Date” means September 30, 2024.
“Latest Balance Sheet” has the meaning assigned to such term in Section 3.5(a)(ii).
“Law” means any constitution, law, statute, common law, treaty, rule, directive, requirement or regulation or Order of any Governmental Authority.
“Leased Real Property” has the meaning assigned to such term in Section 3.19(b).
“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
“Licensed Intellectual Property” means each item of Intellectual Property that any third party owns and is licensed or sublicensed (or purported to be licensed or sublicensed) to a Business Entity or for which a Business Entity has obtained a covenant not to be sued.
“Lien” means any security interest, pledge, mortgage, deed of trust, charge, encumbrance or option.
“Management Agreement” means any management agreement, management services agreement or other similar agreement pursuant to which any of the Business Entities is bound as a manager or service provider, including any agreement pursuant to which RPM performs services that involve (a) management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (b) giving advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) or (c) otherwise acting as an “investment adviser” within the meaning of the Advisers Act or other comparable applicable Law.
“Material Adverse Effect” means, individually or in the aggregate, any change, effect, event, matter, occurrence or state of facts that (a) has, would reasonably be expected to have, or results in, a material adverse effect on the business, assets, properties, management or results of operations of the Business Entities or (b) does, materially impair or delay Sellers’ ability to consummate the Transactions; provided, however, a “Material Adverse Effect” shall not include any change, effect, event, matter, occurrence or state of facts to the extent resulting from (i) a decline or worsening of economic or political conditions, (ii) any changes or developments in financial, banking or securities markets (including any disruption thereof), (iii) changes in GAAP after the date hereof (or the binding interpretation thereof), (iv) changes in any Laws after the date hereof; (v) acts of war (whether or not declared), armed hostilities or terrorism or the escalation or worsening thereof; (vi) any natural or man-made disaster or acts of God; (vii) any epidemics, pandemics, disease outbreaks or other public health emergencies; (viii) the public announcement of the Transactions or the pendency or completion of the Transactions (it being understood that this clause (viii) shall not apply to a breach of any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the announcement, pendency or completion of this Agreement or any of the other Documents or the Transactions, including for the purposes of Article VIII); (ix) any failure by the Business Entities to meet any internal or external projections, budgets or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excepted from this definition); (x) the taking of any action required by this Agreement, including the completion of the Transactions contemplated hereby (it being understood that this clause (x) shall not apply to actions taken pursuant to Section 7.1(a) of this Agreement) or actions taken or not taken by the Sellers or any Business Entity with Buyer’s written consent and (xi) the initiation of litigation by any Buyer Parent shareholder with respect to this Agreement or any of the Transactions; provided that, with respect to a matter described in any of the foregoing clauses (i) through (vii), such matter shall be excluded only to the extent that such change, effect, event, matter, occurrence or state of facts does not have a disproportionate adverse effect on the Business Entities relative to other participants in any of the industries in which the Business Entities operate.
“Material Contracts” has the meaning assigned to such term in Section 3.12(a).
“Multi-Employer Plan” shall have the meaning set forth in Section 3(37) of ERISA.
“Multiple Employer Plan” shall have the meaning set forth in Section 413 of the Code.
“Net Working Capital” means, as of any particular time, the difference, whether positive or negative, of (a) the current assets of the Company and its Subsidiaries (excluding (i) Cash, (ii) current and deferred Tax assets, (iii) management fee receivables, (iv) any portion of any right to use the current assets, (v) loans (including interest accrued thereon) to employees and their affiliates that the Company shall forgive or that will be repaid with cash paid by the Company to the employee borrower as a bonus, in the Ordinary Course of Business in an amount not to exceed $115,000, and (v) any current assets of the Excluded Business), minus (b) the aggregate current liabilities of the Company and its Subsidiaries (including deferred revenue, and excluding (i) any Funded Indebtedness, (ii) current or deferred Tax liabilities and any Tax liabilities taken into account in determining Funded Indebtedness, (iii) Transaction Costs, (iv) any portion of any operating lease liabilities, (v) current liabilities for bonus payables that are accrued under GAAP but not earned and unpaid as of the Effective Time and (vi) any current liabilities of the Excluded Business), in each case, (A) solely reflecting the line items included on Exhibit E, and (B) calculated in accordance with the Accounting Principles. For illustrative purposes only, the determination of Net Working Capital as of the date hereof is set forth on Exhibit E. For the avoidance of doubt, to the extent the sample calculation of Net Working Capital as presented in Exhibit E conflicts with the Accounting Principles, the Accounting Principles shall prevail.
“Net Working Capital Adjustment Amount” means (i) if the Closing Net Working Capital exceeds the Target Net Working Capital, the amount (expressed as a positive number) by which Closing Net Working Capital exceeds the Target Net Working Capital, or (ii) if the Target Net Working Capital exceeds the Closing Net Working Capital, the amount (expressed as a negative number) by which Closing Net Working Capital is less than the Target Net Working Capital.
“New RPM Reorganization” has the meaning assigned to such term in the recitals.
“Non-Defaulting Party” has the meaning assigned to such term in Section 11.6.
“Obligation” has the meaning assigned to such term in Section 11.6.
“OFAC” has the meaning assigned to such term in Section 3.8(h).
“Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Authority or arbitrator.
“Ordinary Course of Business” means the ordinary course of business consistent with the past custom and practice of the Business Entities.
“Original Document” has the meaning assigned to such term on Section 7.3(c).
“Outside Date” has the meaning assigned to such term in Section 9.1(b).
“Owned Intellectual Property” means each item of Intellectual Property owned or purported to be owned by a Business Entity.
“Parties” or “Party” has the meaning assigned to such term in the preamble to this Agreement.

“Percentage Interest” means, at a given time, with respect to each Seller, the quotient (stated as a percentage) of the Closing Consideration actually received by such Seller divided by the total amount of Closing Consideration actually received by all Sellers.
“Permits” means all permits, licenses, certificates, registrations, franchises, approvals, certificates, variances and similar authorizations obtained, or required to be obtained, from Governmental Authorities.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings or the making of appropriate demands, notices or filings and for which there are adequate reserves on the books, (b) workers or unemployment compensation Liens arising in the Ordinary Course of Business and for which there are adequate reserves on the books, (c) mechanic’s, materialman’s, supplier’s, vendor’s, carriers’, workers’, repairers’, warehousemen’s or similar Liens arising in the Ordinary Course of Business, (d) zoning ordinances, recorded easements and all other matters of record affecting the Leased Real Property or matters which would be revealed by a survey, and that in each case do not, individually or in the aggregate, materially impair the current or intended use, operation or occupancy of the Leased Real Property, or materially detract from the value of or have a Material Adverse Effect thereon, (e) with respect to the Leased Real Property, (1) the terms, conditions, and provisions of the Real Property Leases; (2) any Lien or other matter affecting title to the fee estate underlying such Leased Real Property; (3) Liens in favor of landlords, lessors, sublessors or licensors under the Real Property Leases or encumbering the interests of such lessors, sublessors or licensors (or holder of superior interests); (4) any right, title or interest of a landlord, lessor, sublessor or licensor under any of the Real Property Leases; and (5) all matters that may be shown on any title commitments and title policies, and any matter that would be reflected on a current, accurate ALTA/NSPS survey or physical inspection of any parcel of Leased Real Property, (f) imperfections or defects in title, the existence of which would not reasonably be expected to impair the current operations of the Business Entities in any material respect, (g) any defects, burdens or irregularities which are based solely on a lack of information in the Sellers’ files, (h) defects arising from any change in applicable Law after the date of this Agreement, or (i) in respect of Company Units, any restrictions (whether on the transferability thereof or otherwise) imposed pursuant to securities or similar Laws or arising from this Agreement or the other Documents.
“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).
“Personal Data” means (a) any information relating to an identified or identifiable individual, including: names, postal addresses, email addresses, telephone numbers, dates of birth and Social Security numbers; and (b) “personal data”, “personal information”, “personally identifiable information”, and any terms of similar import, in each case as defined under one or more Information Privacy and Security Laws.
“Plans” means each Employee Benefit Plan (A) that covers any present or former Service Provider (or any dependents or beneficiaries of such Persons) that are maintained, sponsored, entered into or contributed to by any of the Business Entities or (B) with respect to which any of the Business Entities is obligated to contribute or have, or may be reasonably expected to have, any Liability whether direct or indirect (including any Liability on account of any ERISA Affiliate of the Business Entities).
“Pre-Closing Occurrences” has the meaning assigned to such term in Section 7.17(b).
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion ending on and including the Closing Date for any Straddle Period.
“Proceeding” means any action, suit, proceeding, complaint, claim, demand, charge, hearing, inquiry or investigation before or by a Governmental Authority or arbitrator.
“Proxy Statement” has the meaning assigned to such term in Section 7.18(a).
“Qualified Plan” has the meaning assigned to such term in Section 3.16(a).
“Qualifying Offer” has the meaning assigned to such term in Section 7.9.
“Real Property Leases” has the meaning assigned to such term in Section 3.19(b).
“Recovery Costs” has the meaning assigned to such term in Section 7.17(c).

“Reference Date” means January 1, 2022.
“Regulatory Approvals” has the meaning assigned to such term in Section 7.2(a).
“Release” means any release or threatened release, including any spill, emission, leaking, pumping, pouring, emitting, emptying, escaping, dumping, injection, disposal, discharge, migrating or leaching of any Hazardous Materials into the Environment.
“Representative” with respect to a particular Person, means any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of such Person.
“Requisite Approval” means (a) approval and authorization by ordinary resolution of the shareholders of Buyer Parent of the entry into this Agreement, the other Documents and the Transactions and the grant of allotment authority for the issue of such number of additional Class A shares of Buyer Parent as will be sufficient to allow for the exchange in full of an aggregate number of Class B Shares of Buyer equivalent to the number of Buyer Shares issued pursuant to the Closing Consideration into such Class A shares, (b)(i) approval and authorization delivered as of the date hereof by ordinary resolution of the shareholders of Buyer of the entry into this Agreement, the other Documents and the Transactions and the grant of allotment authority for the issue of the Buyer Shares pursuant to the Closing Consideration, and (ii) approval by special resolution of the shareholders of Buyer of the adoption of the amended and restated articles of association of Buyer in form and substance reasonably satisfactory to the Buyer and Seller Representative (the “A&R Articles of Association”), and (c) approval by separate class consent of the holder of the Class C share of Buyer of the adoption of the A&R Articles of Association.
“Restrictive Covenants Agreement” has the meaning assigned to such term in Section 2.3(a)(xi).
“Royalty-Like Rights” means contractual rights to income derived from the sales of, or revenues generated by, pharmaceutical, biopharmaceutical, medical and/or healthcare products, processes, devices, or enabling and delivery technologies that are protected by patents, trademarks or copyrights, governmental or other regulations or otherwise by contract.
“Royalty Investments” means (i) Royalty-Like Rights; (ii) ownership interests in any entities formed for the purpose of holding Royalty-Like Rights or substantially all of the assets of which consist of Royalty-Like Rights; (iii) any securities, investments or contracts that may provide a hedge for Royalty-Like Rights; (iv) fixed payment arrangements that have economic characteristics similar to Royalty-Like Rights or debt, including bonds, preferred stock and the debt component of any convertible or other hybrid security; and (v) other assets and investments reasonably considered by the Buyer Parent to be related to the foregoing.
“RPM Credit Document Assumption” has the meaning assigned to such term in Section 2.3(a)(vi).
“RPM Credit Documents” means that certain Loan Agreement, dated as of December 11, 2023, between Bank of America, N.A. and RPM and related documents.
“RPM Policies” has the meaning assigned to such term in Section 7.17(b).
“RP Management Equity Incentive Plan” means the RP Management Equity Incentive Plan, as amended.
“RP MIP Interests” has the meaning assigned to such term on Section 3.1(d).
“Sanction” has the meaning assigned to such term in Section 3.8(h).
“Sanctioned Person” has the meaning assigned to such term in Section 3.8(h).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
“Self-Regulatory Organization” means the Financial Industry Regulatory Authority, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Business Entities is subject.
“Seller” and “Sellers” have the meanings assigned to such terms in the preamble to this Agreement.
“Seller Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization), Section 4.2 (Title to Company Units), Section 4.3 (Authority), Section 4.4 (Non-Contravention) and Section 4.6 (Brokers).
“Seller Representative” has the meaning assigned to such term in the preamble to this Agreement.
“Seller Tax Contest” has the meaning assigned to such term on Section 7.7(c)(i).
“Seller Tax Return” has the meaning assigned to such term on Section 7.7(a)(i).
“Service Provider” means any director, officer, employee, manager, individual independent contractor or consultant or other individual service provider of any Business Entity.
“Software” means all computer programs, systems, applications and code, including but not limited to application software, system software, firmware, middleware, mobile digital applications, assemblers, applets, compilers and binary libraries, including all source code and object code versions of any and all of the foregoing, in any and all forms and media, and all related documentation.
“Straddle Period” means any Tax period that includes (but does not end on) the Closing Date.
“Sub Cap” has the meaning assigned to such term in Section 6.4(c).
“Subsidiary” of any Person means any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity.
“Subsidiary Interests” has the meaning assigned to such term in Section 3.1(c).
“Support Services Agreement” means a services agreement by and among the Company, Royalty Pharma II, LLC and RPM in form and substance reasonably satisfactory to the Buyer and Seller Representative.
“Survival Period” has the meaning assigned to such term in Section 6.1.
“Target Net Working Capital” means negative $167,000.
“Tax Contest” means any audit, assessment, reassessment, claim, examination or other inquiry relating to Taxes by any Taxing Authority or any judicial or administrative proceeding relating to Taxes.
“Taxes” means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits, gains or selected items of income, earnings or profits) and all gross receipts, sales, goods and services, harmonized sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties, import or export taxes and other taxes, escheat or unclaimed property obligations, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any Liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a transferee or successor by contract, merger, conversion or otherwise or a member of an affiliated, combined, consolidated or unitary group.
“Tax Representations” means Section 3.10.
“Tax Return” means any return, declaration, report, election, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning assigned to such term in Section 6.5(b).
“Trade Secret” means a trade secret under applicable Law.
“Transaction Documents” has the meaning assigned to such term on Section 7.3(c).
“Transfer Agent” means Computershare Trust Company, N.A..
“Transaction Costs” means the aggregate amount of all expenses, fees, costs and other liabilities incurred by or on behalf of, or payable by, the Company or any of its Subsidiaries (including those that become due or payable on or after the Closing pursuant to Contracts in effect at or prior to the Closing), in connection with the preparation, negotiation, execution or consummation of this Agreement and the consummation of the Transactions contemplated hereby, whether or not accrued and whether billed or payable prior to, on or after the Closing, including (a) the amount of all retention, severance, change of control, transaction or similar bonuses or payments paid or payable to any Person, including current or former Service Providers, in connection with, as a result of or conditioned in whole or in part on, the consummation of the Transactions (but excluding any “double trigger” payments or any amount payable as a result of any actions taken by Buyer, the Company or any of their respective Subsidiaries after the Closing), whether alone or in connection with any other event (including all change of control payments, deferred compensation, transaction, retention, severance, or similar payments or bonuses), inclusive of the employer portion of any payroll, employment or similar Taxes with respect thereto; (b) any legal, accounting, investment banking, financial advisory (including the brokers referred to in Section 3.20), valuation experts, data room administrators, attorneys, consultants and other third party fees and other expenses incurred by the Company or any of its Subsidiaries in connection with the Transactions, in each case, whether or not invoiced; (c) the amount of all payments paid or payable by the Company or any of its Subsidiaries under any phantom equity arrangement, including any phantom equity award with respect to RP MIP equity interests; and (d) the employer share of any applicable Taxes associated with the payments described in clause (a) and (c) above. Notwithstanding the foregoing, “Transaction Costs” shall not include (x) any expenses, fees, costs and other liabilities incurred by the Company or any of its Subsidiaries on behalf of the Buyer, Buyer Parent and/or their direct and indirect Subsidiaries in their respective capacities as manager of such entities, (y) Transfer Taxes allocated to Buyer pursuant to Section 7.3 or (z) fees, expenses and premiums incurred to obtain the D&O Tail contemplated by Section 7.6.
“Transaction Deductions” means, without duplication, the deductible portion (determined for income Tax purposes under applicable Law of any Transaction Cost, Funded Indebtedness (including any Tax deductions for unamortized financing costs) or other deductible payments made in connection with the completion of the transactions contemplated by this Agreement; provided, that for these purposes the safe harbor set forth in Revenue Procedure 2011-29, 2011-18 IRB shall be applied to any such expenses that are “success-based fees”.
“Transactions” means the transactions contemplated by this Agreement, including the execution, delivery and performance of each of the Documents and the consummation of the New RPM Reorganization and the Closing.
“Transfer Taxes” means all sales (including bulk sales), use, transfer (including real property transfers or gains), filing, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar taxes or fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, but for the avoidance of doubt not including any income taxes (or withholding taxes with respect thereto) or taxes on capital gains.
“Unpaid Transaction Costs” means, as of a given date, the aggregate amount of unpaid Transaction Costs.
“WARN Act” has the meaning assigned to such term in Section 3.15(a).

ARTICLE XI.
MISCELLANEOUS
11.1 NO THIRD PARTY BENEFICIARIES. This Agreement is intended to be solely for the benefit of the Parties to this Agreement, and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be; provided, that (a) each D&O Indemnitee is a third party beneficiary of Section 7.6, (b) each Indemnified Party is a third party beneficiary of Article VI, and (c) Akin Gump Strauss Hauer & Feld LLP is a third party beneficiary of Section 11.18.
11.2 ENTIRE AGREEMENT. This Agreement and the other Documents referred to herein constitute the entire agreement among the Parties and supersede any prior correspondence or documents evidencing negotiations between the Parties, whether written or oral, and all understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of any Document.
11.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and heirs, and if any Seller distributes, gives or otherwise transfers any portion of the Aggregate Cash Consideration or Aggregate Stock Consideration to any Individual Equityholder, such Seller shall notify Buyer thereof and such Individual Equityholder shall assume his or her pro rata portion of such Seller’s obligations hereunder pursuant to a written instrument executed by such Individual Equityholder and enforceable by Buyer against such Equityholder. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may, without the need for further consent from any Seller or Seller Representative (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates; (b) designate one or more of its Affiliates to perform its obligations hereunder; and/or (c) assign its rights hereunder to any lenders or financing sources, provided that in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of their respective obligations hereunder.
11.4 COUNTERPARTS; EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Agreement and each of the other Documents may be transmitted by facsimile machine or by electronic mail or transmission and any Party’s signature appearing on a faxed copy of this Agreement or any other Document or an electronically transmitted copy of this Agreement or any other Document shall be treated as an original signature for all purposes under applicable Law, including for admission into evidence in any legal proceeding.
11.5 HEADINGS. The section and other headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
11.6 RIGHT OF SET OFF. If any Party’s (the “Defaulting Party”) payment obligations as finally determined either under Section 2.6 or Section 6.8 (“Obligations”) are not paid in full in cash within thirty (30) days after being due pursuant to the terms of this Agreement, then the applicable Party that is owed payment (the “Non-Defaulting Party”) is hereby authorized, to the fullest extent permitted by Law, to set off and apply any amounts at any time held by the Company or its Subsidiaries, the Non-Defaulting Party or any of their respective Affiliates on behalf of the Defaulting Party and/or its Affiliates payable to the Defaulting Party and/or its Affiliates by the Company or its Subsidiaries, the Non-Defaulting Party or any of their respective Affiliates, including any distributions (except for Tax distributions) owed to the Defaulting Party and/or its Affiliates in respect of the equity interests in the Non-Defaulting Party or the Company or any Subsidiary directly or indirectly held by Defaulting Party and/or its Affiliates, or any and all indebtedness or monetary obligations at any time owing by the Company or any of its Subsidiaries, the Non-Defaulting Party or any of their respective Affiliates to the Defaulting Party and/or its Affiliates, against any or all of such unpaid Obligations (subject to the caps set forth in Article VI, to the extent applicable).
11.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient on a Business Day prior to 8:00 P.M. local time, otherwise on the next Business Day, transmitted by facsimile or electronic mail to the intended recipient on a Business Day prior to

8:00 P.M. local time, otherwise on the next Business Day at the facsimile number or email address set forth therefor below (with electronic confirmation of receipt and hard copy to follow), or one (1) Business Day after deposit with a nationally recognized overnight delivery service for overnight delivery (receipt requested) and addressed to the intended recipient as set forth below:

If to the Sellers, the Seller Representative, RPM or the Company (prior to the Closing):

c/o RP Management, LLC
110 E. 59th Street, Suite 3300
New York, New York 10022
Attention:	General Counsel
Email:	l-legal-finance@royaltypharma.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attention:	Stuart Leblang; David Antheil; Eric Wexler
Email:	sleblang@akingump.com; dantheil@akingump.com; ewexler@akingump.com

If to the Buyer:

c/o Royalty Pharma Holdings Ltd.
110 East 59th Street
New York, NY 10022
Attention:	General Counsel
Email:	l-legal-finance@royaltypharma.com

with a copy to (which shall not constitute notice), to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard Truesdell; Harold Birnbaum
Email:	Richard.truesdell@davispolk.com; harold.birnbaum@davispolk.com

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Person may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
11.8 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts of laws principles that would require the application of the Law of any other jurisdiction, and the obligations, rights and remedies of the Parties under this Agreement shall be determined in accordance with such Law.
11.9 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10  INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits, Schedules and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein (subject to Section 11.11).
11.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation. Disclosure or reference in a particular Schedule hereto shall be deemed to adequately disclose an exception to another representation or warranty made herein only if the relevance of that disclosure or reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable Person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall be deemed to adequately disclose an exception to a representation or warranty made herein (including if the representation or warranty has to do with the existence of the document or other item itself). If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (v) references to “dollar,” “dollars” or “$” shall be to the lawful currency of the United States.
11.12 INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.
11.13 REMEDIES. Except as otherwise provided herein or in the other Documents, the Parties shall each have and retain all other rights and remedies existing in their favor at Law or equity, including any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, each Seller hereby agrees that if such Seller fails to convey its Company Units to the Buyer in accordance with the provisions of this Agreement, the Buyer would be irreparably damaged and the Buyer’s remedy at law would be inadequate. In such event, the Buyer shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and Buyer shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of each Seller to sell, transfer and assign the Company Units, and each Party hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other Parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.
11.14 SEVERABILITY. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn or otherwise modified so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn or modified, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
11.15 WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
11.16 JURISDICTION AND VENUE; SERVICE OF PROCESS; EQUITABLE REMEDIES.
(a) Jurisdiction and Venue.
(i) Each of the Parties hereby irrevocably and unconditionally submits, for itself, himself or herself and its, his or her property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such federal or state court to the extent permitted by Law. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees not to commence a claim or proceeding hereunder in a court other than the Court of Chancery of the State of Delaware, except (i) if required as a mandatory counterclaim or cross-claim in a proceeding commenced by the other Party in a jurisdiction other than Delaware or (ii) if such Party has first brought such claim or proceeding in the Court of Chancery of the State of Delaware, and such court has denied jurisdiction over such claim or proceeding (in which case all references herein to the Court of Chancery of Delaware shall be deemed instead to refer to any federal or state court sitting in the State of Delaware).
(ii) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it, he or she may legally and effectively do so, any objection that it, he or she may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any federal or state court sitting in the State of Delaware. Each of the Parties irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b) Service of Process. The Parties further agree that the mailing by certified or registered mail, return receipt requested to both (i) such other Party and (ii) counsel for such other Party (or such substitute counsel as such Party may have given written notice of prior to the date of such mailing), of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by Law. Notwithstanding the foregoing, if and to the extent that a court holds such means to be unenforceable, each of the Parties’ respective counsel (as referred to above) shall be deemed to have been designated agent for service of process on behalf of its respective client, and any service upon such respective counsel effected in a manner which is permitted by Delaware Law shall constitute valid and lawful service of process against the applicable Party.
(c) Specific Performance. If any Party breaches, or threatens to commit a breach of, any of the terms or provisions herein, including the provisions of Article VII hereof, the other Party shall have the right and remedy to receive from an appropriate court of jurisdiction determined pursuant to Section 11.16 specific performance or injunctive relief against any act which would violate any of the terms or provisions of this Agreement, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Parties and that money damages will not provide an adequate remedy to the Parties, and it being further acknowledged that such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Parties under law or in equity. To the extent a Party brings a Proceeding to enforce specific performance under this Agreement before the Closing, the Outside Date shall automatically be extended to the twentieth (20th) Business Day after such Proceeding is no longer pending or such other date established by the presider in the Proceeding.
11.17 PUBLIC ANNOUNCEMENTS. Except as otherwise required pursuant to applicable Law or rules of any national securities exchange, the Parties hereby agree, and agree to cause their respective controlled Affiliates, not to, issue any press release or similar announcement announcing the Transactions without the prior written consent of Buyer and Seller Representative , which consent shall not be unreasonably withheld, conditioned or delayed; provided, that with respect to any notice which is required pursuant to applicable Law or rules of any national securities exchange, the Party proposing to issue any press release or similar public announcement or communication in compliance with any such requirement shall before doing so (to the extent permissible under applicable Law or rules of any national securities exchange, as applicable) consult in good faith with the other Parties and consider in good faith any proposed comments. Notwithstanding anything to the contrary contained in this Section 11.17, the Parties or their Affiliates (and, in the case of Buyer, the Company and its Subsidiaries) may make customary disclosures, including the key economic terms of the transactions contemplated in this Agreement and the return realized as a result thereof, to its current or prospective investors, Affiliates, partners, members, financing sources, counsel, accountants, consultants and other advisors; provided, that, in each case, such disclosure (a) has a valid business purpose and is effected in a manner consistent with customary practices, and (b) is made only to parties with an obligation to maintain the confidentiality of any information that would reasonably be considered material non-public information of the Parties (assuming the Closing had occurred).
11.18 PROVISION RESPECTING LEGAL REPRESENTATION. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees, trustees and Affiliates, that Akin Gump Strauss Hauer & Feld LLP has served solely as counsel to certain of the Sellers or any Business Entity in connection with negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and that, following consummation of the Transactions, Akin Gump Strauss Hauer & Feld LLP (or any successor thereof) may serve as counsel to the Sellers or any Business Entity or any director, member, partner, officer, employee or Affiliate of any of the foregoing in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions (even if, without limitation, adverse to the Company and its Subsidiaries) notwithstanding such representation and each of the Parties hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.
11.19  APPOINTMENT AND AUTHORIZATION OF THE SELLER REPRESENTATIVE.
(a) Each Seller irrevocably appoints Legorreta as the “Seller Representative” and as such Seller’s sole and exclusive agent and attorney-in-fact to take such action as agent and attorney-in-fact on such Seller’s behalf and to exercise such powers under this Agreement which requires any form of Seller approval or consent, together with all such powers as are reasonably incidental thereto. The Seller Representative may perform its duties as such through sub-agents and attorneys-in-fact and shall have no liability for any acts or omissions of any such sub-agent or attorney if selected by it with reasonable care. The Buyer shall be entitled to deal exclusively with the Seller Representative on behalf of any and all Sellers with respect to all matters relating to this Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Seller Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Seller Representative, as fully binding upon such Seller.
(b) Without limiting the generality of the foregoing set forth in Section 11.19(a), the Seller Representative, acting alone without the consent of any Seller, is hereby authorized by each of the Sellers to: (i) take any and all actions under this Agreement without any further consent or approval from any other Person, (ii) cause the Closing to occur, (iii) agree to calculations and determinations hereunder, and supervise, defend, coordinate and negotiate adjustments under Section 2.6 and/or claims for indemnification under Article VI (including settlements thereof), (iv) effect payments to the Sellers hereunder, (v) receive or give notices hereunder, and/or (vi) receive or make payments hereunder.

(c) The Parties confirm their understanding that the Seller Representative may also be a Seller, and that it shall have the same rights and powers under this Agreement as other Sellers and may exercise or refrain from exercising the same as though it were not the Seller Representative. The Seller Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Seller Representative shall not be liable for (i) any action or omission consented to or requested by a majority in interest of the Sellers (based on the Percentage Interests of each Seller) or (ii) any action or omission otherwise taken by it hereunder except (in the case of this clause (ii) only) in the case of bad faith, willful misconduct, Fraud or gross negligence by the Seller Representative. The Seller Representative shall not be deemed to be a trustee or other fiduciary on behalf of any Seller or any other Person, nor shall the Seller Representative have any liability in the nature of a trustee or other fiduciary. The Seller Representative does not make any representation or warranty as to, nor shall it be responsible for or have any duty to ascertain, inquire into or verify: (A) any statement, warranty or representation made in or in connection with this Agreement or the other Documents; (B) the performance or observance of any of the covenants or agreements of the Sellers under this Agreement or any of the other Documents; or (C) the genuineness, legality, validity, binding effect, enforceability, value, sufficiency, effectiveness or genuineness of this Agreement, the other Documents or any other instrument or writing furnished in connection herewith or therewith. The Seller Representative shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile or similar writing) believed by it to be genuine and to be signed or sent by the proper party or parties.
(d) Each Seller, severally (and not jointly) based on the Percentage Interest of such Seller, shall pay or reimburse the Seller Representative, upon presentation of an invoice, for all costs and expenses of the Seller Representative (including fees and expenses of counsel to the Seller Representative) in connection with the enforcement of this Agreement and any of the other Documents and/or the protection or preservation of the rights of each Seller and/or the Seller Representative against the Buyer, or any of their respective assets.
(e) Each Seller shall, severally (and not jointly) based on its Percentage Interests, indemnify, defend and hold harmless the Seller Representative and the Seller Representative’s Affiliates and their respective partners, directors, officers, managers, members, agents, attorneys, employees and shareholders of each of the foregoing (to the extent not reimbursed by the Buyer) against any Proceeding that such indemnitees may suffer or incur in connection with its capacity as the Seller Representative, or any action taken or omitted by such indemnitees hereunder or thereunder, in each case, in connection with the Closing (except such resulting from such indemnitee’s willful misconduct, gross negligence or fraud). The obligations of each Seller under this Section 11.20(e) shall not exceed the aggregate portion of the Closing Consideration actually received by such Seller hereunder.
(f) Each Seller acknowledges that such Seller has, independently and without reliance upon the Seller Representative or any other Seller, and based on such documents and information as it has deemed appropriate, made its own legal analysis and decision to enter into this Agreement. Each Seller also acknowledges that such Seller will, independently and without reliance upon the Seller Representative or any other Seller, and based on such documents and information as such Seller shall deem appropriate at the time, continue to make such Seller’s own decisions in taking or not taking any action under this Agreement.
(g) The Seller Representative may resign at any time by giving notice thereof to the Sellers. Upon any such resignation, the Sellers, acting by a majority in interest of the Sellers (based on the Percentage Interests), shall select the successor Seller Representative, and such successor Seller Representative shall thereupon succeed to and become vested with all the rights and duties of the retiring Seller Representative, and the retiring Seller Representative shall be discharged from its duties and obligations hereunder. After the retiring Seller Representative’s resignation hereunder as Seller Representative, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Seller Representative.
(h) The Sellers, acting by a majority in interest of the Sellers (based on the Percentage Interests), shall be permitted to remove the Seller Representative if a court of competent jurisdiction shall have ruled, in a final, non-appealable decision, that the Seller Representative has engaged in bad faith, Fraud, gross negligence or willful misconduct in connection with its activities as Seller Representative. In connection with any such removal, a majority in interest of the Sellers (based on the Percentage Interests) shall (i) appoint a successor Seller Representative and (ii) provide written notice thereof to the Buyer, who shall be entitled to rely upon such written notice for all purposes of this Agreement. Such successor Seller Representative shall thereupon succeed to and become vested with all the rights and duties of the removed Seller Representative, and the removed Seller Representative shall be discharged from its duties and obligations hereunder. After the removed Seller Representative’s removal hereunder as Seller Representative, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while Seller Representative.
(i) This Section 11.20 sets forth all of the duties of the Seller Representative with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement or any of the other Documents against the Seller Representative. The obligations of the Seller Representative hereunder and under the other Documents are only those expressly set forth herein and therein. Notwithstanding the foregoing, each Seller hereby releases the Buyer, the Company and their Affiliates, Subsidiaries and representatives from any and all liabilities arising as a result of reliance by the Buyer and/or the Company upon any action taken by the Seller Representative.
[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Membership Interest Purchase Agreement under seal as of the date first above written.

BUYER:

By:
Name:
Title:

For and on behalf of
ROYALTY PHARMA HOLDINGS LTD.

COMPANY:

ROYALTY PHARMA, LLC

By:
Name:
Title:

RPM:

RP MANAGEMENT, LLC

By:
Name:
Title:

SELLERS:

By:
PABLO LEGORRETA

RPM I, LLC

By:
Name:
Title:

RP MIP HOLDINGS, LLC

By:
Name:
Title:

SELLER REPRESENTATIVE:

PABLO LEGORRETA

Annex B

EXECUTION VERSION
RESTRICTIVE COVENANTS AGREEMENT
This RESTRICTIVE COVENANTS AGREEMENT (this “Restrictive Covenants Agreement”) dated as of January [•], 2025 is entered into by and among Royalty Pharma Holdings Ltd., a limited liability company formed under the Laws of England and Wales (the “Buyer”), and [•] (the “Restricted Party”). Any capitalized term that is used, but not defined, herein shall have the meaning ascribed to such term in the Purchase Agreement (as defined below).
WHEREAS, pursuant to the Membership Interest Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) dated as of the date hereof among the Company, RPM, Buyer, Sellers and the Seller Representative, the Sellers will sell and transfer, and Buyer will purchase, all of the Company Units for the Closing Consideration;
WHEREAS, as an inducement to Buyer’s willingness to enter into the Purchase Agreement and the other Documents to which it is a party, the Restricted Party has agreed to execute and deliver this Restrictive Covenants Agreement; and
WHEREAS, the Restricted Party will receive significant economic benefits from the consummation of the Transactions contemplated by the Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), each of the parties hereto, intending to be legally bound, hereby agree as follows:
1. Non-Compete; Non-Solicit/Non-Hire.
(a) As an inducement to Buyer to enter into the Purchase Agreement and to more effectively protect the value and goodwill of the Company and its Subsidiaries, the Restricted Party covenants and agrees that, for the period beginning on the Closing Date and ending on the eighteen (18)-month anniversary thereof, without the prior written consent of Buyer, the Restricted Party shall not, directly or indirectly, individually or with any other person:
(i) close, advise, manage, or act as the general partner, investment manager, investor, lender, consultant, independent contractor, servicer, advisor, director, officer, member, manager or employee to, of, in or for any Competing Fund within the United States or any other geographic region in which any of the Business Entities conducted its business as of the Closing;
(ii) solicit, induce, or attempt to induce any Fund, Client or any investor or potential investor (including any Person with whom any of the Business Entities held a meeting to market its services, or made substantial preparations for such meeting, in each case to the extent known to the Restricted Party, during the twelve (12)-month period prior to the Closing Date) of any of the Business Entities or Feeder Vehicles to terminate, diminish, or materially alter in a manner harmful to the Business Entities such Person’s relationship with the Business Entities or Feeder Vehicles, even if the Restricted Party did not initiate the discussion or seek out the contact; or
(iii) except on behalf of the Business Entities, Buyer or any of its Affiliates, (A) hire, employ, engage or solicit for purposes of employment or engagement any person employed or engaged by any of the Business Entities as of the Closing (whether as an employee, independent contractor or otherwise), or (B) solicit, induce, or encourage (or participate, directly or indirectly, in such activities) any employee of any of the Business Entities to terminate his or her relationship with the Business Entities, in either case, provided that (x) the Restricted Party had contact with and/or obtained Confidential Information related to such person, (y) such restrictions shall apply even if the Restricted Party does not initiate the discussion or seek out the contact, and (z) any general solicitations not directed at such persons shall not, without more, be deemed a breach hereof.
(b) Notwithstanding the foregoing, nothing in this Restrictive Covenant Agreement will prevent the Restricted Party from (i) owning, operating or providing services, directly or indirectly, individually or with any other person, to the Excluded Business, or (ii) investing in or owning less than five percent (5%) of the outstanding voting or non-voting shares of a Competing Fund as a passive investment, provided that the Restricted Party does not otherwise participate in such Competing Fund or the management or operations thereof.
2. Confidentiality. Restricted Party acknowledges, on behalf of itself and on behalf of its Affiliates, that the success of the Company and its Subsidiaries after the Closing depends upon the continued preservation of the confidentiality of non-public information regarding the business, operations and affairs of the Company and its Subsidiaries (including trade secrets, confidential information and proprietary materials, which may include the following categories of information and materials: methods, procedures, computer programs and architecture, databases, investor information, employee lists and identities, fee information, research, methodologies, contractual forms, and other information, whether tangible or intangible, which is not publicly available generally) (collectively, the “Confidential Information”) accessed or possessed by the Restricted Party. Accordingly, for the period beginning on the Closing Date and ending on the eighteen (18)-month anniversary thereof, the Restricted Party hereby agrees not to disclose or use, and shall cause its Affiliates and its and their respective Representatives not to disclose or use, any Confidential Information, except that “Confidential Information” shall not include (i) information that becomes available in the public domain other than as a result of any disclosure in violation of this Agreement by the Restricted Party, (ii) information that becomes available to the Restricted Party after the Closing on a non-confidential basis from a third party who is not known by the Restricted Party to be bound by a confidentiality obligation to the Restricted Party and/or the Business Entities with respect to such information, or (iii) information that was independently developed by or on behalf of the Restricted Party (other than the Restricted Party or its Affiliates prior to the Closing) without the use of or reference to Confidential Information. In addition, notwithstanding the foregoing and for the avoidance of doubt, the Restricted Party may disclose such Confidential Information (1) on a confidential basis to their respective tax and financial advisors for purposes of complying with such Person’s tax obligations or other reporting obligations under applicable Law arising out of this Restrictive Covenants Agreement or the Transactions, (2) on a confidential basis to their respective legal counsel and accountants for the purpose of evaluating the legal and financial ramifications, as applicable, of this Restrictive Covenants Agreement or the Transactions, (3) as reasonably necessary in connection with the compliance with or enforcement by such Person of its rights under this Restrictive Covenants Agreement, (4) in the course of providing services to Buyer or its Affiliates after the Closing or otherwise to the extent requested in writing by Buyer or its Affiliates (including the Company and its Subsidiaries) following the Closing, (5) as reasonably necessary in connection with the defense or prosecution of any Proceeding, (6) to any Governmental Authority, including, without limitation, in the course of any examination, investigation, sweep or inquiry, (7) as reasonably necessary to conduct the Excluded Business, and (8) to the Restricted Party’s and its Affiliates’ Representatives who have a need to know any Confidential Information in connection with any of the foregoing (provided that the Restricted Party remains liable for any violation of the terms of this Section 2 by such Representatives as if they were the Restricted Party, as applicable).
3. Certain Acknowledgements. The Restricted Party acknowledges that Buyer would be unwilling to enter into the Purchase Agreement, or consummate the Transactions, in the absence of this Restrictive Covenants Agreement and that the covenants contained in this Restrictive Covenants Agreement constitute a material inducement to Buyer to enter into and consummate the Transactions. Without limiting the generality of the foregoing, the Restricted Party acknowledges and agrees that the restrictions contained in this Restrictive Covenants Agreement are reasonable and necessary to protect the legitimate interests of Buyer, and it is the intention of the parties hereto that if any of the restrictions or covenants contained in this Restrictive Covenants Agreement are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Restrictive Covenants Agreement, and this Restrictive Covenants Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the further intention of the parties hereto that if any of the restrictions or covenants contained in this Restrictive Covenants Agreement is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. The Restricted Party acknowledges that Buyer would be irreparably harmed by any breach of this Restrictive Covenants Agreement and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. The Restricted Party agrees that Buyer shall be entitled to injunctive relief requiring specific performance by such Restricted Party of this Restrictive Covenants Agreement.

4. Governing Law. This Restrictive Covenants Agreement will be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts of laws principles that would require the application of the Law of any other jurisdiction, and the obligations, rights and remedies of the Parties under this Agreement shall be determined in accordance with such Law.
5. Jurisdiction; Waiver of Jury Trial; Service of Process.
(a) Each of the parties hereby irrevocably and unconditionally submits, for itself, himself or herself and its, his or her property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware, in any action or proceeding arising out of or relating to this Restrictive Covenants Agreement or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such federal or state court to the extent permitted by Law. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party agrees not to commence a claim or proceeding hereunder in a court other than the Court of Chancery of the State of Delaware, except (i) if required as a mandatory counterclaim or cross-claim in a proceeding commenced by the other party in a jurisdiction other than Delaware or (ii) if such party has first brought such claim or proceeding in the Court of Chancery of the State of Delaware, and such court has denied jurisdiction over such claim or proceeding (in which case all references herein to the Court of Chancery of Delaware shall be deemed instead to refer to any federal or state court sitting in the State of Delaware).
(b) Each of the parties irrevocably and unconditionally waives, to the fullest extent it, he or she may legally and effectively do so, any objection that it, he or she may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Restrictive Covenants Agreement in any federal or state court sitting in the State of Delaware. Each of the parties irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c) NO PARTY TO THIS RESTRICTIVE COVENANTS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS RESTRICTIVE COVENANTS AGREEMENT OR THE TRANSACTIONS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
(d) The parties further agree that the mailing by certified or registered mail, return receipt requested, to such other Party of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by Law.
6. Termination. This Restrictive Covenants Agreement shall automatically terminate and be of no further force or effect upon any termination of the Purchase Agreement.
7. Counterparts; Execution. This Restrictive Covenants Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. This Restrictive Covenants Agreement may be transmitted by facsimile machine or by electronic mail or transmission and any party’s signature appearing on a faxed copy of this Restrictive Covenants Agreement or an electronically transmitted copy of this Restrictive Covenants Agreement shall be treated as an original signature for all purposes under applicable Law, including for admission into evidence in any legal proceeding.
8. Entire Agreement. This Restrictive Covenants Agreement and the Purchase Agreement constitute the entire agreement among the parties and supersede any prior correspondence or documents evidencing negotiations between the parties, whether written or oral, and all understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

9. Amendments and Waivers. No amendment or waiver of any provision of this Restrictive Covenants Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
10. Successors and Assigns. This Restrictive Covenants Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and heirs. No party may assign either this Restrictive Covenants Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.
[Signature page follows]

Very truly yours,

[BUYER]

By:
Name:
Title:

Address for notices:

[Buyer]
c/o [ ]

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Richard Truesdell; Harold Birnbaum
Email: Richard.truesdell@davispolk.com; Harold.birnbaum@davispolk.com

[Signature Page to Restrictive Covenants Agreement]

Accepted and agreed to:

By:
Name:

[Signature Page to Restrictive Covenants Agreement]

Annex C

EXECUTION VERSION

January 9, 2025
Board of Directors Royalty Pharma PLC
110 East 59th Street
New York, New York 10022
Members of the Board:
We understand that Royalty Pharma, LLC, a Delaware limited liability company (the “Company”), RP Management, LLC, a Delaware limited liability company (“RPM”), Pablo Legorreta (“Legorreta”), RPM I, LLC, a Delaware limited liability company (“RPM I”) and RP MIP Holdings, LLC, a Delaware limited liability company (“RP MIP”, and together with Legorreta and RPM I, the “Sellers”), Legorreta, as representative of the Sellers (the “Seller Representative”) and Royalty Pharma Holdings Ltd. (the “Buyer”), a limited company formed under the Laws of England and Wales and subsidiary of Royalty Pharma PLC (the “Parent”), propose to enter into a Membership Interests Purchase Agreement, substantially in the form of the draft dated January 7, 2025 (the “MIPA”), which provides, among other things, for, following a corporate reorganization involving RPM and the Sellers (the “Reorganization”), the acquisition (the “Transaction”) of the outstanding equity interests of the Company (the “Company Units”) by the Buyer. Pursuant to the Transaction, (i) the Buyer will issue to the Sellers 24,530,266 of non-voting Class E ordinary shares of the Buyer (the “Class E Shares” and such Class E Share consideration, the “Stock Consideration”), (ii) the Sellers will receive an aggregate amount equal to $200,000,000 in cash, subject to adjustment as set forth in the MIPA (the “Cash Consideration”) and (iii) the Buyer will assume $380,000,000 of indebtedness of RPM (the “Debt Assumption”) under the Loan Agreement, dated as of December 11, 2023, of RPM and related documents (the “RPM Credit Documents”). The Stock Consideration, the Cash Consideration and the Debt Assumption are collectively referred to herein as the “Consideration”. The terms and conditions of the Transaction are more fully set forth in the MIPA.
You have asked for our opinion as to whether the Consideration to be paid by the Buyer pursuant to the MIPA is fair from a financial point of view to the Parent.
For purposes of the opinion set forth herein, we have:
1)	Reviewed certain publicly available financial statements and other business and financial information of the Parent;
2)	Reviewed certain internal financial statements and other financial and operating data concerning RPM and the Parent, respectively;
3)	Reviewed certain financial projections prepared by the managements of RPM and the Parent;
4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of RPM and the Parent;
5)
Discussed the past and current operations and financial condition and the prospects of RPM and the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with the managements of RPM and the Parent;

6)
Discussed the past and current operations and financial condition and the prospects of the Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with the management of the Parent;

7)	Reviewed the pro forma impact of the Transaction on the Parent’s cash flow, consolidated capitalization and certain financial ratios;
8)	Reviewed the reported prices and trading activity for the Class A shares of Parent (“Class A Shares”);
9)
Compared the financial performance of RPM and the Parent and the prices and trading activity of the Class A Shares with that of certain other publicly-traded companies comparable with the Parent and their securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
11)	Participated in certain discussions and negotiations among representatives of RPM and the Parent and their financial and legal advisors;
12)	Reviewed the MIPA and certain related documents; and
13)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by RPM and the Parent, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of RPM and the Parent of the future financial performance of RPM and the Parent. We have assumed, at your direction, for each of RPM, the Company and the Parent and its subsidiaries, a tax rate of 0% for the time period covered by the financial projections. You have informed us that the Cash Consideration is subject to adjustment, including a reduction for the aggregate amount of management fee payments made to the Company, RPM and their respective subsidiaries pursuant to certain management agreements in respect of calendar year 2025 prior to the closing of the Transaction and have directed us to assume the Cash Consideration including the adjustments is $200,000,000 for purposes of our opinion. We have also assumed at your direction that Class E Shares, which are convertible into non-voting Class B ordinary shares of the Buyer (“Class B Shares”) on a one-for-one basis upon vesting, are economically equivalent to Class B Shares. In addition, we have assumed at your direction that Class B Shares, which are convertible into Class A Shares on a one-for-one basis, are economically equivalent to Class A Shares. You have indicated that certain immaterial assets of RPM will be excluded from the Reorganization and the Transaction (the “Excluded Business”) and you have directed us to exclude the Excluded Business from the financial analysis of the Transaction. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the MIPA without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Reorganization will be completed in accordance with the terms set forth in the MIPA and that the definitive MIPA will not differ in any material respect from the draft thereof furnished to us. We have also assumed that the Buyer will assume the obligations of RPM under the RPM Credit Documents in accordance with the terms set forth in the MIPA without material modification thereto. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Parent and RPM and their legal, tax or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid in the Transaction. We do not express any view on, and this opinion does not address, the Reorganization, or any other term or aspect of the MIPA or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the MIPA or entered into or amended in connection therewith. We have not made any independent valuation or appraisal of the assets or liabilities of RPM, the Company or the Parent, nor have we been furnished with any such valuations or appraisals, upon which we have relied without independent verification. Our opinion does not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Parent in connection with this Transaction and will receive a fee for our services, all of which is contingent upon the closing of the Transaction. In the two years prior to the date hereof, we have provided financing services for the Parent and its affiliates and have received fees in connection with such services, and Morgan Stanley or an affiliate thereof is a lender to the

Parent with respect to its revolving credit facility and is expected to receive customary fees in connection therewith. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent, the Company, RPM and selected entities related to Legorreta (the “Legorreta Related Entities”) and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, RPM, the Legorreta Related Entities or any other company, or any currency or commodity, that may be involved in this Transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Parent in connection with the Transaction, may have committed and may commit in the future to invest in private equity funds managed by RPM, the Parent, the Company, the Legorreta Related Entities or their affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by RPM, the Parent, the Company, the Legorreta Related Entities or their affiliates.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Parent and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Parent is required to make with the Securities and Exchange Commission in connection with this Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Class A Shares will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Parent should vote at the shareholders’ meeting to be held in connection with the Transaction.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by the Buyer pursuant to the MIPA is fair from a financial point of view to the Parent.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Ari Terry
Ari Terry
Managing Director

Annex D
Royalty Pharma Plc
2025 EQUITY INCENTIVE PLAN
This plan, the Royalty Pharma Plc 2025 Equity Incentive Plan (as amended from time to time, the “Plan”) is divided into two separate plans – Plan A and Plan B. Plan A is an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006. Plan B governs the grant of Awards to Consultants and employees of Affiliates that are not Subsidiaries (“Affiliate Service Providers”).
Plan A
Section 1.  Purpose. The purpose of this Plan A is to motivate and reward employees to perform at the highest level and contribute significantly to the success of Royalty Pharma Plc (the “Company”), thereby furthering the best interests of the Company and its shareholders. Plan A is an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006. All references to the Plan in this Plan A refer to the terms as set forth in this Plan A.
Section 2.  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(b) “Articles” means the Articles of Association of the Company from time to time.
(c) “Award” means any Option, SAR, Restricted Shares, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.
(d) “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(g) “Board” means the Board of Directors of the Company.
(h) “Cause” is as defined in the Participant’s Service Agreement or Award Agreement, if any, or if not so defined, means the Participant’s: (i) willful and continued failure to substantially perform Participant’s duties; (ii) commission of, conviction of, plea of guilty to, or plea of nolo contendere to, (x) a felony, (y) any other criminal offense involving moral turpitude, fraud or dishonesty or (z) any other crime that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties or to the business or reputation of any RP Party (or any of its Affiliates) (financially or otherwise); (iii) intentional wrongdoing, gross negligence or willful misconduct in the performance of Participant’s duties; (iv) commission of fraud, embezzlement or misappropriation against any RP Party (or any Affiliate thereof); (v) breach of any Service Agreement or any policies of the Company or its Affiliates or any restrictive covenant to which the Participant is subject; (vi) having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission (or any other competent authority) for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (vii) any action or inaction by Participant that has caused any RP Party (or any Affiliate thereof) to commit a material breach of the governing documents of the RP Party (or any Affiliate thereof) or any Management Agreement; (viii) any action or inaction by Participant that has caused any RP Party (or any Affiliate thereof) to commit willful misconduct in connection with the performance of such RP Party’s (or any Affiliate thereof) duties under the terms of its governing documents or any Management

Agreement; or (ix) any willful act by the Participant that has a material adverse effect on the business, assets or condition (financial or otherwise) or prospects of any RP Party (or any Affiliate thereof).
(i) “Change in Control” means the occurrence of any one or more of the following events:
(i) any Person, other than (A) any employee plan established by the Company or any Affiliate, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii) the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. [In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.] Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(k) “Committee” means the Management Development and Compensation Committee of the Board unless another committee is designated by the Board.
(l) “Consultant” means any individual, including an advisor, who is providing services to the Company or any Affiliate or who has accepted an offer of service or consultancy from the Company or any Affiliate; provided that an Independent Director shall not constitute a Consultant for purposes of the Plan.
(m) “Director” means any member of the Board.
(n) “Effective Date” means the Closing Date, as defined in that certain Membership Interests Purchase Agreement, dated as of January 10, 2025, by and between Royalty Pharma Holdings, Ltd., RP Management, LLC and certain other persons, subject to the adoption of the Plan by the Board and the approval of the Plan by shareholders of the Company, in each case prior to the Closing Date.
(o) “Employee” means an individual employed by the Company or any Subsidiary.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(q) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(r) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(s) “Independent Director” has the meaning ascribed to such term under the Independent Director Plan.
(t) “Independent Director Plan” means the Royalty Pharma plc 2020 Independent Director Equity Incentive Plan (as may be amended and restated) and any successor plan thereto.
(u) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(v) “Management Agreement” means any management agreement, management services agreement or other similar agreement pursuant to which any of the RP Management, LLC, Royalty Pharma, LLC or any of their respective subsidiaries is bound as a manager or service provider, including any agreement pursuant to which such Person performs services that involve (i) management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (ii) giving advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) or (iii) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder or other comparable applicable Law.
(w) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(x) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(y) “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(z) “Other Share-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(aa) “Participant” means the recipient of an Award granted under the Plan.
(bb) “Performance Award” means an Award granted pursuant to Section 10.
(cc) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(dd) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(ee) “Restricted Share” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ff) “RP Party” means the (i) Company and its Subsidiaries and Affiliates, including, without limitation, Royalty Pharma Holdings Ltd. and [RPM II, LLC], (ii) all pooled asset vehicles, funds, accounts, and other persons managed by and clients of the Company and its Subsidiaries and Affiliates, and (iii) all portfolio companies and businesses controlled or managed by any of the Persons identified in clauses (i) and (ii).
(gg) “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(hh) “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
(ii) “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(jj) “Share” means a share of the Company’s Class A ordinary shares, par value $0.0001.
(kk) “Subsidiary” means a company of which the Company (i) holds a majority of the voting rights in it; or (ii) is a member and has the right to appoint or remove a majority of the board of directors; or (iii) is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it, and this definition will apply to a company which is a subsidiary of a company that is itself a subsidiary of the Company. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.

(ll) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(mm) “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Affiliate, or, in the case of a Participant who is a Consultant, the date the performance of services for the Company or any Affiliate has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, an Affiliate when such Affiliate ceases to be an Affiliate unless such Participant’s employment or service continues with the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3.  Eligibility.
(a) Any Employee shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Any Consultant or Affiliate Service Providers shall only be eligible to be selected to receive an Award under Plan B.
(b) Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed and provided that those individuals are Employees.
Section 4.  Administration.
(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b) Delegation of Authority. To the extent permitted by applicable law and the Articles, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may, subject to the Articles, delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c) Authority of Committee. Subject to the terms of the Plan, applicable law and the Articles, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5.  Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan (taking into account Awards granted under Plan B) shall not exceed in the aggregate 2,000,000 Shares. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b) If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan, including: (i) any Shares withheld in respect of taxes relating to any Award and (ii) any Shares tendered to pay the exercise price of Options.
(c) In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(e);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards;
(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of unissued Shares, Shares held in Treasury, or Shares delivered by third parties. Notwithstanding anything herein to the contrary, the Committee may, in its discretion, make any Awards authorized hereunder subject to American Depository Shares (each, an “ADS”). In such cases, any applicable references hereunder to “Shares” shall be deemed references to “ADSs.”

(e) Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 2,000,000.
Section 6.  Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price provided that where Shares are to be issued to satisfy the exercise of an Option, the form of payment of the exercise price shall result in the Company receiving cash or an undertaking to pay cash equal to at least the nominal value of the Shares to be so issued.
(d) An Award Agreement may provide that, to the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration. Any such automatic exercise shall be subject to the terms and conditions set forth in an Award Agreement.
(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).
Section 7.  Share Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e) An Award Agreement may provide that, to the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration. Any such automatic exercise shall be subject to the terms and conditions set forth in an Award Agreement.

(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8.  Restricted Shares. The Committee is authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Award Agreement shall specify the vesting schedule.
(b) Awards of Restricted Shares shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Shares, including the right to vote such Shares of Restricted Shares and the right to receive dividends.
(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Shares prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e) Any Award of Restricted Shares may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f) The Committee may provide in an Award Agreement that an Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code or a tax election in another relevant jurisdiction. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Shares, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9.  RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b) Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued or transferred to such Participant to settle such RSU.
(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 10.  Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Shares) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Performance Awards prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards (including the satisfaction of the applicable performance conditions). Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(e) The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11.  Other Cash-Based Awards and Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that where Shares are to be issued to satisfy a purchase right, the form of payment shall result in the Company receiving cash or an undertaking to pay cash equal to at least the nominal value of the Shares to be so issued; provided further that the purchase price for any purchase right shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12.  Effect of Termination of Service or a Change in Control on Awards.
(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b) Subject to the last sentence of Section 2(kk), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
(c) In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

Section 13.  General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines or by deed.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, saleable, transferable or otherwise capable of disposal by a Participant other than by laws of decent, will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f) All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable local laws, securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h) Shares issued to satisfy Awards will be fully paid and will rank equally in all respects with the Shares in issue on the date of allotment and they will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred to a Participant, including a transfer out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date.
(i) The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

Section 14.  Amendments and Terminations.
(a) Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c) Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Section 15.  Miscellaneous.
(a) No Employee, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of, or treatment of, Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any

applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(d) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other share-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.
(f) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall not apply as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
Section 16.  Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
Section 17.  Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18.  Cancellation or “Clawback” of Awards.
(a) The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment (or local equivalent) or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b) The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time (including the Royalty Pharma Plc Financial Restatement Compensation Recoupment Policy and any other such policy adopted to comply with Rule 10D-1 of the Exchange Act and any related listing rules or regulations, including Rule 5608 of the Nasdaq Listing Rules) and the Committee may, to the extent permitted, and shall, to the extent required, by applicable law, stock exchange rules or Company policy or arrangement, cancel or require forfeiture or reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19.  Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 20.  Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 21.  Data Protection. In connection with the Plan, the Company may need to process personal data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a) administering and maintaining Participant records;
(b) providing the services described in the Plan;
(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d) responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the Company upon request. The terms set forth in this Section 21 are supplementary to the terms set forth in the Company’s policies and procedures (including any employee handbook); provided that, in the event of any conflict between the terms of this Section 21 and the terms of such other Company policies and procedures, the terms of this Section 21 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.
The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
A Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
Section 22.  Governing Law and Jurisdiction. The Plan, and, unless otherwise determined by the Committee, each Award Agreement, including any non-contractual obligations arising in connection therewith, shall be governed by and interpreted in accordance with the laws of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any claim or dispute arising under or in connection with the Plan or any Award whether contractual or non-contractual.

Plan B
Awards granted pursuant to this Plan B are not granted pursuant to an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006. All references to the Plan in this Plan B refer to the terms as set forth in this Plan B.
For the purposes of the Plan, the provisions of Plan A shall operate subject to the following modifications:
1. Purpose
The purpose of this Plan B is to motivate and reward Consultants and Affiliate Service Providers to perform at the highest level and contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its shareholders.
2. Eligibility.
(a) Any Consultant or Affiliate Service Providers shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b) Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed and provided that those individuals are Consultants or Affiliate Service Providers.
3. Shares Available for Awards.
The provisions of Section 5 of Plan A apply to Shares available for use under the Plan (taking into account Awards granted under Plan A).

ROYALTY PHARMA

ROYALTY PHARMA PLC
THE PAVILIONS, BRIDGWATER ROAD
BRISTOL, BS13 8AE
UNITED KINGDOM

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V62720-S09934

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROYALTY PHARMA PLC

The Board of Directors recommends a vote FOR Proposals 1 – 5, FOR the election of all the nominees for Director in Proposal 6 – Election of Directors and FOR Proposals 7 – 15.

		For	Against	Abstain
1.	Direct the chairman, if he determines that there are insufficient votes cast in favor of Proposal 2 (below), to adjourn the Annual General Meeting and Special Meeting to such time and place that he, in his absolute discretion, considers fit.	☐	☐	☐
2.	Approve the Membership Interest Purchase Agreement and each other transaction document and grant allotment authority for the issuance of additional Class A ordinary shares of Royalty Pharma plc sufficient to allow for the exchange of a number of Class B ordinary shares of Royalty Pharma Holdings Ltd. equivalent to the share consideration.	☐	☐	☐
3.	A non-binding advisory vote to approve executive compensation that may become payable in connection with the transaction contemplated by the Membership Interest Purchase Agreement.	☐	☐	☐
4.	Approve the adoption the 2025 Equity Incentive Plan.	☐	☐	☐
5.	Approve the terms of the agreements and counterparties pursuant to which we may purchase our Class A ordinary shares.	☐	☐	☐
6.	Election of Directors			
	Nominees:			
6a.	Pablo Legorreta	☐	☐	☐
6b.	Henry Fernandez	☐	☐	☐
6c.	Bonnie Bassler, Ph.D.	☐	☐	☐
6d.	Errol De Souza, Ph.D.	☐	☐	☐
6e.	Catherine Engelbert	☐	☐	☐
6f.	David Hodgson	☐	☐	☐
6g.	Ted Love, M.D.	☐	☐	☐
6h.	Gregory Norden	☐	☐	☐
7.	A non-binding advisory vote to approve executive compensation.	☐	☐	☐
8.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
9.	Approve receipt of our U.K. audited annual report and accounts and related directors' and auditor's reports for the fiscal year ended December 31, 2024.	☐	☐	☐
10.	Approve our U.K. directors' remuneration policy.	☐	☐	☐
11.	Approve on a non-binding advisory basis our U.K. directors' remuneration report (other than the part containing the directors' remuneration policy) for the fiscal year ended December 31, 2024.	☐	☐	☐
12.	Re-appoint Ernst & Young as our U.K. statutory auditor, to hold office until the conclusion of the next general meeting at which the U.K. annual report and accounts are presented to shareholders.	☐	☐	☐
13.	Authorize the Board to determine the remuneration of Ernst & Young in its capacity as our U.K. statutory auditor.	☐	☐	☐
14.	Authorize the Board to allot shares.	☐	☐	☐
15.	Authorize the Board to allot shares without rights of pre-emption (special resolution).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V62721-S09934

ROYALTY PHARMA PLC
Annual General Meeting and Special Meeting of Shareholders
[•], 2025, [•] AM U.S. Eastern Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) each and any of Pablo Legorreta, Terrance Coyne and George Lloyd, as proxies, each with the power of substitution, and hereby authorize(s) each and any of them to represent and vote the ordinary shares of the undersigned with all the powers which the undersigned would possess if personally present, at the Annual General Meeting and Special Meeting of Shareholders of Royalty Pharma plc to be held at [•] AM (U.S. Eastern Time) on [•], 2025 at 110 East 59th Street, New York, New York 10022 and at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees for Director in Proposal 6 - Election of Directors and FOR Proposals 1, 2, 3, 4, 5, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side